 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-220829

MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT
Dear Fellow Shareholders:
On August 23, 2017, Home Bancorp, Inc. (which we refer to as “Home”), and St. Martin Bancshares, Inc. (which we refer to as “St. Martin”), entered into an Agreement and Plan of Merger (which we refer to as the “merger agreement”) that provides for the combination of the two companies. Under the merger agreement, St. Martin will merge with and into Home, with Home as the surviving corporation, in a transaction we refer to as the “merger.” Immediately following the completion of the merger, St. Martin Bank & Trust Company, a wholly-owned bank subsidiary of St. Martin, will merge with and into Home Bank, N.A., a wholly-owned subsidiary of Home, with Home Bank as the surviving bank, in a transaction we refer to as the “bank merger.” The merger will combine two south Louisiana-based community banks with a long history of service and a common commitment to enhancing shareholder value.
In the merger, each outstanding share of St. Martin common stock (except for shares held by shareholders who exercise their appraisal rights under Louisiana law and for specified shares held by St. Martin or Home) will be automatically converted into the right to receive 9.2839 (which we refer to as the “exchange ratio”) shares of Home common stock. In addition, immediately prior to the merger, St. Martin will pay a special cash distribution of  $94.00 per share to its shareholders. Although the number of shares of Home common stock that each St. Martin shareholder will receive (which we refer to as the “stock merger consideration”) is fixed, the market value of the stock merger consideration will fluctuate with the market price of Home common stock and will not be known at the time St. Martin shareholders vote on the merger. Based on the closing price of  $38.37 per share of Home’s common stock on the NASDAQ Global Select Market on August 22, 2017 (the last trading day before public announcement of the merger), the stock merger consideration represented approximately $356.22 in value for each share of St. Martin common stock. Based on Home’s closing price on October 20, 2017 of $42.00, the stock merger consideration represented approximately $389.92 in value for each share of St. Martin common stock. Based on Home’s closing price on October 20, 2017, the aggregate value of the stock merger consideration and the special cash distribution to be paid by St. Martin immediately prior to the merger was $483.92. We urge you to obtain current market quotations for Home (trading symbol “HBCP”). Home will issue approximately 1,927,000 shares of its common stock in the merger.
St. Martin and Home will each hold a special meeting of their respective shareholders in connection with the merger. St. Martin and Home shareholders will be asked to vote to approve the merger agreement and related matters, as described in the attached joint proxy statement/prospectus. Approval of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Home common stock eligible to be cast at the Home special meeting and the affirmative vote of the holders of a majority of the outstanding shares of St. Martin common stock eligible to be cast at the St. Martin special meeting.
The special meeting of Home’s shareholders will be held on Tuesday, December 5, 2017 at the Petroleum Club of Lafayette, 111 Heymann Boulevard, Lafayette, Louisiana 70503, at 10:00 a.m. local time.

The special meeting of St. Martin shareholders will be held on Tuesday, December 5, 2017 at the main office of St. Martin Bank & Trust Company, 310 South Main Street, St. Martinville, Louisiana 70582, at 4:00 p.m. local time.
Whether or not you plan to attend the Home special meeting or the St. Martin special meeting, it is important that your shares be represented at the meeting and your vote be recorded. Please take the time to vote by completing and mailing the enclosed proxy card or by voting via the Internet or telephone using the instructions provided on the proxy card. Even if you return the proxy card, you may attend the special meeting and vote your shares in person.
Home’s board of directors unanimously recommends that Home’s shareholders vote “FOR” approval of the merger agreement and “FOR” the other matters to be considered at the Home special meeting.
St. Martin’s board of directors unanimously recommends that St. Martin shareholders vote “FOR” approval of the merger agreement and “FOR” the other matters to be considered at the St. Martin special meeting.
The attached joint proxy statement/prospectus describes the special meeting of Home, the special meeting of St. Martin, the merger, the documents related to the merger, and other related matters. Please carefully read the entire joint proxy statement/prospectus, including “Risk Factors,” beginning on page 32, for a discussion of the risks relating to the proposed merger. You also can obtain information about Home from documents that it has filed with the Securities and Exchange Commission.
Thank you for your support.
Sincerely,
John W. Bordelon President and Chief Executive Officer Home Bancorp, Inc.	Guy M. Labbé Chief Executive Officer St. Martin Bancshares, Inc.
None of the SEC, any state securities commission, or any bank or other regulatory body has approved or disapproved of the securities to be issued in the merger or passed upon the accuracy or adequacy of this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.
The shares of Home common stock to be issued to shareholders of St. Martin in connection with the merger are not deposits or savings accounts or other obligations of any bank or savings association, and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
The date of this joint proxy statement/prospectus is October 20, 2017, and it is first being mailed or otherwise delivered to shareholders of Home and St. Martin on or about October 27, 2017.

HOME BANCORP, INC.
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 5, 2017
To the Shareholders of Home Bancorp, Inc.:
NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Home Bancorp, Inc. (which we refer to as “Home”), will be held on Tuesday, December 5, 2017 at 10:00 a.m. local time at the Petroleum Club of Lafayette, 111 Heymann Boulevard, Lafayette, Louisiana, to consider and vote upon the following matters:
1.
A proposal to approve the Agreement and Plan of Merger, dated as of August 23, 2017, by and between Home and St. Martin Bancshares, Inc., as may be amended from time to time, pursuant to which St. Martin Bancshares, Inc. will merge with and into Home (which we refer to as the “merger”), as more fully described in the attached joint proxy statement/prospectus, (which we refer to as the “Home merger proposal”);

2.
A proposal to approve the issuance of additional shares of Home common stock, par value $0.01 per share, to shareholders of St. Martin Bancshares, Inc. in the merger (which we refer to as the “stock issuance proposal”); and

3.
A proposal to authorize the adjournment of the Home special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Home special meeting to approve either the Home merger proposal or the stock issuance proposal (which we refer to as the “Home adjournment proposal”).

We have fixed the close of business on October 17, 2017 as the record date for determining those Home shareholders entitled to notice of, and to vote at, the Home special meeting and any adjournments or postponements of the Home special meeting. Only Home shareholders of record at the close of business on that date are entitled to vote at the Home special meeting and any adjournments or postponements of the Home special meeting.
Approval of each of the Home merger proposal and the stock issuance proposal requires the affirmative vote of the holders of a majority of the total number of shares of Home common stock outstanding and entitled to be cast at the Home special meeting. Approval of the Home adjournment proposal requires the affirmative vote of a majority of the votes cast at the Home special meeting.
We have concluded that Home’s shareholders are not entitled to appraisal rights under Louisiana law.
Whether or not you intend to attend the Home special meeting, please vote as soon as possible by signing and returning the enclosed proxy card in the postage-paid envelope provided, by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card. If your shares are held in “street name” through a bank, broker, nominee or other holder of record, please follow the instructions on the voting instruction card provided by such entity. If you attend the Home special meeting, you may vote in person if you wish, even if you have previously returned your proxy card. If you wish to attend the Home special meeting and vote in person and your shares are held in “street name” through a bank, broker, nominee or other holder of record, you must bring with you a proxy or letter from the bank, broker, nominee or other holder of record to confirm your beneficial ownership of the shares.
Home’s board of directors has approved the merger agreement and the transactions included therein including the merger and the issuance of shares of Home common stock in the merger. Home’s board of directors recommends that Home shareholders vote “FOR” approval of the Home merger proposal, “FOR” approval of the stock issuance proposal, and “FOR” the proposal to authorize the adjournment of the Home special meeting, if necessary or appropriate, to solicit additional proxies to approve the Home merger proposal or the stock issuance proposal.

The enclosed joint proxy statement/prospectus provides a detailed description of the Home special meeting, the merger, the merger agreement and other documents related to the merger, the stock issuance and other related matters. We urge you to read the joint proxy statement/prospectus, including the attached Annexes and any documents incorporated in the joint proxy statement/prospectus by reference, carefully and in their entirety.
BY ORDER OF THE BOARD OF DIRECTORS,
Richard J. Bourgeois, Corporate Secretary
Home Bancorp, Inc.
Lafayette, Louisiana
October 20, 2017

ST. MARTIN BANCSHARES, INC.
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 5, 2017
To the Shareholders of St. Martin Bancshares, Inc.:
NOTICE IS HEREBY GIVEN that a special meeting of shareholders of St. Martin Bancshares, Inc. (which we refer to as “St. Martin”), will be held on Tuesday, December 5, 2017 at 4:00 p.m. local time at the main office of St. Martin Bank & Trust Company, 301 South Main Street, St. Martinville, Louisiana, to consider and vote upon the following matters:
1.
A proposal to approve the Agreement and Plan of Merger, dated as of August 23, 2017, by and between Home Bancorp, Inc. and St. Martin, as may be amended from time to time, pursuant to which St. Martin will merge with and into Home Bancorp (which we refer to as the “merger”), as more fully described in the attached joint proxy statement/prospectus (which we refer to as the “St. Martin merger proposal”);

2.
A proposal to terminate, effective as of the closing date of the merger, the Amended and Restated Shareholders’ Agreement, dated as of August 8, 2006 (which we refer to as the “Shareholders’ Agreement”), by and among St. Martin and all of its shareholders (which we refer to as the (“Shareholders’ Agreement proposal”); and

3.
A proposal to authorize the adjournment of the St. Martin special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve either the St. Martin merger proposal or the Shareholders’ Agreement proposal (which we refer to as the “St. Martin adjournment proposal”).

We have fixed the close of business on October 17, 2017 as the record date for determining those St. Martin shareholders entitled to notice of, and to vote at, the St. Martin special meeting and any adjournments or postponements of the St. Martin special meeting. Only St. Martin shareholders of record at the close of business on that date are entitled to vote at the St. Martin special meeting and any adjournments or postponements of the St. Martin special meeting.
Approval of each of the St. Martin merger proposal and the Shareholders’ Agreement proposal requires the affirmative vote of the holders of a majority of the total number of shares of St. Martin common stock outstanding and entitled to be cast at the St. Martin special meeting. Approval of the St. Martin adjournment proposal requires the affirmative vote of a majority of the votes cast at the St. Martin special meeting.
Shareholders of St. Martin have the right to assert appraisal rights under Part 13 of the Louisiana Business Corporation Act. Appraisal rights allow a shareholder to avoid the effects of the proposed corporate action described in this notice by selling the shareholder’s shares to the corporation at their fair value, paid in cash. To retain the right to assert appraisal rights, a shareholder is required by law: (1) to deliver to the corporation, before the vote is taken on the action described in this notice, a written notice of the shareholder’s intent to demand appraisal if the corporate action proposed in this notice takes effect, and (2) not to vote, or cause or permit to be voted, in favor of the proposed corporate action any shares of the class or series for which the shareholder intends to assert appraisal rights. If a shareholder complies with those requirements, and the action proposed in this notice takes effect, the law requires the corporation to send to the shareholder an appraisal form that the shareholder must complete and return, and a copy of Part 13 of the Business Corporation Act, governing appraisal rights.
Whether or not you intend to attend the St. Martin special meeting, please vote as soon as possible by signing and returning the enclosed proxy card in the postage-paid envelope provided, by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card. If you attend the St. Martin special meeting, you may vote in person if you wish, even if you have previously returned your proxy card.
St. Martin’s board of directors has approved the merger agreement, and recommends that St. Martin’s shareholders vote “FOR” approval of the St. Martin merger proposal, “FOR” approval of the Shareholders’ Agreement proposal and “FOR” approval of the St. Martin adjournment proposal, if necessary or appropriate, to solicit additional proxies to approve the St. Martin merger proposal or the Shareholders’ Agreement proposal.

The enclosed joint proxy statement/prospectus provides a detailed description of the St. Martin special meeting, the merger, the merger agreement and other documents related to the merger and other related matters. We urge you to read the joint proxy statement/prospectus, including the attached Annexes and any documents incorporated in the joint proxy statement/prospectus by reference, carefully and in their entirety.
BY ORDER OF THE BOARD OF DIRECTORS,
Daniel G. Guidry, Corporate Secretary
St. Martin Bancshares, Inc.
St. Martinville, Louisiana
October 20, 2017

ADDITIONAL INFORMATION
This joint proxy statement/prospectus incorporates important business and financial information about Home that is not included in or delivered with this joint proxy statement/prospectus. You can obtain any of the documents filed with or furnished to the U.S. Securities and Exchange Commission (which we refer to as the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, by Home at no cost from the SEC’s website at http://www.sec.gov. You may also request copies of these documents, including documents incorporated by reference in this joint proxy statement/prospectus, at no cost by contacting Home at the following address:
Home Bancorp, Inc.
503 Kaliste Saloom Road
Lafayette, LA 70508
(337) 237-1960
Attention: Corporate Secretary
You will not be charged for any of these documents that you request. If you would like to request documents from Home, you must do so no later than five business days before the date of Home’s special meeting to ensure timely delivery. This means Home shareholders requesting documents must do so by November 28, 2017, in order to receive them before Home’s special meeting.
Shareholders of St. Martin who have any questions concerning the merger, this joint proxy statement/prospectus or who need help voting their shares of St. Martin common stock may contact Guy M. Labbé, Chief Executive Officer, St. Martin Bancshares, Inc., 301 S. Main Street, St. Martinville, Louisiana 70582, phone (337) 394-7816.
See “Where You Can Find More Information” on page 139.
ABOUT THIS DOCUMENT
This document, which forms part of a registration statement on Form S-4 filed by Home with the SEC (File No. 333-220829) under the Securities Act of 1933, as amended, which we refer to as the Securities Act, constitutes a prospectus of Home with respect to the shares of Home common stock to be issued to St. Martin shareholders in connection with the proposed merger. This document also constitutes a proxy statement of each of Home and St. Martin in connection with their respective special meetings of shareholders. This document also provides the notice of the special meeting of Home and St. Martin in accordance with state law with respect to their special meetings at which shareholders will consider and vote on the proposals described in the respective notices.
You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different from that contained in this document. This document is dated October 20, 2017. You should not assume that the information contained in this document is accurate as of any other date. Neither the mailing of this document to Home shareholders or St. Martin shareholders nor the issuance by Home of its shares in connection with the merger will create any implication to the contrary.
This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Except where the context otherwise indicates, information contained in this document regarding Home has been provided by Home, and information contained in this document regarding St. Martin has been provided by St. Martin.

i

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETINGS
The following questions and answers briefly address some commonly asked questions about the merger and the special meetings of shareholders. They may not include all the information that may be important to you. You should read the entire document carefully, including the Annexes, and any additional documents incorporated by reference into this joint proxy statement/prospectus to fully understand the merger agreement and the transactions contemplated thereby, including the merger, the issuance of shares of Home common stock in connection with the merger, the proposals to be considered and voted on by shareholders of each of Home and St. Martin, and the voting procedures for the special meetings of shareholders of Home and St. Martin, respectively.
In this joint proxy statement/prospectus, we generally refer to Home Bancorp, Inc. as “Home,” Home Bank, N.A., a national bank and wholly-owned subsidiary of Home, as “Home Bank,” St. Martin Bancshares, Inc. as “St. Martin,” and St. Martin Bank & Trust Company, a Louisiana chartered bank and wholly-owned subsidiary of St. Martin, as “St. Martin Bank.”
Q:
What is the merger?

A:
On August 23, 2017, Home and St. Martin entered into an Agreement and Plan of Merger, which we refer to as the merger agreement. Pursuant to the merger agreement, St. Martin will merge with and into Home, with Home surviving the merger. We refer to this transaction as the merger. Also under the merger agreement, immediately following the merger, St. Martin Bank will be merged with and into Home Bank with Home Bank being the survivor, which we refer to as the bank merger. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A and is incorporated by reference herein.

Q:
Why am I receiving this joint proxy statement/prospectus?

A:
We are delivering this document to you because it is a joint proxy statement being used by both the Home and St. Martin boards of directors to solicit proxies of their respective shareholders in connection with approval of the merger agreement and related matters.

In order to approve the merger agreement and related matters, Home has called a special meeting of its shareholders. This document serves as the proxy statement for the Home special meeting and describes the proposals to be presented at the Home special meeting.
St. Martin has also called a special meeting of its shareholders to approve the merger agreement and related matters. This document also serves as the proxy statement for the St. Martin special meeting and describes the proposals to be presented at the St. Martin special meeting.
Finally, this document is a prospectus that is being delivered to St. Martin shareholders because, in connection with the merger, Home is offering shares of its common stock to St. Martin shareholders in exchange for their shares of St. Martin common stock at a 9.2839:1 exchange ratio.
This joint proxy statement/prospectus contains important information about the merger and the other proposals being voted on at the Home and St. Martin special meetings and important information to consider in connection with an investment in Home common stock. You should read it carefully and in its entirety. The enclosed materials allow you to have your shares of common stock voted by proxy without attending your special meeting. Your vote is important and we encourage you to submit your proxy as soon as possible.
Q:
What are Home shareholders being asked to vote on at the Home special meeting?

A:
Home is soliciting proxies from its shareholders with respect to the following proposals:

•
a proposal to approve the merger agreement, as such agreement may be amended from time to time (which we refer to as the “Home merger proposal”);

•
a proposal to approve the issuance of approximately 1,927,000 shares of Home’s common stock to shareholders of St. Martin in connection with the merger (which we refer to as the “stock issuance proposal”); and

•
a proposal to adjourn the Home special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Home merger proposal and/or the stock issuance proposal (which we refer to as the “Home adjournment proposal”).

Q:
What are St. Martin shareholders being asked to vote on at the St. Martin special meeting?

A:
St. Martin is soliciting proxies from its shareholders with respect to the following proposals:

•
a proposal to approve the merger agreement, as such agreement may be amended from time to time (which we refer to as the “St. Martin merger proposal”);

•
a proposal to approve the termination, effective as of the closing date of the merger, of the Amended and Restated Shareholders’ Agreement, dated as of August 8, 2006 (which we refer to as the “Shareholders’ Agreement”), by and among St. Martin and all of the shareholders of St. Martin (which we refer to as the “Shareholders’ Agreement proposal”); and

•
a proposal to adjourn the St. Martin special meeting, if necessary or appropriate, to solicit additional proxies in favor of the St. Martin merger proposal and/or the Shareholders’ Agreement proposal (which we refer to as the “St. Martin adjournment proposal”).

Q:
What will St. Martin shareholders receive in the merger?

A:
If the merger is completed, St. Martin shareholders will be entitled to receive, for each share of St. Martin common stock they own, 9.2839 (which we refer to as the “exchange ratio”) shares of Home common stock for each share of St. Martin common stock owned by such shareholder (which we refer to as the “stock merger consideration.” In addition, the merger agreement provides that, immediately prior to the effective time of the merger, St. Martin will pay shareholders of St. Martin a one-time special cash distribution of  $94.00 per share or approximately $19.5 million in the aggregate (which we refer to as the “special cash distribution”).

Q:
Will the value of the stock merger consideration change between the date of this joint proxy statement/prospectus and the time the merger is completed?

A:
Yes. The exchange ratio is fixed, and the value of the merger consideration will fluctuate between the date of this joint proxy statement/prospectus and the completion of the merger based upon the market value for Home common stock. Any fluctuation in the market price of Home common stock after the date of this joint proxy statement/prospectus will change the value of the shares of Home common stock that shareholders of St. Martin will receive in the merger.

Based on the average closing stock price of Home common stock on the NASDAQ Global Select Market for the ten trading days ending on August 22, 2017, the last full trading day before the execution of the merger agreement, of  $39.15, the value of the stock merger consideration was $363.46. Based on the closing stock price of Home common stock on the NASDAQ Global Select Market on August 22, 2017, of  $38.37, the value of the stock merger consideration was $356.22. Based on the closing stock price of Home common stock on the NASDAQ Global Select Market on October 20, 2017, the latest practicable date before the mailing of this joint proxy statement/prospectus, of  $42.00, the value of the stock merger consideration was $389.82. In addition, St. Martin shareholders will receive a special cash distribution to be paid by St. Martin to its shareholders immediately prior the closing of the merger of  $94.00 per share. The amount of the special cash distribution is fixed and will not change. We urge you to obtain current market quotations for shares of Home common stock.
Q:
What will Home shareholders receive in the merger?

A:
If the merger is completed, Home shareholders will not receive any merger consideration and will continue to hold the shares of Home common stock that they currently hold. Following the merger, shares of Home common stock will continue to be traded on the NASDAQ Global Select Market under the symbol “HBCP.”

Q:
What are the federal income tax consequences of the merger?

A:
The merger has been structured to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which we refer to as the “Internal Revenue Code.” It is a condition to the completion of the merger that each of Home and St. Martin receive a written opinion from its respective legal counsel to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. It is expected that St. Martin shareholders will not recognize gain or loss for U.S. federal income tax purposes upon the exchange of their shares of St. Martin common stock for shares of Home common stock pursuant to the merger, except with respect to any cash received by a St. Martin shareholder in lieu of a fractional share of Home common stock.
This tax treatment may not apply to all shareholders of St. Martin. Determining the actual tax consequences of the merger to St. Martin shareholders can be complicated. St. Martin shareholders should consult their own tax advisor for a full understanding of the merger’s tax consequences that are particular to them. Please see “Material United States Federal Income Tax Consequences of the Merger” beginning on page 85 for further discussion of the material U.S. federal income tax consequences of the merger.
Q:
How does the Home board of directors recommend that I vote at the Home special meeting?

A:
Home’s board of directors unanimously recommends that you vote “FOR” the Home merger proposal, “FOR” the stock issuance proposal, and “FOR” the Home adjournment proposal.

Q:
How does the St. Martin board of directors recommend that I vote at the St. Martin’s special meeting?

A:
St. Martin’s board of directors unanimously recommends that you vote “FOR” the St. Martin merger proposal, “FOR” the Shareholders’ Agreement proposal, and “FOR” the St. Martin adjournment proposal.

Q:
When and where are the special meetings?

A:
The Home special meeting will be held at the Petroleum Club of Lafayette, 111 Heymann Boulevard, Lafayette, Louisiana 70503 on Tuesday, December 5, 2017, at 10:00 a.m. local time.

The St. Martin special meeting will be held at the main office of St. Martin Bank, 301 South Main Street, St. Martinville, Louisiana 70582 on Tuesday, December 5, 2017, at 400 p.m. local time.
Q:
What do I need to do now?

A:
After you have carefully read this joint proxy statement/prospectus and have decided how you wish to vote your shares, please vote your shares promptly so that your shares are represented and voted at the Home special meeting and/or the St. Martin special meeting, as applicable. If you are a shareholder of both Home and St. Martin, you will need to vote your Home and St. Martin shares separately and to submit a separate proxy card to each company. If you hold your shares in your name as a shareholder of record, you must complete, sign, date, and mail your proxy card in the enclosed postage-paid return envelope as soon as possible. Alternatively, you may vote your shares through the Internet or by telephone. Information and applicable deadlines for voting through the Internet or by telephone are set forth in the enclosed proxy card instructions. If you hold your shares of Home common stock in “street name” through a bank, broker, nominee or other holder of record, you must direct your bank, broker, nominee or other holder of record how to vote in accordance with the instructions you have received from your bank, broker, nominee or other holder of record. “Street name” stockholders of Home who wish to vote in person at the Home special meeting will need to obtain a legal proxy from the institution that holds their shares.

Q:
What constitutes a quorum for the Home special meeting?

A:
The presence at the Home special meeting, in person or by proxy, of holders of a majority of the outstanding shares of Home common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business. Abstentions and broker non-votes will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum.

Q:
What constitutes a quorum for the St. Martin special meeting?

A:
The presence at the St. Martin special meeting, in person or by proxy, of holders of a majority of the outstanding shares of St. Martin common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business. Abstentions will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum.

Q:
What is the vote required to approve each proposal at the Home special meeting?

A:
Home merger proposal:

•
Standard:   Approval of the Home merger proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Home common stock entitled to be cast on the proposal.

•
Effect of abstentions and broker non-votes:   If you fail to vote, mark “ABSTAIN” on your proxy, or fail to instruct your bank or broker with respect to the Home merger proposal, it will have the same effect as a vote “AGAINST” the proposal.

Home stock issuance proposal:
•
Standard:   Approval of the Home stock issuance proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Home common stock entitled to be cast on the proposal.

•
Effect of abstentions and broker non-votes:   If you fail to vote, mark “ABSTAIN” on your proxy, or fail to instruct your bank or broker with respect to the Home stock issuance proposal, it will have the same effect as a vote “AGAINST” the proposal.

Home adjournment proposal:
•
Standard:   Approval of the Home adjournment proposal requires the affirmative vote of the holders of at least a majority of the votes cast at the Home special meeting.

•
Effect of abstentions and broker non-votes:   If you mark “ABSTAIN” on your proxy card, fail to submit a proxy card or vote in person at the Home special meeting, or fail to instruct your bank or broker how to vote with respect to the Home adjournment proposal, you will not be deemed to have cast a vote with respect to the proposal and it will have no effect on the proposal.

Q:
What is the vote required to approve each proposal at the St. Martin special meeting?

A:
St. Martin merger proposal:

•
Standard:    Approval of the St. Martin merger proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of St. Martin common stock entitled to be cast on the proposal.

•
Effect of abstentions and broker non-votes:   If you fail to vote or mark “ABSTAIN” on your proxy, it will have the same effect as a vote “AGAINST” the proposal. All shares of St. Martin common stock are held only by shareholders of record, and, accordingly, there will be no broker non-votes at the St. Martin special meeting.

St. Martin Shareholders’ Agreement proposal:
•
Standard:   Approval of the St. Martin Shareholders’ Agreement proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of St. Martin common stock.

•
Effect of abstentions and broker non-votes:   If you mark “ABSTAIN” on your proxy card or fail to submit a proxy card or vote in person at the St. Martin special meeting, with respect to the St. Martin Shareholders’ Agreement proposal, it will have the same effect as a vote “AGAINST” the proposal. All shares of St. Martin common stock are held only by shareholders of record, and, accordingly, there will be no broker non-votes at the St. Martin special meeting.

St. Martin adjournment proposal:
•
Standard:   Approval of the St. Martin adjournment proposal requires the affirmative vote of the holders of at least a majority of the votes cast at the St. Martin special meeting.

•
Effect of abstentions and broker non-votes:   If you mark “ABSTAIN” on your proxy card, fail to submit a proxy card or vote in person at the St. Martin special meeting, with respect to the St. Martin adjournment proposal, you will not be deemed to have cast a vote with respect to the proposal and it will have no effect on the proposal. All shares of St. Martin common stock are held only by shareholders of record, and, accordingly, there will be no broker non-votes at the St. Martin special meeting.

Q:
Why is my vote important?

A:
If you do not vote, it will be more difficult for Home or St. Martin to obtain the necessary quorum to hold their special meetings. In addition, your failure to submit a proxy or vote in person, or failure to instruct your bank or broker how to vote, or abstention will have the same effect as a vote “AGAINST” approval of the merger agreement and certain of the related proposals of each of Home and St. Martin.

Q:
Who can vote at the Home special meeting?

A:
Only holders of record of Home common stock at the close of business on October 17, 2017, the record date for the Home special meeting, will be entitled to vote at the Home special meeting.

Q:
Who can vote at the St. Martin special meeting?

A:
Only holders of St. Martin common stock at the close of business on October 17, 2017, the record date for the St. Martin special meeting, can vote at the St. Martin special meeting.

Q:
What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:
If your shares of Home common stock and/or St. Martin common stock are registered directly in your name, you are considered the shareholder of record with respect to those shares. As the shareholder of record, you have the right to vote, to grant a proxy for your vote directly to Home and/or St. Martin or to a third party to vote at the special meeting.

If your shares of Home common stock are held by a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares held in “street name,” and your bank, brokerage firm or other nominee is considered the shareholder of record with respect to those shares. Your bank, brokerage firm or other nominee will send you, as the beneficial owner, a package describing the procedure for voting your shares of Home common stock. You should follow the instructions provided by them to vote your shares of Home common stock. You are invited to attend the special meeting; however, you may not vote these shares in person at the special meeting unless you obtain a “legal proxy” from your bank, brokerage firm or other nominee that holds your shares, giving you the right to vote the shares at the special meeting.
Q:
If my shares of Home common stock are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee automatically vote my shares for me?

A:
No. If you own your shares of Home common stock in “street name,” your broker, bank or other nominee cannot vote your shares without instructions from you. You should instruct your broker, bank or other nominee as to how to vote your shares of Home common stock, following the directions your broker, bank or other nominee provides to you. Please check the voting form used by your broker, bank or other nominee.

Q:
Can I attend the Home and St. Martin special meetings and vote my shares in person?

A:
Yes. All holders of the common stock of Home and St. Martin, including shareholders of record and shareholders who hold their shares through banks, brokers, nominees, or any other holder of record, are invited to attend their respective special meetings. Holders of record of Home and St. Martin common stock can vote in person at the Home special meeting and St. Martin special meeting, respectively. If you are a Home shareholder but not a shareholder of record (i.e., if your shares of Home common stock are held for you in “street name”), you must obtain a legal proxy, executed in your favor, from the record holder of your shares, such as a broker, bank, or other nominee, to be able to vote in person at the meetings. If you plan to attend your meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership. Whether or not you intend to be present at the Home special meeting or the St. Martin special meeting, you are urged to sign, date, and return your proxy card, or to vote via the Internet or by telephone, promptly. If you are then present and wish to vote your shares in person, your original proxy may be revoked by voting at the special meeting.

Q:
Can I change my vote?

A:
Home shareholders:   Yes. If you are a holder of record of Home common stock, you may change your vote or revoke any proxy at any time before it is voted by: (1) signing and returning a proxy card with a later date, (2) delivering a written revocation letter to Home’s corporate secretary, (3) voting by telephone or the Internet at a later time, or (4) attending the special meeting in person, notifying the corporate secretary and voting by ballot at the special meeting. Attendance at the special meeting will not automatically revoke your proxy. A revocation or later-dated proxy received by Home after the vote will not affect the vote. Home’s corporate secretary’s mailing address is: Corporate Secretary, Home Bancorp, Inc. 503 Kaliste Saloom Road, Lafayette, Louisiana 70508. If you hold your shares in “street name” through a bank, broker, or other holder of record, you should contact your record holder to change your vote.

St. Martin shareholders:   Yes. If you are a holder of record of St. Martin common stock, you may change your vote at any time before your shares of St. Martin common stock are voted at the St. Martin special meeting by: (1) signing and returning a proxy card with a later date, (2) delivering a written revocation letter to St. Martin’s Chief Executive Officer, St. Martin Bancshares, Inc., 301 S. Main Street, St. Martinville, Louisiana 70582, (3) voting by telephone or the Internet at a later time, or (4) attending the special meeting in person, notifying the corporate secretary and voting by ballot at the special meeting.
Q:
What should I do if I receive more than one set of voting materials?

A:
Home and St. Martin shareholders may receive more than one set of voting materials, including multiple copies of this joint proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold shares of Home and/or St. Martin common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold such shares. If you are a holder of record of Home common stock or St. Martin common stock and your shares are registered in more than one name, you will receive more than one proxy card. In addition, if you are a holder of both Home common stock and St. Martin common stock, you will receive one or more separate proxy cards or voting instruction cards for each company. Please complete, sign, date and return each proxy card and voting instruction card that you receive or otherwise follow the voting instructions set forth in this joint proxy statement/prospectus to ensure that you vote every share of Home common stock and/or St. Martin common stock that you own.

Q:
Do I have appraisal rights?

A:
St. Martin’s shareholders have the right to assert appraisal rights with respect to the merger and to demand in writing that Home pay the fair value of their shares of St. Martin common stock under applicable provisions of Louisiana law. This value may be more or less than the value a St. Martin shareholder would receive in the merger. In order to exercise and perfect appraisal rights, a St. Martin shareholder must give written notice of his, her or its intent to demand payment for his, her or its shares to St. Martin before the vote is taken on the merger at the St. Martin special meeting, and must not vote in favor of the merger. Louisiana law requires shareholders to follow certain statutory procedures in order to perfect their rights to appraisal. Please see “The Merger — Appraisal Rights” beginning on page 71 and the Louisiana statutory provisions provided in Annex D. Shareholders of Home do not have appraisal rights in the merger.
Q:
When do you expect to complete the merger?

A:
Home and St. Martin expect to complete the merger in the fourth quarter of 2017 or the first quarter of 2018. However, we cannot assure you when or if the merger will be completed. Among other things, we cannot complete the merger until we obtain the approvals being sought from shareholders of each of Home and St. Martin at their respective special meetings.

Q:
What happens if the merger is not completed?

A:
If the merger is not completed, holders of St. Martin common stock will not receive any consideration for their shares in connection with the merger, and St. Martin will remain an independent company and will continue to own St. Martin Bank. In addition, if the merger is not completed, St. Martin will not pay the special cash distribution to shareholders of St. Martin.

If the merger agreement is terminated in certain circumstances, a termination fee may be required to be paid by St. Martin to Home. Please see “The Merger Agreement — Termination Fee” beginning on page 84 for a complete discussion of the circumstances under which a termination fee will be required to be paid.
Q:
Should I send my St. Martin share certificates with my proxy card or before the St. Martin special meeting?

A:
No. You should NOT send your St. Martin share certificates with your proxy card or at any time prior to the St. Martin special meeting. Home, through its appointed exchange agent, will send St. Martin shareholders instructions for exchanging their share certificates for the stock merger consideration.

Q:
Are there any risks that I should consider in deciding whether to vote for the approval of the merger agreement and the related proposals?

A:
Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors” beginning on page 32 of this joint proxy statement/prospectus. You also should read and carefully consider the risk factors of Home contained in the documents that are incorporated by reference into this joint proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 139 of this joint proxy statement/prospectus.

Q:
Whom should I call with questions about the special meetings, the proposals or the merger?

A:
Home shareholders:   If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of Home common stock, or need additional copies of this joint proxy statement/prospectus or the enclosed proxy card, please contact Joseph B. Zanco, Chief Financial Officer, Home Bancorp, Inc., at (337) 237-1960.

St. Martin shareholders:   If you have additional questions about the merger, need assistance in submitting your proxy, voting your shares of St. Martin common stock, or need additional copies of this joint proxy statement/prospectus or the enclosed proxy card, please contact Guy M. Labbé; Chief Executive Officer, St. Martin Bancshares, Inc., at (337) 394-7816.

SUMMARY
This summary highlights selected information from this joint proxy statement/prospectus. It may not contain all the information that is important to you. You should read carefully the entire document, including the Annexes, and the additional documents we refer you to in order to fully understand the merger agreement and the transactions contemplated thereby, including the merger, the proposals to be considered and voted on by shareholders of Home and St. Martin, respectively, and the voting procedures for the special meetings of shareholders. See “Where You Can Find More Information” on page 139. Each item included in this summary refers to the page of this joint proxy statement/prospectus where that subject is discussed in more detail.
The Parties to the Merger
Home Bancorp, Inc.
503 Kaliste Saloom Road
Lafayette, Louisiana 70508
(337) 237-1960
Home Bancorp, Inc., a Louisiana corporation, is a bank holding company whose bank subsidiary, Home Bank, N.A., or Home Bank, is a national bank headquartered in Lafayette, Louisiana with 28 full-service locations. Founded in 1908, Home Bank’s primary business consists of attracting deposits from the general public and using those funds, together with funds it borrows, to originate loans to its customers and invest in securities such as U.S. government and agency securities and mortgage-backed securities. At June 30, 2017, Home had total assets of  $1.6 billion, total deposits of  $1.3 billion and shareholders’ equity of  $188.9 million.
Home’s common stock trades on the NASDAQ Global Select Market under the symbol “HBCP.”
St. Martin Bancshares, Inc.
301 S. Main Street
St. Martinville, Louisiana
(337) 394-7800
St. Martin, a Louisiana corporation, is a bank holding company headquartered in St. Martinville, Louisiana. Its primary subsidiary, St. Martin Bank & Trust Company, is a Louisiana chartered non-member bank which operates as a community-oriented financial institution dedicated to serving the financial services needs of consumers and businesses within its market areas. St. Martin Bank is engaged primarily in the business of attracting deposits from the general public and using such funds to originate loans. At June 30, 2017, St. Martin had total assets of  $597.3 million, total deposits of  $507.8 million and stockholders’ equity of  $59.3 million.
The Merger and the Merger Agreement (pages 48 and 75)
On August 23, 2017, Home and St. Martin entered into an Agreement and Plan of Merger, or the merger agreement, under which St. Martin will merge with and into Home, with Home surviving the merger. Upon completion of the merger, the separate existence of St. Martin will terminate and St. Martin common stock will no longer be outstanding. Also under the merger agreement, immediately following with the merger, St. Martin Bank will be merged with and into Home Bank, with Home Bank as the surviving entity in the bank merger. Completion of the merger is subject to a variety of conditions, including approval of the merger agreement by shareholders of each of Home and St. Martin. We currently expect to complete these mergers during the fourth quarter of 2017 or the first quarter of 2018. The merger agreement is attached to this joint proxy statement/prospectus as Annex A and is incorporated by reference herein.
In the Merger, St. Martin Shareholders Will Receive Shares of Home Common Stock (page 75)
The merger agreement provides for the merger of St. Martin with and into Home. If the merger is completed, St. Martin shareholders will receive 9.2839 shares of Home common stock for each share of St. Martin common stock they hold immediately prior to the merger. Home will not issue any fractional shares of Home common stock in the merger. St. Martin shareholders who would otherwise be entitled to a fraction of a share of Home common stock upon the completion of the merger will instead receive, for the fraction of a share, an amount in cash (rounded to the nearest cent) based on the average Home share closing price during the ten consecutive trading day period specified in the merger agreement. The merger agreement also provides that St. Martin will pay a special cash distribution of  $94.00 per share to shareholders of St. Martin immediately prior to the effectiveness of the merger.
Home common stock is listed on the NASDAQ Global Select Market under the symbol “HBCP”. St. Martin common stock is not listed on any national securities exchange or quoted on any interdealer quotation system. The following table shows the closing sale prices of Home common stock on August 22, 2017, the last full trading day before the public announcement of the merger agreement, and on October 20, 2017, the last practicable trading day before the date of this joint proxy statement/prospectus. This table also shows the implied value of the stock merger consideration payable for each share of St. Martin common stock, which was calculated by multiplying the closing price of Home common stock on those dates by the exchange ratio of 9.2839. Finally, the table shows the aggregate of the implied value of the stock merger consideration plus the value of the special cash distribution to be paid by St. Martin with respect to each share of St. Martin common stock.
	Home Common Stock	Implied Value of Stock Merger Consideration for One Share of St. Martin Common Stock	Aggregate Implied Value of Stock Merger Consideration Plus Special Cash Distribution for One Share of St. Martin Common Stock
August 22, 2017	$38.37	$356.22	$450.22
October 20, 2017	$42.00	$389.92	$483.92
The merger agreement governs the merger. The merger agreement is included in this joint proxy statement/prospectus as Annex A. All descriptions in this summary and elsewhere in this joint proxy statement/prospectus of the terms and conditions of the merger are qualified by reference to the merger agreement. Please read the merger agreement carefully for a more complete understanding of the merger.
The values in the table above are illustrative only. The value of the stock merger consideration that a St. Martin shareholder actually receives will be based on the actual closing price on the NASDAQ Global Select Market of Home common stock upon completion of the merger, which is likely to be different than the amounts set forth above.
The Merger Is Intended to Be Tax-Free to St. Martin Shareholders as to the Shares of Home Common Stock They Receive (page 85)
The merger is intended to be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which we refer to as the Internal Revenue Code. One of the conditions to the respective obligations of Home and St. Martin to complete the merger is that each of Home and St. Martin receives an opinion from its respective legal counsel to that effect.
It is expected that St. Martin shareholders will not recognize gain or loss for U.S. federal income tax purposes upon the exchange of their shares of St. Martin common stock for shares of Home common stock pursuant to the merger, except with respect to any cash received by a St. Martin shareholder in lieu of fractional shares of Home common stock.
This tax treatment may not apply to all St. Martin shareholders. Determining the actual tax consequences of the merger to St. Martin shareholders can be complicated. St. Martin shareholders should consult their own tax advisor for a full understanding of the merger’s tax consequences that are particular to them.
The Merger Will Be Accounted for as a “Business Combination” (page 85)
The merger will be treated as a “business combination” using the acquisition method of accounting with Home treated as the acquirer under United States generally accepted accounting principles (which we refer to as “GAAP”).

Special Meeting of Home Shareholders (page 40)
Home plans to hold the Home special meeting on Tuesday, December 5, 2017, at 10:00 a.m., local time, at the Petroleum Club of Lafayette, 111 Heymann Boulevard, Lafayette, Louisiana. At the Home special meeting, Home shareholders will be asked to approve the merger agreement, to approve the issuance of shares of Home common stock in the merger, and to approve a proposal to allow the Home special meeting to be adjourned, if necessary or appropriate, to permit the solicitation of additional proxies in favor of approval of the merger agreement or the issuance of shares of Home common stock in the merger.
Home shareholders may vote at the Home special meeting if they owned Home common stock at the close of business on October 17, 2017, which is the record date for the Home special meeting. As of that date, there were approximately 7,415,716 shares of Home common stock outstanding and entitled to vote. Home shareholders are entitled to cast one vote for each share of Home common stock owned on the record date.
As of the record date for the Home special meeting, Home’s directors and executive officers and their affiliates held 929,282 shares of Home common stock, excluding shares that may be acquired upon the exercise of outstanding stock options.
As of the record date for the Home special meeting, St. Martin, its subsidiaries, and its directors and officers and their affiliates owned 1,260 shares of Home common stock (excluding shares held as fiduciary, custodian or agent).
Home’s Board of Directors Recommends That Home Shareholders Vote “FOR” Approval of the Merger Agreement and “FOR” the Other Proposals to be Considered at the Home Special Meeting (page 42)
Home’s board of directors has approved the merger agreement and the transactions contemplated thereby, including the merger, and unanimously recommends that Home shareholders vote “FOR” approval of the merger agreement, “FOR” approval of the stock issuance proposal, and “FOR” the proposal to allow the Home special meeting to be adjourned, if necessary or appropriate, to permit the solicitation of additional proxies in favor of the approval of the merger agreement or the stock issuance proposal.
Opinion of Home’s Financial Advisor (page 52)
BSP Securities, LLC (which we refer to as “BSP”), Home’s financial advisor, delivered its opinion, dated August 22, 2017, to Home’s board of directors to the effect that, as of the date of the opinion and subject to factors, qualifications, limitations and assumptions set forth in the opinion, the stock merger consideration together with the special cash distribution to be paid by St. Martin to its shareholders immediately prior to the proposed merger and the consideration to be paid to holders of outstanding options to acquire shares of St. Martin common stock was fair, from a financial point of view, to Home.
The full text of the written opinion of BSP, which sets forth the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by BSP in connection with its opinion, is attached as Annex B to this joint proxy statement/prospectus. BSP’s opinion was for the information of, and directed to, Home’s board of directors (in its capacity as such) in connection with its consideration of the financial terms of the merger. BSP’s opinion is not a recommendation as to how any holder of Home’s common stock should vote with respect to the proposal to approve the merger agreement or any other matter. It does not address the underlying business decision of Home to engage in the merger, the relative merits of the merger as compared to any other alternative business strategies that might exist for Home or the effect of any other transaction in which Home might engage. The BSP opinion does not reflect any developments that may have occurred or may occur after the date of its opinion and prior to the completion of the merger. BSP will receive a fee for its services, including rendering the fairness opinion, in connection with the merger.
Special Meeting of St. Martin Shareholders (page 44)
St. Martin plans to hold the St. Martin special meeting on Tuesday, December 5, 2017, at 4:00 p.m., local time, at the main office of St. Martin Bank, 301 South Main Street, St. Martinville, Louisiana. At the St. Martin special meeting, St. Martin shareholders will be asked to approve the merger agreement, to approve the termination of the St. Martin Shareholders’ Agreement effective as of the closing date of the merger, and to approve a proposal to allow the St. Martin special meeting to be adjourned, if necessary or appropriate, to permit the solicitation of additional proxies in favor of approval the merger agreement or of the Shareholders’ Agreement proposal.
St. Martin shareholders may vote at the St. Martin special meeting if they owned St. Martin common stock at the close of business on October 17, 2017, which is the record date for the St. Martin special meeting. As of that date, there were 207,552 shares of St. Martin common stock outstanding and entitled to vote. St. Martin shareholders are entitled to cast one vote for each share of St. Martin common stock owned on the record date.
As of the record date for the St. Martin special meeting, St. Martin directors and executive officers and their affiliates held 55,551 shares of St. Martin common stock, excluding shares that may be acquired upon the exercise of outstanding stock options.
As of the record date for the St. Martin special meeting, Home, its subsidiaries, and its directors and executive officers and their affiliates owned 2,396 shares of St. Martin common stock (excluding shares held as fiduciary, custodian or agent).
St. Martin’s Board of Directors Recommends That St. Martin Shareholders Vote “FOR” Approval of the Merger Agreement and “FOR” the Other Proposals to be Considered at the St. Martin Special Meeting (page 47)
St. Martin’s board of directors has approved the merger agreement and the transactions contemplated thereby, including the merger, and unanimously recommends that St. Martin shareholders vote “FOR” approval of the merger agreement, “FOR” approval of the termination of the St. Martin Shareholders’ Agreement effective as of the closing date of the merger, and “FOR” the proposal to allow the St. Martin special meeting to be adjourned, if necessary or appropriate, to permit the solicitation of additional proxies in favor of the approval of the merger agreement or the Shareholders’ Agreement proposal.
Opinion of St. Martin’s Financial Advisor (page 60)
At the August 23, 2017 meeting of the St. Martin board of directors, representatives of Raymond James & Associates, Inc. (which we refer to as “Raymond James”) rendered Raymond James’s written opinion to the St. Martin board, dated August 23, 2017, that, as of such date, the stock merger consideration, when considered together with the special cash distribution to be paid by St. Martin to its shareholders immediately prior to the merger pursuant to the merger agreement, was fair, from a financial point of view, to such holders, based upon and subject to the qualifications, assumptions and other matters considered in connection with the preparation of its opinion.
The full text of the written opinion of Raymond James, which sets forth, among other things, the various qualifications, assumptions and limitations on the scope of the review undertaken, is attached as Annex C to this joint proxy statement/prospectus and shareholders of St. Martin are encouraged to read it carefully in its entirety. Raymond James provided its opinion for the information and assistance of the St. Martin board of directors (solely in each director’s capacity as such) in connection with, and for purposes of, its consideration of the merger and its opinion only addresses whether the merger consideration, when considered together with the special cash distribution to be paid by St. Martin to its shareholders immediately prior to the merger, as of the date of the opinion, was fair, from a financial point of view, to the shareholders of St. Martin. The opinion of Raymond James did not address any other term or aspect of the merger agreement or the merger contemplated thereby. The Raymond James opinion does not constitute a recommendation to the board or any holder of St. Martin common stock as to how the St. Martin board of directors, such shareholder or any other person should vote or otherwise act with respect to the merger or any other matter.
St. Martin’s Directors and Executive Officers Have Interests in the Merger that Differ From Your Interests (page 68)
In considering the information contained in this joint proxy statement/prospectus, St. Martin shareholders should be aware that St. Martin’s directors and executive officers have interests in the merger and have arrangements that are different from, or in addition to, those of St. Martin’s shareholders. These interests include, among others, the acceleration and lump sum payment of benefits under existing supplemental retirement plan (“SERP”) agreements with certain executive officers of St. Martin, the treatment of outstanding St. Martin’s option awards pursuant to the merger agreement, the entry into new employment agreements with Home, effective as of the effective time of the merger, by certain executive officers of St. Martin, and rights to ongoing indemnification and insurance coverage by the surviving corporation for acts or omissions occurring prior to the merger. These interests also include Home’s agreement to appoint, on or prior to the effective time of the merger, two current directors of St. Martin to the board of directors of Home and Home Bank. The St. Martin board of directors was aware of and considered those interests, among other matters, in reaching its decisions to approve the merger agreement and the transactions contemplated thereby and to recommend the approval of the merger agreement to St. Martin shareholders. See the section entitled “The Merger — Interests of St. Martin’s Directors and Executive Officers in the Merger” beginning on page 68 of this joint proxy statement/prospectus for a more detailed description of these interests.
Ownership of Home Common Stock Following the Merger (page 121)
It is currently expected that former shareholders of St. Martin as a group will receive approximately 1,927,000 shares of Home common stock in the merger, which will constitute approximately 21% of the shares of Home common stock to be outstanding immediately after completion of the merger. As a result, current shareholders of Home as a group will own approximately 79% of the outstanding shares of Home common stock immediately after the completion of the merger.
St. Martin Shareholders Have Appraisal Rights in the Merger (page 71)
Under Louisiana law, record holders of St. Martin shares have the right to demand in writing to receive a payment in cash for the “fair value” of their shares of St. Martin common stock as determined by an appraisal process. To exercise those appraisal rights, St. Martin shareholders must follow exactly the procedures specified under Louisiana law. These procedures are summarized in this joint proxy statement/prospectus. In addition, the text of the applicable provisions of Louisiana law is included as Annex D to this document. Failure to strictly comply with these provisions may result in the loss of appraisal’ rights. The value determined in the appraisal process may be more or less than the value a St. Martin shareholder would receive in the merger under the terms of the merger agreement.
St. Martin Has Agreed When and How It Can Consider Third-Party Acquisition Proposals (page 80)
Home and St. Martin have agreed that St. Martin will not initiate, solicit, induce or encourage proposals from third parties regarding certain acquisitions of St. Martin, its shares, or its businesses, take any action or facilitate the making of an acquisition proposal, or engage in related discussions, negotiations or enter into any related agreements. However, St. Martin may (1) provide information in response to a request from a person who makes an unsolicited acquisition proposal, subject to such person entering into a confidentiality agreement that is no less favorable to St. Martin than its confidentiality agreement with Home, and (2) engage or participate in discussions or negotiations with a person who makes such an unsolicited acquisition proposal, if, but only if, (A) St. Martin has received a bona fide unsolicited written acquisition proposal that did not result from a breach of the merger agreement, (B) prior to taking any such action, St. Martin’s board of directors determines, in good faith, after consultation with its outside legal and financial advisors, that the acquisition proposal constitutes or is reasonably likely to lead to a superior proposal compared to the transactions contemplated by the merger agreement, (C) prior to furnishing or affording access to any information or data with respect to St. Martin or any of its subsidiaries or otherwise relating to the unsolicited acquisition proposal, St. Martin receives a confidentiality agreement with terms no less favorable to St. Martin than those contained in the confidentiality agreement between Home and St. Martin, and (D) the board of directors of St. Martin determines in good faith, after consultation with and having considered the advice of its outside legal counsel, that the failure to take any such actions would be reasonably likely to violate its fiduciary duties under applicable laws. St. Martin is required to provide Home with notice of such determination within three business days after making such determination.
Additionally, prior to the approval of the merger agreement by St. Martin’s shareholders, upon the determination by St. Martin’s board of directors that an unsolicited acquisition proposal constitutes a superior proposal compared to the transactions contemplated by the merger agreement, the board of directors of St. Martin may change its recommendation in favor of the merger agreement (but not terminate the merger agreement) if, prior to changing its recommendation, (1) St. Martin’s board of directors determines, in good faith, after consultation with its outside legal and financial advisors, that failure to change its recommendation would be reasonably likely to be inconsistent with its fiduciary duties to St. Martin’s shareholders, (2) St. Martin provides Home with notice that St. Martin’s board of directors intends to or may change its recommendation and provides an opportunity for Home to make an improved proposal, and (3) St. Martin’s board of directors determines, in good faith, after consultation with its outside legal and financial advisors, that the acquisition proposal constitutes a superior proposal compared to any such improved proposal by Home. However, St. Martin may terminate the merger agreement in such circumstances if it makes a determination to accept the superior proposal.
Unless the merger agreement is terminated before the St. Martin special meeting, St. Martin is required to submit the merger agreement to its shareholders.
Home Special Meeting Proposals: Required Vote; Treatment of Abstentions and Failure to Vote (page 40)
Home merger proposal:
•
Standard:   Approval of the Home merger proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Home common stock entitled to be cast on the proposal.

•
Effect of abstentions and broker non-votes:   If you fail to vote, mark “ABSTAIN” on your proxy, or fail to instruct your bank or broker with respect to the Home merger proposal, it will have the same effect as a vote “AGAINST” the proposal.

Home stock issuance proposal:
•
Standard:   Approval of the Home stock issuance proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Home common stock entitled to be cast on the proposal.

•
Effect of abstentions and broker non-votes:   If you fail to vote, mark “ABSTAIN” on your proxy, or fail to instruct your bank or broker with respect to the Home stock issuance proposal, it will have the same effect as a vote “AGAINST” the proposal.

Home adjournment proposal:
•
Standard:   Approval of the Home adjournment proposal requires the affirmative vote of the holders of at least a majority of the votes cast at the Home special meeting.

•
Effect of abstentions and broker non-votes:   If you mark “ABSTAIN” on your proxy card, fail to submit a proxy card or vote in person at the Home special meeting, or fail to instruct your bank or broker how to vote with respect to the Home adjournment proposal, you will not be deemed to have cast a vote with respect to the proposal it will have no effect on the proposal.

For further information, see “The Home Special Meeting — Quorum; Vote Required,” beginning on page 40.
St. Martin Special Meeting Proposals: Required Vote; Treatment of Abstentions and Failure to Vote (page 44)
St. Martin merger proposal:
•
Standard:   Approval of the St. Martin merger proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of St. Martin common stock entitled to be cast on the proposal.

•
Effect of abstentions and broker non-votes:   If you fail to vote or mark “ABSTAIN” on your proxy, with respect to the St. Martin merger proposal, it will have the same effect as a vote “AGAINST” the proposal. All shares of St. Martin common stock are held by shareholders of record, and, accordingly, there will be no broker non-votes at the St. Martin special meeting.

St. Martin Shareholders’ Agreement proposal:
•
Standard:   Approval of the St. Martin Shareholders’ Agreement proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of St. Martin common stock entitled to vote on the proposal.

•
Effect of abstentions and broker non-votes:   If you fail to vote or mark “ABSTAIN” on your proxy, with respect to the St. Martin Shareholders’ Agreement proposal, it will have the same effect as a vote “AGAINST” the proposal. All shares of St. Martin common stock are held by shareholders of record, and, accordingly, there will be no broker non-votes at the St. Martin special meeting.

St. Martin adjournment proposal:
•
Standard:   Approval of the St. Martin adjournment proposal requires the affirmative vote of the holders of at least a majority of the votes cast at the St. Martin special meeting.

•
Effect of abstentions and broker non-votes:   If you mark “ABSTAIN” on your proxy card or fail to submit a proxy card or vote in person at the St. Martin special meeting, with respect to the St. Martin adjournment proposal, you will not be deemed to have cast a vote with respect to the proposal it will have no effect on the proposal. All shares of St. Martin common stock are held by shareholders of record, and, accordingly, there will be no broker non-votes at the St. Martin special meeting.

For further information, see “The St. Martin Special Meeting — Quorum; Vote Required,” beginning on page 44.
Conditions That Must Be Satisfied or Waived for the Merger to Occur (page 83)
Currently, Home and St. Martin expect to complete the merger in the fourth quarter of 2017 or the first quarter of 2018. As more fully described elsewhere in this joint proxy statement/prospectus and in the merger agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include, among others:
•
the approval of the merger agreement by the requisite votes of shareholders of each of Home and St. Martin;

•
the receipt by each of Home and St. Martin of a legal opinion with respect to certain United States federal income tax consequences of the merger;

•
the absence of any law, statute, rule, regulation, order, decree, injunction or other order by any court or other governmental entity, which enjoins or prohibits completion of the transactions contemplated by the merger agreement;

•
the effectiveness of the registration statement of which this joint proxy statement/prospectus is a part with respect to the Home common stock to be issued in connection with the merger under the Securities Act and the absence of any stop order or proceedings initiated or threatened by the SEC or any state securities commissioner (with respect to any applicable state securities laws) for that purpose;

•
the authorization for listing on the NASDAQ of the shares of Home common stock to be issued in connection with the merger;

•
the exercise of appraisal rights by holders of St. Martin common stock not exceeding 10% of the issued and outstanding shares of St. Martin;

•
the absence of any change that individually or in the aggregate has a material adverse effect with respect to Home or St. Martin;

•
the truth and correctness of the representations and warranties of each other party in the merger agreement, subject to the materiality standards provided in the merger agreement; and

•
the performance by each party in all material respects of their obligations under the merger agreement and the receipt by each party of certificates from the other party to that effect.

We cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.
Termination of the Merger Agreement (page 84)
The merger agreement can be terminated at any time prior to completion by mutual consent, if authorized by each of the Home and St. Martin boards of directors, or by either party individually, in the following circumstances:
•
if the other party breaches the merger agreement in a way that would entitle the party seeking to terminate the agreement not to consummate the merger, unless the breach is capable of being cured by March 31, 2018 (the termination date of the merger agreement), and is actually cured within 30 days of notice of the breach;

•
if the merger has not been completed by the termination date of March 31, 2018, unless the failure to complete the merger by that date is due to the breach of the merger agreement by the party seeking to terminate the merger agreement;

•
if shareholders of either Home or St. Martin fail to approve the merger agreement at their respective special meetings; or

•
if there is any final, non-appealable order permanently enjoining or prohibiting the completion of the merger or any consent, registration, approval, permit or authorization is denied such that the regulatory approval condition to the merger cannot be satisfied as of the closing date.

In addition, Home may terminate the merger agreement if St. Martin has received a “superior proposal” and St. Martin’s board of directors has (1) entered into an acquisition agreement with respect to the superior proposal or (2) withdrawn its recommendation regarding the merger, failed to make its recommendation or modified or qualified its recommendation in a manner adverse to Home. Home also may terminate the merger agreement if St. Martin fails to substantially comply with its obligations with respect to consideration and action upon alternative acquisition proposals.
St. Martin also may terminate the merger agreement if St. Martin has received an acquisition proposal that St. Martin’s board of directors determines to be a “superior proposal” and St. Martin’s board of directors has made a determination to accept such superior proposal.
If the merger agreement is terminated, it will become void, and there will be no liability on the part of Home or St. Martin, except that (1) in the event of willful breach of the merger agreement, the breaching party will remain liable for any damages, costs and expenses, including without limitation, reasonable attorneys’ fees incurred by the non-breaching party in connection with the enforcement of its rights under the merger agreement, (2) designated provisions of the merger agreement, including the payment of fees and expenses and the confidential treatment of information, will survive the termination and (3) under certain circumstances, a termination of the merger agreement will obligate St. Martin to pay Home a termination fee.

Termination Fee (page 84)
St. Martin will be obligated to pay Home a termination fee of  $3,500,000 under the following circumstances:
•
if the merger agreement is terminated by Home because St. Martin has received a “superior proposal” and St. Martin’s board of directors has (1) entered into an acquisition agreement with respect to the superior proposal or (2) withdrawn its recommendation regarding the merger, failed to make its recommendation or modified or qualified its recommendation in a manner adverse to Home;

•
if the merger agreement is terminated by St. Martin because St. Martin has received a “superior proposal” and St. Martin’s board of directors has made a determination to accept the superior proposal; or

•
if St. Martin enters into a definitive agreement relating to an acquisition proposal within 12 months after the occurrence of any of the following: (1) the termination of the merger agreement by Home due to St. Martin’s willful breach, subject to the materiality standards provided in the merger agreement, of its representations, warranties, covenants or agreements under the merger agreement, or (2) the failure of St. Martin’s shareholders to approve the merger agreement after the public disclosure or public awareness of an acquisition proposal.

Regulatory Approvals Required for the Merger (page 71)
Each of Home and St. Martin has agreed to cooperate with the other and use all reasonable efforts to obtain all regulatory approvals and authorizations required to complete the transactions contemplated by the merger agreement, including the merger and the bank merger. As of the date of this joint proxy statement/prospectus, Home has received all necessary approvals, authorizations or non-objections from the Office of the Comptroller of the Currency (which we refer to as the “OCC”), the Louisiana Office of Financial Institutions (which we refer to as the “OFI”) and the Board of Governors of the Federal Reserve System (which we refer to as the “Federal Reserve Board”).
The Rights of St. Martin Shareholders Following the Merger Will Be Different (page 122)
The rights of St. Martin shareholders will change as a result of the merger due to differences in Home’s and St. Martin’s governing documents. The rights of St. Martin shareholders are governed by Louisiana law and by the St. Martin articles of incorporation and bylaws. Upon the completion of the merger, St. Martin shareholders will become shareholders of Home, as the continuing legal entity in the merger, and the rights of St. Martin shareholders will therefore be governed by Home’s articles and bylaws (but will continue to be governed by Louisiana law).
Risk Factors (page 32)
You should consider all the information contained in or incorporated by reference into this joint proxy statement/prospectus in deciding how to vote for the proposals presented in this joint proxy statement/prospectus. In particular, you should consider the factors described under “Risk Factors.”

COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA
Presented below for Home and St. Martin are comparative historical and unaudited pro forma equivalent per share financial data as of and for the year ended December 31, 2016, and as of and for the six months ended June 30, 2017. The information in the table is based on, and should be read together with, the historical financial information that Home has presented in its filings with the SEC and the historical financial information that St. Martin has presented in its financial statements included in this joint proxy statement/prospectus beginning at page F-1. See the section entitled “Where You Can Find More Information” beginning on page 139.
The unaudited pro forma information gives effect to the merger as if the merger had been effective on December 31, 2016 or June 30, 2017 in the case of the book value data, and as if the merger had been effective as of January 1, 2017 or January 1, 2016 in the case of the earnings per share and the cash dividends data. The unaudited pro forma data combines the historical results of St. Martin into Home’s consolidated financial statements. While certain adjustments were made for the estimated impact of fair value adjustments and other acquisition-related activity, they are not necessarily indicative of what would have occurred had the acquisition taken place on January 1, 2017 or January 1, 2016.
The unaudited pro forma adjustments are based upon available information and certain assumptions that Home and St. Martin management believe are reasonable. The unaudited pro forma data, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the impact of factors that may result as a consequence of the merger or consider any potential impacts of current market conditions or the merger on revenues, expense efficiencies or asset dispositions, among other factors, nor the impact of possible business model changes. As a result, unaudited pro forma data are presented for illustrative purposes only and do not represent an attempt to predict or suggest future results. Upon completion of the merger, the operating results of St. Martin will be reflected in the consolidated financial statements of Home on a prospective basis.
	Home Historical	St. Martin Historical	Pro Forma Combined	Per Equivalent St. Martin Share(2)
For six months ended June 30, 2017:
Earnings Per Share
Basic earnings per share	$1.36	$19.78	$1.55	$14.43
Diluted earnings per share	$1.31	$19.40	$1.51	$14.01
Cash Dividends Per Share(1)	$0.27	$13.50	$0.27	$2.51
Book Value per common share as of June 30, 2017	$25.53	$285.55	$28.20	$261.13
The pro forma combined book value per share of Home is based upon the pro forma combined common shareholders’ equity for Home and St. Martin divided by the total pro forma common shares of the combined entity and reflects St. Martin shares at the exchange ratio of 9.2839.
	Home Historical	St. Martin Historical	Pro Forma Combined	Per Equivalent St. Martin Share(2)
For the year ended December 31, 2016:
Earnings Per Share
Basic earnings per share	$2.34	$40.36	$2.83	$26.29
Diluted earnings per share	$2.25	$39.60	$2.75	$25.52
Cash Dividends Per Share(1)	$0.41	$36.25	$0.41	$3.81
Book Value per common share as of December 31, 2016	$24.47	$264.60	$26.95	$250.21

(1)
Pro forma combined dividends are based on Home’s historical amounts.

(2)
Per equivalent St. Martin share was computed by multiplying the pro forma combined amounts by the exchange ratio of 9.2839.

The pro forma combined book value per share of Home is based upon the pro forma combined common shareholders’ equity for Home and St. Martin divided by the total pro forma common shares of the combined entity and reflects St. Martin shares at the exchange ratio of 9.2839.

SELECTED FINANCIAL AND OTHER DATA OF HOME
The following summary presents selected consolidated financial data of Home as of and for the periods indicated. The financial data as of and for the years ended December 31, 2016, 2015, 2014, 2013 and 2012 has been derived from Home’s audited financial statements contained in Annual Reports on Form 10-K that Home has previously filed with the SEC. The financial data as of and for the six months ended June 30, 2017 and 2016 has been derived from Home’s unaudited consolidated financial statements contained in Quarterly Reports on Form 10-Q that Home has previously filed with the SEC. The information as of and for the six months ended June 30, 2017 and 2016 is unaudited and reflects only normal recurring adjustments that are, in the opinion of Home’s management, necessary for a fair presentation of the result for the interim periods presented. The results of operations for the six months ended June 30, 2017 are not necessarily indicative of the results to be achieved by Home for all of fiscal 2017 or for any other period.
	As of June 30,		As of December 31,
	2017	2016	2016	2015	2014	2013	2012
	(dollars in thousands)
Selected Financial Condition Data:
Total assets	$1,574,181	$1,545,049	$1,556,732	$1,551,912	$1,221,415	$984,241	$962,926
Cash and cash equivalents	51,702	26,853	29,315	24,798	29,078	32,639	39,539
Interest-bearing deposits in banks	1,391	2,431	1,884	5,144	5,526	2,940	3,529
Investment securities:
Available for sale	197,376	174,950	183,730	176,762	174,801	149,632	157,256
Held to maturity	13,201	13,530	13,365	13,927	11,705	9,405	1,665
Loans receivable, net	1,205,753	1,206,883	1,215,323	1,214,818	901,208	700,538	667,809
Deposits	1,309,237	1,225,004	1,248,072	1,244,217	993,573	741,312	771,429
Federal Home Loan Bank advances	67,493	135,079	118,533	125,153	47,500	97,000	46,257
Securities sold under repurchase agreements	—	—	—	—	20,371	—	—
Shareholders’ equity	188,939	173,567	179,843	165,046	154,144	141,910	141,574
	For the Six Months Ending June 30,		For the Years Ended December 31,
	2017	2016	2016	2015	2014	2013	2012
	(dollars in thousands, except per share data)
Selected Operating Data:
Interest income	$34,762	$33,914	$67,684	$58,410	$54,323	$43,721	$46,122
Interest expense	2,895	2,639	5,268	3,866	3,284	3,503	4,914
Net interest income	31,867	31,275	62,416	54,544	51,039	40,218	41,208
Provision for loan losses	457	1,900	3,200	2,071	2,364	3,653	2,411
Net interest income after provision for loan losses	31,410	29,375	59,216	52,473	48,675	36,565	38,797
Noninterest income	4,990	6,015	11,157	8,770	8,175	7,670	7,761
Noninterest expense	22,082	24,197	46,797	42,022	41,772	33,205	32,763
Income before income taxes	14,318	11,193	23,576	19,221	15,078	11,030	13,795
Income taxes	4,826	3,827	7,568	6,671	5,206	3,736	4,605
Net income	$9,492	$7,366	$16,008	$12,550	$9,872	$7,294	$9,190
Earnings per share – basic	$1.36	$1.08	$2.34	$1.87	$1.51	$1.11	$1.33
Earnings per share – diluted	$1.31	$1.04	$2.25	$1.79	$1.42	$1.06	$1.28
Cash dividends per share	$0.27	$0.19	$0.41	$0.30	$0.07	$—	$—

	As of or for the Six Months Ending June 30,		As of or For the Years Ended December 31,
	2017	2016	2016	2015	2014	2013	2012
Selected Operating Ratios:(1)
Average yield on interest-earnings assets (TE)	4.78%	4.74%	4.71%	4.75%	4.84%	5.06%	5.36%
Average rate on interest-bearing liabilities	0.54	0.49	0.49	0.43	0.39	0.54	0.72
Average interest rate spread (TE)(2)	4.24	4.25	4.22	4.32	4.45	4.52	4.64
Net interest margin (TE)(3)	4.38	4.37	4.34	4.43	4.54	4.65	4.79
Average interest-earning assets to average interest-bearing liabilities	135.60	133.26	134.34	136.76	133.91	132.63	126.81
Noninterest expense to average assets	2.82	3.13	3.04	3.14	3.38	3.45	3.38
Efficiency ratio(4)	59.91	64.89	63.61	66.37	70.54	69.34	66.91
Return on average assets	1.22	0.95	1.04	0.94	0.80	0.76	0.95
Return on average equity	10.25	8.67	9.19	7.83	6.65	5.14	6.60
Common stock dividend payout ratio	20.61	18.27	18.22	16.76	4.93	—	—
Average equity to average assets	11.86	11.00	11.30	11.99	12.02	14.74	14.38
Asset Quality Ratios:(5)(6)
Non-performing loans as a percent of total loans receivable	1.58%	1.82%	1.39%	0.71%	0.55%	1.17%	0.43%
Non-performing assets as a percent of total assets	1.14	1.33	1.07	0.51	0.56	0.81	0.63
Allowance for loan losses as a percent of non-performing loans as of end of period	89.1	72.8	99.4	162.35	191.03	96.18	234.68
Allowance for loan losses as a percent of net loans as of end of period	1.40	1.33	1.38	1.15	1.04	1.12	1.01
Capital Ratios:(5)(7)
Tier 1 risk-based capital ratio	13.86%	12.24%	12.91%	11.61%	16.94%	20.84%	20.97%
Leverage capital ratio	10.45	9.34	9.94	8.74	11.96	14.17	13.67
Total risk-based capital ratio	14.98	13.22	13.96	12.43	17.85	21.88	21.83

(1)
With the exception of end-of-period ratios, all ratios are based on average monthly balances during the respective periods.

(2)
Average interest rate spread represents the difference between the average yield on interest-earning assets and the average rate paid on interest-bearing liabilities.

(3)
Net interest margin represents net interest income as a percentage of average interest-earning assets. Taxable equivalent yields are calculated using a marginal tax rate of 35%.

(4)
The efficiency ratio represents noninterest expense as a percentage of total revenues. Total revenues is the sum of net interest income and noninterest income.

(5)
Asset quality and capital ratios are end of period ratios.

(6)
Asset quality ratios represents legacy non-performing assets. At June 30, 2017 and 2016 and December 31, 2016, 2015, 2014, 2013 and 2012, Home also had, $1.6 million, $1.9 million, $1.5 million, $2.6 million, $4.3 million, $7.3 million and $6.8 million, respectively, of acquired nonimpaired loans, which were on nonaccrual or 90 days or more past due which are not included in the table above. In addition, not included in the table above $500,000, $2.1 million, $2.2 million, $3.0 million, $3.4 million, $4.5 million and $3.7 million, respectively, in acquired assets which were repossessed assets at June 30, 2017 and 2016 and December 31, 2016, 2015, 2014, 2013 and 2012, respectively, and which are excluded from the asset quality ratios above. See page 25 of Home’s Annual Report on Form 10-K for the year ended December 31, 2016 for the asset quality ratios including acquired nonimpaired loans and acquired repossessed assets, respectively. Nonperforming loans consist of nonaccruing loans and loans 90 days or more past due excluding acquired loans. Nonperforming assets consist of nonperforming loans and repossessed assets. It is Home’s policy to cease accruing interest on all loans

(footnotes continued on next page)

90 days or more past due. Repossessed assets consist of assets acquired through foreclosure or acceptance of title in-lieu of foreclosure. For additional information on Home’s asset quality ratios see page 25 of Home’s Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated herein by reference.
(7)
Capital ratios are for Home Bank only.

SELECTED FINANCIAL AND OTHER DATA OF ST. MARTIN
The following tables set forth certain summary historical consolidated financial information of St. Martin for each of the periods indicated. The historical financial information as of and for the years ended December 31, 2016 and 2015, except for the selected ratios, is derived from the audited financial statements of St. Martin included elsewhere in this joint proxy statement/prospectus. The historical financial information as of and for the years ended December 31, 2014, 2013 and 2012, except for the selected ratios, is derived from the audited financial statements of St. Martin not included in this joint proxy statement/prospectus. The historical results of St. Martin may not be indicative of its future performance.
You should read the selected historical consolidated financial and operating data set forth below in conjunction with the sections titled “Information about St. Martin — Management’s Discussion and Analysis of Financial Condition and Results of Operations of St. Martin,” as well as the consolidated financial statements of St. Martin and the related notes included elsewhere in this joint proxy statement/prospectus.
	Six Months Ended June 30,		As of and for the Year Ended
	2017	2016	2016	2015	2014	2013	2012
	(Unaudited)
	(Dollars in thousands, except share and per share data)
Income statement data
Interest income	$13,882	$13,601	$27,352	$26,301	$23,994	$21,046	$19,771
Interest expense	1,225	1,140	2,377	2,077	1,969	2,052	2,076
Net interest income	12,657	12,461	24,976	24,225	22,025	18,994	17,695
Provision for possible loan losses	510	298	1,277	1,032	1,261	300	—
Non-interest income	2,020	1,902	4,429	4,223	3,617	3,817	3,785
Non-interest expense	7,851	6,885	15,238	14,801	12,860	12,144	11,394
Income before income taxes	6,316	7,180	12,889	12,615	11,521	10,367	10,086
Income tax expense	—	—	—	—	—	—	—
Net income	6,316	7,180	12,889	12,615	11,521	10,367	10,086
Balance sheet data (period-end):
Total assets	597,290	555,372	581,219	539,348	526,690	422,095	401,357
Loans	455,456	438,177	442,993	419,037	395,658	312,372	288,203
Allowance for loan losses	(6,088)	(5,702)	(5,756)	(5,620)	(4,868)	(3,523)	(3,650)
Investment securities	57,556	56,459	51,788	49,901	53,536	52,467	46,969
Total deposits	507,793	469,216	494,585	461,250	455,025	344,980	329,397
Other borrowed funds	25,128	26,055	27,244	23,183	20,000	22,066	25,524
Stockholders’ equity	59,267	55,436	54,919	50,555	45,724	40,394	37,477
Per share data
Earnings per share	30.43	34.60	62.10	60.78	55.51	49.95	48.59
Book value per common share	285.55	267.10	264.60	243.58	220.30	194.62	180.57
Dividends – common	2,802	2,906	7,524	7,783	7,161	6,278	5,397
Shares outstanding at end of period	207,552	207,552	207,552	207,552	207,552	207,552	207,552
Weighted average common shares outstanding	207,552	207,552	207,552	207,552	207,552	207,552	207,552

	Six Months Ended June 30,		As of and for the Year Ended
	2017	2016	2016	2015	2014	2013	2012
	(Unaudited)
	(Dollars in thousands, except share and per share data)
Annualized performance ratios
Return on average assets(1)	2.14%	2.60%	2.30%	2.37%	2.48%	2.50%	2.71%
Return on average equity(1)	22.15	27.10	23.73	25.76	25.94	26.06	27.35
Net interest margin	4.52	4.76	4.69	4.81	5.07	4.91	5.16
Efficiency ratio(2)	53.49	47.94	51.82	52.03	50.15	53.24	53.05
Provision for loan losses to average loans	0.23%	0.14%	0.29%	0.25%	0.36%	0.10%	—
Asset quality ratios:
Nonperforming assets to total assets	2.25%	2.48%	2.31%	1.94%	1.84%	2.60%	2.47%
Nonperforming loans to total loans	2.85	3.00	3.01	2.47	2.42	3.32	3.44
Allowance for loan losses to nonperforming loans	46.89	43.43	43.17	54.32	50.90	33.95	36.77
Allowance for loan losses to total loans	1.34	1.30	1.30	1.34	1.23	1.13	1.27
Net charge-offs as a percentage of average total loans	0.06	0.08	0.20	0.05	0.02	0.10	0.06
Capital ratios (bank-level only):
Tier 1 capital to average assets	9.36%	9.32%	9.07%	8.93%	8.30%	9.53%	9.83%
Common equity tier 1 capital to risk-weighted assets	10.94	10.48	10.34	9.88	n/a	n/a	n/a
Tier 1 capital to risk-weighted assets	10.94	10.48	10.34	9.88	11.42	13.30	13.74
Total capital to risk-weighted assets	12.14	11.65	11.48	11.05	12.68	14.47	15.00

(1)
Average balances have been calculated on an average quarterly basis during the period presented (12 months or six months, as the case may be). Management of St. Martin does not believe that average quarterly balances differ materially from average daily balances.

(2)
The efficiency ratio is calculated by dividing noninterest expense by the sum of net interest income and noninterest income. The efficiency ratio is not on a fully taxable equivalent basis.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL DATA
The Unaudited Pro Forma Combined Condensed Consolidated Financial Information has been prepared using the acquisition method of accounting, giving effect to the merger. The Unaudited Pro Forma Combined Condensed Consolidated Statement of Financial Condition combines the historical information of Home and St. Martin as of June 30, 2017 and assumes that the merger was completed on that date. The Unaudited Pro Forma Combined Condensed Consolidated Statements of Income combines the historical financial information of Home and St. Martin and give effect to the merger as if it had been completed as of the beginning of the periods presented. The Unaudited Pro Forma Combined Condensed Consolidated Financial Information is presented for illustrative purposes only and is not necessarily indicative of the results of income or financial condition had the merger been completed on the date described above, nor is it necessarily indicative of the results of income in future periods or the future financial condition and results of income of the combined entities. The financial information should be read in conjunction with the accompanying notes to the Unaudited Pro Forma Combined Condensed Consolidated Financial Information. Certain reclassifications have been made to St. Martin historical financial information in order to conform to Home’s presentation of financial information.
The proposed merger is targeted for completion in the fourth quarter of 2017 or first quarter of 2018. There can be no assurance that the merger will be completed as anticipated. For purposes of the Unaudited Pro Forma Combined Condensed Consolidated Financial Information, the fair value of Home’s common stock to be issued in connection with the merger was based on Home’s closing stock price of  $42.52 as of June 30, 2017.
The Unaudited Pro Forma Combined Condensed Consolidated Financial Information includes estimated adjustments, including adjustments to record St. Martin’s assets and liabilities at their respective fair values, and represents Home’s pro forma estimates based on available fair value information as of the date of the merger agreement. In some cases, where noted, more recent information has been used to support estimated adjustments in the pro forma financial information.
The pro forma adjustments are subject to change depending on changes in interest rates and the components of assets and liabilities and as additional information becomes available and additional analyses are performed. The final allocation of the purchase price for the merger will be determined after it is completed and after completion of thorough analyses to determine the fair value of St. Martin’s tangible and identifiable intangible assets and liabilities as of the date the merger is completed. Increases or decreases in the estimated fair values of the net assets as compared with the information shown in the Unaudited Pro Forma Combined Condensed Consolidated Financial Information may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact Home’s statement of income due to adjustments in yield and/or amortization of the adjusted assets or liabilities. Any changes to St. Martin’s stockholders’ equity, including results of operations from June 30, 2017 through the date the merger is completed, will also change the purchase price allocation, which may include the recording of a lower or higher amount of goodwill. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein.
We anticipate that the merger will provide the combined company with financial benefits that include reduced operating expenses. The Unaudited Pro Forma Combined Condensed Consolidated Financial Information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had Home and St. Martin been combined during these periods.
The Unaudited Pro Forma Combined Condensed Consolidated Financial Information has been derived from and should be read in conjunction with the historical consolidated financial statements and the related notes of Home, incorporated herein by reference and those of St. Martin, which appear elsewhere in this document.

COMBINED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF
FINANCIAL CONDITION
(Unaudited)
At June 30, 2017
(Dollars in Thousands, Except Per Share Data)
	Home	St. Martin	Adjustments	Pro Forma
Assets
Cash and cash equivalents	$53,093	$61,601	$(20,620)(1)	$94,074
Investments AFS	197,376	60,102	(386)(2)	257,092
Investments HTM	13,201	—	—	13,201
Mortgages held for sale	4,298	—	—	4,298
Loans and Leases	1,218,763	455,469	(7,145)(3)	1,667,087
Allowance for loan and lease losses	(13,010)	(6,088)	6,088(4)	(13,010)
Net loans	1,205,753	449,381	(1,057)	1,654,077
Premises and equipment	38,533	6,174	718(5)	45,425
Bank owned life insurance	20,390	8,163	—	28,553
Other assets	41,537	11,869	44,701(6)(7)(8)(9)	98,107
Total assets	$1,574,181	$597,290	$23,356	$2,194,827
Liabilities
Deposits:
Noninterest-bearing	$306,674	$168,906	$—	$475,580
Interest-bearing	1,002,564	338,887	(240)(10)	1,341,211
Total deposits	1,309,238	507,793	(240)	1,816,791
FHLB advances	67,493	22,478	(225)(11)	89,746
Other borrowings	—	2,650	—	2,650
Other liabilities	8,511	5,102	9,647(12)	23,260
Total liabilities	1,385,242	538,023	9,182	1,932,447
Stockholders’ Equity
Preferred stock	—	—	—	—
Common stock	74	208	(189)(13)	93
Additional paid in capital	80,766	5,369	70,048(14)	156,183
Common stock acquired by benefits plans	(4,129)	—	—	(4,129)
Retained earnings	112,111	54,532	(56,527)(15)	110,116
Accumulated other comprehensive income	117	(842)	842(16)	117
Total shareholders’ equity	188,939	59,267	14,174	262,380
Total liabilities and shareholders’ equity	$1,574,181	$597,290	$23,356	$2,194,827
Book value per share	$25.53	$285.55		$28.13
Tangible book value per share	$23.85	$253.26		$21.31
The accompanying notes are an integral part of these pro forma statements.

*
Assumes that the merger was completed on June 30, 2017 utilizing the acquisition method of accounting. Estimated fair value adjustments for loans, investments securities, core deposit intangibles, deposits and borrowed funds were determined by information obtained from Home and St. Martin. Actual fair value adjustments, where appropriate, will be determined by a third party specialist, engaged by Home, as of the merger completion date.

(1)
The $20.6 million reflects the special cash distribution of  $94.00 per share payable by St. Martin to its shareholders immediately prior to the closing of the merger, the net cash out for 4,000 stock options of St. Martin of common stock and the estimated cash out for fractional shares of Home common stock.

(footnotes continued on next page)

(2)
Estimated fair value adjustment of  $386,000 on investments.

(3)
Estimated fair value adjustment on the acquired loan portfolio of  ($7.1 million). Risk characteristics and market criteria were evaluated to estimate the fair market value of the acquired loans. This adjustment is approximately 1.57% of St. Martin’s loan portfolio.

(4)
In accordance with purchase accounting guidance, St. Martin’s $6.1 million allowance for loan losses, which is equal to 1.31% of portfolio loans, has been eliminated.

(5)
Estimated fair value adjustment of  $718,000 on the carrying value of the St. Martin’s premises and equipment.

(6)
Estimated fair value adjustment for acquired repossessed assets of  ($110,000).

(7)
Reversal of  $6.4 million of St. Martin’s goodwill from two previous acquisitions plus an estimated goodwill of  $46.6 million created with this acquisition.

Purchase Price	(In Thousands)
Value of Home common stock to be issued	$75,436
Cash consideration for St. Martin common stock	19,510
Cash consideration for St. Martin stock options and fractional shares	1,110
Purchase price as of August 22, 2017	$96,056
St. Martin’s net assets:
St. Martin’s stockholders’ equity	59,267
Costs paid by St. Martin prior to closing, including estimated quarterly dividends	(7,651)
St. Martin’s stockholders’ equity, net of transaction costs	51,616
Fair value adjustments:
Securities	(386)
Loans	(1,057)
Premises and equipment	718
Goodwill	(6,442)
Core deposit intangible	4,371
Other assets	(1,380)
Interest-bearing deposits	240
FHLB advances	225
Tax effect of fair value adjustment	1,595
Total adjustments of net assets acquired	(2,116)
Fair value of assets acquired	49,500
Estimated goodwill	$46,556

(8)
Reversal of  $259,000 of St. Martin’s core deposit intangible asset from two previous acquisitions plus an estimated core deposit intangible created with this acquisition of  $4.6 million.

(9)
The adjustment is for estimated deferred tax asset of  $1.6 million on the transaction and the estimated fair value adjustment on other assets of  ($1.3 million).

(10)
Estimated fair value adjustment of  $240,000 for acquired certificates of deposit based on current interest rates for similar instruments.

(11)
Estimated fair value adjustment of  $225,000 for acquired Federal Home Loan Bank advances based on market rates for similar instruments.

(footnotes continued on next page)

(12)
Represents $4.7 million estimate of St. Martin’s quarterly dividend obligation in the third and fourth quarter of 2017; St. Martin’s obligations of  $3.0 million as a result of the merger and Home’s obligations of  $2.0 million, net of taxes, as a result of the merger.

(13)
Represents the elimination of St. Martin’s common stock of  $208,000 plus Home’s issuance of 1,926,858 shares of common stock with a par value of  $0.01.

(14)
Represents the elimination of St. Martin’s additional paid in capital of  $5.4 million plus $75.4 million, which is the excess of Home’s par value on the issuance of 1,926,858 shares of common stock based upon the average 10 day closing stock price of  $39.15 as of August 22, 2017.

(15)
Represents the elimination of St. Martin’s retained earnings of  $54.5 million plus Home’s merger-related transaction cost, net of taxes, of  $1.4 million.

(16)
Represents the elimination of St. Martin’s accumulated other comprehensive loss.

UNAUDITED COMBINED CONDENSED CONSOLIDATED PRO FORMA
STATEMENT OF INCOME
(Unaudited)
For the Six Months Ended June 30, 2017
(Dollars in Thousands, Except Per Share Data)
	For the Six Months Ended June 30, 2017
	Home	St. Martin	Adjustments(1)	Pro Forma
Interest income:
Loans, including fees	$32,411	$13,234	$383(2)	$46,028
Investment securities	2,143	501	25(2)	2,669
Other investments and deposits	208	275	—	483
Total interest income	34,762	14,010	408	49,180
Interest expense:
Deposits	2,142	992	(68)(2)	3,066
Federal Home Loan Bank advances	753	184	(29)(2)	908
Other borrowings	—	49	—	49
Total interest expense	2,895	1,225	(97)	4,023
Net interest income	31,867	12,785	505	45,157
Provision for loan losses	457	510	—	967
Net interest income after provision for loan losses	31,410	12,275	505	44,190
Noninterest income:
Service fees and charges	1,927	1,200	—	3,127
Bank card fees	1,450	674	—	2,124
Gain on sale of loans, net	616	—	—	616
Income from bank-owned life insurance	240	96	—	336
(Loss) gain on the closure or sale of assets, net	(104)	—	—	(104)
Loss on sale of securities, net	—	(1)	—	(1)
Other income	861	185	—	1,046
Total noninterest income	4,990	2,154	—	7,144
Noninterest expense:
Compensation and benefits	13,668	4,353	—	18,021
Occupancy	2,492	1,008	22(3)	3,522
Marketing and advertising	514	239	—	753
Data processing and communication	2,149	882	—	3,031
Professional services	413	320	—	733
Forms, printing and supplies	291	170	—	461
Franchise and shares tax	394	216	—	610
Regulatory fees	635	176	—	811
Foreclosed assets, net	(160)	61	—	(99)
Other expenses	1,686	689	171(4)	2,546
Total noninterest expense	22,082	8,114	193(5)	30,389
Income before income taxes	14,318	6,315	312	20,945
Income taxes	4,827	2,210(6)	109(7)	7,146
Net income	$9,491	$4,105	$203	$13,799

	For the Six Months Ended June 30, 2017
	Home	St. Martin	Adjustments(1)	Pro Forma
Earnings per share – basic	$1.36	$19.78		$1.55
Earnings per share – diluted	$1.31	$19.40		$1.51
Weighted average common shares outstanding:
Basic	6,954,348	207,552		8,881,206
Diluted	7,220,762	211,552		9,147,620
The accompanying notes are an integral part of these pro forma statements.

(1)
Assumes the merger with St. Martin was completed at the beginning of the period presented or January 1, 2017.

(2)
These pro forma acquisition adjustments reflect the amortization/accretion for the six months ended June 30, 2017 of acquisition adjustments related to loans, investments, deposits and borrowings on an accelerated basis over the estimated life of the related assets or liabilities which are 12.0 years, 15.0 years, deposits 3.0 years and 7.8 years, respectively.

(3)
Represents the estimated depreciation for the market valve adjustment for office properties over the estimated life of 39 years.

(4)
Represents amortization of  $4.6 million core deposit intangible on an accelerated basis over 15.0 years.

(5)
Home expects to incur approximately $1.4 million, on an after-tax basis, in total transaction costs as a result of the proposed merger. Non-interest expenses do not reflect anticipated costs savings or transaction expenses.

(6)
St. Martin files as a S-Corporation for income tax purposes therefore the adjustment reflects the tax impact for St. Martin at Home’s statutory income rate of 35.0%.

(7)
Reflects the tax impact of the pro forma acquisition adjustments at Home’s statutory income tax rate of 35.0%.

For the Year Ended December 31, 2016
(Dollars in Thousands, Except Per Share Data)
	Year Ended December 31, 2016
	Home	St. Martin	Adjustments(1)	Pro Forma
Interest income:
Loans, including fees	$63,732	$26,700	$835(2)	$91,267
Investment securities	3,676	936	50(2)	4,662
Other investments and deposits	276	243	—	519
Total interest income	67,684	27,879	885	96,448
Interest expense:
Deposits	3,701	1,857	(124)(2)	5,434
Federal Home Loan Bank advances	1,567	121	(57)(2)	1,631
Other borrowings	—	399	—	399
Total interest expense	5,268	2,377	(181)	7,464
Net interest income	62,416	25,502	1,066	88,984
Provision for loan losses	3,200	1,277	—	4,477
Net interest income after provision for loan losses	59,216	24,225	1,066	84,507
Noninterest income:
Service fees and charges	4,061	2,247	—	6,308
Bank card fees	2,603	1,222	—	3,825
Gain on sale of loans, net	1,770	—	—	1,770
Income from bank-owned life insurance	482	201	—	683
Gain on the closure or sale of assets, net	596	7	—	603
Gain on sale of securities, net	—	181	—	181
Other income	1,645	539	—	2,184
Total noninterest income	11,157	4,397	—	15,554
Noninterest expense:
Compensation and benefits	27,634	8,794	—	36,428
Occupancy	5,255	1,867	43(3)	7,165
Marketing and advertising	1,063	444	—	1,507
Data processing and communication	4,967	1,560	—	6,527
Professional services	983	560	—	1,543
Forms, printing and supplies	623	311	—	934
Franchise and shares tax	821	385	—	1,206
Regulatory fees	1,317	376	1,693
Foreclosed assets, net	140	65	—	205
Other expenses	3,994	1,372	333(4)	5,699
Total noninterest expense	46,797	15,734	376(5)	62,907
Income before income taxes	23,576	12,888	690	37,154
Income taxes	7,568	4,511(6)	241(7)	12,320
Net income	$16,008	$8,377	$449	$24,834

	Year Ended December 31, 2016
	Home	St. Martin	Adjustments(1)	Pro Forma
Earnings per share – basic	$2.34	$40.36		$2.83
Earnings per share – diluted	$2.25	$39.60		$2.75
Weighted average common shares outstanding:
Basic	6,842,437	207,552		8,769,295
Diluted	7,107,374	211,552		9,034,232
The accompanying notes are an integral part of these pro forma statements.

(1)
Assumes the merger with St. Martin was completed at the beginning of the period presented or January 1, 2016.

(2)
These pro forma acquisition adjustments reflect the amortization/accretion for the year ended December 31, 2016 of acquisition adjustments related to loans, investments, deposits and borrowings on an accelerated basis over the estimated life of the related assets or liabilities which are 12.0 years, 15.0 years, deposits 3.0 years and 7.8 years, respectively.

(3)
Represents the estimated depreciation for the market valve adjustment for office properties over the estimated life of 39 years.

(4)
Represents amortization of  $4.6 million core deposit intangible on an accelerated basis over 15.0 years.

(5)
Home expects to incur approximately $1.4 million, on an after-tax basis, in total transaction costs as a result of the proposed merger. Non-interest expenses do not reflect anticipated cost savings or transaction expenses. Home did not remove $560,000 of non-recurring merger-related cost in the period ending December 31, 2016 related to Louisiana Bancorp, Inc. acquisition in September 2015.

(6)
St. Martin files as a S-Corporation for income tax purposes therefore the adjustment reflects the tax impact for St. Martin at Home’s statutory income rate of 35.0%.

(7)
Reflects the tax impact of the pro forma acquisition adjustments at Home’s statutory income tax rate of 35.0%.

RISK FACTORS
In addition to general investment risks and the other information contained in or incorporated by reference into this joint proxy statement/prospectus, including the matters addressed under the heading “Cautionary Statement Regarding Forward-Looking Statements,” and the matters discussed under the caption “Risk Factors” in the Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed by Home, you should carefully consider the following risk factors in deciding how to vote on the proposals presented in this joint proxy statement/prospectus.
Risk Factors Related to the Merger
Because the market price of Home common stock will fluctuate, St. Martin shareholders cannot be sure of the exact market value of the Home common stock they will receive in the merger.
Upon completion of the merger, each share of St. Martin common stock will be converted into the right to receive the stock merger consideration consisting of shares of Home common stock. The market value of the Home common stock constituting the stock merger consideration may vary from the closing price of Home common stock on the date the parties initially announced the merger, on the date that this joint proxy statement/prospectus was first mailed or delivered to St. Martin shareholders, on the date of the special meeting of the St. Martin shareholders and on the date the merger is completed and thereafter. Any change in the market price of Home common stock prior to completion of the merger will affect the market value of the stock merger consideration. Accordingly, at the time of the special meeting of St. Martin shareholders, St. Martin shareholders will not know or be able to calculate the market value of the Home common stock constituting the stock merger consideration that St. Martin shareholders will receive upon completion of the merger. St. Martin is not permitted to terminate the merger agreement or re-solicit the vote of St. Martin shareholders solely because of changes in the market prices of Home’s stock. Stock prices may change as a result of a variety of factors, including general market and economic conditions, changes in Home’s and St. Martin’s respective businesses, operations and prospects, and regulatory considerations. Many of these factors are beyond the control of either Home or St. Martin. You should obtain current market quotations for shares of Home common stock.
The market price of Home common stock following the completion of the merger may be affected by factors different from those currently affecting the shares of Home or St. Martin.
Upon completion of the merger, holders of St. Martin common stock will become holders of Home common stock. Home’s business and operations differ in certain important respects from that of St. Martin and, accordingly, the results of operations of the combined company and the market price of Home common stock following completion of the merger may be affected by factors different from those currently affecting the independent results of operations of each of Home and St. Martin.
For a discussion of the business of St. Martin, see “Information about St. Martin” beginning on page 92. For a discussion of the business of Home and of certain factors to consider in connection with that business, see the documents incorporated by reference in this joint proxy statement/prospectus and referred to under “Where You Can Find More Information” beginning on page 139.
St. Martin and Home will be subject to business uncertainties and contractual restrictions while the merger is pending.
Uncertainty about the effect of the merger on employees and customers may have an adverse effect on St. Martin or Home. These uncertainties may impair St. Martin’s or Home’s ability to attract, retain and motivate key personnel until the merger is consummated, and could cause customers and others that have business dealings with St. Martin or Home to seek to terminate or change their existing business relationships with St. Martin or Home. Retention of certain employees may be challenging during the pendency of the merger, as certain employees may experience uncertainty about their future roles with the combined company. If key employees depart prior to the completion of the merger or decide not to remain with the combined company following completion of the merger, Home’s business following the merger could be adversely affected. In addition, the merger agreement restricts St. Martin from making certain acquisitions and taking other specified actions until the merger occurs without the consent of Home. These restrictions may prevent St. Martin from pursuing attractive business opportunities that may arise prior to the completion of the merger.

Please see “The Merger Agreement — Covenants and Agreements” beginning on page 77 for a description of the restrictive covenants to which St. Martin is subject.
The success of the merger and integration of Home and St. Martin will depend on a number of uncertain factors.
The success of the merger will depend on a number of factors, including, without limitation:
•
Home’s ability to integrate the branches acquired from St. Martin Bank in the merger into Home Bank’s current operations;

•
Home’s ability to limit the outflow of deposits held by its new customers in the branches acquired from St. Martin Bank and to successfully retain and manage interest-earning assets (i.e., loans) acquired in the merger;

•
Home’s ability to control the incremental non-interest expense from the branches acquired from St. Martin Bank in a manner that enables it to maintain a favorable overall efficiency ratio;

•
Home’s ability to retain and attract the appropriate personnel to staff the branches acquired from St. Martin Bank; and

•
Home’s ability to earn acceptable levels of interest and non-interest income, including fee income, from the branches acquired from St. Martin Bank.

Integrating the two companies will be an operation of substantial size and expense, and may be affected by general market and economic conditions or government actions affecting the financial industry generally. Integration efforts will also likely divert Home’s management’s attention and resources. No assurance can be given that Home will be able to successfully integrate the operations of St. Martin, and the integration process could result in the loss of key employees, the disruption of ongoing business, or inconsistencies in standards, controls, procedures and policies that adversely affect Home’s ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits of the merger. Home may also encounter unexpected difficulties or costs during the integration that could adversely affect its earnings and financial condition, perhaps materially. Additionally, no assurance can be given that the operation of the branches acquired from St. Martin will not adversely affect Home’s existing profitability, that Home will be able to achieve results in the future similar to those achieved by its existing banking business, or that Home will be able to manage the growth resulting from the merger effectively.
The merger agreement limits St. Martin’s ability to pursue alternatives to the merger.
The merger agreement includes provisions that limit St. Martin’s ability to pursue alternative proposals from third parties to acquire all or a significant part of St. Martin. Subject to certain specified exceptions, these “no shop” provisions limit St. Martin’s ability to discuss, facilitate or commit to competing third-party acquisition proposals. In addition, a termination fee would be payable by St. Martin to Home under certain circumstances, generally involving a determination by St. Martin to pursue an alternative transaction. These provisions could discourage a potential competing acquiror that might have an interest in acquiring all or a significant part of St. Martin from considering or proposing an acquisition, even if it were prepared to pay consideration with a higher per share value than that proposed to be paid by Home to St. Martin shareholders in the merger, or might result in a potential competing acquiror proposing to pay a lower per share price to acquire St. Martin than it might otherwise have proposed to pay.
If the conditions to the merger are not met or waived, the merger will not occur.
Specified conditions in the merger agreement must be satisfied or waived in order to complete the merger, including shareholder approval of the proposals being submitted to shareholders of each of Home and St. Martin at their respective special meetings. Home and St. Martin cannot assure you that each of the conditions will be satisfied or waived. If the conditions are not satisfied or waived, the merger will not occur or will be delayed, which could cause some or all of the intended benefits of the merger to be lost and could adversely affect the value of Home’s and/or St. Martin’s shares.

The merger may be completed even though Home or St. Martin experiences adverse changes in its business.
In general, either Home or St. Martin may refuse to complete the merger if the other party suffers a material adverse effect on its business prior to the closing of the merger. However, certain types of changes or occurrences with respect to Home or St. Martin would not prevent the merger from going forward, even if the change or occurrence would have adverse effects on Home or St. Martin, including the following:
•
changes in laws and regulations affecting banks or financial institutions or their holding companies generally, or interpretations thereof by courts or governmental entities, if such changes do not have a disproportionate impact on the affected company;

•
changes in GAAP or regulatory accounting principles generally applicable to financial institutions and their holding companies, if such changes do not have a disproportionate impact on the affected company;

•
actions and omissions of Home or St. Martin with the prior written consent of the other party or expressly required by the merger agreement;

•
changes or effects from the announcement of the merger agreement and the transactions contemplated thereby, and compliance by the parties with the merger agreement on the business, financial condition or results of operations of the parties;

•
changes in national or international political or social conditions including the engagement by the United States in hostilities, the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, if such changes do not have a disproportionate impact on the affected company;

•
changes in economic, financial market, or geographic conditions in general, including changes in economic or financial markets or changes in interest rates; if such changes do not have a disproportionate impact on the affected company;

•
any legal action asserted or other actions initiated by any St. Martin or Home shareholder arising out of or related to the merger agreement; and

•
any failure, in and of itself, of Home or St. Martin to meet any internal projections, forecasts or revenue or earnings projections.

In addition, either Home or St. Martin could waive the closing condition related to the occurrence of any material adverse effect on the other party and the merger would be completed even if a material adverse effect were to occur of a type that would otherwise allow a party to terminate the merger agreement or refuse to complete the merger.
If the merger is not consummated by March 31, 2018, either Home or St. Martin may choose not to proceed with the merger.
Either Home or St. Martin may terminate the merger agreement if the merger has not been completed by March 31, 2018, unless the failure of the merger to be completed has resulted from the material failure of the party seeking to terminate the merger agreement to perform its obligations.
Termination of the merger agreement or failure to complete the merger could negatively impact St. Martin or Home.
If the merger agreement is terminated or the merger is not completed for any reason, there may be various adverse consequences to St. Martin and/or Home. For example, St. Martin’s or Home’s businesses may have been impacted adversely by the failure to pursue other potentially beneficial opportunities due to the focus of their respective management teams on the merger, without realizing any of the anticipated benefits of completing the merger. Additionally, if the merger agreement is terminated, the value of St. Martin’s or Home’s shares could decline to the extent that the current value reflects a market assumption that the merger will be completed.

If the merger agreement is terminated and St. Martin’s board of directors seeks another merger or business combination, St. Martin shareholders cannot be certain that St. Martin will be able to find a party willing to pay an equivalent or higher price than the price Home has agreed to pay in the merger. Furthermore, under certain circumstances, St. Martin will be obligated to pay Home a termination fee of $3,500,000 if the merger agreement is terminated.
Please see “The Merger Agreement — Termination of the Merger Agreement” and “The Merger Agreement — Termination Fee” on page 84.
Certain of St. Martin’s directors and executive officers have interests in the merger that differ from the interests of St. Martin’s shareholders generally.
St. Martin’s shareholders should be aware that St. Martin’s directors and executive officers have interests in the merger and have arrangements that are different from, or in addition to, those of St. Martin’s shareholders. These interests and arrangements may create potential conflicts of interest. St. Martin’s board of directors was aware of these interests and considered these interests, among other matters, when making its decision to approve the merger agreement and recommend that St. Martin’s shareholders approve the merger agreement.
For a more complete description of these interests, please see “The Merger — Interests of St. Martin’s Directors and Executive Officers in the Merger” beginning on page 68.
The unaudited pro forma combined condensed consolidated financial information included in this document is preliminary and the actual financial condition and results of operations of Home following completion of the merger may differ materially.
The unaudited pro forma combined condensed consolidated financial information included in this document is presented for illustrative purposes only and are not necessarily indicative of what Home’s actual financial condition or results of operations would have been had the merger been completed on the dates indicated. The unaudited pro forma combined condensed consolidated financial information reflects adjustments, which are based upon preliminary estimates, to record the St. Martin identifiable assets acquired and liabilities assumed at fair value and the resulting goodwill recognized. The purchase price allocation reflected in this document is preliminary, and final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets and liabilities of St. Martin as of the date of the completion of the merger. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this document.
Please see “Unaudited Pro Forma Combined Condensed Consolidated Financial Data” beginning on page 24 for additional information regarding these financial statements.
The shares of Home common stock to be received by St. Martin shareholders as consideration in the merger will have different rights from the shares of St. Martin common stock currently held by them.
The rights associated with St. Martin common stock are different from the rights associated with Home common stock in certain significant respects. Upon completion of the merger, St. Martin shareholders will become Home shareholders and their rights as shareholders will be governed by the articles of incorporation and bylaws of Home.
Please see “Comparative Rights of Shareholders” beginning on page 122 for a discussion of the different rights associated with Home common stock.
Holders of St. Martin common stock will have a reduced ownership and voting interest in the combined company after the merger and will exercise less influence over management.
Holders of St. Martin common stock currently have the right to vote in the election of the board of directors and the power to approve or reject any matters requiring shareholder approval under Louisiana law and St. Martin’s articles of incorporation and bylaws. Upon completion of the merger, St. Martin shareholders will become Home shareholders, with a percentage ownership of Home that is smaller than such shareholders’ current percentage ownership of St. Martin. Based on the number of shares of Home and St. Martin common stock outstanding on October 20, 2017 and based on the shares of common stock expected to be issued by Home in the merger, the former shareholders of St. Martin as a group will receive shares of Home common stock in the merger constituting approximately 21% of the shares of Home common stock to be outstanding immediately following completion of the merger. As a result, current St. Martin shareholders will have significantly less influence on the management and policies of Home than they now have on the management and policies of St. Martin.
The merger may fail to qualify as a tax-free reorganization under the Internal Revenue Code.
The merger of Home and St. Martin has been structured to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code. The closing of the merger is conditioned upon the receipt by each of Home and St. Martin of an opinion of its respective tax advisor, each dated as of the effective date of the merger, substantially to the effect that, on the basis of facts, representations and assumptions set forth or referred to in that opinion (including factual representations contained in certificates of officers of St. Martin and Home) which are consistent with the state of facts existing as of the effective date of the merger, the merger constitutes a reorganization under Section 368(a) of the Internal Revenue Code. The tax opinions to be delivered in connection with the merger will not be binding on the Internal Revenue Service, referred to as the IRS, or the courts, and neither Home nor St. Martin intends to request a ruling from the IRS with respect to the United States federal income tax consequences of the merger. If the merger fails to qualify as a tax-free reorganization, a St. Martin shareholder would likely recognize gain or loss on each share of St. Martin exchanged for Home stock in the amount of the difference between the fair market value of the Home common stock in exchange and the shareholder’s basis in the St. Martin shares surrendered.
See “Material United States Federal Income Tax Consequences of the Merger” beginning on page 85 for a more detailed discussion of the federal income tax consequences of the transaction.
If the merger is not completed, Home and St. Martin will have incurred substantial expenses without realizing the anticipated benefits of the merger.
Each of Home and St. Martin has incurred and will incur substantial expenses in connection with the negotiation and completion of the transactions contemplated by the merger agreement, as well as the costs and expenses of filing, printing, and mailing this joint proxy statement/prospectus, and all SEC filing fees and other fees payable in connection with the merger. The completion of the merger depends on the satisfaction of a variety of specified conditions, including the approval of the merger agreement by shareholders of each of Home and St. Martin at their respective special meetings. Neither Home nor St. Martin can guarantee that these conditions will be met. If the merger is not completed, Home and St. Martin would have to recognize these expenses without realizing the expected benefits of the merger, and such expenses could have an adverse impact on Home’s and/or St. Martin’s financial condition and results of operations on a stand-alone basis.
Neither of the fairness opinions received by the respective boards of directors of Home and St. Martin in connection with the merger has been updated to reflect changes in circumstances since the dates of such opinions.
The opinions rendered by BSP, dated August 22, 2017, and by Raymond James, dated August 23, 2017, were based upon information available to each advisor as of such date. Neither opinion has been or will be updated to reflect changes that may occur or may have occurred after the date on which such opinion was delivered, including changes to the operations and prospects of Home or St. Martin, changes in general market and economic conditions, or other factors that may be beyond the control of Home and St. Martin. Any such changes may alter the relative value of Home or St. Martin or the price of shares of Home common stock by the time the merger is completed. The opinions do not speak as of the date the merger will be completed or as of any date other than the date of such opinions. The merger agreement does not require that either BSP’s or Raymond James’ opinion be updated as a condition to the completion of the merger, and neither Home nor St. Martin intends to request that the respective fairness opinions be updated. BSP’s fairness opinion and Raymond James’ fairness opinion are attached to this joint proxy statement/prospectus as Annex B and Annex C, respectively. For a description of the opinion that Home received from its financial advisor, please see “The Merger — Opinion of Home’s Financial Advisor,” beginning on page 52. For a description of the opinion that St. Martin received from its financial advisor, please see “The Merger — Opinion of St. Martin’s Financial Advisor,” beginning on page 60.

Risks Relating to Home’s Business Following the Merger
Combining the two companies may be more difficult, costly or time-consuming than expected.
Home and St. Martin have historically operated and, until the effective time of the merger, will continue to operate, independently. The success of the merger will depend, in part, on Home’s ability to successfully combine the businesses of Home and St. Martin. To realize these anticipated benefits, after the effective time of the merger, Home expects to integrate St. Martin’s business into its own. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the combined company’s ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits of the merger. The loss of key employees could adversely affect Home’s ability to successfully conduct its business in the markets in which St. Martin now operates, which could have an adverse effect on Home’s financial results and the value of its common stock. If Home experiences difficulties with the integration process, the anticipated benefits of the merger may not be realized fully or at all, or may take longer to realize than expected. As with any merger of financial institutions, there also may be business disruptions that cause Home or St. Martin to lose current customers or cause current customers to remove their accounts from Home or St. Martin and move their business to competing financial institutions. Integration efforts between the two companies will also divert management attention and resources. These integration matters could have an adverse effect on each of Home and St. Martin during this transition period and for an undetermined period after consummation of the merger.
Home may fail to realize the cost savings estimated for the merger.
Home estimates that it will achieve cost savings from the merger when the two companies have been fully integrated. While Home continues to be comfortable with these expectations as of the date of this joint proxy statement/prospectus, it is possible that the estimates of the potential cost savings could turn out to be incorrect.
The actual integration may result in additional and unforeseen expenses, and the anticipated benefits of the integration plan may not be realized. Actual growth and cost savings, if achieved, may be lower than what Home expects and may take longer to achieve than anticipated. If Home is not able to adequately address integration challenges, Home may be unable to successfully integrate Home’s and St. Martin’s operations or to realize the anticipated benefits of the integration of the two companies.
Risks Relating to Home’s Business
You should read and consider risk factors specific to Home’ business that will also affect the combined company after the merger. These risks are described in the section entitled “Risk Factors” in Home’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in other documents incorporated by reference into this joint proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 139 for the location of information incorporated by reference into this joint proxy statement/prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain of the statements contained in this joint proxy statement/prospectus and the documents incorporated by reference herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, expectations or predictions of future financial or business performance, conditions relating to Home and St. Martin, and the possible effects of the proposed merger of Home and St. Martin. These forward-looking statements include statements with respect to Home’s and St. Martin’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond Home’s and St. Martin’s control). The words “may,” “could,” “should,” “would,” “will,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements.
In addition to factors previously disclosed in the reports filed by Home with the SEC and those identified elsewhere in this joint proxy statement/prospectus, the following factors, among others, could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements:
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the ability to satisfy closing conditions to the merger, including approval by shareholders of each of Home and St. Martin on the expected terms and schedule;

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delay in closing the merger;

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difficulties and delays in integrating the St. Martin business or fully realizing anticipated cost savings and other benefits of the merger;

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business disruptions following the merger;

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revenues following the merger may be lower than expected;

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deposit attrition, operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected;

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the strength of the United States economy in general and the strength of the local economies in which Home and St. Martin conduct their operations;

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the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board;

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the downgrade, and any future downgrades, in the credit rating of the U.S. Government and federal agencies;

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inflation, interest rate, market and monetary fluctuations;

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the timely development of and acceptance of new products and services and the perceived overall value of these products and services by users, including the features, pricing and quality compared to competitors’ products and services;

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the willingness of users to substitute competitors’ products and services for Home’s products and services;

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the success of Home in gaining regulatory approval of its products and services, when required;

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the impact of changes in laws and regulations applicable to financial institutions (including laws concerning taxes, banking, securities and insurance);

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technological changes;

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additional acquisitions;

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changes in consumer spending and saving habits;

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the nature, extent, and timing of governmental actions and reforms, which may be changed unilaterally and retroactively by legislative or regulatory actions; and

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the success of Home at managing the risks involved in the foregoing.

Some of these risks and uncertainties are discussed herein, including under the heading “Risk Factors,” and in Home’s Form 10-K for the year ended December 31, 2016, as updated subsequently filed Forms 10-Q and other reports filed by Home with the SEC from time to time.
All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable to directors of Home or St. Martin or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to within this joint proxy statement/prospectus. Forward-looking statements speak only as of the date on which such statements are made. Home and St. Martin undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed in this proxy statement/prospectus or incorporated documents might not occur and you should not put undue reliance on any forward-looking statements.
Home and St. Martin caution that the foregoing list of important factors is not exclusive. Readers are also cautioned not to place undue reliance on these forward-looking statements, which reflect Home’s and St. Martin’s analysis only as of the date of this joint proxy statement/prospectus.

THE HOME SPECIAL MEETING
This section contains information from Home for Home shareholders about the Home special meeting. This joint proxy statement/prospectus is being mailed to each Home shareholder, on or about October 27, 2017. Together with this joint proxy statement/prospectus, Home shareholders are also receiving a notice of the special meeting of Home shareholders and a form of proxy that Home’s board of directors is soliciting for use at the Home special meeting and at any adjournments or postponements thereof.
Date, Place and Time of the Home Meeting
The Home special meeting will be held on Tuesday, December 5, 2017, at 10:00 a.m., local time, at the Petroleum Club of Lafayette, 111 Heymann Boulevard, Lafayette, Louisiana.
This joint proxy statement/prospectus also serves as a prospectus in connection with the issuance of shares of Home common stock to St. Martin shareholders upon completion of the merger.
Matters to Be Considered at the Home Special Meeting
At the Home special meeting, Home shareholders will vote on the following matters:
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the Home merger proposal;

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the Home stock issuance proposal; and

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the Home adjournment proposal.

Recommendation of Home’s Board of Directors
Home’s board of directors has approved the merger agreement and the transactions contemplated thereby, including the merger and the issuance of share of Home’s common stock in the merger, and unanimously recommends that Home shareholders vote “FOR” the Home merger proposal, “FOR” the Home stock issuance proposal, and “FOR” the Home adjournment proposal.
Record Date for the Home Special Meeting
Home’s board of directors has fixed the close of business on October 17, 2017 as the record date for determining the Home shareholders entitled to receive notice of and to vote at the Home special meeting. Only Home shareholders of record as of the record date are entitled to vote at the Home special meeting. As of the record date, 7,415,716 shares of Home common stock were issued and outstanding and held by approximately 725 record holders. Home shareholders are entitled to one vote on each matter considered and voted on at the Home special meeting for each share of Home common stock held of record at the close of business on the record date.
Quorum; Vote Required
The presence, in person or by properly executed proxy, of the holders of a majority of the issued and outstanding shares of Home common stock entitled to vote at the Home special meeting is necessary to constitute a quorum at the Home special meeting. For purposes of determining the presence of a quorum, abstentions and broker non-votes will be counted as present for the purpose of determining whether a quorum is present.
Home merger proposal:
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Standard:    Approval of the Home merger proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Home common stock entitled to be cast on the proposal.

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Effect of abstentions and broker non-votes:    If you fail to vote, mark “ABSTAIN” on your proxy, or fail to instruct your bank or broker with respect to the Home merger proposal, it will have the same effect as a vote “AGAINST” the proposal.

Home stock issuance proposal:
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Standard:   Approval of the Home stock issuance proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Home common stock entitled to be cast on the proposal.

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Effect of abstentions and broker non-votes:   If you fail to vote, mark “ABSTAIN” on your proxy, or fail to instruct your bank or broker with respect to the Home stock issuance proposal, it will have the same effect as a vote “AGAINST” the proposal.

Home adjournment proposal:
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Standard:   Approval of the Home adjournment proposal requires the affirmative vote of the holders of at least a majority of the votes cast at the Home special meeting.

Effect of abstentions and broker non-votes:   If you mark “ABSTAIN” on your proxy card, fail to submit a proxy card or vote in person at the Home special meeting, or fail to instruct your bank or broker how to vote with respect to the Home adjournment proposal, you will not be deemed to have cast a vote with respect to the proposal and it will have no effect on the proposal.
As of the record date for the Home special meeting, Home directors and executive officers beneficially owned approximately 929,282 shares (excluding shares that may be acquired upon the exercise of stock options), or 12.5%, of the outstanding shares of Home common stock entitled to vote at the Home special meeting.
As of the record date for the Home special meeting, St. Martin, its subsidiaries, and its directors and officers and their affiliates owned an aggregate of 1,260 shares of Home common stock (other than shares held as fiduciary, custodian or agent).
Solicitation of Proxies for the Home Special Meeting
The expense of soliciting proxies for Home’s special meeting will be paid by Home. Home’s directors, officers and employees may solicit proxies personally, by telephone, by e-mail and by facsimile. Such directors, officers and employees will not receive any additional compensation for such solicitation activities.
It is important that any shares of Home common stock you hold be represented at the Home special meeting. Whether or not you plan to attend the Home special meeting, Home’s board of directors asks that all holders of Home common stock take the time to vote prior to the Home special meeting by completing, signing, dating and returning the enclosed proxy card as soon as possible in the enclosed postage-paid envelope, by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card. If you attend the Home special meeting and wish to vote in person, your proxy may be revoked at that time. Additional methods of revoking a proxy are described below.
Voting at the Home Special Meeting
Home shareholders are entitled to one vote on each matter to be considered and voted on at the Home special meeting for each share of Home common stock held of record at the close of business on the record date for the Home special meeting.
Each copy of this joint proxy statement/prospectus delivered to Home shareholders is accompanied by a form of proxy card with instructions for voting. If you hold stock in your name as a shareholder of record, you should complete, sign and return the proxy card accompanying this joint proxy statement/prospectus, regardless of whether you plan to attend the Home special meeting. You may also vote your shares through the Internet or by telephone. Information and applicable deadlines for voting through the Internet or by telephone are set forth in the enclosed proxy card instructions. To ensure your representation at the special meeting, Home recommends that you vote by proxy even if you plan to attend the special meeting. You can always change your vote at the special meeting.

If you appropriately mark, sign and return the enclosed proxy in time to be voted at the Home special meeting, the shares represented by the proxy will be voted in accordance with your instructions marked on the proxy. Valid proxies delivered by Home shareholders that are executed but do not specify a vote on a particular matter will be voted “FOR” approval of the merger agreement, “FOR” approval of the Home stock issuance proposal and “FOR” the proposal to allow the adjournment of the Home special meeting, if necessary. No matters other than the matters described in this joint proxy statement/prospectus are anticipated to be presented for action at the Home special meeting or at any adjournment or postponement of the Home special meeting. However, if other business properly comes before the Home special meeting, the persons named as proxies on the Home proxy card will, in their discretion, vote upon such matters in their best judgment.
If you hold your Home stock in “street name” through a bank, broker or nominee, you must direct your bank, broker or nominee how to vote in accordance with the instructions you have received from your bank, broker or nominee. Your broker, bank, or other nominee may allow you to deliver your voting instructions via the telephone or the Internet.
Banks, brokers and other nominees are not allowed to exercise their voting discretion with respect to the approval of matters determined to be “non-routine,” without specific instructions from the beneficial owner. If your broker, bank or other nominee holds your shares of Home common stock in “street name,” your broker, bank or other nominee will only vote your shares of Home common stock if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker, bank or other nominee with this joint proxy statement/prospectus. Home believes that none of the Home proposals are routine matters and, as a result, if your bank, broker or other nominee has not received your voting instructions with respect to these proposals, your bank, broker or other nominee cannot vote your shares on these proposals.
Signing and returning the enclosed proxy will not affect a Home shareholder’s right to attend the Home special meeting and vote in person. If you attend the Home special meeting and wish to vote in person, your proxy may be revoked at that time. Please note, however, that simply attending the Home special meeting will not revoke a previously-submitted proxy; you must cast a new vote at the Home special meeting in order to revoke your prior vote. If you are a Home shareholder whose shares are not registered in your own name, you will need to bring with you a proxy or letter from the bank, broker, nominee or other holder of record in order to vote in person at the Home special meeting.
Revocation of Proxies for the Home Special Meeting
A Home shareholder who has submitted a proxy may revoke it at any time before its exercise at the Home special meeting by (i) giving written notice of revocation to Home’s Corporate Secretary, (ii) properly submitting to Home a duly executed proxy bearing a later date, (iii) voting again by telephone or the Internet or (iv) attending the Home special meeting and voting in person. Please note, however, that simply attending the Home special meeting will not revoke a previously-submitted proxy; you must cast a new vote at the Home special meeting in order to revoke your prior vote. All written notices of revocation and other communications with respect to revocation of Home proxies should be addressed to Home as follows: Richard J. Bourgeois, Corporate Secretary, Home Bancorp, Inc., 503 Kaliste Saloom Road, Lafayette, Louisiana 70508.
THE HOME PROPOSALS
Approval of Merger Agreement
Home is asking its shareholders to approve the merger agreement. Home shareholders should read this joint proxy statement/prospectus carefully and in its entirety, including the Annexes, for more detailed information concerning the merger agreement, the merger and the issuance of shares of Home common stock in connection with the merger. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A.
Home’s board of directors unanimously recommends that Home shareholders vote “FOR” approval of the merger agreement.

Approval of the Issuance of shares of Home common stock in the Merger
Under Louisiana law, shareholders of a corporation must approve any issuance of shares which (i) are issued for consideration other than cash or cash equivalents, and (ii) is in an amount equal to more than 20% of the voting power of the corporation’s outstanding shares immediately prior to the transaction. Home proposes to issue an aggregate of approximately 1,927,000 shares of its common stock in the merger to shareholders of St. Martin as the stock merger consideration. The shares will not be issued in exchange for cash or cash equivalents. In addition, the shares to be issued in the merger will constitute approximately 26.0% of the voting power of Home’s outstanding shares of common stock immediately prior to the merger. Accordingly, shareholder approval of the share issuance in the merger is required under Louisiana law. In order to complete the merger, approval of the Home stock issuance proposal is required.
Home’s board of directors unanimously recommends that Home shareholders vote “FOR” approval of the Home stock issuance proposal.
Home Adjournment Proposal
The Home special meeting may be adjourned to another time or place, if necessary or appropriate, to permit further solicitation of proxies if necessary to obtain additional votes in favor of approval of the merger agreement or the Home stock issuance proposal.
If, at the Home special meeting, the number of shares of Home common stock present or represented and voting in favor of approval of the merger agreement or the Home stock issuance proposal is insufficient to approve either proposal, Home intends to move to adjourn the Home special meeting in order to solicit additional proxies. In that event, Home will ask its shareholders to vote on the Home adjournment proposal, but not the Home merger proposal and/or the Home stock issuance proposal, as the case may be.
In this proposal, Home is asking its shareholders to authorize the persons named as proxies on the Home proxy card on a discretionary basis to vote in favor of adjourning the Home special meeting to another time and place for the purpose of soliciting additional proxies, including the solicitation of proxies from Home shareholders who have previously voted.
Home’s board of directors unanimously recommends that Home shareholders vote “FOR” approval of adjournment, if necessary or appropriate, of the meeting to permit the solicitation of additional proxies in favor of approval of the merger agreement and/or the Home stock issuance proposal, as the case may be.

THE ST. MARTIN SPECIAL MEETING
This section contains information from St. Martin for St. Martin shareholders about the St. Martin special meeting. This joint proxy statement/prospectus is being mailed to each St. Martin shareholder, on or about October 27, 2017. Together with this joint proxy statement/prospectus, St. Martin shareholders are also receiving a notice of the special meeting of St. Martin shareholders and a form of proxy that St. Martin’s board of directors is soliciting for use at the St. Martin special meeting and at any adjournments or postponements thereof.
Date, Place and Time of the St. Martin Meeting
The St. Martin special meeting will be held on Tuesday, December 5, 2017, at 4:00 p.m., local time, at the main office of St. Martin Bank, 301 South Main Street, St. Martinville, Louisiana.
This joint proxy statement/prospectus also serves as a prospectus in connection with the issuance of shares of Home common stock to St. Martin shareholders upon completion of the merger.
Matters to Be Considered at St. Martin Special Meeting
At the special meeting, St. Martin shareholders will vote on:
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the St. Martin merger proposal;

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the St. Martin Shareholders’ Agreement proposal; and

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the St. Martin adjournment proposal.

Recommendation of St. Martin’s Board of Directors
St. Martin’s board of directors has approved the merger agreement and unanimously recommends that St. Martin’s shareholders vote “FOR” the St. Martin merger proposal, “FOR” approval of the Shareholders’ Agreement proposal, and “FOR” the St. Martin adjournment proposal.
Record Date for the St. Martin Special Meeting
St. Martin’s board of directors has fixed the close of business on October 17, 2017 as the record date for determining the St. Martin shareholders entitled to receive notice of and to vote at the St. Martin special meeting. Only St. Martin shareholders of record as of the record date are entitled to vote at the St. Martin special meeting. As of the record date, 207,552 shares of St. Martin common stock were issued and outstanding and held by 77 record holders. St. Martin shareholders are entitled to one vote on each matter considered and voted on at the St. Martin special meeting for each share of St. Martin common stock held of record at the close of business on the record date.
Quorum; Vote Required
The presence, in person or by properly executed proxy, of the holders of a majority of the issued and outstanding shares of St. Martin common stock entitled to vote at the St. Martin special meeting is necessary to constitute a quorum at the St. Martin special meeting. For purposes of determining the presence of a quorum, abstentions will be counted as present for the purpose of determining whether a quorum is present.
St. Martin merger proposal:
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Standard:   Approval of the St. Martin merger proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of St. Martin common stock entitled to be cast on the proposal.

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Effect of abstentions and broker non-votes:   If you fail to or vote, mark “ABSTAIN” on your proxy, it will have the same effect as a vote “AGAINST” the proposal. All shares of St. Martin common stock are held by shareholders of record, and, accordingly, there will be no broker non-votes at the St. Martin special meeting.

St. Martin Shareholders’ Agreement proposal:
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Standard:   Approval of the St. Martin Shareholders’ Agreement proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of St. Martin common stock.

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Effect of abstentions and broker non-votes:   If you mark “ABSTAIN” on your proxy card or fail to submit a proxy card or vote in person at the St. Martin special meeting, with respect to the St. Martin Shareholders’ Agreement proposal, it will have the same effect as a vote “AGAINST” the proposal. All shares of St. Martin common stock are held by shareholders of record, and, accordingly, there will be no broker non-votes at the St. Martin special meeting.

St. Martin adjournment proposal:
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Standard:    Approval of the St. Martin adjournment proposal requires the affirmative vote of the holders of at least a majority of the votes cast at the St. Martin special meeting.

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Effect of abstentions and broker non-votes:   If you mark “ABSTAIN” on your proxy card or fail to submit a proxy card or vote in person at the St. Martin special meeting, with respect to the St. Martin adjournment proposal, you will not be deemed to have cast a vote with respect to the proposal and it will have no effect on the proposal. All shares of St. Martin common stock are held by shareholders of record, and, accordingly, there will be no broker non-votes at the St. Martin special meeting.

As of the record date for the St. Martin’s special meeting, St. Martin directors and executive officers beneficially owned approximately 55,551 shares, or 26.8%, (excluding shares that may be acquired upon the exercise of stock options), of the outstanding shares of St. Martin common stock entitled to vote at the St. Martin special meeting. In connection with St. Martin’s entry into the merger agreement, St. Martin’s directors entered into voting and support agreements that require, among other things, the directors to vote in favor of the approval of the merger agreement at the St. Martin special meeting. The St. Martin directors who executed the voting and support agreements own an aggregate of 56,381 shares, or 27.2% of the outstanding shares, of St. Martin common stock.
As of the record date for the St. Martin special meeting, Home, its subsidiaries, and its directors, executive officers and their affiliates owned 2,396 shares, or 1.15%, of St. Martin common stock (excluding shares held as fiduciary, custodian or agent). All of such shares of St. Martin common stock were owned by Mr. Michael P. Maraist, Chairman of the Board of Home and Home Bank. In addition to Mr. Maraist, certain of his relatives and other family interests own an aggregate of an additional 17,267 shares, or 8.32%, of St. Martin common stock. Mr. Maraist disclaims beneficial ownership of any of such shares owned by other family members and family interests.
Solicitation of Proxies for the St. Martin Special Meeting
The expense of soliciting proxies for St. Martin’s special meeting will be paid by St. Martin. St. Martin’s directors, officers and employees may solicit proxies personally, by telephone, by e-mail and by facsimile. Such directors, officers and employees will not receive any additional compensation for such solicitation activities.
It is important that any shares of St. Martin common stock you hold be represented at the St. Martin special meeting. Whether or not you plan to attend the St. Martin special meeting, St. Martin’s board of directors asks that all holders of St. Martin common stock take the time to vote prior to the St. Martin special meeting by completing, signing, dating and returning the enclosed proxy card as soon as possible in the enclosed postage-paid envelope, by calling toll-free telephone number or by using the Internet as described in the instructions included with your proxy card. If you attend the St. Martin special meeting and wish to vote in person, your proxy may be revoked at that time. Additional methods of revoking a proxy are described below.
Voting at the St. Martin Special Meeting
St. Martin shareholders are entitled to one vote on each matter to be considered and voted on at the St. Martin special meeting for each share of St. Martin common stock held of record at the close of business on the record date for the St. Martin special meeting. You may also vote your shares through the Internet or by telephone. Information and applicable deadlines for voting through the Internet or by telephone are set forth in the enclosed proxy card instructions.

Each copy of this joint proxy statement/prospectus delivered to St. Martin shareholders is accompanied by a form of proxy card with instructions for voting. Shareholders of St. Martin should complete, sign and return the proxy card accompanying this joint proxy statement/prospectus, regardless of whether they plan to attend the St. Martin special meeting. To ensure your representation at the special meeting, St. Martin recommends that you vote by proxy even if you plan to attend the special meeting. You can always change your vote at the special meeting.
If you appropriately mark, sign and return the enclosed proxy in time to be voted at the St. Martin special meeting, the shares represented by the proxy will be voted in accordance with your instructions marked on the proxy. Valid proxies delivered by St. Martin shareholders that are executed but do not specify a vote on a particular matter will be voted “FOR” approval of the merger agreement, “FOR” approval of the Shareholders’ Agreement proposal and “FOR” the proposal to allow the adjournment of the St. Martin special meeting, if necessary. No matters other than the matters described in this joint proxy statement/prospectus are anticipated to be presented for action at the St. Martin special meeting or at any adjournment or postponement of the St. Martin special meeting. However, if other business properly comes before the St. Martin special meeting, the persons named as proxies on the St. Martin proxy card will, in their discretion, vote upon such matters in their best judgment.
Signing and returning the enclosed proxy will not affect a St. Martin shareholder’s right to attend the St. Martin special meeting and vote in person. If you attend the St. Martin special meeting and wish to vote in person, your proxy may be revoked at that time. Please note, however, that simply attending the St. Martin special meeting will not revoke a previously-submitted proxy; you must cast a new vote at the St. Martin special meeting in order to revoke your prior vote.
Revocation of Proxies for the St. Martin Special Meeting
A St. Martin shareholder who has submitted a proxy may revoke it at any time before its exercise at the St. Martin special meeting by (i) giving written notice of revocation to St. Martin’s Corporate Secretary, (ii) properly submitting to St. Martin a duly executed proxy bearing a later date, (iii) voting again by telephone or the Internet, or (iv) attending the St. Martin special meeting and voting in person. Please note, however, that simply attending the St. Martin special meeting will not revoke a previously-submitted proxy; you must cast a new vote at the St. Martin special meeting in order to revoke your prior vote. All written notices of revocation and other communications with respect to revocation of St. Martin proxies should be addressed to St. Martin as follows: Guy M. Labbé, Chief Executive Officer, St. Martin Bancshares, Inc., 301 S. Main Street, St. Martinville, Louisiana 70582.

THE ST. MARTIN PROPOSALS
Approval of Merger Agreement
St. Martin is asking its shareholders to approve the merger agreement. St. Martin shareholders should read this joint proxy statement/prospectus carefully and in its entirety, including the Annexes, for more detailed information concerning the merger agreement and the merger. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A.
St. Martin’s board of directors unanimously recommends that St. Martin shareholders vote “FOR” approval of the merger agreement.
St. Martin Shareholders’ Agreement Proposal
Currently, all shareholders of St. Martin have entered into the Amended and Restated Shareholders’ Agreement, dated as of August 8, 2006, with St. Martin. Under the terms of the Shareholders’ Agreement, no holder of shares of St. Martin common stock may transfer his or her shares of stock except to another shareholder or member of a “family group,” as defined in the Shareholders’ Agreement, or to certain “eligible shareholders,” as defined in the Shareholders’ Agreement and only after satisfying certain procedural requirements. Home is not an “eligible shareholder” under the terms of the Shareholders’ Agreement. The transfer restrictions in the Shareholders’ Agreement include transfers by operation of law. The exchange of shares of St. Martin common stock for shares of Home common stock in the merger will constitute a transfer by operation of law. In order to avoid any doubt that the proposed exchange of shares of St. Martin common stock for the merger consideration under the terms of the merger agreement may be subject to the terms of the Shareholders’ Agreement, the St. Martin board of directors is asking its shareholders to approve the termination of the Shareholders’ Agreement, effective as of the date that the merger closes. If the merger does not close, the Shareholders’ Agreement would remain in place notwithstanding the vote of St. Martin shareholders with respect to the Shareholders’ Agreement Proposal.
St. Martin’s board of directors unanimously recommends that St. Martin shareholders vote “FOR” the termination of the Shareholders’ Agreement, effective as of the closing date of the merger.
St. Martin Adjournment Proposal
The St. Martin special meeting may be adjourned to another time or place, if necessary or appropriate, to permit further solicitation of proxies if necessary to obtain additional votes in favor of approval of the merger agreement and/or approval of the Shareholders’ Agreement proposal.
If, at the St. Martin special meeting, the number of shares of St. Martin common stock present or represented and voting in favor of approval of the merger agreement and/or approval of the Shareholders’ Agreement proposal is insufficient to approve either proposal, St. Martin intends to move to adjourn the St. Martin special meeting in order to solicit additional proxies. In that event, St. Martin will ask its shareholders to vote on the St. Martin adjournment proposal, but not the proposal to approve the merger agreement and/or the Shareholders’ Agreement proposal, as the case may be.
In this proposal, St. Martin is asking its shareholders to authorize the persons named as proxies on the St. Martin proxy card on a discretionary basis to vote in favor of adjourning the St. Martin special meeting to another time and place for the purpose of soliciting additional proxies, including the solicitation of proxies from St. Martin shareholders who have previously voted.
St. Martin’s board of directors unanimously recommends that St. Martin shareholders vote “FOR” approval of adjournment, if necessary or appropriate, of the meeting to permit the solicitation of additional proxies in favor of approval of the merger agreement and/or the Shareholders’ Agreement proposal, as the case may be.

THE MERGER
Terms of the Merger
Each of the Home’s and St. Martin’s respective board of directors has approved the merger agreement, which provides for the merger of St. Martin with and into Home and immediately thereafter, the merger of St. Martin Bank with and into Home Bank.
In the merger, each share of St. Martin common stock issued and outstanding immediately prior to the completion of the merger, except for shares of St. Martin common stock held by shareholders who exercise their appraisal rights under Louisiana law and certain shares held by Home or St. Martin, will be converted into the right to receive 9.2839 shares of Home common stock, par value $0.01 per share. No fractional shares of Home common stock will be issued in connection with the merger.
Also under the terms of the merger agreement, immediately prior to the completion of the merger, St. Martin will pay a special cash distribution of  $94.00 per share, or approximately $19.5 million in the aggregate, to shareholders of St. Martin.
Shareholders of both Home and St. Martin are being asked to approve, among other items, the merger agreement. See “The Merger Agreement” for additional and more detailed information regarding the legal documents that govern the merger, including information about conditions to the completion of the merger and provisions for terminating or amending the merger agreement.
Background of the Merger
From time to time, the board of directors and management of St. Martin have periodically reviewed and updated strategic plans for St. Martin and St. Martin Bank with a view to enhancing shareholder value. These discussions have focused on, among other things, the business and regulatory environment facing financial institutions in general and St. Martin in particular, as well as ways to enhance St. Martin’s competitive position. On occasion, St. Martin has received unsolicited inquiries regarding its willingness to consider an acquisition by, or affiliation with, other financial institutions. Consistent with its fiduciary obligations to its shareholders, the board of directors of St. Martin has given due consideration to any such inquiries in light of St. Martin’s strategic plans, the nature of the offer and offeror, other opportunities available to the organization, and other considerations and factors deemed relevant by the board of directors.
In November 2016, senior management and representatives of the board of directors of St. Martin determined that it would be prudent to undertake a review of the various strategic options available to the organization, including remaining an independent institution or entering into a strategic merger with a similarly sized or larger institution. Over the ensuing months, senior management and representatives had preliminary conversations with Raymond James, a nationally recognized investment banking firm with significant experience in advising independent banks on mergers and acquisitions, regarding the overall market and pricing for acquisition transactions involving financial institutions and the process for completing such a transaction.
The executive committee of the board of directors continued its deliberations regarding the strategic options available to the organization through the first quarter of 2017 and engaged in additional discussions with Raymond James regarding these matters. In the context of these discussions, Raymond James evaluated the business, results of operations, financial condition, competitive position and future prospects of St. Martin and discussed with the executive committee a proposal to contact a select number of financial institutions on a confidential basis in order to inquire about their potential interest in a business combination transaction with St. Martin. Raymond James also compiled a list of 25 financial institutions which, based on its experience and knowledge, it believed were potential candidates for a potential strategic combination with St. Martin. Following the further deliberations of the Executive Committee on this matter, on April 13, 2017, St. Martin engaged Raymond James to assist and advise the company regarding a targeted effort to market the company. Thereafter, the executive committee, with guidance from Raymond James, selected 11 potential financial institutions to contact regarding a potential business combination with St. Martin.

Raymond James, with the assistance of management of St. Martin, prepared a confidential information memorandum containing certain basic information about the company to be provided to the identified acquisition candidates who had expressed some interest in exploring a transaction. In order to receive the confidential memorandum, as well as access to additional, more extensive due diligence materials regarding St. Martin, the potential candidates were first required to enter into a non-disclosure agreement. Of the 11 institutions contacted, 9 expressed an interest in receiving a non-disclosure agreement, of which 6 were executed. Following a review of the information provided and made available, Home and one other company submitted non-binding written indications of interest by the bid deadline of May 23, 2017. A third party (“Company C”) verbally indicated an interest in St. Martin, but did not submit a formal proposal because of timing considerations. However, Company C requested that Raymond James contact them at a later date regarding a potential business combination if St. Martin was unable to agree to terms with a merger partner. The other companies that executed non-disclosure agreements elected not to submit a written indication of interest and removed themselves from the process.
On May 25, 2017, the executive committee of St. Martin held a special meeting to evaluate the indications of interest received and consider whether to pursue negotiations regarding a potential business combination transaction or forego such a transaction and continue to operate on an independent, stand-alone basis. The initial indication of interest received by St. Martin from Home was for a transaction in which shareholders of St. Martin would receive consideration of  $435.00 per share for each share of St. Martin common stock, or approximately $91.3 million in the aggregate, based on the then-current value of Home stock, in a mix of 75% Home stock and 25% cash. Another institution (“Company B”) submitted an indication of interest which proposed a transaction consisting of a range of consideration value from $396.00 per share to $409.00 per share, or $83.0 million and $85.8 million in the aggregate, respectively, based on the then-current value of Company B stock, in an all stock transaction.
Following a presentation by Raymond James of the indications of interest received, and extensive deliberations by the committee, the committee authorized Raymond James to attempt to negotiate to seek an enhanced offer from Home. As a result of these negotiations, Home, on May 25, 2017, indicated that it was revising its initial indication of interest to offer consideration of  $470.00 per share for each share of St. Martin common stock, or approximately $97.5 million in the aggregate based on the then-current value of Home stock, in a mix of 80% Home stock and 20% cash. The revised offer reflected a higher per share consideration to St. Martin shareholders in exchange for a lower percentage of the purchase price payable in cash. Additionally, the revised offer included the possibility of permitting St. Martin to pay a one-time special distribution to its shareholders prior to closing in lieu of an equivalent amount of cash consideration. On June 2, 2017, Home and St. Martin executed the revised indication of interest, which included a 45-day exclusivity period.
During the months of June, July and early August, each party conducted extensive due diligence of the other party, which included among other things an evaluation of the other party’s operations, material contracts and loan portfolio, and each party held discussions with selected members of the executive management team of the other party. In the context of these discussions and in light of the fluctuations of Home stock trading prices, the parties also discussed a number of items related to the structure of the merger consideration, including the manner of fixing the number of shares to be issued to St. Martin in the merger transaction. In August 2017, a draft of the definitive merger agreement was circulated and the two sides began negotiations towards a final agreement that would be mutually acceptable to the parties. As a part of these negotiations, the parties agreed that the portion of the merger consideration payable in cash by Home would be restructured such that it would be payable by St. Martin immediately prior to closing as a one-time special cash distribution in the amount of  $94.00 per share of St. Martin common stock. The parties also agreed to fix the number of shares issuable to St. Martin common shareholders by Home as a result of the merger at 9.2839 shares of Home common stock for each share of St. Martin common stock.
On August 22, 2017, the Home board of directors met to consider approval of the merger agreement and the transactions contemplated by the merger agreement, including the merger and the issuance of shares of Home common stock as the stock merger consideration. Representatives of BSP and Silver, Freedman, Taff  & Tiernan LLP, special counsel to Home, participated in the meeting. All directors of Home were present other than Michael P. Maraist, Chairman of the Board, and Paul J. Blanchet, III. Mr. Maraist and certain other members of his family are shareholders of St. Martin, and Mr. Blanchet is a partner in the accounting firm that audits St. Martin’s financial statements, Broussard Poché LLP. In order to avoid even the appearance of a conflict of interest, Messrs. Maraist and Blanchet recused themselves from participation in any discussion or consideration of the potential merger with St. Martin. At the August 22nd meeting, the Home board of directors reviewed a copy of the current draft of the merger agreement which contemplated, among other things, that (i) St. Martin would merge with and into Home with Home surviving the merger, (ii) immediately following the merger, St. Martin Bank would merge with and into Home Bank, (iii) the exchange ratio would be 9.2839 shares of Home common stock for each outstanding share of St. Martin common stock or an aggregate issuance of approximately 1,927,000 shares of Home common stock in the merger, (iv) Home would appoint two St. Martin directors to the Home and Home Bank boards of directors and (v) Home Bank would enter into employment agreements with three officers of St. Martin Bank, effective as of the effective time of the merger. At the special meeting, Home’s legal counsel reviewed the material terms of the proposed merger agreement and related documents with the Home board of directors and each member of the board had the opportunity to discuss and ask questions of Home’s legal counsel and management regarding the terms of the merger agreement and such related documents. At this special meeting, representatives of BSP reviewed with the Home board of directors BSP’s financial analysis of the exchange ratio and rendered an opinion, dated as of August 22, 2017, to the Home board of directors to the effect that, as of such date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as described in such opinion, the stock merger consideration and the payment of the special cash distribution by St. Martin as provided in the merger agreement, fair, from a financial point of view, to Home. Following these discussions, and review and discussion among the members of the Home board of directors, including consideration of the factors described under “The Merger — Home’s Reasons for the Merger; Recommendation of the Home Board of Directors,” the Home board of directors, by unanimous vote of the members present, determined that the merger with St. Martin was advisable and in the best interests of Home and approved the merger agreement and the transactions contemplated thereby, including the issuance of shares of Home common stock in the merger.
The board of directors of St. Martin met on August 23, 2017 to review and discuss the merger agreement and the transactions contemplated by the merger agreement. Also present at the meeting were representatives of Raymond James and Fenimore, Kay, Harrison & Ford, LLP, St. Martin’s outside legal counsel, a firm with significant experience in advising financial institutions. At the meeting, Raymond James delivered a presentation regarding the financial terms of the transaction, as well as its opinion that the merger consideration, taking into account the payment of the special $94.00 per share pre-closing cash distribution, was fair from a financial point of view to the shareholders of St. Martin. The St. Martin board of directors also received the presentation of Fenimore, Kay, Harrison & Ford, LLP regarding the terms of the merger agreement and the other merger-related legal documents, as well as the regulatory and shareholder processes required to complete the transaction. After deliberation, the merger agreement was unanimously approved by the members of the board of directors of St. Martin present and executed later that day.
Home’s Reasons for the Merger and Recommendation of the Home Board of Directors
Home believes that the acquisition of St. Martin provides an excellent opportunity to increase the scale of its operations in south Louisiana. In approving the merger agreement, Home’s board of directors considered the following factors as generally supporting its decision to enter into the merger agreement:
•
its understanding of Home’s business, operations, financial condition, earnings and prospects and of St. Martin’s business, operations, financial condition, earnings and prospects, including each of Home’s and St. Martin’s positions in the Louisiana markets that they operate in;

•
the complementary nature of the respective customer bases, products and skills of Home and St. Martin that could result in opportunities to obtain synergies as products are distributed over a broader customer base;

•
the expectation that the merger will result in a combined entity with assets in excess of approximately $2.2 billion, constituting the third largest bank headquartered in Louisiana;

•
the scale, scope, strength and diversity of operations, product lines and delivery systems that combining Home and St. Martin could achieve;

•
the expectation that the merger will result in approximately $5.1 million in annual pre-tax cost savings (reflecting an approximately 32% reduction in St. Martin’s non-interest expense) following the completion of the merger and full integration of the two companies;

•
the anticipated pro forma financial impact of the merger on the combined company, including an estimated 20% accretion in Home’s earnings per share once full efficiencies are realized and estimated tangible book value dilution of 9%, with an earn-back period of less than 3.5 years, in each case taking into consideration the expected cost savings;

•
the participation of two of St. Martin directors in the combined company and the execution of new employment agreements with three of St. Martin’s executive officers, which the Home board of directors believed would enhance the likelihood of realizing the strategic benefits that Home expects to derive from the merger;

•
Home’s successful track record of creating shareholder value through acquisitions, including its proven experience in successfully integrating acquired businesses and retaining key personnel, and Home management’s belief that Home will be able to integrate St. Martin with Home successfully;

•
the financial analyses of BSP, presented on August 22, 2017, as well as the related opinion of BSP dated August 22, 2017, to the Home board of directors as to the fairness of the exchange ratio of 9.2839 together with the special cash distribution to be paid by St. Martin to its shareholders under the terms of the merger agreement, from a financial point of view, to Home, which financial analyses and opinion were based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, as more fully described in the section of this joint proxy statement/prospectus entitled “The Merger —  Opinion of Home’s Financial Advisor”;

•
the fact that Home’s shareholders will have a chance to vote on the merger;

•
the review by Home’s board of directors, with the assistance of Home’s legal advisor, Silver, Freedman, Taff  & Tiernan LLP, of the terms of the merger agreement;

•
its understanding of the current and prospective environment in which Home and St. Martin operate, including regional and local economic conditions, the competitive environment for financial institutions generally and continuing consolidation in the financial services industry, and the future growth prospects for its market area to provide sustained business development opportunities; and

•
the likelihood that Home will obtain the regulatory approvals it needs to complete the merger.

The foregoing discussion of the information and factors considered by Home’s board of directors is not intended to be exhaustive, but includes the material factors considered by the Home board of directors. The Home board of directors did not consider it practicable, and did not attempt, to quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination. Home’s board of directors viewed its position as being based on all of the information and the factors presented to and considered by it. In addition, individual directors may have given different weights to different information and factors.
For the reasons set forth above, the Home board of directors determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger and the issuance of shares of Home common stock to shareholders of St. Martin in the merger, are advisable and in the best interests of Home and voted to approve the merger agreement, to approve the merger and the transactions contemplated by it, and to recommend that Home’s shareholders approve the merger agreement and the Home stock issuance proposal.
The Home board of directors unanimously recommends that Home shareholders vote “FOR” the approval of the Home merger proposal and the other proposals to be considered at the Home special meeting.
It should be noted that this explanation of the Home board of directors’ reasoning presented in this section contains information that is forward-looking in nature, and therefore should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 38.

Opinion of Home’s Financial Advisor
Home retained BSP on an exclusive basis to render financial advisory and investment banking services and to render a written opinion to the Board of Directors of Home as to the fairness, from a financial point of view, of the merger consideration to be paid under the terms of the merger agreement. BSP is an investment banking firm that specializes in providing financial advisory and investment banking services to financial institutions. BSP has been involved in many bank-related business combinations. No limitations were imposed by Home upon BSP with respect to rendering its opinion.
At the August 22, 2017, meeting at which the Home board of directors considered and approved the merger agreement, BSP delivered its written opinion that, as of such date, the merger consideration to be paid was fair from a financial point of view.
The full text of BSP’s opinion is attached as Annex B to this joint proxy statement/prospectus. The opinion outlines the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by BSP in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the opinion. We urge you to read the entire opinion carefully in connection with your consideration of the proposed merger.
The opinion speaks only as of the date of the opinion. The opinion was directed to the Home board of directors and is directed only to the fairness, from a financial point of view, of the merger consideration to be paid. For the purpose of the disclosure in this section of this joint proxy statement/prospectus, the term “merger consideration,” as used herein and by BSP in its fairness opinion, means the aggregate of  (i) the stock merger consideration of 9.2839 shares of Home common stock to be exchanged for each outstanding share of St. Martin common stock, (ii) the special cash distribution of  $94.00 per shares payable by St. Martin to its shareholders immediately prior to the merger, and (iii) consideration payable to holders of outstanding options to acquire shares of St. Martin common stock. It does not address the underlying business decision to engage in the merger or any other aspect of the merger and is not a recommendation to any shareholder as to how such shareholder should vote with respect to the merger or any other matter.
For purposes of the opinion and in connection with its review of the proposed transaction, BSP, among other things, did the following:
1.
Reviewed the terms of the merger agreement;

2.
Participated in discussions with St. Martin’s management and representatives concerning St. Martin’s financial condition, asset quality and regulatory standing, capital position, historical and current earnings, management succession and St. Martin’s and Home’s future financial performance;

3.
Reviewed St. Martin’s audited financial statements for the years ended December 31, 2014, 2015 and 2016, and unaudited financial statements for the quarters ended March 31, 2017 and June 30, 2017;

4.
Reviewed Home’s audited financial statements for the years ended December 31, 2014, 2015 and 2016, and unaudited financial statements for the quarters ended March 31, 2017 and June 30, 2017;

5.
Reviewed certain financial forecasts and projections of St. Martin, prepared by its management, as well as the estimated cost savings and related transaction expenses expected to result from the Merger;

6.
Analyzed certain aspects of St. Martin’s financial performance and condition and compared such financial performance with similar data of publicly traded companies we deemed similar to the St. Martin;

7.
Reviewed historical trading activity of Home and management’s projections for future financial performance;

8.
Compared the proposed financial terms of the merger with the financial terms of certain other recent merger and acquisition transactions, involving acquired companies that we deemed to be relevant to St. Martin; and

9.
Performed such other analyses and considered such other information, financial studies, and investigations and financial, economic and market criteria as we deemed relevant.

BSP assumed and relied, without independent verification, upon the accuracy and completeness of all of the financial and other information provided to it by Home, St. Martin, and each company’s respective representatives. BSP is not an expert in the evaluation of allowances for loan losses and has not independently verified such allowances, and relied on and assumed that such allowances of Home and St. Martin at June 30, 2017 were adequate to cover such losses and complied fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statements. BSP was not retained to, and did not, conduct a physical inspection of any of the properties or facilities of St. Martin. BSP also did not make any independent evaluation or appraisal of the assets, liabilities or prospects of St. Martin, was not furnished with any such evaluation or appraisal, and did not review any individual credit files. The opinion of BSP was necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, the date thereof. BSP expressed no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the merger, as set forth in the merger agreement, to be consummated. No opinion was expressed as to whether any alternative transaction might be more favorable to Home than the merger.
BSP, as part of its investment banking business, is regularly engaged in the valuation of banks and bank holding companies and various other financial services companies in connection with mergers and acquisitions, private placements of securities, and valuations for other purposes. In rendering its fairness opinion, BSP acted on behalf of the Home board of directors.
BSP’s opinion is limited to the fairness, from a financial point of view, of the merger consideration to be paid under the terms of the Merger Agreement and does not address the ability of the merger to be consummated, the satisfaction of the conditions precedent contained in the merger agreement, or the likelihood of the merger receiving regulatory approval. Although BSP was retained on behalf of the Home board of directors, BSP’s opinion did not constitute a recommendation to any director of Home as to how such director or any shareholder should vote with respect to the merger agreement.
Based upon and subject to the foregoing and based on BSP’s experience as investment bankers, BSP’s activities as described above, and other factors deemed relevant, BSP rendered its opinion that, as of August 22, 2017, the merger consideration paid is fair to Home, from a financial point of view.
The following is a summary of material analyses performed by BSP in connection with its opinion to the Home board of directors on August 22, 2017. The summary does not purport to be a complete description of the analyses performed by BSP but summarizes the material analyses performed and presented in connection with such opinion.
Financial Analysis.   In rendering its opinion, BSP performed a variety of financial analyses. The summary below is not a complete description of all the analyses underlying BSP’s opinion or the presentation made by BSP to the Home board of directors, but is a summary of the material analyses performed and presented by BSP. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. BSP believes that its analysis must be considered as a whole and that selecting portions of the factors and analyses to be considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in the comparative analyses described below is identical to Home or St. Martin, and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of Home and St. Martin and the companies to which they are being compared. In arriving at its opinion, BSP did not attribute any particular weight to any analysis or factor that it considered. Rather, BSP made qualitative judgments as to the significance and relevance of each analysis and factor. BSP did not form an opinion as to whether any individual analysis or factor (positive or negative) considered in isolation supported or failed to support its opinion; rather, BSP made its determination as to the fairness of the merger consideration on the basis of its experience and professional judgment after considering the results of all of the analyses taken as a whole.
In performing its analysis, BSP also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which are beyond the control of Home, St. Martin and BSP. The analyses performed by BSP are not necessarily indicative of actual values or future results, both of which may be significantly more or less favorable than suggested by such analyses. BSP prepared its analyses solely for purposes of rendering its opinion and presented such analyses to Home’s board of directors at its August 22, 2017 meeting. Estimates of the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty, and actual values may be materially different. Accordingly, BSP’s analysis does not necessarily reflect the value of Home or St. Martin common stock or the prices at which Home common stock or St. Martin common stock may be sold at any time. BSP’s analysis was among a number of factors taken into consideration by Home’s board of directors in making its determination to approve the merger agreement and should not be viewed as determinative of the merger consideration or the decision of the Home board of directors or management with respect to the fairness of the merger.
Summary of Merger Consideration and Implied Transaction Metrics.   Under the terms of the merger agreement, each share of St. Martin common stock outstanding prior to the merger will be converted into the right to receive 9.2839 shares of Home common stock and immediately prior to closing, each St. Martin shareholder will receive a special one-time cash distribution in the amount of  $94.00 per share payable by St. Martin. BSP summarized the merger terms, based on St. Martin’s financial information as of June 30, 2017, in the table below:
	Fixed Exchange Ratio
Exchange Ratio	9.2839	9.2839	9.2839	9.2839	9.2839	9.2839	9.2839
HBCP Price at Announcement	$37.50	$38.50	$40.00	$40.50	$41.00	$42.50	$43.50
Implied Stock Consideration Per Share	$348.15	$357.43	$371.36	$376.00	$380.64	$394.57	$403.85
Cash Consideration Per Share	$94.00	$94.00	$94.00	$94.00	$94.00	$94.00	$94.00
Implied Total Transaction Value Per Share	$442.15	$451.43	$465.36	$470.00	$474.64	$488.57	$497.85
Implied Total Transaction Value(1) ($mm)	$92.9	$94.8	$97.7	$98.7	$99.6	$102.5	$104.4
Implied P/TBV (6/30/17)	174.6%	178.2%	183.7%	185.6%	187.4%	192.9%	196.6%
Implied P/TBV (6/30/17)(2)	176.7%	180.4%	185.9%	187.7%	189.5%	195.0%	198.7%
Implied P/’17 Earnings	11.3x	11.5x	11.9x	12.0x	12.1x	12.5x	12.7x
Premium/Core Deposits (6/30/17)	8.0%	8.4%	9.0%	9.2%	9.4%	9.9%	10.3%

(1)
Total transaction value is fully diluted

(2)
Fully diluted to include options cash out

Saint Martin 2017Q2 TBV of  $52.565mm
Saint Martin 2017 tax-affected earnings estimate of  $8.122mm
Saint Martin 2017Q2 Core Deposits estimate of  $491mm
As part of its analysis, BSP reviewed 3 groups of selected merger and acquisition transactions involving U.S. banks — the Profitability Peer Group, the Capital Peer Group and the Geographic Peer Group.

The Profitability Group consisted of transactions announced between August 1, 2016 and July 21, 2017, involving sellers with total assets between $450 million and $800 million and last twelve months return on average equity (“LTM ROAA”) greater than 0.80% (adjusted for S-Corp targets) at announcement:
Buyer	Seller
National Commerce Corp.	FirstAtlantic Financial Holdings, Inc.
Veritex Holdings, Inc.	Liberty Bancshares, Inc.
Heritage Financial Corp.	Puget Sound Bancorp, Inc.
United Community Banks, Inc.	Four Oaks Fincorp, Inc.
Glacier Bancorp, Inc.	Columbine Capital Corp.
SmartFinancial, Inc.	Capstone Bancshares, Inc.
First Busey Corp.	Mid Illinois Bancorp, Inc.
Simmons First National Corp.	Hardeman County Investment Company, Inc.
The Capital Group consisted of transactions announced between August 1, 2016 and July 21, 2017, involving sellers with total assets between $450 million and $800 million and a tangible common equity to total assets (“TCE Ratio”) between 7.50% and 10.50% at announcement:
Buyer	Seller
Veritex Holdings, Inc.	Liberty Bancshares, Inc.
Heritage Financial Corp.	Puget Sound Bancorp, Inc.
United Community Banks, Inc.	Four Oaks Fincorp, Inc.
Glacier Bancorp, Inc.	Columbine Capital Corp.
SmartFinancial, Inc.	Capstone Bancshares, Inc.
Riverview Financial Corp.	CBT Financial Corp.
Nicolet Bankshares, Inc.	First Menasha Bancshares, Inc.
CenterState Banks, Inc.	Platinum Bank Holding Company
First Commonwealth Financial Corp.	DCB Financial Corp
The Geographic Group consisted of transactions announced between August 1, 2016 and July 21, 2017, involving sellers with total assets between $400 million and $1 billion and headquartered in the state of Alabama, Arkansas, Florida, Louisiana, Mississippi, Oklahoma, Tennessee or Texas:
Buyer	Seller
National Commerce Corp.	FirstAtlantic Financial Holdings, Inc.
CenterState Banks, Inc.	Sunshine Bancorp, Inc.
Veritex Holdings, Inc.	Liberty Bancshares, Inc.
State Bank Financial Corp.	AloStar Bank of Commerce
SmartFinancial, Inc.	Capstone Bancshares, Inc.
CenterState Banks, Inc.	Gateway Financial Holdings of Florida, Inc.
Simmons First National Corp.	Hardeman County Investment Company, Inc.
CenterState Banks, Inc.	Platinum Bank Holding Company
Home BancShares, Inc.	Giant Holdings, Inc.
Using the latest publicly available information prior to the announcement of the relevant transaction, BSP reviewed the following transaction metrics for each selected merger transaction group: transaction price to last-12-months earnings, transaction price to tangible book value, transaction price to total assets and tangible book premium to core deposits. BSP compared the indicated transaction multiples for the merger to the 25th percentile, 75th percentile, and median multiples of each merger transaction group.

	Transaction Value/			Premium/Core Deposits (%)
	LTM Earnings (x)	Tangible Book (%)	Assets (%)
Saint Martin Implied Merger Value ($mm)	$164.7	$94.1	$98.5	$104.2
Profitability Peer Group – Median	19.8	180.9	16.7	11.2
Profitability Peer Group – 25th Percentile	17.9	176.1	16.1	10.4
Profitability Peer Group – 75th Percentile	24.0	196.8	20.5	11.7
Capital Peer Group – Median	21.0	179.1	16.1	10.5
Capital Peer Group – 25th Percentile	16.3	164.7	14.4	10.2
Capital Peer Group – 75th Percentile	22.4	194.2	16.9	11.5
Geographic Peer Group – Median	22.6	177.0	16.5	10.5
Geographic Peer Group – 25th Percentile	19.6	163.7	16.2	9.8
Geographic Peer Group – 75th Percentile	24.9	182.3	20.8	11.9
Implied Merger Value based on median of the median peer groups and the following financials:
LTM Earnings of  $7.833mm (normalized with 35% tax rate)
TBV of  $52.565mm
Total Assets of  $597.278mm
Core Deposits of  $491mm
Sources: S&P Global Market Intelligence.
BSP performed an analysis that estimated the net present value per share of Home common stock on a standalone basis assuming Home performed in accordance with management projections through 2021. For purposes of this analysis, BSP assumed that Home would earn $2.58 per share in 2018, $2.66 per share in 2019, $2.74 per share in 2020 and $2.82 per share in 2021. To approximate the terminal trading value of a share of Home common stock at December 31, 2021, BSP applied price to 2021 earnings per share multiples ranging from 13.0x to 19.0x and price to December 31, 2021 tangible book value per share multiples ranging from 140% to 200%. The terminal values were then discounted to present values using different discount rates ranging from 10.0% to 14.0%, which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Home common stock. As illustrated in the following tables, the analysis indicated an imputed range of values per share of Home common stock of  $22.74 to $37.52 when applying multiples of earnings per share and $27.64 to $44.95 when applying multiples of tangible book value per share.
	Terminal Trading Tangible Book Multiples
Discount Rates	140%	160%	180%	200%
10%	$32.25	$36.48	$40.71	$44.95
11%	$31.01	$35.08	$39.14	$43.20
12%	$29.83	$33.74	$37.64	$41.54
13%	$28.71	$32.46	$36.21	$39.96
14%	$27.64	$31.24	$34.85	$38.45

	Terminal Trading Earnings Multiples
Discount Rates	13.0	15.0	17.0	19.0
10%	$26.50	$30.18	$33.85	$37.52
11%	$25.49	$29.02	$32.55	$36.07
12%	$24.53	$27.92	$31.31	$34.69
13%	$23.62	$26.87	$30.13	$33.38
14%	$22.74	$25.87	$29.00	$32.13
BSP then performed an analysis that estimated the net present value per share of the combined company’s common stock, based on the expected impact of the merger, including initial fair value balance sheet adjustments and future cost savings, as projected by BSP in consultation with both parties. To approximate the terminal trading value of a share of the combined company’s common stock at December 31, 2021, BSP applied price to 2021 earnings per share multiples ranging from 13.0x to 19.0x and price to December 31, 2021 tangible book value per share multiples ranging from 140% to 200%. The terminal values were then discounted to present values using different discount rates ranging from 10.0% to 14.0%, which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of the combined company’s common stock. As illustrated in the following tables, the analysis indicated an imputed range of values per share of the combined company’s common stock as of July 22, 2017, of  $27.25 to $45.26 when applying multiples of earnings per share and $28.08 to $45.68 when applying multiples of tangible book value per share.
	Terminal Trading Tangible Book Multiples
Discount Rates	140%	160%	180%	200%
10%	$32.77	$37.07	$41.38	$45.68
11%	$31.51	$35.64	$39.77	$43.91
12%	$30.31	$34.28	$38.25	$42.22
13%	$29.17	$32.98	$36.80	$40.61
14%	$28.08	$31.74	$35.41	$39.08
	Terminal Trading Earnings Multiples
Discount Rates	13.0	15.0	17.0	19.0
10%	$31.80	$36.28	$40.77	$45.26
11%	$30.57	$34.88	$39.19	$43.50
12%	$29.41	$33.55	$37.69	$41.83
13%	$28.31	$32.28	$36.26	$40.23
14%	$27.25	$31.07	$34.89	$38.71
Conclusion.   Based on the results of the various analyses described above, BSP concluded that the merger consideration to be paid under the terms of the merger agreement is fair, from a financial point of view to Home.
The opinion expressed by BSP was based upon market, economic and other relevant considerations as they existed and could be evaluated as of the date of the opinion. Events occurring after the date of issuance of the opinion, including, but not limited to, changes affecting the securities markets, the results of operations or material changes in the assets or liabilities of Home or St. Martin, could materially affect the assumptions used in preparing the opinion.

As described above, BSP’s opinion was among the many factors taken into consideration by the Home board of directors in making its determination to approve the merger agreement. For purposes of rendering its opinion, BSP assumed that, in all respects material to its analyses:
•
the merger will be consummated in accordance with the terms of the merger agreement without waiver, modification or amendment of any term, condition or agreement thereof;

•
the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement are true and correct;

•
each party to the merger agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;

•
all conditions to the completion of the merger will be satisfied without any waivers; and

•
in the course of obtaining the necessary regulatory, contractual or other consents or approvals for the merger, no restrictions, including any divestiture requirements, termination, or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the merger.

BSP cannot provide assurance as to when or if all of the conditions to the merger can or will be satisfied or, if applicable, waived by the appropriate party. As of the date of this joint proxy statement/prospectus, BSP has no reason to believe that any of these conditions will not be satisfied.
Compensation to BSP.   BSP was engaged as financial advisor to Home in connection with the merger. Pursuant to the terms of the engagement agreement, Home agreed to pay BSP certain fees in conjunction with this transaction, $10,000 of which was paid upon signing of the engagement letter, $150,000 of which was paid upon the signing of a merger agreement (“Progress Fee”). Upon closing of the transaction, BSP will be paid $400,000 (“Success Fee”). In addition, Home has agreed to indemnify BSP and its directors, officers and employees from liability in connection with the transaction, and to hold BSP harmless from any losses, actions, claims, damages, expenses or liabilities related to any of BSP’s acts or decisions made in good faith and in the best interest of Home. During the year preceding the current engagement associated with the Merger, BSP did not provide advisory services to Home where compensation was received. BSP has never provided financial advisory services to St. Martin.
St. Martin’s Reasons for the Merger and Recommendation of the St. Martin Board of Directors
The St. Martin board of directors has unanimously approved the merger agreement and the merger and unanimously recommends that the shareholders of St. Martin vote “FOR” approval of the merger agreement and the transactions contemplated by the merger agreement.
The terms of the merger agreement, including the consideration to be paid to St. Martin’s shareholders, were the result of arm’s length negotiations between representatives of St. Martin and representatives of Home. In reaching its decision to approve the merger agreement and the merger and recommend the merger agreement and the merger to its shareholders, the St. Martin board of directors evaluated the merger agreement and the terms of the merger, in consultation with St. Martin’s management, as well as its legal and financial advisors, and considered a number of positive factors, including the following material factors, which are not presented in order of priority:
•
its familiarity with and review of information concerning the business, results of operations, asset quality, financial condition, competitive position and future prospects of St. Martin and Home;

•
the current and prospective environment in which St. Martin operates, including national, regional and local economic conditions and the interest rate environment, increased operating costs resulting from regulatory initiatives and compliance mandates, the competitive environment for banks, thrifts and other financial institutions generally and the increased regulatory burdens on financial institutions generally, evolving trends in technology, the trend toward consolidation in the banking industry and in the financial services industry, and the likely effects of these factors on St. Martin’s potential for growth, development, productivity, profitability and strategic options;

•
the complementary aspects of St. Martin’s and Home’s respective businesses, including customer focus, geographic coverage, business orientation and compatibility of the companies’ management and operating styles;

•
the results that St. Martin could expect to obtain if it continued to operate independently, and the likely benefits to shareholders of that course of action, as compared with the value of the merger consideration offered by Home and St. Martin’s belief that a merger with Home would allow St. Martin shareholders to participate in the future performance of a combined company that would have better future prospects than St. Martin was likely to achieve over the long-term on a stand-alone basis or through other strategic alternatives;

•
the limited liquidity that St. Martin shareholders have with respect to their investment in St. Martin, for which there is no active public market, and the fact that shareholders of St. Martin will receive merger consideration in shares of Home common stock, which is publicly traded on the NASDAQ, which would be expected to provide such shareholders with increased liquidity of their investment;

•
the financial presentation of Raymond James and the opinion of Raymond James dated as of August 23, 2017, that, as of the date of such opinion, and subject to the assumptions, limitations and qualifications set forth in the opinion, the stock merger consideration to be received by the holders of St. Martin common stock, taking into account the special pre-closing cash distribution, was fair, from a financial point of view, to the holders of St. Martin common stock (see “The Merger — Opinion of St. Martin’s Financial Advisor,” beginning on page 60);

•
the treatment of the merger as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code with respect to St. Martin common stock exchanged for Home common stock in the merger;

•
the fact that the pre-closing special cash distribution would generally not be taxable to St. Martin’s shareholders for U.S. federal income tax purposes;

•
the ability of Home to pay the aggregate merger consideration without a financing contingency and without the need to obtain financing to close the transaction;

•
the terms of the merger agreement and the presentation of St. Martin’s legal advisors regarding the merger and the merger agreement;

•
the regulatory and other approvals required in connection with the merger and the likelihood that the approvals needed to complete the merger will be obtained within a reasonable time and without unacceptable conditions;

•
the fact that a merger with a larger holding company would provide the opportunity to realize economies of scale, increase efficiencies of operations and enhance the development of new products and services; and

•
the agreement of Home to provide certain benefits to St. Martin employees.

The St. Martin board of directors also considered potential risks and potentially negative factors concerning the merger in connection with its deliberations of the proposed transaction, including the following material factors:
•
the challenges of combining the businesses, assets and workforces of two financial institutions;

•
the potential risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the merger;

•
the risks and costs to St. Martin if the merger is not completed;

•
the fact that the merger consideration, a large component which consists of shares of Home common stock, provides less certainty of value to St. Martin shareholders compared to a transaction in which they would receive only cash consideration;

•
the potential for a decline in the value of Home common stock — whether before or after consummation of the merger — reducing the value of the consideration received by St. Martin’s shareholders;

•
the potential for unintended delays in the regulatory approval process;

•
the fact that the merger agreement prohibits St. Martin from soliciting acquisition proposals or, subject to certain exceptions, engaging in negotiations concerning or providing nonpublic information to any person relating to an acquisition proposal, and the fact that St. Martin would be obligated to pay a termination fee following the termination of the merger agreement under certain circumstances;

•
the fact that some of St. Martin’s directors and executive officers have other financial interests in the merger in addition to their interests as St. Martin shareholders, including financial interests that are the result of existing compensation arrangements with St. Martin and/or prospective compensation arrangements with Home and the manner in which such interests would be affected by the merger;

•
the requirement that St. Martin conduct its business in the ordinary course and other restrictions on the conduct of St. Martin’s business before completion of the merger, which may delay or prevent St. Martin from undertaking business opportunities that may arise before completion of the merger;

•
the risk that the anticipated benefits of the merger, including the realization of synergies and cost savings, may not be realized or may take longer than expected to be realized; and

•
the possible effects of the pendency or completion of the transactions contemplated by the merger agreement, including any suit, action or proceeding initiated in respect of the merger.

The foregoing discussion of the factors considered by the St. Martin board of directors is not intended to be exhaustive but does include the material factors considered by the St. Martin board of directors in approving the merger. Individual directors may have given different weights to different factors. In addition, all members of the St. Martin Board have entered into voting agreements requiring them to vote their shares of St. Martin common stock over which they have voting authority in favor of the merger agreement and the merger.
St. Martin’s Board of Directors unanimously recommends that holders of St. Martin common stock vote “FOR” the merger agreement and the transactions contemplated by the merger agreement.
Opinion of St. Martin’s Financial Advisor
St. Martin retained Raymond James as its financial advisor on April 13, 2017. Pursuant to that engagement, the St. Martin board of directors requested that Raymond James deliver its opinion as to the fairness of the Common Share Transaction Consideration to be reviewed by the holders of St. Martin’s outstanding shares of common stock pursuant to the merger agreement, from a financial point of view, to such holders (for purposes of the discussion in this section of this joint proxy statement/prospectus, the term “Common Share Transaction Consideration”, as used herein and in the Raymond James fairness opinion, means the aggregate of the merger consideration together with the special cash distribution to be paid by St. Martin to its shareholders immediately prior to consummation of the merger pursuant to the merger agreement).
At the August 23, 2017 meeting of the St. Martin board of directors, representatives of Raymond James rendered its written opinion to the St. Martin board, dated August 23, 2017, that, as of such date and based upon and subject to the qualifications, assumptions and other matters considered in connection with the preparation of its opinion, the Common Share Transaction Consideration to be received by the holders of St. Martin’s outstanding shares of common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders. For the purposes of its opinion Raymond James assumed, with St. Martin’s consent, that the Common Share Transaction Consideration had a value of  $457.44 per share.

The full text of the written opinion of Raymond James is attached as Annex C to this joint proxy statement/prospectus and is incorporated by reference herein. The summary of the opinion of Raymond James set forth in this document is qualified in its entirety by reference to the full text of such written opinion. Holders of St. Martin common stock are urged to read the opinion carefully in its entirety. Raymond James’s opinion speaks only as of the date of such opinion. Raymond James’s opinion does not reflect any developments that may occur or may have occurred after the date of its opinion and prior to the completion of the merger.
Raymond James provided its opinion for the information of the St. Martin board of directors (solely in each director’s capacity as such) in connection with, and for purposes of, its consideration of the merger and its opinion only addresses whether the Common Share Transaction Consideration to be received by the holders of the shares of St. Martin common stock was fair, from a financial point of view, to such holders as of the date of such opinion. The opinion of Raymond James did not address any other term or aspect of the merger agreement or the merger contemplated thereby. Raymond James was not requested to, and did not, make any recommendation to the St. Martin board of directors as to the form or amount of the consideration to be paid to the shareholders of St. Martin, which was determined through arm’s length negotiations between the parties. The Raymond James opinion did not and does not constitute a recommendation to any shareholder considering the execution of a shareholder voting agreement. The Raymond James opinion did not and does not constitute a recommendation to the St. Martin board or to any holder of St. Martin common stock as to how the board, such shareholder or any other person should vote or otherwise act with respect to the merger or any other matter. Raymond James did not express any opinion as to the likely trading range of Home common stock following the date of the opinion, which may vary depending on numerous factors that generally impact the price of securities or on the financial condition of Home at that time. Raymond James also does not express any opinion as to the trading price of Home common stock relative to its historical or future financial condition or results of operations. Raymond James has consented to the inclusion of this summary in this document.
In connection with its review of the proposed merger and the preparation of its opinion, Raymond James, among other things:
•
reviewed the financial terms and conditions as stated in the draft agreement and plan of merger by and between Home and St. Martin as of August 23, 2017 (the “Draft Agreement”);

•
reviewed certain information related to the historical, current and future operations, financial condition and prospects of St. Martin made available to Raymond James by St. Martin, including, but not limited to, financial projections prepared by the management of St. Martin relating to St. Martin for the periods ending December 31, 2017 through December 31, 2022, as approved for Raymond James’s use (the “St. Martin Projections”);

•
reviewed St. Martin’s recent public filings and certain other publicly available information regarding St. Martin;

•
reviewed historical financial, operating and other information regarding St. Martin and the industry in which it operates;

•
reviewed the financial and operating performance of St. Martin and compared it to selected public companies that Raymond James deemed to be relevant;

•
considered the publicly available financial terms of certain transactions that Raymond James deemed to be relevant;

•
reviewed the current and historical market prices and trading volume for the St. Martin common stock, and the current market prices of the publicly traded securities of certain other companies that Raymond James deemed to be relevant;

•
conducted such other financial studies, analyses and inquiries and considered such other information and factors, as Raymond James deemed appropriate;

•
reviewed a certificate addressed to Raymond James from a member of senior management of St. Martin, regarding, among other things, the accuracy of the information, data and other materials (financial and otherwise) provided to, or otherwise discussed with, Raymond James by or on behalf of St. Martin; and

•
discussed with members of the senior management of St. Martin certain information relating to the aforementioned and any other matters which Raymond James deemed relevant to its inquiry.

With St. Martin’s consent, Raymond James assumed and relied upon the accuracy and completeness of all information supplied by or on behalf of St. Martin, or otherwise reviewed by or discussed with Raymond James, and Raymond James did not undertake any duty or responsibility to, nor did Raymond James, independently verify any of such information. Raymond James did not make or obtain an independent appraisal of the assets or liabilities (contingent or otherwise) of St. Martin. Raymond James is not an expert in generally accepted accounting principles (GAAP) in general and also specifically regarding the evaluation of loan portfolios for purposes of assessing the adequacy of the allowances for loan losses or any other reserves; accordingly, Raymond James assumed that such allowances and reserves are, in the aggregate, adequate to cover such losses. With respect to the St. Martin Projections and any other information and data provided to or otherwise reviewed by or discussed with Raymond James, Raymond James, with St. Martin’s consent, assumed that the St. Martin Projections and such other information and data were reasonably prepared in good faith on assumptions reflecting the best currently available estimates and judgments of management of St. Martin and Raymond James relied upon the assurances of St. Martin to advise Raymond James promptly if any information previously provided became inaccurate, misleading or was required to be updated during the period of its review. Raymond James expressed no opinion with respect to the St. Martin Projections or the assumptions on which they were based. Raymond James assumed that the final form of the merger agreement would be substantially similar to the Draft Agreement reviewed by Raymond James and that the merger would be consummated in accordance with the terms of the merger agreement without waiver of or amendment to any of the conditions thereto and without adjustment to the Common Share Transaction Consideration. Furthermore, Raymond James assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement were true and correct and that each party will perform all of the covenants and agreements required to be performed by it under the merger agreement, and that the conditions precedent in the merger agreement will not be waived. Raymond James also relied upon and assumed, without independent verification, that (i) the merger would be consummated in a manner that complies in all respects with all applicable international, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory or other consents and approvals necessary for the consummation of the merger would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would have an effect on the merger, St. Martin or St. Martin Bank that would be material to its analysis or opinion.
Raymond James expressed no opinion as to the underlying business decision to effect the merger, the structure or tax consequences of the merger, or the availability or advisability of any alternatives to the merger. The Raymond James opinion is limited to the fairness, from a financial point of view, of the Common Share Transaction Consideration to be received by the holders of St. Martin common stock. Raymond James expressed no opinion with respect to any other reasons (legal, business, or otherwise) that may support the decision of St. Martin’s board of directors to approve or consummate the merger. Furthermore, no opinion, counsel or interpretation was intended by Raymond James on matters that require legal, accounting or tax advice. Raymond James relied, with the consent of St. Martin, on the fact that St. Martin was assisted by legal, accounting and tax advisors, and, with the consent of St. Martin relied upon and assumed the accuracy and completeness of the assessments by St. Martin and its advisors, as to all legal, accounting and tax matters with respect to St. Martin and the merger, including, without limitation, that the merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code and that St. Martin’s financial statements have been prepared in accordance with GAAP.
In formulating its opinion, Raymond James considered only the Common Share Transaction Consideration to be received by the holders of common stock of St. Martin, and Raymond James did not consider, and its opinion did not address, the fairness of the amount or nature of any compensation to be paid or payable to any of St. Martin’s or St. Martin Bank’s officers, directors or employees, or such class of persons, in connection with the merger whether relative to the Common Share Transaction Consideration or otherwise. Raymond James was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things: (1) the fairness of the merger to the holders of any class of securities, creditors or other constituencies of St. Martin, or to any other party, except and only to the extent expressly set forth in the last sentence of its opinion or (2) the fairness of the merger to any one class or group of St. Martin’s or any other party’s security holders or other constituents vis-à-vis any other class or group of St. Martin’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration to be received in the merger amongst or within such classes or groups of security holders or other constituents). Raymond James expressed no opinion as to the impact of the merger on the solvency or viability of St. Martin or Home or the ability of St. Martin or Home to pay their respective obligations when they come due.
The financial analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses. Accordingly, Raymond James believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create an incomplete or potentially misleading view of the process underlying its analyses and opinion. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before August 22, 2017 (the last trading day before the date of the Raymond James opinion), and is not necessarily indicative of current market conditions.
Material Financial Analyses
The following summarizes the material financial analyses reviewed by Raymond James with the St. Martin board of directors at its meeting on August 23, 2017, which material was considered by Raymond James in rendering its opinion. No company or transaction used in the analyses described below is identical or directly comparable to St. Martin or the contemplated merger. Raymond James adjusted the earnings multiples and earnings related ratios of Subchapter S corporations for taxes using a 35% tax rate, including the earnings multiples and earnings related ratios for St. Martin.
Selected Companies Analysis.   Raymond James analyzed the relative valuation multiples of twelve (12) publicly-traded bank holding companies, banks, and thrifts headquartered in the Southeast Region (Alabama, Arkansas, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee, Virginia, and West Virginia) and Southwest Region (Colorado, Louisiana, New Mexico, Oklahoma, Texas, and Utah) with the following characteristics: (i) total assets between $250 million and $1.0 billion; (ii) a return on average assets for the last twelve months (“LTM”) between 1.00% and 2.00%, (iii) a ratio of tangible common equity to tangible assets between 6.0% and 12.0%, and (iv) nonperforming assets to total assets ratio (“NPAs/Assets”) less than 3.00%. The aforementioned financial characteristics were shown for the bank subsidiary if consolidated data was unavailable, and the financial characteristics were based on the most recent LTM period reported as of August 22, 2017. Raymond James excluded mutual holding companies, targets of announced mergers, companies traded on the grey market, and companies with a three month average daily trading volume of less than 100 shares. The selected companies that Raymond James deemed relevant included the following:
•
Chesapeake Financial Shares, Inc.

•
F & M Bank Corp.

•
Eagle Financial Services, Inc.

•
Coastal Banking Company, Inc.

•
Virginia National Bankshares Corporation

•
Benchmark Bankshares, Inc.

•
Bank of South Carolina Corporation

•
Southeastern Banking Corporation

•
Farmers Bankshares, Inc.

•
Truxton Corporation

•
Touchmark Bancshares, Inc.

•
Century Next Financial Corporation

Raymond James calculated various financial multiples for each selected public company, including: price per share at close on August 22, 2017 compared to (i) tangible book value (“TBV”) per share at June 30, 2017 and (ii) LTM earnings per share (“EPS”) for the most recent LTM period reported. All financial multiples — TBV per share and LTM EPS — greater than two standard deviations away from the unadjusted mean were considered not meaningful. Raymond James reviewed the 75th percentile, mean, median and 25th percentile relative valuation multiples of the selected public companies. For purposes of comparison, LTM EPS for St. Martin was tax-effected at 35% prior to calculating the Implied Transaction Metric. The results of the selected public companies analysis are summarized below:
	SUMMARY PRICING MULTIPLES
	Price/
	TBV per Share	LTM EPS
75th Percentile	135%	13.6x
Mean	128%	12.3x
Median	128%	12.7x
25th Percentile	119%	11.2x
Implied Transaction Metric	181%	12.1x
Furthermore, Raymond James applied the 75th percentile, mean, median and 25th percentile relative valuation multiples for each of the metrics to St. Martin’s actual and projected financial results to derive an implied Common Share Transaction Consideration. Raymond James then compared those implied values to the Common Share Transaction Consideration of  $457.44. For purposes of comparison, LTM EPS for St. Martin was tax-effected at 35% prior to calculating the Implied Common Share Transaction Consideration. The results of this analysis are summarized below:
	IMPLIED COMMON SHARE TRANSACTION CONSIDERATION
	Price/
	TBV per Share	LTM EPS
75th Percentile	$341.19	$512.77
Mean	$323.02	$464.23
Median	$323.73	$477.94
25th Percentile	$302.20	$422.78
Common Share Transaction Consideration	$457.44	$457.44
Selected Transactions Analysis.   Raymond James also analyzed publicly available information relating to selected regional transactions announced since August 22, 2015 involving banks and thrifts and bank holding company targets headquartered in the Southeast and Southwest Regions with (i) total assets between $250 million and $1.0 billion, (ii) LTM return on average assets between 1.00% and 2.00%, (iii) tangible common equity to tangible assets between 6.0% and 12.0%, and (iv) NPAs/Assets of less than 3.0%. Raymond James also analyzed publicly available information relating to selected national transactions announced since August 22, 2016 involving banks and thrifts and bank holding company targets headquartered in the United States with (i) total assets between $250 million and $1.0 billion, (ii) LTM return on average assets between 1.00% and 2.00%, (iii) tangible common equity to tangible assets between 6.0% and 12.0%, and (iv) NPAs/Assets to total assets of less than 3.0%. Total assets for the targets of the selected transactions were based on the most recent quarterly period reported as of the announcement of the transaction. Both regional and national selected transaction analyses excluded (i) transactions without publicly disclosed deal value or key financial information; (ii) transactions with cumulative equity ownership acquired less than 100%; (iii) investor recapitalizations; (iv) mergers of equals; (v) transactions in which the target had assets greater than 50% of the buyer’s most recently reported total assets; and (vi) transactions in which the target reported a tax benefit for the last twelve month period prior to the announcement of the transaction. The selected transactions (with respective transaction announcement dates shown) used in the analyses included:
Regional:
•
Acquisition of Cache Holdings, Inc. by Equity Bancshares, Inc. (07/17/2017)

•
Acquisition of Eastman National Bancshares, Inc. by Equity Bancshares, Inc. (07/17/2017)

•
Acquisition of First Partners Financial, Inc. by Progress Financial Corporation (02/14/2017)

•
Acquisition of NBG Bancorp, Inc. by State Bank Financial Corporation (04/05/2016)

•
Acquisition of CBS Financial Corporation by Charter Financial Corporation (12/03/2015)

National:
•
Acquisition of Cache Holdings, Inc. by Equity Bancshares, Inc. (07/17/2017)

•
Acquisition of Eastman National Bancshares, Inc. by Equity Bancshares, Inc. (07/17/2017)

•
Acquisition of Mid Illinois Bancorp, Inc. by First Busey Corporation (03/13/2017)

•
Acquisition of First Partners Financial, Inc. by Progress Financial Corporation (02/14/2017)

•
Acquisition of Arlington Bank by First Merchants Corporation (01/25/2017)

•
Acquisition of TFB Bancorp, Inc. by Glacier Bancorp, Inc. (11/15/2016)

•
Acquisition of Valley Commerce Bancorp by CVB Financial Corp. (09/22/2016)

•
Acquisition of Commercial Bancshares, Inc. by First Defiance Financial Corp. (08/23/2016)

Raymond James examined valuation multiples of transaction value compared to the target companies’ (i) most recent quarter TBV per share; (ii) most recent LTM Net Income; and (iii) core deposits (total deposits less time deposits greater than $100,000). All financial multiples — TBV, LTM Net Income, and core deposits — greater than two standard deviations away from the unadjusted mean were considered not meaningful. Raymond James reviewed the 75th percentile, mean, median and 25th percentile relative valuation multiples of the selected transactions. Furthermore, Raymond James applied the 75th percentile, mean, median and 25th percentile relative valuation multiples to St. Martin’s TBV, LTM Net Income, and core deposits and adjusted those values for outstanding stock options to acquire Common Shares to determine the implied Common Share Transaction Consideration. For purposes of comparison, LTM Net Income for St. Martin was tax-effected at 35% prior to calculating the Implied Transaction Metric, and the Implied Common Share Transaction Consideration using net income was also tax-effected at a 35% tax rate. Raymond James then compared those implied values to the Common Share Transaction Consideration of  $457.44. The results of the selected transactions analysis are summarized below:
Regional Transactions:
	SUMMARY TRANSACTION MULTIPLES
	Deal Value/
	TBV	LTM Net Income	Premium/ Core Deposits
75th Percentile	176%	14.8x	10.0%
Mean	177%	13.2x	10.2%
Median	165%	14.0x	9.7%
25th Percentile	160%	11.6x	9.4%
Implied Transaction Metric	181%	12.1x	9.3%

	IMPLIED COMMON SHARE TRANSACTION CONSIDERATION
	Deal Value/
	TBV	LTM Net Income	Premium/ Core Deposits
75th Percentile	$440.80	$550.14	$467.63
Mean	$443.42	$492.16	$471.32
Median	$414.64	$520.30	$461.17
25th Percentile	$400.99	$432.54	$454.79
Common Share Transaction Consideration	$457.44	$457.44	$457.44
National Transactions:
	SUMMARY TRANSACTION MULTIPLES
	Deal Value/
	TBV	LTM Net Income	Premium/ Core Deposits
75th Percentile	173%	17.8x	10.7%
Mean	164%	15.2x	9.8%
Median	168%	14.9x	9.7%
25th Percentile	156%	13.7x	9.2%
Implied Transaction Metric	181%	12.1x	9.3%
	IMPLIED COMMON SHARE TRANSACTION CONSIDERATION
	Deal Value/
	TBV	LTM Net Income	Premium/ Core Deposits
75th Percentile	$433.09	$662.30	$481.25
Mean	$411.38	$566.72	$461.28
Median	$421.00	$552.63	$461.17
25th Percentile	$392.01	$508.34	$449.31
Common Share Transaction Consideration	$457.44	$457.44	$457.44
Discounted Cash Flow Analysis.   Raymond James analyzed the discounted present value of St. Martin’s projected free cash flows for the years ending December 31, 2017 through December 31, 2022 on a stand-alone basis, as provided by St. Martin’s management. Raymond James used tangible common equity in excess of a target ratio of 8.0% of tangible assets at the end of each projection period for free cash flow.
Raymond James’s discounted cash flow analysis was based on the St. Martin Projections. Consistent with the periods included in the St. Martin Projections, Raymond James used calendar year 2022 as the final year for the analysis and applied multiples to both calendar year 2022 adjusted net income and calendar year 2022 target tangible common equity income in order to derive a range of terminal values for St. Martin in 2022. The multiples applied to calendar year 2022 adjusted net income ranged from 12.0x to 16.0x. Raymond James selected a range of terminal price-to-earnings multiples based upon the long-term average of the price-to-earnings multiple of selected banking indexes and current multiples for similar public companies. The terminal multiples applied to calendar year 2022 target tangible common equity ranged from 125% to 150%. Raymond James selected a range of terminal price-to-tangible book value multiples based upon the current multiples for similar public companies.
The projected free cash flows and terminal values were discounted to present value using rates ranging from 15.0% to 17.0%. The resulting range of equity values was adjusted for outstanding stock options to acquire shares of St. Martin common stock and divided by the number of diluted shares outstanding in order to arrive at a range of present values per share of St. Martin common stock. Raymond James reviewed the range of values derived in the discounted cash flow analyses and compared them to the Common Share Transaction Consideration. The results of the discounted cash flow analysis are summarized below:
	Implied Common Share Transaction Consideration (Price-to-earnings terminal multiple)	Implied Common Share Transaction Consideration (Price-to-tangible book value terminal multiple)
Maximum	$566.35	$372.99
Minimum	$431.67	$315.46
Common Share Transaction Consideration	$457.44	$457.44
In connection with its analyses, Raymond James considered and discussed with St. Martin’s management how the discounted cash flow analyses would be affected by changes in the underlying assumptions. Raymond James noted that discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results are not necessarily indicative of actual values or future results.
Additional Considerations.   The preparation of a fairness opinion is a complex process and is not susceptible to a partial analysis or summary description. Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying its opinion. In addition, Raymond James considered the results of all such analyses and did not assign relative weights to any of the analyses, but rather made qualitative judgments as to significance and relevance of each analysis and factor, so the ranges of valuations resulting from any particular analysis described above should not be construed to be the view of Raymond James as to the actual value of St. Martin.
In performing its analyses, Raymond James made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of St. Martin. The analyses performed by Raymond James are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. Such analyses were provided to the St. Martin board of directors (solely in each director’s capacity as such) and were prepared solely as part of the analysis of Raymond James of the fairness, from a financial point of view, of the Common Share Transaction Consideration to the holders of common stock of St. Martin. The analyses do not purport to be appraisals or to reflect the prices at which companies may actually be sold, and such estimates are inherently subject to uncertainty. The opinion of Raymond James was one of many factors taken into account by the St. Martin board of directors in making its determination to approve the merger. Neither Raymond James’ opinion, nor the analyses described above should be viewed as determinative of the St. Martin board of directors’ or St. Martin management’s views with respect to St. Martin, Home, or the merger. Raymond James provided advice to St. Martin with respect to the merger. Raymond James did not, however, determine the amount of consideration, recommend any specific amount of consideration to the St. Martin board of directors or recommend that any specific consideration constituted the only appropriate consideration for the merger. St. Martin placed no limits on the scope of the analyses performed, or opinion expressed, by Raymond James.
The Raymond James opinion was necessarily based upon market, economic, financial and other circumstances and conditions existing and disclosed to it as of August 22, 2017, and any material change in such circumstances and conditions may affect the opinion of Raymond James, but Raymond James does not have any obligation to update, revise or reaffirm that opinion. Raymond James relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of St. Martin since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Raymond James that would be material to its analyses or its opinion, and that there was no information or any facts that would make any of the information reviewed by Raymond James incomplete or misleading in any material respect.

Except as described below, during the two years preceding the date of Raymond James’ written opinion, Raymond James has not been engaged by or otherwise performed services for St. Martin or Home for which it was paid a fee.
St. Martin paid Raymond James a retainer upon execution of the engagement letter. For services rendered in connection with the delivery of its opinion, St. Martin paid Raymond James, upon delivery of the opinion, a customary investment banking fee. St. Martin will also pay Raymond James a customary fee for advisory services in connection with the merger, all of which is contingent upon the closing of the merger. St. Martin agreed to reimburse Raymond James for its expenses incurred in connection with its services, including the fees and expenses of its counsel, and will indemnify Raymond James against certain liabilities arising out of its engagement.
Raymond James is actively involved in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. In the ordinary course of business, Raymond James may trade in the securities of Home for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Raymond James may provide investment banking, financial advisory and other financial services to St. Martin and/or Home or other participants in the merger in the future, for which Raymond James may receive compensation.
Interests of St Martin’s Directors and Executive Officers in the Merger
In considering the recommendation of the St. Martin board of directors with respect to the merger agreement, St. Martin shareholders should be aware that certain persons, including the directors and executive officers of St. Martin, have interests in the merger that are in addition to their interests as shareholders of St. Martin generally. The St. Martin board of directors was aware of these interests as well as others and considered them in approving the merger agreement and the transactions contemplated thereby.
New Employment Agreements.   In connection with the execution of the merger agreement, Home Bank entered into new employment agreements with Messrs. Paul Durand, the current President of St. Martin and St. Martin Bank, Matthew Jeffrey, a Senior Vice President and Commercial Loan Officer of St. Martin Bank, and Ronald Petree, a Senior Vice President and Commercial Lender of St. Martin Bank, with each agreement to be effective upon completion of the merger provided that the executive continues to remain employed by St. Martin until completion of the merger. The employment agreements are for a one-year term for Mr. Durand and a two-year term for each of Messrs. Jeffrey and Petree. Under the new employment agreements, Mr. Durand will serve as Business Development Officer of Home Bank on a part-time basis at an annual base salary of  $105,000, and Messrs. Jeffrey and Petree will each serve as a Senior Vice President and Senior Commercial Relationship Manager of Home Bank at an annual base salary of  $180,000 and $145,000, respectively. Mr. Durand will also receive a $10,000 signing bonus and will be eligible to receive a bonus of up to 20% of his base salary. Messrs. Jeffrey and Petree will receive grants of restricted stock units for 2,200 shares and 2,000 shares, respectively, which grants will vest over five years beginning on the one-year anniversary of the date of grant. In addition, Messrs. Jeffrey and Petree will be entitled to participate in all employee related benefit programs which are provided to similarly situated employees of Home Bank.
Each of the employment agreements provide that the Supplemental Executive Retirement Plan (the “SERP”) of St. Martin Bank will be terminated and the officer will receive a lump sum payment equal to the discounted present value of his SERP benefits within 20 days following the effective date of the merger. See “— SERP Benefits” below.
In the event that, prior to the expiration of the term of Mr. Durand’s new employment agreement, Home Bank terminates the employment of Mr. Durand for other than cause, disability, retirement or death or Mr. Durand terminates his employment for “Good Reason” as defined in the agreement, then Home Bank shall pay cash severance to Mr. Durand equal to one times his base salary in a lump sum. In the event that, prior to the expiration of the term of the new employment agreements with Messrs. Jeffrey and Petree, Home Bank terminates the employment of Mr. Jeffrey or Mr. Petree for other than cause, disability, retirement or death or the officer terminates his employment for “Good Reason” as defined in the agreements, then Home Bank shall (1) make a lump sum cash severance payment to the officer equal to the greater of the officer’s base salary for the remaining term of the agreement or one times his base salary, and (2) continue to provide the officer and his dependents with life, health, accident, disability and other group insurance coverage, at no premium cost to the officer, until the earlier of 12 months following the date of termination or the date the officer obtains full-time employment by another employer that entitles him to substantially similar coverage.
Messrs. Durand, Jeffrey and Petree each agreed to (1) not become a director, officer, employee or other service provider to, or become a shareholder, member, partner or other owner of, any corporation or other entity which is engaged in the commercial, community or retail banking business in any of the following parishes in the State of Louisiana: Lafayette, St. Martin, Acadia, Jefferson, Davis, Vermillion, Calcasieu and Iberia, except that the officer may own less than 5% of the outstanding common stock of any such competing business, (2) not engage in the sale or marketing (except on behalf of St. Martin and Home) of any financial institution products or services to any person or entity who was a customer of St. Martin on the date the merger agreement was executed, who becomes a customer of St. Martin prior to the effective date of the merger, or who is a customer of Home or any of its subsidiaries after the effective date of the merger, and (3) not solicit for employment or offer employment to any officer or employee of Home or any of its subsidiaries, and not take any action intended to cause any officer or employee of, or person or entity (including but not limited to customers and vendors) doing business with, Home or any of its subsidiaries to terminate such employment or business relationship, other than general solicitations through the media or solicitations of former employees. The foregoing restrictive covenants are effective for 12 months following the effective date of the merger for Mr. Durand and 24 months following the effective date of the merger for Messrs. Jeffrey and Petree.
Treatment of Outstanding Options.   Under the terms of the merger agreement, all St. Martin stock options that are outstanding and unexercised at the time of the merger, whether or not vested, will be cancelled, and in lieu thereof the holders of such options will be either (a) be paid in cash an amount equal to the product of  (i) the number of shares of St. Martin common stock subject to such option at the closing and (ii) an amount equal to the excess, if any, of  $470.00 over the exercise price per share of such option, net of any cash which must be withheld under federal and state income and employment tax requirements, or (b) at the election of the option holder, a number of shares of Home common stock equal to the cash payment provided in clause (a), above, divided by $40.50 and rounded to the nearest whole share. As of the date of this joint proxy statement/prospectus, St. Martin had options outstanding to acquire an aggregate of 4,000 shares of St. Martin common stock. Four officers of St. Martin, including Matthew Jeffrey, each hold options to acquire 1,000 shares of St. Martin common stock, in each case with an exercise price of $193.00 per share.
SERP Benefits.   St. Martin Bank adopted a SERP effective May 1, 2012 and entered into participation agreements with five of its officers effective May 1, 2012 (including Messrs. Durand, Jeffrey and Petree). St. Martin Bank entered into a sixth participation agreement with Guy Labbé, its Executive Vice President and Chief Financial Officer, effective March 8, 2017. The participants are entitled to an annual benefit (payable monthly) ranging from $25,000 to $100,000, with the annual benefits payable for life with 10 years guaranteed. A participant becomes fully vested in his SERP benefit upon reaching normal retirement age as set forth in his participation agreement (ranging from age 62 to age 70), with no SERP benefit payable if there is a termination of employment prior to normal retirement age, absent death, disability or a change in control. Mr. Durand is the only participant who has reached his specified normal retirement age.
Upon a change in control, each participant becomes fully vested in his SERP benefits and shall receive, within 30 days following a separation from service, a lump sum payment equal to the discounted present value of his annual lifetime SERP benefits. Completion of the merger will constitute a change in control for purposes of the SERP. Home has agreed to terminate the SERP and provide each of the participants with a lump sum payment equal to the discounted present value of the participant’s SERP benefits within 20 days following the effective date of the merger, irrespective of whether or not the participant remains employed by Home. Assuming the merger is completed on December 31, 2017, the lump sum SERP benefits are currently estimated to range from $209,000 to $914,000 for the six SERP participants. For information regarding SERP benefits to be payable to St. Martin’s named executive officers, see “— Golden Parachute Compensation,” below.

Golden Parachute Compensation.   The following table sets forth the aggregate dollar value of the various elements of compensation that each of the three most highly compensated executive officers of St. Martin (Messrs. Durand, Labbé and Jeffrey) would receive that is based on or otherwise relates to the merger, assuming the following:
•
The merger closes on December 31, 2017; and

•
Messrs. Durand and Jeffrey each remain employed by Home Bank for the term of their new employment agreements described above.

Any changes in the above assumptions or estimates would affect the amounts shown in the following table. Because the executive officers are not entitled to any cash severance payments, perquisites/benefits or tax reimbursements, the columns with respect to such benefits have been omitted from the following table.
	Equity(1)	Pension/ Non-Qualified Deferred Compensation(2)	Total(3)
Paul Durand, President	$—	$568,291	$568,291
Guy Labbé, Executive VP, Chief Executive Officer and Chief Financial Officer	—	913,855	913,855
Matthew Jeffrey, Senior VP and Commercial Loan Officer	277,000	688,410	965,410

(1)
Represents the value of the 1,000 unvested stock options held by Mr. Jeffrey, which are scheduled to vest on January 1, 2019. Assumes that Mr. Jeffrey receives such amount in a lump sum cash payment from St. Martin immediately prior to the effective time of the merger. Pursuant to the merger agreement, Mr. Jeffrey (and each other holder of outstanding options to acquire St. Martin common stock) has the right to elect, at least 15 days prior to completion of the merge, to have such option consideration converted into shares of Home common stock at a price of  $40.50 per share. As of October 20, 2017, the closing sales price of Home’s common stock was $42.00 per share. Because all outstanding stock options will be canceled in exchange for a cash payment (or shares of Home common stock at the election of the option holder) in connection with completion of the merger even if the optionee’s employment is not terminated, the payments are considered to be a single-trigger arrangement.

(2)
Represents the estimated lump sum cash payments equal to the discounted present value of each executive’s annual lifetime SERP benefits. Because the lump sum payments will be made even if the executive’s employment is not terminated, the payments are considered to be a single-trigger arrangement.

(3)
All of the amounts in this column are attributable to a single-trigger arrangement, as the payment or benefit is not conditioned upon termination of the executive’s employment. The amounts in this column exclude the value of other benefits under broad-based employee benefit plans such as St. Martin Bank’s 401(k) Plan and defined benefit pension plan. Also excludes any pro-rated bonuses that may be paid for services rendered in 2017.

Indemnification and Continued Director and Officer Liability Coverage.   From and after the effective time of the merger, Home has agreed to indemnify and hold harmless each person who is now, or who has been at any time before the effective time of the merger, an officer or director or employee of St. Martin and its subsidiaries against all losses, costs, damages or expenses incurred in connection with any claim, action, suit, proceeding or investigation that is a result of matters that existed or occurred at or before the effective time of the merger to the same extent as St. Martin currently provides for indemnification of its officers and directors. In addition, Home has agreed to provide directors’ and officers’ liability insurance coverage for a period of three years following the effective time of the merger to the directors and officers of St. Martin immediately before the effective time of the merger under the directors’ and officers’ liability insurance policy currently maintained by St. Martin or policies of at least the same coverage and amount and containing terms and conditions that are not less advantageous than the current policy, with respect to acts or omissions occurring prior to the effective time of the merger, except that Home is not required to incur an annual premium expense greater than 100% of St. Martin’s current annual directors’ and officers’ liability insurance premium or, if Home determines to substitute “tail” policies with similar terms for St. Martin’s existing insurance policies, it is not required to spend more than 250% of the annual cost currently expended by St. Martin with respect to such insurance.
Board of Directors and Management of Home Following Completion of the Merger
Following completion of the merger and the bank merger, the directors and executive officers of Home and Home Bank will be the directors and executive officers of Home and Home Bank immediately prior to the merger and the bank merger except as noted below.
The merger agreement provides that Home and Home Bank will increase the number of directors that will comprise each of their boards of directors and to elect, effective as of the effective time of the merger, two of the current directors of St. Martin to fill the vacancies created by such increase. The two new directors will be selected by Home and will be subject to Home’s normal policies and procedures for director nominations. The two new directors will serve not less than one full three-year term, unless either of the new directors resigns, dies or is removed for cause.
Trading Markets for Home and St. Martin Common Stock
Home’s common stock trades on the NASDAQ Global Select Market under the symbol “HBCP.” St. Martin’s common stock is not listed on any national securities exchange or quoted on any interdealer quotation system. The shares of Home common stock issuable to holders of St. Martin common stock in the merger will be listed on NASDAQ.
Regulatory Approvals Required for the Merger
Each of Home and St. Martin has agreed to cooperate with the other and use all reasonable efforts to obtain all regulatory approvals and authorizations required to complete the transactions contemplated by the merger agreement, including the merger and the bank merger. As of the date of this joint proxy statement/prospectus, Home has received all required regulatory approvals, authorizations, and non-objections from the OCC, Federal Reserve Board and the OFI.
Neither Home nor St. Martin is aware of any material governmental approvals or actions that are required for completion of the transactions other than those described above. It is presently contemplated that if any such additional governmental approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.
Voting and Support Agreements
In connection with St. Martin’s entry into the merger agreement, St. Martin’s directors entered into voting and support agreements whereby the directors, in their capacities as St. Martin shareholders, have agreed to vote in favor of the approval of the merger agreement at the St. Martin special meeting, among other things. In the voting and support agreements, the directors of St. Martin have also agreed that, during the two-year period following consummation of the merger they will not, with certain exceptions, solicit the banking business of former customers of St. Martin within certain specified parishes in south Louisiana, solicit for employment any employee of Home Bank, as the surviving bank of the bank merger, or make disparaging remarks about Home, Home Bank or any of their affiliates, directors or employees. The St. Martin directors who entered into the voting and support agreements own an aggregate of 56,381 shares, or 27.2% of the outstanding shares, of St. Martin common stock.
The form of voting agreement is attached as Exhibit B to the merger agreement, which is attached to this joint proxy statement/prospectus as Annex A.
Appraisal Rights
St. Martin shareholders will have the right to assert appraisal rights with respect to the merger and demand in writing to be paid the fair value of their shares of St. Martin common stock under applicable provisions of Louisiana law following consummation of the merger by Home as the surviving company following the merger. In order to exercise and perfect appraisal rights, a St. Martin shareholder must generally give written notice of his or her intent to demand payment for his or her shares to St. Martin before the vote is taken on the merger at the St. Martin special meeting and must not vote in favor of the merger. A copy of the applicable Louisiana statutory provisions is included in this joint proxy statement/prospectus as Annex D.
The following is only a summary of the rights of a St. Martin shareholder to demand his or her appraisal rights, is not a complete statement of law pertaining to appraisal rights under the Louisiana Business Corporation Act, and is qualified in its entirety by reference to the full text of the provisions of the Louisiana Business Corporation Act pertaining to appraisal rights, a copy of which is attached as Annex D hereto and incorporated into this discussion by reference. If you are a St. Martin shareholder and you intend to exercise your appraisal rights under Louisiana law, you should carefully review the following summary and comply with all requirements of the Louisiana Business Corporation Act. You should also consult with your attorney. This joint proxy statement/prospectus incorporates by reference the annual financial statements and latest available quarterly financial statements of Home (which are available on the SEC’s website). See “Where You Can Find More Information.” No further notice of the events giving rise to appraisal rights will be furnished to you by Home or St. Martin.
The Louisiana Business Corporation Act provides in detail the procedure a St. Martin shareholder must follow in order to exercise his or her appraisal rights. In summary, to exercise appraisal rights; a St. Martin shareholder:
•
must deliver to St. Martin before the vote on the St. Martin merger proposal is taken at the St. Martin special meeting, written notice of such shareholder’s intent to demand payment for his or her shares of St. Martin common stock if the merger is completed; and

•
must not vote his or her shares of St. Martin common stock in favor of the merger agreement at the St. Martin special meeting.

In other words, in order for a St. Martin shareholder to properly assert his or her appraisal rights, he or she must not vote in favor of the St. Martin merger proposal, and in all cases must give the required written notice. Failure to satisfy these requirements will terminate, a shareholder’s ability to exercise appraisal rights and to receive payment for his or her shares of St. Martin common stock under the provisions of the Louisiana Business Corporation Act pertaining to appraisal rights. Voting against the St. Martin merger proposal (either in person or by proxy) is not sufficient to assert appraisal rights under Louisiana law; any shareholder of St. Martin who wishes to assert his or her appraisal rights must also send the required notice of intent in order to exercise appraisal rights. As described in the section entitled, “The St. Martin Special Meeting — Voting at the St. Martin Special Meeting,” beginning on page 45, if a shareholder returns a signed proxy card but fails to provide instructions as to the manner in which shares are to be voted, such shareholder will be considered to have voted in favor of the St. Martin merger proposal and will not be able to assert appraisal rights. Failure to return a proxy card or otherwise vote at all at the St. Martin special meeting, will not be treated as waiving a shareholder’s appraisal rights as long as such shareholder has given the required notice of intent as described above.
If you are a St. Martin shareholder and you intend to assert your appraisal rights, the notice of intent should be mailed or delivered to St. Martin’s corporate secretary at St. Martin’s corporate office located at 301 S. Main Street, St. Martinville, Louisiana 70852, or it may be hand delivered to St. Martin’s corporate secretary at the St. Martin special meeting (before the voting on the St. Martin merger proposal begins). Notice of intent is effective at the earliest of the following:
•
when received by St. Martin at its address prior to the St. Martin special meeting;

•
five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postage prepaid and correctly addressed to St. Martin at its address prior to the St. Martin special meeting; or

•
on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and if the receipt is signed by or on behalf of St. Martin prior to the St. Martin special meeting.

If any St. Martin shareholder delivers a timely notice of intent to assert his or her appraisal rights, does not vote in favor of the St. Martin merger proposal and the merger proposal is approved by St. Martin shareholders at the St. Martin special meeting (or at any adjournment of the St. Martin special meeting) and by Home shareholders at the Home special meeting (or any adjournment of the Home special meeting), then, within ten days following the effective date of the merger, Home, as the company surviving the merger, will send such shareholder a written notice called an appraisal notice, by first-class mail, postage prepaid, to such shareholder’s address shown in St. Martin’s current record of shareholders, as long as such shareholder has satisfied the requirements to exercise appraisal rights. The appraisal notice will include another copy of the provisions of the Louisiana Business Corporation Act, pertaining to appraisal rights and will:
•
include a form to demand payment for shares of St. Martin common stock that will (i) specify the first date of any announcement to St. Martin shareholders and Home shareholders of the terms of the merger, (ii) require the shareholder to certify whether he or she acquired beneficial ownership of his or her shares of St. Martin common stock before that date, and (iii) require the shareholder to certify that the shareholder did not vote for or consent to the merger;

•
state where St. Martin share certificates must be deposited and the date by which those certificates must be deposited;

•
specify where the form described above must be sent and the date by which Home must receive the form (which may not be fewer than 40 nor more than 60 days after the date of mailing of the appraisal notice), and state that the right to demand appraisal will be waived unless the form is received by Home by such date;

•
state Home’s estimate of the fair value of the shares;

•
state that, if requested in writing, Home will provide to the shareholder, within 10 days after the date by which Home must receive the form, the number of shareholders who returned the form by the specified date and the total number of shares owned by them; and

•
state the date by which the notice to withdraw must be received, which date must be within 20 days after the date by which Home must receive the form.

After receipt of the appraisal notice, any shareholder of St. Martin asserting his or her appraisal rights must deliver to Home a written payment demand and, in the case of certificated shares, deposit his or her St. Martin share certificates with Home by the date set forth in and in accordance with the terms and conditions of the appraisal notice and certify whether he or she acquired beneficial ownership of his or her shares of St. Martin common stock before the announcement date. Otherwise, such shareholder will not be entitled to payment for his or her shares. Additionally, if such shareholder was not the beneficial owner of his or her shares of St. Martin common stock on the announcement date as set forth in the appraisal notice, Home may elect to withhold payment. If any shareholder delivers a payment demand, certifies beneficial ownership and deposits his or her share certificates as required by the appraisal notice, he or she will lose all rights as a St. Martin shareholder unless the payment demand is withdrawn by the date specified in the appraisal notice.
Within 30 days after the form is due, Home will pay St. Martin shareholders who properly assert their appraisal rights (provided that they have satisfied all requirements to exercise appraisal rights) the amount Home estimates to be the fair value of his or her shares, plus interest accrued to the date of payment. Home’s payment will be accompanied by:
•
a statement of Home’s estimate of the fair value of the shares, which estimate must equal or exceed Home’s estimate given in the appraisal notice; and

•
a statement of the right to demand further payment if such shareholder is not satisfied with the payment and that failure to demand further payment within a specified time will be deemed acceptance of Home’s estimate as full payment.

If a shareholder believes that the amount paid by Home, or the amount of Home’s payment offer in the case of after-acquired shares, as described above is less than the fair value of his or her shares of St. Martin common stock or that the interest due is incorrectly calculated, then such shareholder may notify

Home in writing of his or her own estimate of the fair value of his or her shares of St. Martin common stock and may demand payment of such shareholder’s estimate plus interest. A shareholder offered payment with respect to his or her after-acquired shares and who is dissatisfied with that offer must reject the offer and demand payment of the shareholder’s estimate of the fair value of the shares plus interest. Failure to take any such action within the 30 days after Home makes or offers payment for such shareholder’s shares, will be deemed to constitute a waiver of such shareholder’s rights to demand payment and such shareholders shall be entitled only to the payment of fair value as calculated by Home.
If a shareholder takes all required actions and his or her demand for payment remains unsettled, Home may file a lawsuit within 60 days after receiving the payment demand and petition the appropriate circuit court to determine the fair value of the shares and accrued interest. If Home does not begin the action within the 60-day period, it will pay each shareholder who asserts appraisal rights whose demand remains unsettled the amount demanded. In the court proceeding described above, the court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. In addition, Home will make all shareholders who assert appraisal rights whose demands remain unsettled parties to the proceeding. Each shareholder who asserts appraisal rights made a party to the proceeding must be served with a copy of the complaint and will be entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, to exceed the amount paid by Home, or for the value, plus accrued interest, of his after-acquired shares for which Home elected to withhold payment.
The court will determine the cost of any court proceeding, including reasonable compensation and reimbursement of expenses for appraisers appointed by the court. Those costs will be assessed against Home unless the court determines that some or all of the shareholders who assert appraisal rights acted arbitrarily, vexatiously or not in good faith in demanding payment, in which event the court may assess costs against those shareholders. The court may assess the fees and expenses of experts and counsel against Home if it finds that it did not substantially comply with the requirements of the statutes, or against any party who acted arbitrarily, vexatiously or not in good faith in asserting or defending against appraisal rights. If the court finds that the services of counsel for any shareholder who asserts appraisal rights were of substantial benefit to other shareholders similarly situated, the court may award counsel fees, to be paid out of the amounts awarded the shareholders who asserted appraisal rights who were benefited. If a shareholder who asserts appraisal rights must bring an action against Home to require it to pay the amount Home estimates to be the fair value of the shares, plus interest and the shareholder is successful, the court will assess costs against Home.

THE MERGER AGREEMENT
The following describes certain aspects of the merger, including certain material provisions of the merger agreement. The following description of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this joint proxy statement/prospectus as Annex A and is incorporated by reference into this joint proxy statement/prospectus. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing this merger.
Terms of the Merger
Each of the Home board of directors and the St. Martin board of directors has approved the agreement and plan of merger, which provides for Home’s acquisition of St. Martin and the merger of St. Martin with and into Home and the merger of St. Martin Bank with and into Home Bank. Each share of Home common stock issued and outstanding immediately prior to completion of the merger will remain issued and outstanding as one share of common stock of Home. Each share of St. Martin common stock issued and outstanding at the effective time of the merger (with the exception of Company-Owned Stock, as defined below and shares of St. Martin common stock owned by shareholders exercising their appraisal rights) will be converted into 9.2839 shares of Home common stock, as described below. See “— Merger Consideration.” Company-Owned Stock means shares of St. Martin common stock held by St. Martin or any shares of St. Martin common stock held by Home immediately prior to the effective time of the merger (other than shares held in a fiduciary capacity or in connection with debts previously contracted). Each share of St. Martin common stock held as Company-Owned Stock immediately prior to the effective time of the merger will be canceled and retired and no consideration will be issued in exchange for Company-Owned Stock. As of the date of this document, Home does not own any shares of common stock of St. Martin. In addition to the stock merger consideration, the merger agreement provides that St. Martin will pay a special cash distribution of  $94.00 per share to its shareholders immediately prior to the merger.
The Home articles of incorporation and bylaws of Home as in effect at the time of the merger will be the articles of incorporation and bylaws of Home as the surviving entity after the completion of the merger. The merger agreement provides that Home may change the method of effecting the merger. No such change will alter the amount or kind of merger consideration to be provided under the merger agreement, adversely affect the tax consequences to St. Martin shareholders, or materially jeopardize or delay obtaining consents or regulatory approvals relating to the merger, satisfaction of a closing condition or otherwise adversely affect St. Martin or St. Martin shareholders.
Closing and Effective Time of the Merger
The merger will be completed no later than the twentieth calendar day following the satisfaction or waiver of all conditions to the merger discussed in this joint proxy statement/prospectus and set forth in the merger agreement, or on such other date as may be agreed to in writing by the parties. See “— Conditions to Complete the Merger.” The merger will become effective on the date and time specified in the articles of merger filed with the Secretary of State of the State of Louisiana. It is currently anticipated that the effective time of the merger will occur in the fourth quarter of 2017 or the first quarter of 2018, but Home and St. Martin cannot guarantee when or if the merger will be completed.
Merger Consideration
As a result of the merger each St. Martin shareholder will have the right, with respect to each share of St. Martin common stock held (excluding Company-Owned Stock and shares of St. Martin common stock owned by shareholders exercising their appraisal rights), to receive 9.2839 shares of Home common stock.
If the number of outstanding shares of Home common stock is changed as a result of a stock split, stock dividend, recapitalization, reclassification or similar transaction prior to the effective time of the merger, an appropriate and proportionate adjustment will be made to the exchange ratio.

Conversion of St. Martin Shares; Letter of Transmittal; Exchange of Certificates
The conversion of St. Martin common stock into the right to receive the stock merger consideration and the special cash distribution will occur automatically at the effective time of the merger. As soon as reasonably practicable after completion of the merger but in any event within five business days, the exchange agent will mail a letter of transmittal to each St. Martin shareholder, with instructions on how to exchange certificates representing shares of St. Martin common stock for the stock merger consideration to be received in the merger pursuant to the terms of the merger agreement. If a certificate for St. Martin shareholders common stock has been lost, stolen or destroyed, the exchange agent will issue the stock merger consideration properly payable under the merger agreement upon receipt of an affidavit as to that loss, theft or destruction, appropriate evidence as to the ownership of that certificate by the claimant, and appropriate and customary indemnification. Computershare, Inc., Home’s transfer agent and registrar, will be the exchange agent in the merger and will receive letters of transmittal for the stock merger consideration and perform other duties as explained in the merger agreement.
Withholding
Each of Home and the exchange agent will be entitled to deduct and withhold from the consideration payable to any St. Martin shareholders such amounts as it is required to deduct and withhold under any federal, state, local or foreign tax law. If either of them withholds any such amounts, these amounts will be treated for all purposes of the merger as having been paid to the shareholders from whom they were withheld.
Appraisal Rights
The shares of St. Martin stock that are held by a St. Martin shareholder who has perfected his or her right to appraisal under applicable law will not be converted into, nor represent a right to receive, the stock merger consideration. Instead, such shareholder will be entitled to the rights granted by the Louisiana Business Corporation Act. If any St. Martin shareholder withdraws or loses his or her appraisal rights under the Louisiana Business Corporation Act, the shares of St. Martin common stock held by such shareholder will be converted into the right to receive the stock merger consideration in accordance with the merger agreement. See “The Merger — Appraisal Rights.”
Dividends and Distributions
Until St. Martin common stock certificates are surrendered for exchange, any dividends or other distributions declared after the effective time of the merger with respect to Home common stock into which shares of St. Martin common stock may have been converted will accrue but will not be paid. Home will pay to former St. Martin shareholders any unpaid dividends or other distributions, without interest, only after they have surrendered their St. Martin stock certificates.
Representations and Warranties
The merger agreement contains customary representations and warranties of Home and St. Martin relating to their respective businesses. The representations must be true and correct in accordance with the materiality standards set forth in the merger agreement, as of the date of the merger agreement and at the effective date of the merger as though made at and as of such time (except that representations and warranties that by their terms speak as of the date of the merger agreement or some other date must be true and correct as of such date). The representations and warranties in the merger agreement do not survive the effective time of the merger.
Each of Home and St. Martin has made representations and warranties to the other regarding, among other things:
•
corporate matters, including due organization and qualification;

•
capitalization;

•
authority relative to execution and delivery of the merger agreement and the absence of breach or violations of organizational documents or other obligations as a result of the merger;

•
required governmental filings and consents;

•
the timely filing of reports with governmental entities, and the absence of investigations by regulatory agencies;

•
financial statements and the absence of undisclosed liabilities;

•
tax matters;

•
the absence of circumstances and events reasonably likely to have a material adverse effect on their respective businesses;

•
ownership of property and insurance coverage;

•
legal proceedings;

•
compliance with applicable law;

•
employee matters, including employee benefit plans;

•
brokers, finders and financial advisors;

•
environmental matters;

•
loan related matters;

•
availability of corporate documents;

•
related party transactions;

•
the vote required of their respective shareholders to approve the merger;

•
receipt of a fairness opinion from their respective financial advisor;

•
intellectual property and certain types of contracts;

•
risk management instruments;

•
information supplied; and

•
investment securities and commodities.

St. Martin has also made additional representations and warranties to Home regarding its material contracts, real estate leases, bank regulatory reports, deposits and its fiduciary or trust accounts.
Home also has made representations and warranties to St. Martin regarding its compliance with federal securities laws and the accuracy of its documents filed with the SEC and that the shares of Home common stock to be issued in the merger will be duly authorized, validly issued, fully paid and non-assessable and subject to no preemptive rights.
The representations and warranties described above and included in the merger agreement were made by Home and St. Martin to each other. These representations and warranties were made as of specific dates, may be subject to important qualifications and limitations agreed to by Home and St. Martin in connection with negotiating the terms of the merger agreement (including by reference to information contained in disclosure schedules delivered by the parties under the merger agreement), and may have been included in the merger agreement for the purpose of allocating risk between Home and St. Martin rather than to establish matters as facts. Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this joint proxy statement/prospectus and in the documents incorporated by reference into this joint proxy statement/prospectus.
Covenants and Agreements
Each of Home and St. Martin has undertaken customary covenants that place restrictions on it and its subsidiaries until the effective time of the merger. In general, each of Home and St. Martin has agreed to operate its respective business in the usual, regular and ordinary course of business, use commercially reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises, and voluntarily take no action that would materially and adversely affect the ability to obtain any regulatory approvals required for the merger or materially affect its ability to perform its covenants under the merger agreement. St Martin has also agreed to promptly accrue and pay all expenses reasonably necessary in order to consummate the merger in accordance with the terms of the merger agreement.
In addition, St. Martin has agreed that, with certain exceptions and except with Home’s prior written consent (which is not to be unreasonably withheld, conditioned or delayed), St. Martin will not, and will not permit any of its subsidiaries to, among other things, undertake the following extraordinary actions:
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declare or pay any dividends or distributions on its capital stock except the special cash distribution, its regular quarterly cash dividends and distributions, prorated as appropriate through the date of the closing, subject to certain limitations based on its net income after merger-related expenses;

•
repurchase, redeem or acquire any shares of its common stock, split, combine or reclassify any shares of capital stock or issue, deliver or sell any shares of St. Martin capital stock or securities convertible into any such shares or any rights, warrants or options with respect to St. Martin capital stock;

•
amend its articles of incorporation or its bylaws;

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make any capital expenditures other than ordinary course expenditures or those which are necessary to maintain existing assets in good repair and are not in excess of the amount specified;

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enter into any new line of business;

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acquire, by merger, consolidation or purchase of a substantial equity interest in or a substantial portion of the assets of, or otherwise, any material corporation or other business organization;

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take any action that would reasonably jeopardize or materially delay the receipt of regulatory approval necessary for the consummation of the merger;

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take any action that may reasonably be expected to result in any of its representations or warranties becoming untrue or any of the conditions to the merger not being satisfied;

•
change its accounting practices, except as required by GAAP or law, or enter into any agreement or arrangement with respect to taxes;

•
adopt, amend or terminate any employee benefit plan or adopt, amend or terminate any agreement, arrangement, plan or policy between St. Martin or St Martin Bank and any director, officer or employee;

•
increase the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or agreement currently in effect;

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other than in the ordinary course of business consistent with past practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its assets, properties or other rights or agreements;

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other than in the ordinary course of business consistent with past practice, incur or assume any indebtedness for borrowed money, engage in any repurchase transactions, or guarantee or otherwise become responsible for the obligations of any third party;

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change its existing deposit policy or incur deposit liabilities, other than deposit liabilities incurred in the ordinary course of business consistent with past practice;

•
accept any brokered deposits, other than reciprocal CDARs with respect to existing customers;

•
sell, purchase, enter into a lease, relocate, open or close any office or file any application pertaining to such action with any regulatory agency;

•
change any of its commercial or consumer loan policies, including credit underwriting criteria, or make any material exceptions thereto;

•
purchase any mortgage loan servicing rights;

•
create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any material contract, agreement or lease for property or services;

•
adopt a plan of liquidation or dissolution or fail to maintain in good standing its corporate existence;

•
hire or appoint any new executive officer or director;

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settle or pay any uninsured legal action in an amount exceeding $25,000;

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fail to conduct a Phase I environmental study before foreclosing on any parcel of commercial real property;

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acquire any non-agency mortgage-backed or related securities;

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fail to take any action required by any bank regulator;

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make any new loans in amounts exceeding $1.0 million except for single-family residential mortgage loans to be sold in the secondary market not exceeding $1.2 million and variable rate commercial real estate loans up to $1.5 million;

•
subject to an aggregate limit of  $5.0 million, originate for portfolio any new single-family residential mortgage loans with a term to maturity or interest rate adjustment date in excess of five years; or

•
agree to do any of the foregoing.

St. Martin and its subsidiaries also agreed to take all steps required by any relevant federal or state law or regulation or under any relevant agreement or other document to exempt or continue to exempt St. Martin, St Martin Bank, the merger, the merger agreement and the transactions contemplated by the merger agreement from any provisions of an anti-takeover nature contained in St. Martin’s or its subsidiaries’ organizational documents, and the provisions of any applicable federal or state anti-takeover laws and regulations. St. Martin also has agreed to dissolve two existing subsidiaries of St. Martin Bank and to transfer all of its managed assets held in trust accounts, in each case, prior to the consummation of the merger.
Each of Home and St. Martin has agreed to additional covenants which include, among other things, commitments to provide certain financial and regulatory information upon request and maintain insurance in reasonable amounts.
Home has further agreed that Home will:
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take all reasonable action so that St. Martin employees continuing after the merger are entitled to participate in the Home compensation and benefit plans to the same extent as similarly situated employees of Home, as further detailed in the merger agreement;

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for determining eligibility and vesting for certain Home employee benefit plans (and, with certain exceptions, not for benefit accrual purposes) provide credit for meeting eligibility and vesting requirements in such plans for service as an employee of St. Martin or any predecessor of St. Martin;

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honor the terms of all St. Martin compensation and benefit plans set forth in the disclosure schedules of the merger agreement;

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in the event of terminating the health plans of St. Martin, Home shall make available to continuing employees and their dependents health plans of Home on the same basis it provides coverage to Home employees, as further detailed in the merger agreement;

•
pay retention bonuses to certain employees of St. Martin as selected by Home and who remain employed through specified dates in such amounts as may be determined by Home after consolation with St. Martin;

•
indemnify, defend and hold harmless all current and former officers and directors of St. Martin against all claims that arise out of the fact that such person is or was a director or officer of St. Martin or its subsidiaries and that relate to any matter of fact existing at or prior to the merger, to the fullest extent as would have been permitted by St. Martin under Louisiana law and under St. Martin’s articles of incorporation and bylaws;

•
in certain circumstances, make proper provision so that successors and assigns of Home shall assume the obligations set forth in these covenants;

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maintain, for three years following the merger, St. Martin’s current directors’ and officers’ liability insurance policies covering the officers and directors of St. Martin with respect to matters occurring at or prior to the merger, except that Home may substitute similar policies, and that Home is not required to spend more than 100% of the annual cost currently expended by St. Martin in order to obtain this insurance or, if Home determines to substitute “tail” policies with similar terms for St. Martin’s existing insurance policies, it is not required to spend more than 250% of the annual cost currently expended by St. Martin with respect to such insurance;

•
obtain approval for listing of the shares of its common stock on NASDAQ; and

•
reserve a sufficient number of shares of its common stock.

The merger agreement also contains mutual covenants relating to the preparation of this joint proxy statement/prospectus, the regulatory applications and the holding of the special meetings of Home and St. Martin shareholders, respectively, access to information and public announcements with respect to the transactions contemplated by the merger agreement. The parties also agreed to use commercially reasonable efforts to take all actions needed to obtain necessary governmental and third-party consents and to consummate the transactions contemplated by the merger agreement and to not take any action that would or could reasonably be expected to disqualify the merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.
Shareholder Meetings
Home and St. Martin have agreed to hold a meeting of their respective shareholders as soon as is promptly practicable after the SEC has declared the merger registration statement, of which this joint proxy statement/prospectus is a part, effective. Each of Home’s and St. Martin’s board of directors has agreed to recommend that their respective shareholders vote in favor of the approval of the merger agreement.
Agreement Not to Solicit Other Offers
St. Martin have agreed that it, its subsidiaries and their respective officers, directors, employees, investment bankers, financial advisors, attorneys, accountants, consultants, affiliates or other agents will not, directly or indirectly, (a) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an “acquisition proposal” as defined in the merger agreement; (b) participate in any discussions or negotiations regarding any acquisition proposal or furnish, or otherwise afford access, to any person (other than Home) any information or data with respect to St. Martin or any of its subsidiaries or otherwise relating to an acquisition proposal; (c) release any person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which St. Martin is a party; or (d) enter into any agreement, agreement in principle or letter of intent with respect to any acquisition proposal or approve or resolve to approve any acquisition proposal or any agreement, agreement in principle or letter of intent relating to an acquisition proposal. Any violation of the foregoing restrictions by St. Martin or any St. Martin representative, whether or not such representative is so authorized and whether or not such representative is purporting to act on behalf of St. Martin or otherwise, shall be deemed to be a breach of the merger agreement by St. Martin. The merger agreement required St. Martin and its subsidiaries to, and to cause each of St. Martin representatives to, immediately cease and cause to be terminated any and all existing discussions, negotiations, and communications with any persons with respect to any existing or potential acquisition proposal.

In the merger agreement:
“acquisition proposal” means any inquiry, offer or proposal (other than an inquiry, offer or proposal from Home), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, an “acquisition transaction.”
“acquisition transaction” means (a) any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving St. Martin or any of its subsidiaries; (b) any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, any assets of St. Martin or any of its subsidiaries representing, in the aggregate, 25% or more of the assets of St. Martin and its subsidiaries on a consolidated basis; (c) any issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing 25% or more of the votes attached to the outstanding securities of St. Martin or any of its subsidiaries; (d) any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning 25% or more of any class of equity securities of St. Martin or any of its subsidiaries; or (e) any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.
St. Martin may, however, participate in discussions with, and may furnish information to, a third party in connection with a bona fide unsolicited acquisition proposal if, and only if:
•
St. Martin has received a bona fide unsolicited written acquisition proposal that did not result from a breach of the merger agreement;

•
the board of directors of St. Martin determines in good faith, after consultation with and having considered the advice of its outside legal counsel and its independent financial advisor, that such acquisition proposal constitutes a “superior proposal;”

•
prior to furnishing or affording access to any information or data with respect to St. Martin or any of its subsidiaries or otherwise relating to an acquisition proposal, St. Martin receives from such person a confidentiality agreement with terms no less favorable to St. Martin than those contained in the confidentiality agreement between St. Martin and Home; and

•
the board of directors of St. Martin determines in good faith, after consultation with and having considered the advice of its outside legal counsel, that the failure to take any such actions would be reasonably likely to violate its fiduciary duties under applicable laws.

St. Martin has also agreed to promptly provide to Home any non-public information about St. Martin that it provides to the third party making the proposal, to the extent such information was not previously provided to Home.
In the merger agreement:
“superior proposal” means any unsolicited bona fide written proposal (on its most recently amended or modified terms, if amended or modified made by a third party to enter into an acquisition transaction on terms that the board of directors of St. Martin reasonably determines in its good faith judgment, after consultation with and having considered the advice of outside legal counsel and its financial advisor, (a) would, if consummated, result in the acquisition of all, but not less than all, of the issued and outstanding shares of St. Martin common stock or all, or substantially all, of the assets of St. Martin and its subsidiaries on a consolidated basis; (b) would result in a transaction that (i) involves consideration to the holders of the shares of St. Martin common stock that is more favorable than the aggregate of the stock merger consideration and the special cash distribution to be paid to St. Martin’s shareholders pursuant to the merger agreement, considering, among other things, the nature of the consideration being offered, any regulatory approvals or other risks associated with the timing of the proposed transaction in addition to those specifically contemplated by the merger agreement, and which proposal is not conditioned upon obtaining additional financing and (ii) is, in light of the other terms of such proposal, more favorable to

St. Martin than the merger and the transactions contemplated by the merger agreement; and (c) is reasonably likely to be completed on the terms proposed, in each case taking into account all legal, financial, regulatory and other aspects of the proposal.
In addition, St. Martin has agreed that it will not:
•
withdraw, qualify or modify in a manner adverse to Home, its recommendation to its shareholders to approve the merger agreement, except to the extent otherwise permitted and described below; or

•
approve or recommend, or publicly propose to approve or recommend, any acquisition proposal other than with respect to the Home merger.

Up until the time of the St. Martin shareholder meeting, however, St. Martin may withdraw, qualify or modify its recommendation to St. Martin shareholders to approve the merger agreement, or take any of the other actions listed above in this paragraph with respect to another acquisition proposal if, but only if:
•
the St. Martin board of directors has reasonably determined in good faith, after consultation with and having considered the advice of its outside legal counsel and financial advisor that the failure to take such actions would be reasonably likely to result in a violation of the board’s fiduciary duties to St. Martin’s shareholders under applicable law;

•
it has provided at least three business days’ prior notice to Home of its intention to take such action and a reasonable description of the event or circumstances giving rise to its determination to take such action (including, in the event such action is taken by the board of directors of St. Martin in response to an acquisition proposal, the latest material terms and conditions of, and the identity of the third party making, any such acquisition proposal, or any amendment or modification thereof, or describe in reasonable detail such other event or circumstances); and

•
after taking into account any adjusted, modified or amended terms as may have been committed to by Home in writing, the St. Martin board of directors has again in good faith determined that it would nevertheless be reasonably likely to result in a violation of the board of directors’ fiduciary duties under applicable law to continue to recommend the merger agreement.

Expenses and Fees
In general, each of Home and St. Martin will be responsible for all expenses incurred by it in connection with the negotiation and completion of the transactions contemplated by the merger agreement.
Indemnification and Insurance
The merger agreement requires Home to indemnify St. Martin’s and its subsidiaries’ current and former directors, officers and employees to the fullest extent as would have been permitted under applicable law and the St. Martin articles of incorporation, bylaws or similar governing documents. The merger agreement provides that in the event of any threatened or actual claim, action, suit, proceeding or investigation in which any person who is or has been a director or officer of St. Martin or is threatened to be made party based in whole or in part on, or arising in whole or in part out of the fact that he or she is or was a director or officer of St. Martin or any of its subsidiaries or predecessors and pertaining to any matter of fact arising, existing or occurring at or before the effective time of the merger (including the merger and the merger agreement), Home will defend against and respond thereto.
Home has agreed to indemnify and hold harmless each such indemnified party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney’s fees), judgments, and amounts paid in settlement in connection with any such threatened or actual claim, action, suit proceeding or investigation. The merger agreement also requires that Home provide advancement of expenses to, all past and present officers, directors and employees of St. Martin and its subsidiaries in their capacities as such against all such losses, claims, damages, costs, expenses, liabilities, judgments or amounts paid in settlement to the fullest extent permitted by the Louisiana Business Corporation Act and St. Martin’s articles of incorporation and bylaws.

The merger agreement provides that Home will maintain for a period of three years after completion of the merger St. Martin’s current directors’ and officers’ liability insurance policies, or policies of at least the same coverage and amount and containing terms and conditions that are not less advantageous than the current policy, with respect to acts or omissions occurring prior to the effective time of the merger, except that Home is not required to incur an annual premium expense greater than 100% of St. Martin’s current annual directors’ and officers’ liability insurance premium or, if Home determines to substitute “tail” policies with similar terms for St. Martin’s existing insurance policies, it is not required to spend more than 250% of the annual cost currently expended by St. Martin with respect to such insurance.
Conditions to Complete the Merger
Completion of the merger is subject to the fulfillment of certain conditions, none of which may be waived, including:
•
the approval of the merger agreement by the shareholders of each of Home and St. Martin;

•
the absence of any law, statute, regulation, judgment, decree, injunction or other order in effect by any court or other governmental entity that prohibits completion of the transactions contemplated by the merger agreement;

•
the receipt and effectiveness of all required governmental and other approvals, authorizations and consents on terms and conditions that would not have a material adverse effect on Home or St. Martin, and the expiration of all related waiting periods required to complete the merger (all necessary regulatory approvals authorizations and non-objections from the OCC, the Federal Reserve Board and the OFI have been received as of the date of this joint proxy statement/prospectus);

•
the effectiveness of the registration statement of which this joint proxy statement/prospectus is a part with respect to the Home common stock to be issued in the merger and the absence of any stop order or proceedings initiated or threatened by the SEC for that purpose;

•
the approval for listing on NASDAQ of the shares of Home common stock issuable in the merger; and

•
the receipt by each of Home and St. Martin of a legal opinion with respect to certain United States federal income tax consequences of the merger.

Each of Home’s and St. Martin’s obligations to complete the merger is also separately subject to the satisfaction or waiver of a number of conditions including:
•
the absence of a material adverse effect on the other party;

•
the truth and correctness of the representations and warranties of each other party in the merger agreement, subject generally to the materiality standard provided in the merger agreement, and the performance by each other party in all material respects of their obligations under the merger agreement and the receipt by each party of certificates from the other party to that effect;

•
performance of all obligations in all material respects;

•
obtaining all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the merger;

•
holders of no more than ten percent (10%) of the issued and outstanding shares of St. Martin shall have exercised their statutory appraisal right pursuant to the merger agreement prior to the merger; and

•
Home having delivered the stock merger consideration to the exchange agent.

Home and St. Martin cannot provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party. As of the date of this joint proxy statement/prospectus, Home and St. Martin have no reason to believe that any of these conditions will not be satisfied.

Termination of the Merger Agreement
The merger agreement can be terminated at any time prior to completion by mutual consent or by either party in the following circumstances:
•
if there is a breach by the other party that would cause the failure of the closing conditions, unless the breach is capable of being, and is, cured within 30 days of notice of the breach and the terminating party is not itself in material breach;

•
if the merger has not been completed by March 31, 2018, unless the failure to complete the merger by that date was due to the terminating party’s action or inaction;

•
if the shareholders of either St. Martin or Home fail to approve the merger agreement at their respective special meetings;

•
if any of the required regulatory approvals are denied (and the denial is final and non-appealable); or

•
if any court of competent jurisdiction or governmental authority issues an order, decree, ruling or takes any other action restraining, enjoining or otherwise prohibiting the merger (and such order, decree, ruling or action is final and non-appealable).

In addition, Home’s board of directors may terminate the merger agreement if the St. Martin board of directors receives a superior proposal and enters into a letter of intent, agreement in principle or an acquisition agreement with respect to such proposal, withdraws its recommendation of the merger agreement, fails to make such a recommendation or modifies or qualifies its recommendation, in a manner adverse to Home, or has otherwise made a determination to accept such proposal.
Further, St. Martin’s board of directors may terminate the merger agreement if St. Martin has received a superior proposal and has made a determination to accept such proposal.
If the merger agreement is terminated, it will become void, and there will be no liability on the part of Home or St. Martin, except that both Home and St. Martin will remain liable for any willful breach of the merger agreement and designated provisions of the merger agreement, including the payment of fees and expenses, and the confidential treatment of information and publicity restrictions, will survive the termination.
Termination Fee
St. Martin will pay Home a termination fee of  $3,500,000 in the event that the merger agreement is terminated:
•
by Home because St. Martin has received a superior proposal and St. Martin entered into an acquisition agreement with respect to the superior proposal, terminated the merger agreement, or withdrew the St. Martin recommendation to its shareholders, failed to make the St. Martin recommendation or modified or qualified the St. Martin recommendation in a manner adverse to Home;

•
by St. Martin because St. Martin received and made a determination to accept a superior proposal; or

•
where St. Martin enters into a definitive agreement relating to an acquisition proposal or the consummation of an acquisition proposal involving St. Martin within twelve (12) months after the occurrence of any of the following: (a) the termination of the merger agreement by Home pursuant to a willful material breach of a representation, warranty, covenant or other agreement by St. Martin, or (b) the failure of the shareholders of St. Martin to approve the merger agreement after the public disclosure or public awareness of an acquisition proposal.

Amendment, Waiver and Extension of the Merger Agreement
Subject to applicable law, the parties may amend the merger agreement by written agreement between Home and St. Martin executed in the same manner as the merger agreement.
At any time prior to the completion of the merger, each of the parties, by action taken or authorized by their respective board of directors, to the extent legally allowed, may:
•
extend the time for the performance of any of the obligations or other acts of the other party;

•
waive any inaccuracies in the representations and warranties of the other party; or

•
waive compliance by the other party with any of the other agreements or conditions contained in the merger agreement.

However, after any approval of merger agreement by the respective shareholders of Home or St. Martin, there may not be, without further approval of such shareholders, any amendment which, applicable provisions of law or applicable rules and regulations of Nasdaq, requires further approval by such shareholders unless such further shareholder approval is obtained.
ACCOUNTING TREATMENT
The merger will be accounted for as a “business combination,” as that term is used under generally accepted accounting principles, for accounting and financial reporting purposes, with Home treated as the acquiror. Under the acquisition method of accounting, the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of St. Martin as of the effective time of the merger will be recorded at their respective fair values and added to those of Home. Any excess of purchase price over the fair values of net identifiable, tangible and intangible assets and liabilities is recorded as goodwill. Consolidated financial statements of Home issued after the merger would reflect these fair values and would not be restated retroactively to reflect the historical financial position or results of operations of St. Martin.
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
The following summary describes generally the material U.S. federal income tax consequences of the merger to “U.S. holders” (as defined below) of St. Martin common stock that exchange their shares of St. Martin common stock for the stock merger consideration in the merger. The following discussion is based upon the Internal Revenue Code, the U.S. Treasury regulations promulgated thereunder and judicial and administrative authorities, rulings, and decisions, all as in effect on the date of this joint proxy statement/prospectus. These authorities may change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any U.S. federal laws other than those pertaining to the income tax.
The following discussion applies only to U.S. holders of shares of St. Martin common stock who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to U.S. holders in light of their particular circumstances and does not apply to U.S. holders subject to special treatment under the U.S. federal income tax laws (such as, for example, dealers or brokers in securities, commodities or foreign currencies, traders in securities that elect to apply a mark-to-market method of accounting, banks and other financial institutions, insurance companies, mutual funds, tax-exempt organizations, holders subject to the alternative minimum tax provisions of the Internal Revenue Code, partnerships, S corporations or other pass-through entities or investors in pass-through entities (other than U.S. holders of St. Martin common stock), regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, former citizens or residents of the United States, holders whose functional currency is not the U.S. dollar, holders who hold shares of St. Martin common stock as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment, holders who exercise appraisal rights, holders who actually or constructively own more than 5% of St. Martin common stock, retirement plans and individual retirement accounts, and holders who acquired their shares of St. Martin common stock through the exercise of a stock option, through a tax-qualified retirement plan or otherwise as compensation).
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of St. Martin common stock that is for U.S. federal income tax purposes (1) an individual citizen or resident of the United States, (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) a trust if  (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes, or (4) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source.
If an entity or an arrangement treated as a partnership for U.S. federal income tax purposes holds St. Martin common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Any entity treated as a partnership for U.S. federal income tax purposes that holds St. Martin common stock, and any partners in such partnership, should consult their own tax advisors about the tax consequences of the merger to them.
The following discussion does not address the tax consequences associated with the special cash distribution of  $94.00 per share to be paid by St. Martin to its shareholders immediately prior to the effective time of the merger. See “Material United States Federal Income Tax Consequences of The Special Cash Distribution” below for a description of the tax consequences of the special cash distribution to St. Martin shareholders.
Determining the actual tax consequences of the merger to you may be complex and will depend on your specific situation and on factors that are not within Home’s or St. Martin’s control. You should consult with your own tax advisor as to the specific tax consequences of the merger in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, foreign and other tax laws and of changes in those laws.
Tax Consequences of the Merger Generally
In connection with the filing with the SEC of the registration statement on Form S-4 of which this joint proxy statement/prospectus is a part, Silver, Freedman, Taff  & Tiernan LLP, tax counsel to Home, has rendered its tax opinion to Home and Fenimore, Kay, Harrison & Ford, LLP, tax counsel to St. Martin, has rendered its tax opinion to St. Martin addressing the U.S. federal income tax consequences of the merger as described below. The discussion below of the material United States federal income tax consequences of the merger serves, insofar as such discussion constitutes statements of United States federal income tax law or legal conclusions, as the opinion of each of Silver, Freedman, Taff  & Tiernan LLP and Fenimore, Kay, Harrison & Ford, LLP as to the material United States federal income tax consequences of the merger to the U.S. holders of St. Martin common stock. In rendering their respective tax opinions, each counsel relied upon representations and covenants, including those contained in certificates of officers of Home and St. Martin, reasonably satisfactory in form and substance to each such counsel. If any of the representations or assumptions upon which the opinions are based are inconsistent with the actual facts, the U.S. federal income tax consequences of the merger could be adversely affected. Copies of the tax opinions are attached as Exhibits 8.1 and 8.2 to the registration statement on Form S-4.
The parties intend for the merger to qualify as a “reorganization” for U.S. federal income tax purposes. It is a condition to the obligations of each of Home and St. Martin that they receive an opinion from Silver, Freedman, Taff  & Tiernan LLP and Fenimore, Kay, Harrison & Ford, LLP, respectively, with each such opinion to be dated and based on the facts and law existing as of the closing date of the merger, to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. Neither Home nor St. Martin currently intends to waive this opinion condition to its obligation to consummate the merger. If either Home or St. Martin waives this opinion condition after this registration statement is declared effective by the SEC, and if the tax consequences of the merger to

St. Martin shareholders have materially changed, Home and St. Martin will recirculate appropriate soliciting materials to resolicit the votes of St. Martin shareholders. The closing opinions will be based on representation letters provided by Home and St. Martin as of the closing date of the merger and on customary factual assumptions.
The opinions described above will not be binding on the Internal Revenue Service, which is referred to as the IRS, or any court. Home and St. Martin have not sought and will not seek any ruling from the IRS regarding any matters relating to the merger, and as a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below. In addition, if any of the representations or assumptions upon which the opinions are based are inconsistent with the actual facts, the U.S. federal income tax consequences of the merger could be adversely affected.
The remainder of this discussion assumes that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, in which case neither Home nor St. Martin will recognize any gain or loss as a result of the merger and U.S. holders of St. Martin common stock, upon exchanging their St. Martin common stock for Home common stock, generally will not recognize gain or loss, except with respect to cash received instead of a fractional share of Home common stock (as discussed below).
The aggregate tax basis of the Home common stock that a St. Martin shareholder receives in the merger, including any fractional shares deemed received and redeemed for cash as described below, will equal your aggregate adjusted tax basis in the shares of St. Martin common stock surrendered in the merger. The holding period for the shares of St. Martin common stock received in the merger (including any fractional share deemed received and redeemed for cash as described below) will include such shareholder’s holding period for the shares of St. Martin common stock surrendered in the merger. Holders should consult their tax advisors regarding the manner in which shares of Home common stock should be allocated among different blocks of their St. Martin common stock surrendered in the merger. The basis and holding period of each block of Home common stock will be determined on a block-for-block basis depending on the basis and holding period of the blocks of St. Martin common stock exchanged for such block of Home common stock.
Cash Instead of Fractional Shares
If you receive cash instead of a fractional share of Home common stock, you will be treated as having received such fractional share of Home common stock pursuant to the merger and then as having received cash in exchange for such fractional share of Home common stock. As a result, you generally will recognize gain or loss equal to the difference between the amount of cash received instead of a fractional share and the basis in your fractional share of Home common stock as set forth above. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if, as of the effective time of the merger, the holding period for such fractional share (including the holding period of shares of St. Martin common stock surrendered therefor) exceeds one year.
Net Investment Income Tax
A holder that is an individual is subject to a 3.8% tax on the lesser of: (1) his or her “net investment income” for the relevant taxable year, or (2) the excess of his or her modified adjusted gross income for the taxable year over a certain threshold (between $125,000 and $250,000 depending on the individual’s U.S. federal income tax filing status). Estates and trusts are subject to similar rules. Net investment income generally would include any capital gain recognized in connection with the merger (including any gain treated as a dividend), as well as, among other items, other interest, dividends, capital gains and rental or royalty income received by such individual. Holders should consult their tax advisors as to the application of this additional tax to their circumstances.
Possible Treatment of Merger as a Taxable Transaction
The IRS may determine that the merger does not qualify as a nontaxable reorganization under Section 368(a) of the Internal Revenue Code. In that case, each St. Martin shareholder would recognize a gain or loss equal to the difference between the (1) the sum of the fair market value of Home common stock received by the St. Martin shareholder in the merger, and (2) the St. Martin shareholder’s adjusted tax basis in the shares of St. Martin common stock exchanged therefor. The likely tax treatment of the merger will not be known until the effective time of the merger, as the aggregate value of the Home common stock to be received by St. Martin shareholders will fluctuate with the market price of the Home common stock.
Information Reporting and Backup Withholding
Non-corporate holders of St. Martin common stock may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 28 percent) on any cash payments received. Such shareholders will not be subject to backup withholding, however, if they:
•
furnish a correct taxpayer identification number, certify that they are not subject to backup withholding and otherwise comply with all the applicable requirements of the backup withholding rules; or

•
provide proof that they are otherwise exempt from backup withholding.

Any amounts withheld under the backup withholding rules are not an additional tax and will generally be allowed as a refund or credit against U.S. federal income tax liability, provided such shareholder timely furnishes the required information to the IRS.
Certain Reporting Requirements
If a U.S. holder that receives Home common stock in the merger is considered a “significant holder,” such U.S. holder will be required (1) to file a statement with its U.S. federal income tax return providing certain facts pertinent to the merger, including such U.S. holder’s tax basis in, and the fair market value of, the St. Martin common stock surrendered by such U.S. holder, and (2) to retain permanent records of these facts relating to the merger. A “significant holder” is any St. Martin shareholder that, immediately before the merger, (a) owned at least 1% (by vote or value) of the outstanding stock of St. Martin, or (b) owned St. Martin securities with a tax basis of  $1.0 million or more.
Appraisal Rights
If you are a holder of St. Martin common stock and you perfect your appraisal rights under Louisiana law with respect to your shares of such stock, you will generally recognize capital gain or loss equal to the difference between the amount of cash received in exchange for those shares and your tax basis in those shares. Any taxable gain or loss to a shareholder on the exchange of St. Martin common stock for cash will generally be treated as either long-term or short-term capital gain or loss depending on such shareholder’s holding period for such stock. The tax consequences of cash received may vary depending upon your individual circumstances. Each holder of St. Martin common stock who contemplates exercising statutory appraisal rights should consult its tax adviser as to the possibility that all or a portion of the payment received pursuant to the exercise of such rights will be treated as dividend income.
Consequences to Home and St. Martin
Each of Home and St. Martin will be a party to the merger within the meaning of Section 368(b) of the Code, and neither Home nor St. Martin will recognize any gain or loss as a result of the merger.
The discussion of material U.S. federal income tax consequences in this joint proxy statement/prospectus is for general information purposes only and is not tax advice. Holders of St. Martin common stock are urged to consult their tax advisors with respect to the application of U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
OF THE SPECIAL CASH DISTRIBUTION
The following discussion is a general summary of the material United States federal income tax consequences of the $94.00 per share special cash distribution to be paid to shareholders of St. Martin prior to the closing of the merger. This discussion is based upon the Internal Revenue Code of 1986, as amended, regulations promulgated by the United States Department of Treasury, judicial authorities, and current rulings and administrative practice of the Internal Revenue Service, in each case as in effect as of the date of this joint proxy statement/prospectus. Any of these authorities could be repealed, overruled or modified at any time after the date of this joint proxy statement/prospectus, possibly with retroactive effect.
This discussion neither binds nor precludes the Internal Revenue Service from adopting a position contrary to that expressed in this joint proxy statement/prospectus, and we cannot assure you that such a contrary position could not be asserted successfully by the Internal Revenue Service or adopted by a court if the positions were litigated. St. Martin does not intend to obtain a ruling from the Internal Revenue Service or a written opinion from tax counsel with respect to the federal income tax consequences discussed below.
This discussion assumes that a St. Martin shareholder holds his or her shares of common stock as a capital asset within the meaning of section 1221 of the Internal Revenue Code. This discussion is for general information only and does not address all aspects of federal income taxation that may be relevant to a St. Martin shareholder in light of his or her personal circumstances or if such shareholder is subject to certain rules, such as those relating to foreign persons, tax-exempt organizations, pass-through entities, taxpayers who own St. Martin common stock as part of a “straddle,” “hedge” or “conversion transaction” or who have a “functional currency” other than United States dollars or individual persons who have received St. Martin common stock as compensation or otherwise in connection with the performance of services. Further, this discussion does not address non-income tax or any state, local or foreign tax consequences of the special cash distribution.
Determining the actual tax consequences of the special cash distribution to you may be complex and will depend on your specific situation and on factors that are not within Home’s or St. Martin’s control. You should consult with your own tax advisor as to the specific tax consequences of the special cash distribution in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, foreign and other tax laws and of changes in those laws.
Tax Consequences of the Special Cash Distribution Generally
Generally, distributions to shareholders from a corporation taxed under Subchapter S of the Internal Revenue Code are not taxable to the extent of the shareholder’s adjusted tax basis in his or her S corporation stock, with any distribution in excess of his or her adjusted tax basis being treated as gain from the sale or exchange of property. However, if an S corporation has C corporation earnings and profits from prior C corporation years, as St. Martin does, distributions by the S corporation to its shareholders may be taxable as dividends under certain limited circumstances.
Under the Internal Revenue Code, distributions made by an S corporation which has C corporation earnings and profits are divided into three tiers, with varying tax consequences. First, distributions are deemed to come from the S corporation’s “accumulated adjustment account,” which generally tracks the retained earnings of the S corporation over its lifetime as an S corporation. Distributions deemed made from the accumulated adjustment account are not taxable to the extent of a shareholder’s adjusted tax basis in his or her S corporation stock and any such distribution in excess of his or her adjusted tax basis is treated as gain from the sale or exchange of property. Second, the amount of any distribution in excess of the balance of the accumulated adjustment account up to the amount of the C corporation earnings and profits of the corporation is taxable as a dividend. Third, the amount of any distribution in excess of the accumulated adjustment account and C corporation earnings and profits is taxed in the same manner as the first tier of distributions, that is, such distributions are not taxable to the extent of a shareholder’s remaining adjusted tax basis in his or her S corporation stock, with any distribution in excess of his or her adjusted tax basis treated as gain from the sale or exchange of property.

As of December 31, 2016, the accumulated adjustment account of St. Martin was approximately $39.9 million. The accumulated adjustment account generally increases by the amount of any income or gain of St. Martin prior to the closing of the merger and decreases by the amount of any distributions, losses or deductions, which would include shareholder distributions since January 1, 2017.
Under the merger agreement, St. Martin is permitted to make distributions to its shareholders under three circumstances. First, St. Martin is permitted to pay a special cash distribution in the amount of  $94.00 per share, or approximately $19.5 million in the aggregate, prior to closing. Second, St. Martin is entitled to continue to make tax distributions (not to exceed 43.4% of St. Martin’s taxable income) to its shareholders between the date of the merger agreement and the closing date to enable its shareholders to pay their respective taxes on St. Martin income. Finally, St. Martin may make an additional cash distribution in an amount not to exceed $9.50 per share per calendar year, appropriately prorated for any partial year in which the closing occurs, which is designed to cover St. Martin’s regular annual cash distribution to shareholders in excess of the tax distributions. The aggregate amount of such cash distributions is not expected to exceed $25.0 million, which is significantly less than the accumulated adjustment account as of December 31, 2016, after making adjustments for St. Martin’s taxable earnings and distributions through the date of this joint proxy statement/prospectus, in which case these cash distributions from St. Martin to its shareholders, including the special $94.00 per share pre-closing cash distribution, would not be taxable to a shareholder to the extent of the shareholder’s adjusted tax basis in his or her S corporation stock.
Although not taxable under the circumstances described above, a shareholder’s adjusted tax basis in his or her St. Martin common stock would decrease by the amount of the distributions paid and affect the amount of the shareholder’s adjusted carryover tax basis in the Home common stock received in exchange for the St. Martin common stock in the merger. See “Material United States Federal Income Tax Consequences of the Merger — Tax Consequences of the Merger Generally,” above.
As described above, to the extent that any such distribution exceeds the shareholder’s adjusted tax basis in his or her S corporation stock, that excess portion would be taxable for federal income tax purposes as a gain from the sale or exchange of property. That gain would be a capital gain and would be long-term if such shareholder has held his or her shares for more than one year at the time that the taxable distribution is made.
Net long-term capital gain is generally taxed at a maximum rate of 20% for taxpayers with taxable income that exceeds certain threshold amounts and at a maximum rate of 15% for taxpayers with taxable income below those threshold amounts. Net short-term capital gain is taxed at the holder’s ordinary income tax rate. Holders should consult their own tax advisors regarding the availability of the preferential tax rates in light of such holder’s particular circumstances.
In the event that a shareholder is required to recognize gain to the extent that a distribution exceeds the shareholder’s adjusted tax basis in his or her shares, the shareholder may also be subject to a 3.8% tax on net investment income. For additional information regarding the manner in which net investment income tax is generally determined, see “Material United States Federal Income Tax Consequences of the Merger — Net Investment Income Tax,” above.
Generally, distributions made by corporations before a merger are disregarded in determining whether the merger is treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and are not treated as cash received in the merger (which could result in the recognition of gain by the shareholders as a result of the merger), unless the source of funds for such distributions can be traced to the acquiring entity. St. Martin intends to make the distributions described above out of its own funds and does not expect that such distributions would cause the merger to fail to be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code or that such distributions would be treated as cash received in the merger, but there can be no assurances that the Internal Revenue Service or a court would not adopt a contrary position.

Information Reporting and Backup Withholding
Shareholders who recognize gain to the extent that a distribution exceeds his or her adjusted tax basis in the shares may also be subject to information reporting and backup withholding in the same manner as discussed above in “Material United States Federal Income Tax Consequences of the Merger — Information Reporting and Backup Withholding.”
This discussion of U.S. federal income tax consequences is for general information purposes only and is not intended to be, and should not be construed as, tax advice. Shareholders are urged to consult their tax advisors with respect to the application of U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

INFORMATION ABOUT ST. MARTIN
General
St. Martin is a bank holding company headquartered in St. Martinville, Louisiana. Through its wholly-owned subsidiary, St. Martin Bank, a Louisiana state chartered non-member bank, it provides relationship-driven commercial and consumer banking products and services tailored to the meet the needs of its customers. St. Martin Bank was chartered in 1933 and has expanded primarily through organic growth within St. Martin and Lafayette parishes, supplemented by two whole bank acquisitions. In 2007, St. Martin Bank acquired American Bank, a $58.4 million asset bank headquartered in Welsh, Louisiana, and in 2014, St. Martin Bank acquired Church Point Bank & Trust Company, a $46.3 million asset bank based in Church Point, Louisiana. St. Martin Bank reorganized into its current bank holding company structure in 1985. Effective January 1, 2003, St. Martin made an election to be taxed as a Subchapter S corporation for federal income tax purposes, generally eliminating its corporate-level tax liability. Other than as specifically provided herein, the financial information for St. Martin is presented on a consolidated basis with its subsidiaries.
Management’s Discussion and Analysis of Financial Condition and Results of Operations of St. Martin
The following discussion and analysis is intended to provide an overview of the significant factors affecting the financial condition and results of operations of St. Martin as of and for the periods shown. This discussion and analysis should be read in conjunction the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Selected Financial and Other Data of St. Martin,” and the consolidated financial statements and the notes thereto, included elsewhere in this joint proxy statement/prospectus. As used in this section, references to “St. Martin” refer to St. Martin and St. Martin Bank on a consolidated basis unless the context requires otherwise.
Results of operations for the six months ended June 30, 2017 and 2016
Overview
For the six months ended June 30, 2017, St. Martin posted net income of  $6.3 million or $30.43 per common share, resulting in an annualized return on average assets of 2.14% and an annualized return on average equity of 22.15%. For the six months ended June 30, 2016, St. Martin posted net income of $7.2 million or $34.60 per common share, resulting in an annualized return on average assets of 2.60% and an annualized return on average equity of 27.10%. The decrease in net income for the six months ended June 30, 2017, as compared to the same period in 2016, was primarily due to increases in the provision for possible loan losses and noninterest expense, partially offset by an increase in net interest income.
Net interest income
Net interest income is the primary source of income for St. Martin and represents the amount by which interest income earned on its interest-earning assets, such as loans and securities, exceeds interest expense paid on its interest-bearing liabilities, such as deposits and other borrowings. Net interest income is impact both by the level of interest-earning assets and interest-bearing liabilities and the yields earned and rates paid on interest sensitive assets and liabilities. Fluctuations in market interest rates impact are driven by many factors, including governmental monetary policies, inflation, deflation, macroeconomic developments, changes in unemployment, the money supply, political and international conditions and conditions in domestic and foreign financial markets. Changes in the amount and type of interest-earning assets and interest-bearing liabilities are affected by, among other factors, economic and competitive conditions in its markets, especially the Lafayette metropolitan statistical area, as well as developments affecting the real estate, financial services, agriculture and energy sectors within its target markets and throughout the state of Louisiana.
To evaluate net interest income, St. Martin measures and monitors (1) yields on its loans and other interest-earnings assets, (2) the costs of its deposits and other funding sources, (3) its net interest spread and (4) its net interest margin. Net interest spread is the difference between rates earned on interest-earning assets and rates paid on interest-bearing liabilities. Net interest margin is the ratio of net interest income to average interest-earning assets. Because noninterest-bearing sources of funds, such as noninterest-bearing deposits and stockholders’ equity also fund interest-earning assets, net interest margin includes the benefit of these noninterest-bearing sources.
For the six months ended June 30, 2017, net interest income totaled $12.7 million, and St. Martin posted a net interest margin of 4.52% and a net interest spread of 4.27%. For the six months ended June 30, 2016, net interest income totaled $12.5 million, and St. Martin posted a net interest margin of 4.76% and a net interest spread of 4.52%. The increase in net interest income was attributable to an increase in interest income, which was driven largely by growth in average loans, partially offset by an increase in interest expense primarily attributable to the growth and cost of St. Martin’s savings deposits during the periods. The decrease in net interest margin was attributable primarily to a decrease of 25 basis points in the average yield of St. Martin’s loan portfolio and an increase in the average interest-bearing liabilities, partially offset by an increase in the average balance of the loan portfolio and an increase in the average balance of noninterest-bearing deposits.
The following table presents, for the periods indicated, an analysis of St. Martin’s net interest income by each major category of interest-earning assets and interest-bearing liabilities, the average amounts outstanding and the interest earned or paid on such amounts. The table also sets forth the average rate earned on interest-earning assets, the average rate paid on interest-bearing liabilities, and the net interest margin on average total interest-earning assets for the same periods. Interest earned on loans that were classified as non-accrual is not recognized in income; however, the balances are reflected in the average outstanding balances for the period. For the six months ended June 30, 2017 and 2016, interest income not recognized on non-accrual loans was not material. Any non-accrual loans have been included in this table as carrying a zero yield. Average balances have been calculated on an average quarterly basis during the period presented (12 months or six months, as the case may be). Management of St. Martin does not believe that average quarterly balances differ materially from average daily balances.

	For the Six Months Ended June 30,
	2017			2016
	Average Outstanding Balance	Interest Earned/ Paid	Average Yield/ Rate(1)	Average Outstanding Balance	Interest Earned/ Paid	Average Yield/ Rate(1)
	(Dollars in thousands) (Unaudited)
Assets
Interest-earning assets:
Loans	$449,397	$13,105	5.83%	$426,649	$12,972	6.08%
Investment securities	53,700	501	1.87%	53,817	513	1.91%
Corporate stock	2,538	22	1.71%	2,464	15	1.23%
Federal funds sold	1,012	5	0.92%	1,000	5	1.00%
Interest-earning deposits in other banks	53,877	249	0.92%	39,870	96	0.48%
Total interest-earning assets	560,524	13,882	4.95%	523,800	13,601	5.19%
Allowance for loan losses	(5,869)			(5,686)
Noninterest-earning assets	36,835			33,368
Total assets	$591,490			$551,482
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$142,175	396	0.56%	$140,846	403	0.57%
Savings deposits	99,938	210	0.42%	95,147	201	0.42%
Time deposits	97,584	386	0.79%	82,714	275	0.66%
Other borrowed funds	23,156	233	2.01%	20,296	261	2.57%
Total interest-bearing liabilities	362,853	1,225	0.68%	339,003	1,140	0.67%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	164,995			155,122
Other liabilities	6,608			4,369
Total noninterest-bearing liabilities	171,603			159,491
Stockholders’ equity	57,034			52,988
Total liabilities and stockholders’ equity	$591,490			$551,482
Net interest income		$12,657			$12,461
Net interest rate spread			4.27%			4.52%
Net interest margin			4.52%			4.76%

(1)
Annualized.

The following table presents information regarding the dollar amount of changes in St. Martin’s interest income and interest expense for the periods indicated for each major component of interest-earning assets and interest-bearing liabilities and distinguishes between the increase (decrease) related to changes in volume as compared to changes in interest rates. For purposes of this table, changes attributable to both rate and volume that cannot be segregated have been allocated to rate.
	For the Six Months Ended June 30, 2017 Compared with the Six Months Ended June 30, 2016
	Increase (Decrease) due to
	Volume	Rate	Total
	(Dollars in thousands) (Unaudited)
Interest-earning assets:
Loans	$677	$(544)	$133
Investment securities	(1)	(11)	(12)
Corporate stock	1	6	7
Federal funds sold	—	—	—
Interest-earning deposits in other banks	49	104	153
Total increase (decrease) in interest income	$726	$(445)	$281
Interest-bearing liabilities:
Interest-bearing demand deposits	$4	$(11)	$(7)
Savings deposits	9	—	9
Time deposits	54	57	111
Other borrowed funds	33	(60)	(28)
Total increase (decrease) in interest expense	99	(14)	85
Increase (decrease) in net interest income	$627	$(431)	$196

Provision for possible loan losses
The provision for possible loan losses is a charge against earnings to bring St. Martin’s allowance for loan losses to a level deemed appropriate by management based on such factors as St. Martin’s historical loan loss experience, industry diversification of the commercial loan portfolio, the amount of nonperforming loans and related collateral, the volume, growth and composition of the loan portfolio, current economic conditions that may affect the borrower’s ability to pay and the value of collateral, the evaluation of the loan portfolio through the loan review process and other relevant factors. Management has adopted a methodology for assessing the adequacy of the allowance. For the six months ended June 30, 2017, the provision for possible loan losses was $510 thousand compared with $298 thousand for the same period in 2016. The increase in the provision for possible loan losses was driven in part by the increase in the size of St. Martin’s loan portfolio, as well as the increase in loan balances rated as “special mention.” Notwithstanding the foregoing, St. Martin’s ratio of non-performing assets to total assets decreased from 2.48% as of June 30, 2016 to 2.25% as of June 30, 2017.
Noninterest income
The primary source of recurring noninterest income for St. Martin is service charges on deposit accounts, fees and commissions. Other sources of income include mortgage brokerage fees and other banking service-related fees. Also included in this category are net gains or losses realized on the sale of available for sale investment securities, other real estate and property and equipment.
Noninterest income for the six months ended June 30, 2017 was $2.0 million, an increase of $118 thousand, or 6.2%, as compared to the same period in 2016. The growth in noninterest income was attributable to the continued growth in accounts and transaction volume at St. Martin Bank, which was partially offset by reductions in mortgage brokerage fees and other noninterest income. The following table presents, for the periods indicated, the major categories of noninterest income:
	For the Six Months Ended June 30,		Increase (Decrease)
	2017	2016
	(Dollars in thousands) (Unaudited)
Service charges, fees and commissions	$1,883	$1,728	$155
Net gains (losses) on other real estate	(1)	—	(1)
Mortgage brokerage fees	43	69	(26)
Other	95	105	(10)
Total noninterest income	$2,020	$1,902	$118

Noninterest expense
Generally, noninterest expense is composed of all costs associated with operating St. Martin’s business facilities, obtaining and retaining banking customer relationships and providing bank services. The major component of noninterest expense is employee compensation and benefits. Noninterest expense also includes operational expenses, such as occupancy expenses, depreciation and amortization of furniture and equipment, professional fees, regulatory fees including FDIC assessments, data processing, advertising and supplies.
Noninterest expense for the six months ended June 30, 2017 was $7.9 million, an increase of $966 thousand, or 14.0%, as compared to the same period in 2016. The growth in noninterest expense was generally spread across all categories and reflected the continued growth and scale of St. Martin’s operations. The following table presents, for the periods indicated, the major categories of noninterest expense:
	For the Six Months Ended June 30,		Increase (Decrease)
	2017	2016
	(Dollars in thousands) (Unaudited)
Salaries	$3,131	$2,839	$292
Officer and employee benefits	830	622	208
Net occupancy expense	1,029	889	140
Other operating expenses	2,861	2,535	326
Total noninterest expense	$7,851	$6,885	$966

Income tax expense
For the six months ended June 30, 2017 and 2016, St. Martin was not required to make a provision for income taxes because St. Martin was a Subchapter S corporation and incurred no corporate level income tax liability during such periods.
Results of operations for the years ended December 31, 2016 and 2015
Overview
For the year ended December 31, 2016, St. Martin posted net income of  $12.9 million or $62.10 per common share, and had a return on average assets of 2.30% and a return on average equity of 23.73%. For the year ended December 31, 2015, St. Martin posted net income of  $12.6 million or $60.78 per common share, and had a return on average assets of 2.37% and a return on average equity of 25.76%. The increase in net income during 2016, as compared to the prior year, was primarily due to growth of  $751 thousand in net interest income and an increase of  $206 thousand in noninterest income, partially offset by increases of $437 thousand in noninterest expense and $245 thousand in provision for possible loan losses.

Net interest income
For additional information regarding net interest income and how St. Martin measures and monitors it, see “— Results of operations for the six months ended June 30, 2017 and 2016 — Net interest income.”
For the year ended December 31, 2016, net interest income totaled $25.0 million, and St. Martin posted a net interest margin of 4.69% and a net interest spread of 4.46%. For the year ended December 31, 2015, net interest income totaled $24.2 million, and St. Martin posted a net interest margin of 4.81% and a net interest spread of 4.58%. The increase in net interest income was primarily due to a $1.1 million, or 4.0%, increase in interest income, which was partially offset by a $300 thousand, or 14.4%, increase in interest expense. The increase in interest income was primarily attributable to growth of  $28.7 million in average interest earning assets outstanding during 2016, which was partially offset by a 9 basis point decrease in the yield on loans. The increase in interest expense was primarily attributable to growth of $21.4 million, or 7.1%, in average interest-bearing deposits, reflecting increases across all deposit categories, and an increase of  $6.2 million, or 38.7%, in the average balance of other borrowed funds.

The following table presents, for the periods indicated, an analysis of St. Martin’s net interest income by each major category of interest-earning assets and interest-bearing liabilities, the average amounts outstanding and the interest earned or paid on such amounts. The table also sets forth the average rate earned on interest-earning assets, the average rate paid on interest-bearing liabilities, and the net interest margin on average total interest-earning assets for the same periods. Interest earned on loans that were classified as non-accrual is not recognized in income; however, the balances are reflected in the average outstanding balances for the period. For the years ended December 31, 2016 and 2015, interest income not recognized on non-accrual loans was not material. Any non-accrual loans have been included in this table as carrying a zero yield.
	For the Years Ended December 31,
	2016			2015
	Average Outstanding Balance	Interest Earned/ Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-earning assets:
Loans	$433,903	$26,173	6.03%	$413,791	$25,314	6.12%
Investment securities	53,881	936	1.74%	52,793	854	1.62%
Corporate stock	2,487	35	1.38%	2,305	30	1.28%
Federal funds sold	1,000	5	0.50%	1,000	5	0.52%
Interest-earning deposits in other banks	40,798	203	0.50%	33,474	99	0.30%
Total interest-earning assets	532,069	27,352	5.14%	503,363	26,302	5.23%
Allowance for loan losses	(5,765)			(5,420)
Noninterest-earning assets	34,909			34,775
Total assets	$561,213			$532,718
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$140,149	795	0.57%	$132,275	785	0.59%
Savings deposits	95,691	411	0.43%	93,721	373	0.40%
Time deposits	88,814	651	0.73%	77,201	443	0.57%
Other borrowed funds	22,368	519	2.32%	16,123	476	2.95%
Total interest-bearing liabilities	347,022	2,376	0.68%	319,320	2,077	0.65%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	153,732			157,561
Other liabilities	6,154			6,861
Total noninterest-bearing liabilities	159,886			164,422
Stockholders’ equity	54,305			48,976
Total liabilities and stockholders’ equity	$561,213			$532,718
Net interest income		$24,976			$24,225
Net interest rate spread			4.46%			4.58%
Net interest margin			4.69%			4.81%

The following table presents information regarding the dollar amount of changes in St. Martin’s interest income and interest expense for the periods indicated for each major component of interest-earning assets and interest-bearing liabilities and distinguishes between the increase (decrease) related to changes in volume as compared to changes in interest rates. For purposes of this table, changes attributable to both rate and volume that cannot be segregated have been allocated to rate.
	For the Year Ended December 31, 2016 Compared with the Year Ended December 31, 2015
	Increase (Decrease) due to
	Volume	Rate	Total
	(Dollars in thousands)
Interest-earning assets:
Loans	$1,221	$(362)	$859
Investment securities	18	64	82
Corporate stock	3	2	5
Federal funds sold	—	—	—
Interest-earning deposits in other banks	29	75	104
Total increase (decrease) in interest income	$1,271	$(221)	$1,050
Interest-bearing liabilities:
Interest-bearing demand deposits	$25	$(15)	$10
Savings deposits	14	24	38
Time deposits	90	118	208
Other borrowed funds	93	(49)	44
Total increase (decrease) in interest expense	222	78	300
Increase (decrease) in net interest income	$1,049	$(299)	$750

Provision for possible loan losses
The provision for possible loan losses for the year ended December 31, 2016 was $1.3 million, compared to $1.0 million for the year ended December 31, 2015, an increase of  $245 thousand, or 23.7%. The increase in provision expense was driven in part by growth of  $24.0 million, or 5.7%, in gross loans during 2016. Although the level of provision expense increased during 2016, the ending balance of loans individually evaluated for impairment decreased by $4.5 million, or 20.4%, from 2015, reflecting an improvement in the asset quality of the outstanding loans of St. Martin. The level of provision expense also took into account the amount required to replenish the reserve for net charge-offs of  $1.1 million during 2015, which were primarily attributable to an increase in net charge offs on non-real estate loans caused by a slowdown in the local oil and gas economy.

Noninterest income
Noninterest income for the year ended December 31, 2016 was $4.4 million, an increase of  $206 thousand, or 4.9%, as compared to the same period in 2015. The increase in noninterest income was driven primarily by growth of  $117 thousand in service charges, fees and commissions, the largest category of St. Martin’s noninterest income, as well as an increase of  $181 thousand in net gains on the sale of available for sale securities. Offsetting those increases were decreases in mortgage brokerage fees and other noninterest income, not material in amount, and an increase of  $61 thousand in net losses on the sale of other real estate. The following table presents, for the periods indicated, the major categories of noninterest income:
	For the Years Ended December 31,		Increase (Decrease)
	2016	2015
	(Dollars in thousands)
Service charges, fees and commissions	$3,653	$3,536	$117
Net gains on sale of available for sale investment securities	181	—	181
Net gains (losses) on other real estate	(13)	48	(61)
Net gain on disposal of property and equipment	7	—	7
Mortgage brokerage fees	158	162	(4)
Other	443	477	(34)
Total noninterest income	$4,429	$4,223	$206

Noninterest expense for the year ended December 31, 2016 was $15.2 million, an increase of  $437 thousand, or 3.0%, as compared to the same period in 2015. The growth in noninterest expense was driven primarily by growth of  $361 thousand in employee salaries, the largest category of St. Martin’s noninterest expense, as well as increases in net occupancy expense and other operating expenses, reflecting the continued growth and scale of St. Martin’s operations. The following table presents, for the periods indicated, the major categories of noninterest expense:
	For the Years Ended December 31,		Increase (Decrease)
	2016	2015
	(Dollars in thousands)
Salaries	$6,477	$6,116	$361
Officer and employee benefits	1,471	1,887	(416)
Net occupancy expense	2,236	1,968	268
Other operating expenses	5,054	4,830	224
Total noninterest expense	$15,238	$14,801	$437

Income tax expense
For the years ended December 31, 2016 and 2015, St. Martin was not required to make provision for income taxes because St. Martin was a Subchapter S corporation and incurred no corporate level income tax liability during such periods.
Financial Condition
Overview
At June 30, 2017, St. Martin’s total assets were $597.3 million, an increase of  $16.1 million, or 2.8%, from total assets of  $581.2 million at December 31, 2016, which represented an increase of  $41.9 million, or 7.8%, from total assets of  $539.3 million at December 31, 2015. At June 30, 2017, total loans were $455.4 million, an increase of  $12.5 million, or 2.8%, from total loans of  $443.0 million at December 31, 2016, which represented an increase of  $24.0 million, or 5.7%, from total loans of  $419.0 million at December 31, 2015. Investment securities and cash and cash equivalents accounted for the majority of the remaining assets. Total deposits were $507.8 million, an increase of  $13.2 million, or 2.7%, from total deposits of  $494.6 million at December 31, 2016, which represented an increase of  $33.3 million, or 7.2%, from total loans of  $461.3 million at December 31, 2015.
Loan portfolio
St. Martin’s loan portfolio represents the highest yielding component of its earning asset base and the primary source of its income. St. Martin’s loan portfolio is comprised primarily of loans secured by real estate, which represented 80.7%, 81.4% and 82.0% of its loan portfolio as of June 30, 2017, December 31, 2016 and December 31, 2015, respectively. Of its loans secured by real estate, approximately 26% were secured by first liens on owner-occupied 1-4 family residential properties as of June 30, 2017, with an additional 14% secured by first liens on nonowner-occupied 1-4 family residential properties. With respect to St. Martin’s non-farm, non-residential loan portfolio, which comprised approximately 44% of its loans secured by real estate as of June 30, 2017, approximately 52% was owner-occupied. No other category of loans constituted ten percent or more of St. Martin’s loan portfolio as of June 30, 2017, December 31, 2016 or December 31, 2015.
Total loans as a percentage of deposits were 89.7%, 89.6% and 90.8% as of June 30, 2017, December 31, 2016 and December 31, 2015, respectively. Total loans as a percentage of assets were 76.3%, 76.2% and 77.7% as of June 30, 2017, December 31, 2016 and December 31, 2015, respectively.
The following table summarizes St. Martin’s loan portfolio by type of loan at the dates indicated:
	June 30, 2017 (Unaudited)		December 31, 2016		December 31, 2015
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Loans secured by real estate:
1-4 family residential construction	$10,236	2.2%	$9,393	2.1%	$16,674	4.0%
All other construction/development	25,620	5.6%	41,782	9.4%	46,952	11.2%
Farmland	12,918	2.8%	9,637	2.2%	7,158	1.7%
1-4 family residential	154,227	33.9%	147,137	33.2%	135,593	32.4%
5+ family residential	4,108	0.9%	4,306	1.0%	4,385	1.0%
Non-farm, non-residential	160,359	35.2%	148,459	33.5%	132,668	31.7%
Total loans secured by real estate	367,468	80.7%	360,714	81.4%	343,430	82.0%
Loans for farming purposes	26,735	5.9%	21,791	4.9%	17,814	4.3%
Commercial and industrial loans	35,333	7.8%	33,832	7.7%	31,976	7.6%
Consumer loans	25,606	5.6%	26,283	5.9%	25,615	6.1%
All other loans	304	0.1%	373	0.1%	202	—
Total loans	$455,446	100.0%	$442,993	100.0%	$419,037	100.0%

	December 31, 2014		December 31, 2013		December 31, 2012
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Loans secured by real estate:
1-4 family residential construction	$15,051	3.8%	$9,801	3.1%	$7,625	2.6%
All other construction/development	47,033	11.9%	29,982	9.6%	20,989	7.3%
Farmland	7,890	2.0%	5,692	1.8%	3,062	1.1%
1-4 family residential	123,222	31.1%	101,107	32.4%	92,178	32.0%
5+ family residential	7,779	2.0%	8,224	2.6%	8,615	3.0%
Non-farm, non-residential	118,476	29.9%	92,188	29.5%	88,691	30.8%
Total loans secured by real estate	319,451	80.7%	246,994	79.1%	221,160	76.7%
Loans for farming purposes	18,726	4.7%	14,818	4.7%	15,667	5.4%
Commercial and industrial loans	31,586	8.0%	26,649	8.5%	27,248	9.5%
Consumer loans	25,469	6.4%	23,669	7.6%	23,822	8.3%
All other loans	426	0.1%	242	0.1%	306	0.1%
Total loans	$395,658	100.0%	$312,372	100.0%	$288,203	100.0%

The contractual maturity ranges of loans in St. Martin’s loan portfolio and the amount of such loans with fixed and floating interest rates in each maturity range as of the dates indicated are summarized in the following table.
The following table represents loan maturities and sensitivity to changes in interest rates for our real estate construction and commercial loans (in thousands). The amounts of these loans outstanding at June 30, 2017 which, based on remaining scheduled repayments of principal, are due in (1) one year or less, (2) more than one year but less than five years, and (3) more than five years, are shown in the following table. The amounts due after one year are classified according to the sensitivity to changes in interest rates.
	As of June 30, 2017
	One Year or Less	After One Through Five Years	After Five Years	Total
Loans secured by real estate:
1-4 family residential construction	$9,109	$1,127	$—	$10,236
All other construction/development	10,259	15,329	32	25,620
Farmland	2,349	7,521	3,048	12,918
1-4 family residential	16,509	50,313	87,405	154,227
5+ family residential	2,670	1,438	—	4,108
Non-farm, non-residential	30,570	126,560	3,229	160,359
Total loans secured by real estate	71,466	202,288	93,714	367,468
Loans for farming purposes	17,640	5,058	4,037	26,735
Commercial and industrial loans	15,914	18,255	1,164	35,333
Consumer loans	8,968	14,388	2,250	25,606
All other loans	304	—	—	304
Total loans	$114,292	$239,989	$101,165	$455,446
Amounts with fixed rates	$102,241	$232,963	$101,165	$436,369
Amounts with floating rates	$12,051	$7,026	$—	$19,077

	As of December 31, 2016
	One Year or Less	After One Through Five Years	After Five Years	Total
Loans secured by real estate:
1-4 family residential construction	$9,278	$—	$115	$9,393
All other construction/development	22,516	18,390	876	41,782
Farmland	2,312	5,181	2,144	9,637
1-4 family residential	16,072	49,513	81,552	147,137
5+ family residential	2,725	1,581	—	4,306
Non-farm, non-residential	24,402	116,767	7,290	148,459
Total loans secured by real estate	77,305	191,432	91,977	360,714
Loans for farming purposes	11,164	5,880	4,747	21,791
Commercial and industrial loans	16,374	15,643	1,815	33,832
Consumer loans	9,126	14,445	2,712	26,283
All other loans	373	—	—	373
Total loans	$114,342	$227,400	$101,251	$442,993
Amounts with fixed rates	$101,860	$226,468	$101,251	$429,579
Amounts with floating rates	$12,482	$932	$—	$13,414
Scheduled contractual principal repayments do not reflect the actual maturities of loans. The maturity of a loan may be substantially less than its contractual term because of prepayments.
Nonperforming assets
St. Martin has procedures in place to assist in maintaining the overall quality of its loan portfolio. These procedures include approval of lending policies and underwriting guidelines by its Board of Directors, an annual independent third party loan review, approval of large credit relationships by St. Martin’s loan committee and loan quality documentation procedures. In addition, as applicable, management and the Board of Directors monitor delinquency levels for any negative or adverse trends. However, these procedures cannot guarantee the performance of the loan portfolio or that the portfolio will not become subject to increasing pressures from deteriorating borrower credit due to general economic conditions.
Loans are considered past due if the required principal and interest payments have not been received as of the date such payments were due. Loans are placed on nonaccrual status and classified as nonperforming when the principal or interest has been in default for a period of 90 days or more unless the obligation is well-secured and in the process of collection. A loan is “well secured” if it is secured by (i) pledges of real or personal property, including securities, that have a realizable value sufficient to discharge the debt, (including accrued interest), in full, or (ii) the guarantee of a financially responsible party. A debt is “in the process of collection” if collection on the debt is proceeding in due course either through legal action, including judgment enforcement procedure, or, in appropriate circumstances, through collection efforts not involving legal action which are reasonably expected to result in repayment of the debt or in its restoration to a current status.
Placing a loan on nonaccrual status has a two-fold impact on St. Martin’s earnings. First, when interest accrual is discontinued, all unpaid accrued interest for the current year is reversed, resulting in a charge against earnings. Second, going forward, St. Martin would not recognized interest income on such loans is not recognized until all of the principal is collected or until the loan is returned to a performing status. Loans are returned to an accrual status when all of the principal and interest amounts contractually due are brought current and future prospects are reasonably assured.

As of June 30, 2017, St. Martin had $12.0 million in nonperforming assets, compared to $11.1 million in nonperforming assets as of December 31, 2016 and $8.9 million in nonperforming assets as of December 31, 2015. In each case, substantially all of St. Martin’s nonperforming assets consisted of nonperforming loans.
The following table presents information regarding nonperforming assets as of the dates indicated:
	June 30, 2017 (Unaudited)	December 31,
		2016	2015	2014	2013	2012
		(Dollars in thousands)
Nonaccrual loans	$3,770	$3,834	$4,866	$3,261	$2,933	$4,251
Accruing loans 90 or more days past due	822	714	701	282	251	81
Restructured loans	6,934	6,417	3,249	1,702	1,757	—
Total nonperforming loans	11,526	10,965	8,816	5,245	4,941	4,332
Other real estate	476	95	95	132	590	—
Repossessed assets	—	—	—	—	102	—
Total nonperforming assets	$12,002	$11,060	$8,911	$5,377	$5,633	$4,332
Nonperforming assets to total loans and other real estate	2.63%	2.50%	2.13%	1.36%	1.80%	1.50%
Nonperforming assets to average earning assets	2.14%	2.11%	1.73%	1.24%	1.46%	1.26%
St. Martin obtains appraisals on loans secured by real estate, as required by applicable regulatory guidelines, and may update such appraisals for loans categorized as nonperforming loans and potential problem loans. In instances where updated appraisals reflect reduced collateral values, an evaluation of the borrower’s overall financial condition is made to determine the need, if any, for possible write downs or appropriate additions to the allowance for possible credit losses. St. Martin records other real estate at fair value at the time of acquisition, less estimated costs to sell.
Potential Problem Loans
From a credit risk standpoint, St. Martin classifies loans in one of four categories: good, special mention, substandard or impaired. Loans classified as loss are charged-off. The classifications of loans reflect a judgment about the risks of default and loss associated with the loan. St. Martin reviews the ratings on credits monthly and adjusts them to reflect the degree of risk and loss that is felt to be inherent in each credit. St. Martin’s methodology is structured so that specific allocations are increased in accordance with deterioration in credit quality (and a corresponding increase in risk and loss) or decreased in accordance with improvement in credit quality (and a corresponding decrease in risk and loss).
Credits rated special mention reflect credits normally classified as good, but which suffer some extenuating circumstances outside of the borrower’s control which may adversely affect the borrower’s ability to repay in the future. Credits rated substandard are those which appear to be adequately secured, but which show significant credit weaknesses, including loans with consistently poor payment histories, loans that are 90 or more past due, and any loans which are adequately secured but are determined to have some other weaknesses or problems which may affect the risk of repayment in the future.

The following table summarizes the internal risk ratings of St. Martin’s loans as of the dates indicated. St. Martin had no loans rated as doubtful as of the dates indicated:
	As of June 30, 2017 (Unaudited)
	Good	Special Mention	Substandard	Impaired	Total
	(Dollars in thousands)
Loans secured by real estate:
1-4 family residential construction	$10,236	$—	$—	$—	$10,236
All other construction/development	23,276	1,924	—	420	25,620
Farmland	12,918	—	—	—	12,918
1-4 family residential	147,007	3,449	1,758	2,013	154,227
5+ family residential	3,460	648	—	—	4,108
Non-farm, non-residential	139,941	12,087	351	7,980	160,359
Total loans secured by real estate	336,838	18,108	2,109	10,413	367,468
Loans for farming purposes	26,711	—	—	24	26,735
Commercial and industrial loans	31,552	3,455	98	228	35,333
Consumer loans	25,381	112	26	87	25,606
All other loans	304	—	—	—	304
Total loans	$420,786	$21,675	$2,233	$10,752	$455,446

	As of December 31, 2016
	Good	Special Mention	Substandard	Impaired	Total
	(Dollars in thousands)
Loans secured by real estate:
1-4 family residential construction	$9,393	$—	$—	$—	$9,393
All other construction/development	41,073	261	8	440	41,782
Farmland	9,637	—	—	—	9,637
1-4 family residential	141,295	1,362	1,922	2,558	147,137
5+ family residential	4,306	—	—	—	4,306
Non-farm, non-residential	139,059	1,503	1,032	6,865	148,459
Total loans secured by real estate	344,763	3,126	2,962	9,863	360,714
Loans for farming purposes	21,765	—	—	26	21,791
Commercial and industrial loans	32,729	755	20	328	33,832
Consumer loans	26,131	18	27	107	26,283
All other loans	373	—	—	—	373
Total loans	$425,761	$3,899	$3,009	$10,324	$442,993

	As of December 31, 2015
	Good	Special Mention	Substandard	Impaired	Total
	(Dollars in thousands)
Loans secured by real estate:
1-4 family residential construction	$16,674	$—	$—	$—	$16,674
All other construction/development	45,887	864	201	—	46,952
Farmland	7,158	—	—	—	7,158
1-4 family residential	129,897	1,979	2,426	1,291	135,593
5+ family residential	4,385	—	—	—	4,385
Non-farm, non-residential	119,421	7,812	1,272	4,163	132,668
Total loans secured by real estate	323,422	10,655	3,899	5,454	343,430
Loans for farming purposes	17,085	—	—	729	17,814
Commercial and industrial loans	31,525	224	97	130	31,976
Consumer loans	25,523	55	17	20	25,615
All other loans	202	—	—	—	202
Total loans	$397,757	$10,934	$4,013	$6,333	$419,037

Allowance for Loan Losses
At June 30, 2017, St. Martin’s allowance for loan losses totaled $6.1 million, or 1.34% of total loans, compared with $5.7 million, or 1.30% of total loans, as of December 31, 2016 and $5.6 million, or 1.34% of total loans as of December 31, 2015. The allowance for loan losses on loans collectively evaluated for impairment totaled $5.7 million, or 1.36% of the $419.2 million in loans collectively evaluated for impairment at June 30, 2017, as compared to $5.6 million, or 1.3% of the $425.5 million in loans collectively evaluated for impairment at December 31, 2016, and $5.3 million, or 1.3% of the $397.1 million in loans collectively evaluated for impairment at December 31, 2015. The amount of the allowance for loan losses as a percentage of total loans collectively evaluated for impairment principally reflects management’s evaluation of current environmental conditions and changes in the size, composition, and quality of St. Martin’s loan portfolio. Also considered by management in evaluating the allowance for loan losses are applied loss factors which are based in part on historical loss experience.

The following table presents, as of and for the periods indicated, an analysis of the allowance for loan losses and other related data:
	For the Six Months Ended June 30, 2017	For the Years Ended December 31,
		2016	2015	2014	2013	2012
	(Unaudited)
	(Dollars in thousands)
Average loans outstanding	$449,397	$433,903	$413,791	$350,715	$288,203	$252,116
Gross loans outstanding at end of period	$455,446	$442,993	$419,037	$395,658	$312,372	$288,203
Allowance for loan losses at beginning of period	5,756	5,620	4,868	3,523	3,650	3,873
Provision for loan losses	510	1,277	1,032	1,440	300	0
Charge-offs:
Loans secured by real estate:
1-4 family residential construction	—	—	—	—	—	—
All other construction/development	—	—	—	(1)	(4)	(14)
Farmland	—	—	—	—	—	—
1-4 family residential	—	(151)	(19)	—	(164)	(72)
5+ family residential	—	—	—	—	—	—
Non-farm, non-residential	—	(117)	—	—	(203)	—
Loans for farming purposes	—	(12)	(6)	—	—	—
Commercial and industrial loans	(41)	(793)	(116)	(26)	—	(19)
Consumer loans	(189)	(306)	(244)	(276)	(220)	(227)
All other loans	—	—	—	(4)	—	—
Total charge-offs	(230)	(1,379)	(385)	(307)	(591)	(332)
Recoveries:
Loans secured by real estate:
1-4 family residential construction	—	—	—	—	—	—
All other construction/development	—	—	—	1	—	—
Farmland	—	—	—	—	—	6
1-4 family residential	—	135	1	22	12	5
5+ family residential	—	—	—	—	—	—
Non-farm, non-residential	—	—	2	—	—	—
Loans for farming purposes	—	—	7	—	—	—
Commercial and industrial loans	21	4	5	2	2	2
Consumer loans	31	99	90	185	150	96
All other loans	—	—	—	2	—	—
Total recoveries	52	238	105	212	164	109
Net charge-offs	(178)	(1,141)	(280)	(95)	(427)	(223)
Allowance for loan losses at end of period	$6,088	$5,756	$5,620	$4,868	$3,523	$3,650
Ratio of allowance to end of period loans	1.34%	1.30%	1.34%	1.23%	1.13%	1.27%
Ratio of net charge-offs to average loans	0.08%*	0.26%	0.07%	0.03%	0.15%	0.09%

*
Annualized.

Although St. Martin believes that it has established its allowance for loan losses in accordance with accounting principles generally accepted in the United States and that the allowance for loan losses was adequate to provide for known and inherent losses in the portfolio at all times shown above, future provisions will be subject to ongoing evaluations of the risks in its loan portfolio.
The following table shows the allocation of the allowance for loan losses among the loan categories of St. Martin and certain other information as of the dates indicated. The allocation of the allowance for loan losses as shown in the table should neither be interpreted as an indication of future charge-offs, nor as an indication that charge-offs in future periods will necessarily occur in these amounts or in the indicated proportions. The total allowance is available to absorb losses from any loan category.
	As of June 30, 2017 (Unaudited)		As of December 31,
			2016		2015
	Amount	Percent of Loans to Total Loans	Amount	Percent of Loans to Total Loans	Amount	Percent of Loans to Total Loans
	(Dollars in thousands)
Loans secured by real estate:
1-4 family residential construction	$133	2.2%	$122	2.1%	$175	4.0%
All other construction/development	328	5.6%	538	9.4%	503	11.2%
Farmland	136	2.8%	101	2.2%	57	1.7%
1-4 family residential	1833	33.9%	1,758	33.2%	1,381	32.4%
5+ family residential	43	0.9%	45	1.0%	35	1.0%
Non-farm, non-residential	1861	35.2%	1,681	33.5%	1,329	31.7%
Loans for farming purposes	347	5.9%	278	4.9%	291	4.3%
Commercial and industrial loans	735	7.8%	408	7.6%	336	7.6%
Consumer loans	586	5.6%	577	5.9%	477	6.1%
All other loans	4	0.1%	6	0.1%	3	—
Unallocated	82	—	242	—	1,033	—
Total allowance for loan losses	$6,088	100.0%	$5,756	100.0%	$5,620	100.0%

	As of December 31,
	2014		2013		2012
	Amount	Percent of Loans to Total Loans	Amount	Percent of Loans to Total Loans	Amount	Percent of Loans to Total Loans
	(Dollars in thousands)
Loans secured by real estate:
1-4 family residential construction	$135	3.8%	$83	3.1%	$65	2.6%
All other construction/development	471	11.9%	292	9.6%	214	7.3%
Farmland	51	2.0%	34	1.8%	21	1.1%
1-4 family residential	1,150	31.1%	868	32.4%	848	32.0%
5+ family residential	56	2.0%	50	2.6%	52	3.0%
Non-farm, non-residential	1,346	29.9%	1,280	29.5%	1,024	30.8%
Loans for farming purposes	271	4.7%	164	4.7%	178	5.4%
Commercial and industrial loans	236	8.0%	216	8.5%	275	9.5%
Consumer loans	402	6.4%	399	7.6%	489	8.3%
All other loans	3	0.1%	1	0.1%	2	0.1%
Accrued interest	—	—	17	—	19	—
Unallocated	747	—	119	—	463	—
Total allowance for loan losses	$4,868	100.0%	$3,523	100.0%	$3,650	100.0%

Investment securities
St. Martin uses its securities portfolio to provide liquidity for cash requirements, manage interest rate risk, provide a source of income, provide collateral for municipal pledging requirements and manage asset quality. Investment securities totaled $57.6 million at June 30, 2017, compared with $51.8 million at December 31, 2016 and $49.9 million at December 31, 2015.
The securities portfolio is composed of available for sale securities and securities classified as held to maturity. Securities classified as available for sale are equity securities with readily determinable fair values and those debt securities that St. Martin intends to hold for an indefinite period of time but not necessarily to maturity. These securities are carried at estimated fair value based on information provided by a third party pricing service with any unrealized gains or losses excluded from net income and reported in accumulated other comprehensive income (loss), which is reported as a separate component of stockholders’ equity, net of the related deferred tax effect. Securities classified as held to maturity are those debt securities that St. Martin has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost, adjusted for amortization of premium and accretion of discount, computed using the interest method, over their contractual lives.
Dividend and interest income, including amortization of premium and accretion of discount arising at acquisition, from all categories of investment securities are included in interest income in the consolidated statements of income. Gains and losses realized on sales of investment securities, determined using the adjusted cost basis of the specific securities sold, are included in noninterest income in the consolidated statements of income. Additionally, declines in the estimated fair value of individual investment securities below their cost that are other-than-temporary are reflected as realized losses in the statements of income. Factors affecting the determination of whether an other-than-temporary impairment has occurred include a downgrading of the security by a rating agency, a significant deterioration in the financial condition of the issuer, or that management would not have the intent and ability to hold a security for a period of time sufficient to allow for any anticipated recovery in fair value.
The following tables summarize the amortized cost of securities classified as available for sale and their approximate fair values as of the dates shown:
	June 30, 2017 (Unaudited)
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(Dollars in thousands) (Unaudited)
Securities available for sale:
Obligations of U.S. government agencies	$6,922	$33	$—	$6,955
Obligations of states and political subdivisions	13,091	165	144	13,112
Mortgage-backed and other securities	34,232	268	58	34,442
Equities – Marketable	—	—	—	—
Total securities available for sale	$54,245	$466	$202	$54,509
Securities held to maturity:
Obligations of states and political subdivisions	$3,047	—	$100	$2,947

	December 31, 2016
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(Dollars in thousands)
Securities available for sale:
Obligations of U.S. government agencies	$6,410	$18	$—	$6,428
Obligations of states and political subdivisions	12,126	95	285	11,936
Mortgage-backed and other securities	30,668	84	446	30,306
Equities – marketable	4	—	NM	3
Total securities available for sale	$49,208	$197	$731	$48,674
Securities held to maturity:
Obligations of states and political subdivisions	$3,114	—	$123	$2,991

	December 31, 2015
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(Dollars in thousands)
Securities available for sale:
Obligations of U.S. government agencies	$15,749	$64	$50	$15,763
Obligations of states and political subdivisions	8,589	196	19	8,766
Mortgage-backed and other securities	21,739	228	87	21,880
Equities – marketable	4	—	1	3
Total securities available for sale	$46,081	$488	$157	$46,412
Securities held to maturity:
Obligations of states and political subdivisions	$3,489	NM	$142	$3,347

The following table summarizes the contractual maturity of investment securities based on amortized cost and their weighted average yields at the date indicated:
	As of June 30, 2017 (Unaudited)
	One Year or Less		After One Year Through Five Years		After Five Years Through Ten Years		After Ten Years		Total
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
	(Dollars in thousands)
Securities available for sale:
Obligations of U.S.government agencies	$3,999	0.51%	$2,411	0.73%	$—	—%	$512	2.19%	$6,922	0.71%
Obligations of states and political subdivisions	585	2.77	2,711	2.54	4,548	2.18	5,247	2.39	13,091	2.37
Mortgage-backed and other securities	3,189	1.42	19,278	1.89	10,273	2.50	1,492	1.25	34,232	2.00
Equities – marketable	—	—	—	—	—	—	—	—	—	—
Total	$7,773	1.05	$24,400	1.85	$14,821	2.40	$7,251	2.14	$54,245	1.92
Securities held to maturity:
Obligations of state and local government agencies	$374	2.41%	$1,419	2.56%	$893	2.91%	$361	3.75%	$3,047	2.79%

	As of December 31, 2016
	One Year or Less		After One Year Through Five Years		After Five Years Through Ten Years		After Ten Years		Total
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
	(Dollars in thousands)
Securities available for sale:
Obligations of U.S.government agencies	$4,000	0.51%	$2,410	0.73%	$—	—%	$—	—%	$6,410	0.59%
Obligations of states and political subdivisions	546	3.67	3,635	2.82	3,144	1.86	4,801	2.44	12,126	2.46
Mortgage-backed and other securities	53	3.78	15,645	1.68	9,440	2.18	5,530	1.86	30,668	1.87
Equities – marketable	4	1.00	—	—	—	—	—	—	4	1.00
Total	4,603	0.92	21,690	1.77	12,584	2.10	10,331	2.13	49,208	1.85
Securities held to maturity:
Obligations of state and local government agencies	$593	2.23%	$1,349	2.53%	$811	0.03%	$361	3.75%	$3,114	2.71%

Deposits
St. Martin relies primarily on its deposit base to fund its lending and investment activities. St. Martin follows a policy of paying interest rates on interest-bearing accounts, which are competitive with other commercial banks in its market area. Total deposits were $507.8 million at June 30, 2017, compared with $494.6 million at December 31, 2016, an increase of  $13.2 million or 2.7%. Total deposits increased $33.3 million or 7.2% during 2016 from $461.3 million at December 31, 2015. At June 30, 2017, interest-bearing demand and savings deposits accounted for approximately 48.0% of total deposits, while time deposits made up 19.3% of total deposits. Noninterest-bearing demand deposits totaled $168.9 million, or 33.3% of total deposits at June 30, 2017, compared with $152.1 million, or 30.8% of total deposits at December 31, 2016 and $147.9 million, or 32.1% of total deposits at December 31, 2015. The average cost of deposits, including noninterest-bearing demand deposits, was 0.39% for the six months ended June 30, 2017, compared with 0.39% for the year ended December 31, 2016 and 0.35% for the year ended December 31, 2015.
The following table presents for the periods indicated the average balances and weighted average rates paid on total deposits:
	June 30, 2017 (Unaudited)		December 31, 2016		December 31, 2015
	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate
Noninterest-bearing demand	$164,995	—	$153,732	—	$157,561	—
Interest-bearing demand	142,175	0.56%	140,149	0.57%	132,275	0.59%
Savings	99,938	0.42%	95,691	0.43%	93,721	0.40%
Time	97,584	0.79%	88,814	0.73%	77,201	0.57%
Total deposits	$504,692	0.39%	$478,386	0.39%	$460,758	0.35%

The following table sets forth the maturity distribution of St. Martin’s time deposits of  $100,000 or more as of the dates indicated:
	As of June 30, 2017 (Unaudited)	As of December 31, 2016
	(Dollars in thousands)
Remaining maturity:
3 months or less	$14,683	$11,664
Over 3 through 6 months	9,488	10,753
Over 6 through 9 months	7,986	11,531
Over 9 through 12 months	7,657	6,511
Over 12 months	15,139	16,907
Total	$54,953	$57,366

Borrowings
St. Martin utilizes borrowings to supplement deposits to fund its lending and investing activities. Short-term borrowings and long-term borrowings include advances from the Federal Home Loan Bank of Dallas and long term indebtedness from First National Bankers Bank. As of June 30, 2017, St. Martin had borrowings of  $25.1 million, a decrease of  $2.1 million, or 7.8%, from borrowings of  $27.2 million at December 31, 2016, which represented an increase of  $4.1 million, or 17.5%, from borrowings of  $23.2 million at December 31, 2015. The increase in borrowings is attributable solely to an increase in advances from the Federal Home Loan Bank of Dallas. The borrowings under the line of credit with the Federal Home Loan Bank of Dallas bear fixed interest rates of 0.86% to 4.66% and have maturities extending to 2026.
Capital resources
Stockholders’ equity provides a source of permanent funding, allows for future growth and provides St. Martin with a cushion to withstand unforeseen adverse developments. As of June 30, 2017, stockholders’ equity for St. Martin was $59.3 million, compared with $54.9 million at December 31, 2016, an increase of  $4.3 million, or 7.9%, which represented an increase of  $4.4 million, or 8.6%, from $50.6 million at December 31, 2015. The increase in stockholders’ equity during the first six months of 2017 was primarily attributable to net income of  $6.3 million and a decrease of  $823 thousand in accumulated other comprehensive loss relating primarily to the value of St. Martin’s available for sale securities portfolio, partially offset by cash distributions to stockholders in the amount of  $2.8 million. The increase in stockholders’ equity during 2016 was primarily attributable to net income of  $12.9 million, partially offset by cash distributions to stockholders in the amount of  $7.5 million and an increase of  $1.0 million in accumulated other comprehensive loss relating primarily to the value of St. Martin’s available for sale securities portfolio.
St. Martin is also subject to various regulatory capital requirements administered by the federal banking agencies. Because the total consolidated assets of St. Martin is less than $1.0 billion, these regulatory capital requirements apply only at the bank level. As of June 30, 2017, December 31, 2016 and December 31, 2015, St. Martin Bank was in compliance with all applicable regulatory capital requirements, and the bank was classified as “well capitalized” for purposes of the FDIC’s prompt corrective action regulations. The following table sets forth the actual capital amounts and regulatory capital ratio for St. Martin Bank as of the dates indicated:
	As of June 30, 2017 (Unaudited)		As of December 31, 2016		As of December 31, 2015
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)
Total risk based capital (to risk-weighted assets)	$61,380	12.14%	$57,905	11.48%	$53,193	11.05%
Tier 1 capital (to risk-weighted assets)	$55,292	10.94%	$52,149	10.34%	$47,573	9.88%
Common equity tier 1 capital (to risk-weighted assets)	$55,292	10.94%	$52,149	10.34%	$47,573	9.88%
Tier 1 capital (to average assets)	$55,292	9.36%	$52,149	9.07%	$47,573	8.93%
Liquidity
During the six months ended June 30, 2017, and the years ended December 31, 2016 and 2015, St. Martin’s liquidity needs have primarily been met by core deposits, public funds, reciprocal CDARS for existing customers, and loan maturities. Other sources include advances from the Federal Home Loan Bank of Dallas. St. Martin’s asset and liability management policy is intended to maintain adequate liquidity and thereby enhance its ability to raise funds to support asset growth, meet deposit withdrawals and lending needs, maintain reserve requirements and otherwise sustain operations. St. Martin accomplishes this through management of the maturities of its interest-earning assets and interest-bearing liabilities. To the extent practicable, St. Martin attempts to match the maturities of its rate sensitive assets and liabilities. Liquidity is monitored daily and overall interest rate risk is assessed through reports showing both sensitivity ratios and existing dollar “gap” data. St. Martin believes its present position to be adequate to meet its current and future liquidity needs.
In addition to the liquidity provided by the foregoing, St. Martin has correspondent relationships with other banks in order to sell loans or purchase overnight funds should additional liquidity be needed. St. Martin also had total available borrowings through the Federal Home Loan Bank of Dallas, secured by a blanket lien on certain mortgages and other loans of approximately $86.1 million and $61.4 million at June 30, 2017 and December 31, 2016, respectively.

Contractual Obligations
In the ordinary course of business, St. Martin enters into certain on and off-balance sheet contractual obligations. The following table presents its contractual obligations outstanding as of December 31, 2016.
	As of December 31, 2016
	One Year or Less	After One Year Through Three Years	After Three Years Through Five Years	After Five Years	Total
	(dollars in thousands)
Operating leases	$284	$568	$568	$849	$2,270
Advances from FHLB	6,644	10,246	3,292	3,996	24,177
Other borrowings	833	1,667	567	—	3,067
Time deposits	74,103	24,027	—	—	98,130
Standby letters of credit	2,565	—	—	—	2,565
Commitments to extend credit	63,935	—	—	—	63,935
Total	$148,364	$36,508	$4,427	$4,845	$194,144

Off-Balance Sheet Arrangements
In the normal course of business, St. Martin enters into various transactions that are not included on its consolidated balance sheets in accordance with GAAP. These transactions include commitments to extend credit in the ordinary course of business to approved customers.
Generally, loan commitments have been granted on a temporary basis for working capital or commercial real estate financing requirements or may be reflective of loans in various stages of funding. These commitments are recorded on St. Martin’s financial statements as they are funded. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Loan commitments include unused commitments for open end lines secured by one to four family residential properties and commercial properties, commitments to fund loans secured by commercial real estate, construction loans, business lines of credit, and other unused commitments, including those under credit card arrangements offered through the bank.
Standby letters of credit are written conditional commitments issued by St. Martin to guarantee the performance of a customer to a third party. In the event the customer does not perform in accordance with the terms of the agreement with the third party, St. Martin would be required to fund the commitment. The maximum potential amount of future payments St. Martin could be required to make is represented by the contractual amount of the commitment. If the commitment is funded, St. Martin would be entitled to seek recovery from the customer.
St. Martin minimizes its exposure to loss under credit commitments and standby letters of credit by subjecting them to credit approval and monitoring procedures. The effect on the revenues, expenses, cash flows and liquidity of the unused portions of these commitments cannot be reasonably predicted because there is no guarantee that the lines of credit will be used. Moreover, since commitments associated with letters of credit and commitments to extend credit may expire unused, the amounts shown do not necessarily reflect the actual future cash funding requirements.

The following is a summary of the total notional amount of off-balance sheet arrangements outstanding as of the respective dates.
	As of June 30, 2017 (Unaudited)	As of December 31, 2016	As of December 31, 2015
	(dollars in thousands)
Commitments to extend credit (other than under credit cards arrangements)	$66,121	$63,935	$72,605
Credit card arrangements	5,946	5,910	5,717
Standby letters of credit	2,541	2,565	4,178
Total	$74,608	$72,410	$82,500

Interest Rate Sensitivity and Market Risk
As a financial institution, the primary component of market risk is interest rate volatility. The asset liability and funds management policies of St. Martin provide management with the guidelines for effective funds management, and St. Martin has established a measurement system for monitoring its net interest rate sensitivity position.
Fluctuations in interest rates will ultimately impact both the level of income and expense recorded on most of our assets and liabilities, and the market value of all interest-earning assets and interest-bearing liabilities, other than those which have a short term to maturity. Interest rate risk is the potential of economic losses due to future interest rate changes. These economic losses can be reflected as a loss of future net interest income and/or a loss of current fair market values. The objective is to measure the effect on net interest income and to adjust the balance sheet to minimize the inherent risk while at the same time maximizing income.
St. Martin manages its exposure to interest rates by structuring our balance sheet in the ordinary course of business. It does not enter into instruments such as leveraged derivatives, interest rate swaps, financial options, financial future contracts or forward delivery contracts for the purpose of reducing interest rate risk. Based upon the nature of its operations, St. Martin is not subject to any material amount of foreign exchange or commodity price risk. St. Martin does not own any trading assets.
St. Martin’s management utilizes static balance sheet rate shocks to estimate the potential impact on various rate scenarios. This analysis estimates a percentage of change in the metric from the stable rate base scenario versus alternative scenarios of rising and falling market interest rates by instantaneously shocking a static balance sheet. The following table summarizes the simulated immediate change in net interest income for twelve months as of the dates indicated:
	Impact on Net Interest Income
	As of June 30, 2017	As of December 31, 2016
Change in prevailing interest rates
+300 basis points	2.30%	2.80%
+200 basis points	4.20%	4.60%
+100 basis points	4.10%	4.20%
0 basis points	1.50%	1.40%
-100 basis points	1.60%	1.80%

	Impact on Economic Value of Equity
	As of June 30, 2017	As of December 31, 2016
Change in prevailing interest rates
+300 basis points	3.7%	8.5%
+200 basis points	2.3%	9.0%
+100 basis points	—	13.8%
0 basis points	—	—
-100 basis points	(6.7)%	(2.0)%
Impact of Inflation
The consolidated financial statements and related notes of St. Martin included elsewhere in this joint proxy statement/prospectus have been prepared in accordance with GAAP. These require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative value of money over time due to inflation or recession.
Inflation generally increases the costs of funds and operating overhead, and to the extent loans and other assets bear variable rates, the yields on such assets. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant effect on the performance of a financial institution than the effects of general levels of inflation. In addition, inflation affects a financial institution’s cost of goods and services purchased, the cost of salaries and benefits, occupancy expense and similar items. Inflation and related increases in interest rates generally decrease the market value of investments and loans held and may adversely affect liquidity, earnings and shareholders’ equity.
Critical Accounting Policies and Estimates
The consolidated financial statements of St. Martin are prepared in accordance with U.S. generally accepted accounting principles, or GAAP, and with general practices within the financial services industry. Application of these principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. These estimates are based on historical experience and on various other assumptions that St. Martin believes to be reasonable under current circumstances. These assumptions form the basis for its judgments about the carrying values of assets and liabilities that are not readily available from independent, objective sources. St. Martin evaluates its estimates on an ongoing basis. Use of alternative assumptions may have resulted in significantly different estimates. Actual results may differ from these estimates.
St. Martin has identified the following accounting policies and estimates that, due to the difficult, subjective or complex judgments and assumptions inherent in those policies and estimates and the potential sensitivity to its financial statements to those judgments and assumptions, are critical to an understanding of St. Martin’s financial condition and results of operations. St. Martin believes that the judgments, estimates and assumptions used in the preparation of its financial statements are appropriate.
Loans
Loans that St. Martin has the intent and ability to hold for the foreseeable future or until maturity or pay-off are stated at the amount of unpaid principal, reduced by unearned income and an allowance for loan losses. Interest on loans is recognized using the simple-interest method on the daily balances of the principal amounts outstanding. Fees associated with the origination of loans, to the extent they exceed the direct loan origination costs, are generally deferred and recognized over the life of the loan as an adjustment of yield.
The accrual of interest on loans is discontinued by St. Martin when there is a clear indication that the borrower’s cash flow may not be sufficient to meet payments as they become due, which is generally when a loan is 90 days past due. When a loan is placed on nonaccrual status, all previously accrued and unpaid interest is reversed. Interest income is subsequently recognized on a cash basis as long as the remaining book balance of the asset is deemed to be collectible. If collectability is questionable, then cash payments are applied to principal. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured in accordance with the terms of the loan agreement.
Loans are considered impaired by St. Martin when, based on current information and events, it is probable that St. Martin will be unable to collect all amounts due in accordance with the original contractual terms of the loan agreement, including scheduled principal and interest payments. If a loan is impaired, a specific valuation allowance is allocated, if necessary. Interest payments on impaired loans are typically applied to principal unless collectability of the principal amount is reasonably assured, in which case interest is recognized on a cash basis. Impaired loans, or portions thereof, are charged off when deemed uncollectible.
From time to time, St. Martin may modify a loan agreement with a borrower. A modified loan is considered a troubled debt restructuring when two conditions are met: (1) the borrower is experiencing financial difficulty and (2) concessions are made by St. Martin that would not otherwise be considered for a borrower with similar credit risk characteristics. Modifications to loan terms may include a lower interest rate, a reduction of principal, or a longer term to maturity. St. Martin reviews each troubled debt restructured loan and determines on a case-by-case basis if the loan is subject to impairment and a specific allowance for loan loss allocation is appropriate. An allowance for loan loss allocation is based on either the present value of estimated future cash flows or the estimated fair value of the underlying collateral.
Allowance for Loan Losses
Management of St. Martin evaluates the adequacy of the allowance for loan losses each quarter based on changes, if any, in underwriting activities, the loan portfolio composition (including product mix and geographic, industry or customer-specific concentrations), trends in loan performance, regulatory guidance and economic factors. This evaluation is inherently subjective, as it requires the use of significant management estimates. Many factors can affect management’s estimates of inherent losses, including volatility of default probabilities, rating migrations, loss severity and economic and political conditions. The allowance is increased through provisions charged to operating earnings and reduced by net charge-offs.
St. Martin determines the amount of the allowance based on the assessment of inherent losses in the loan portfolio. The allowance recorded for commercial loans is based on reviews of individual credit relationships, an analysis of the migration of commercial loans and actual loss experience, together with qualitative factors as discussed for noncommercial loans. The allowance recorded for noncommercial loans is based on an analysis of loan mix, risk characteristics of the portfolio, delinquency and bankruptcy experiences and historical losses, adjusted for current trends, for each loan category or group of loans. The allowance for loan losses relating to impaired loans is based on the collateral for collateral-dependent loans or discounted cash flows using the loan’s effective interest rate, if not collateral-dependent.
Regardless of the extent of the company’s analysis of customer performance, portfolio trends or risk management processes, certain inherent but undetected losses are probable within the loan portfolio. This is due to several factors, including inherent delays in obtaining information regarding a customer’s financial condition or changes in their unique business conditions, the subjective nature of individual loan evaluations, collateral assessments, the interpretation of economic trends, and industry concentrations. Volatility of economic or customer-specific conditions affecting the identification and estimation of losses for larger, non-homogeneous credits and the sensitivity of assumptions utilized to establish allowances for homogenous groups of loans are among other factors. St. Martin estimates loss factors related to the existence and severity of these exposures. The estimates are based upon the evaluation of risk associated with the commercial and consumer portfolios and the estimated impact of the current economic environment.

Investment Securities
St. Martin’s securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them until maturity. Securities to be held for indefinite periods of time are classified as available-for-sale and carried at fair value, with the unrealized holding gains and losses reported in other comprehensive income, net of tax. St. Martin does not purchase securities for trading purposes. St. Martin’s management determines the appropriate classification of securities at the time of purchase.
St. Martin’s interest income includes amortization of purchase premiums and discounts. Realized gains and losses are derived from the amortized cost of the security sold. Declines in the fair value of held to maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. In estimating other than temporary impairment losses, management considers, among other things, (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) our intent and ability to retain the investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. The assessment of whether other than temporary impairment exists involves a high degree of subjectivity and judgment and is based on the information available to management at a point in time.
St. Martin’s other securities are stated at cost and include stock of the Federal Home Loan Bank of Dallas. Dividends received on these investments are included in noninterest income.

MARKET PRICE AND DIVIDENDS
Stock Prices
Home’s common stock trades on the NASDAQ Global Select Market under the symbol “HBCP.” The following table sets forth the high and low prices per share of Home common stock, and the cash dividends declared per share for the periods indicated.
	Stock Price		Cash Dividends Per Share
	High	Low
2015
Quarter ended:
March 31, 2015	$23.00	$20.40	$0.07
June 30, 2015	$25.50	$21.00	$0.07
September 30, 2015	$26.50	$22.68	$0.08
December 31, 2015	$27.22	$24.31	$0.08
2016
Quarter ended:
March 31, 2016	$27.25	$21.29	$0.09
June 30, 2016	$28.95	$24.76	$0.10
September 30, 2016	$29.78	$26.62	$0.10
December 31, 2016	$39.75	$27.00	$0.12
2017
Quarter ended:
March 31, 2017	$38.90	$32.60	$0.13
June 30, 2017	$47.20	$32.52	$0.14
September 30, 2017	$43.88	$37.27	$0.14
December 31, 2017 (through October 20, 2017)	$43.45	$41.43	$0.14
The common stock of St. Martin has never been traded on any established public trading market. The following table sets forth the cash dividends declared per share for St. Martin common stock for the periods presented.
Cash Dividends Per Share
2015
Quarter ended:
March 31, 2015	$6.50
June 30, 2015	6.50
September 30, 2015	6.50
December 31, 2015	18.00
2016
Quarter ended:
March 31, 2016	$7.00
June 30, 2016	7.00
September 30, 2016	7.00
December 31, 2016	15.25
2017
Quarter ended:
March 31, 2017	$6.75
June 30, 2017	6.75
September 30, 2017	6.75
December 31, 2017 (through October 20, 2017)	—

St. Martin shareholders are advised to obtain current market quotations for Home common stock. The market price of Home common stock will fluctuate between the date of this joint proxy statement/prospectus and the completion of the merger. No assurance can be given concerning the market price of Home common stock before or after the effective date of the merger.
As of the record date for the Home special meeting, there were 7,415,716 shares of Home common stock outstanding, which were held by 725 holders of record.
As of the record date for the St. Martin special meeting, there were 207,552 shares of St. Martin common stock outstanding, which were held by 77 shareholders of record.
On August 22, 2017, the last trading day prior to the public announcement of the merger, the closing sale price of shares of Home common stock as reported on NASDAQ was $38.37. On October 20, 2017, the last practicable trading day before the distribution of this joint proxy statement/prospectus the closing sale price of shares of Home common stock as reported on NASDAQ was $42.00.
Dividends
The payment, timing and amount of dividends by Home on shares of Home common stock in the future, either before or after the merger is completed, are subject to the determination of Home’s board of directors and depend on cash requirements, contractual restrictions, its financial condition and earnings, legal and regulatory considerations and other factors. After the merger, Home currently expects to continue to pay (when, as and if declared by the Home board of directors) regular quarterly cash dividends. Although Home has previously paid quarterly cash dividends on its shares of common stock, it is not under any obligation to do so in the future. As a holding company without any independent operation other than owning Home Bank, Home in the future will be substantially dependent upon dividends from Home Bank to provide funds for the payment of dividends to shareholders and to provide for other cash requirements. Both Home and Home Bank are subject to various general regulatory policies relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums.
Whenever a dividend or other distribution is declared by Home on Home common stock, the record date for which is at or after the effective time of the merger, the declaration will include dividends or other distributions on all shares of Home common stock issuable pursuant to the merger agreement, but such dividends or other distributions will not be paid to the holder thereof until such holder has duly surrendered its St. Martin common stock certificates in accordance with the merger agreement.

DESCRIPTION OF HOME CAPITAL STOCK
As a result of the merger, St. Martin shareholders who receive shares of Home common stock in the merger will become shareholders of Home. Such shareholders rights as shareholders of Home will be governed by Louisiana law and the articles of incorporation and bylaws of Home. The following description of the material terms of Home’s common stock to be issued in the merger, reflects the anticipated state of affairs upon completion of the merger. Home and St. Martin urge you to read the applicable provisions of Louisiana law, Home’s articles of incorporation and bylaws, and federal law governing bank holding companies carefully and in their entirety. Copies of Home’s governing documents have been filed with the SEC. To find out where copies of these documents can be obtained, see “Where You Can Find More Information.”
General
Home is authorized to issue 40,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock. Each share of common stock of Home has the same relative rights as, and will be identical in all respects with, each other share of common stock.
As of October 17, 2017, Home had 7,415,716 shares of its common stock issued and outstanding and no shares of preferred stock issued and outstanding. After giving effect to the merger (using the exchange ratio of 9.2839 resulting in an issuance of approximately 1,927,000 shares of Home common stock in the merger), approximately 9,343,000 shares of Home common stock will be issued and outstanding. Upon completion of the merger, the former shareholders of St. Martin will own approximately 21% of the to-be outstanding shares of Home common stock.
Common Stock
Dividends.   Home can pay dividends if, as and when declared by its board of directors, subject to compliance with limitations which are imposed by law. The holders of common stock will be entitled to receive and share equally in such dividends as may be declared by Home’s board of directors out of funds legally available therefor. If Home issues preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.
Voting Rights.   The holders of Home common stock possess exclusive voting rights in Home. They elect its board of directors and act on such other matters as are required to be presented to them under Louisiana law or its articles of incorporation or as are otherwise presented to them by the board of directors. Except as discussed in “Comparative Rights of Shareholders — Limitation of Voting Rights —  Home,” each holder of common stock is entitled to one vote per share and does not have any right to cumulate votes in the election of directors. If Home issues preferred stock, holders of the preferred stock may also possess voting rights.
Liquidation.   In the event of any liquidation, dissolution or winding up of Home, the holders of the then-outstanding common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities (including with respect to the liquidation account of Home), all of its assets available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.
Preemptive Rights.   Holders of the common stock are not entitled to preemptive rights with respect to any shares which may be issued in the future. The common stock is not subject to redemption.
Preferred Stock
None of the shares of Home’s authorized preferred stock have been issued. Such stock may be issued with such preferences and designations as the board of directors may from time to time determine. The board of directors can, without shareholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

COMPARATIVE RIGHTS OF SHAREHOLDERS
Home and St. Martin are Louisiana corporations subject to the provisions of the Louisiana Business Corporation Act. The rights of shareholders of Home and St. Martin are governed by their respective articles of incorporation and bylaws. Upon completion of the proposed merger, St. Martin shareholders will become shareholders of Home and, as such, their shareholder rights will be governed by Home’s articles of incorporation and bylaws and will continue to be governed by the Louisiana Business Corporation Act.
The table below summarizes the material differences between the rights of Home’s shareholders and those of St. Martin’s shareholders pursuant to the Louisiana Business Corporation Act and their respective constitutive documents as they are currently in effect. While Home and St. Martin believe that the summary table includes the material differences between the rights of their respective shareholders prior to the merger, this summary does not include a complete description of all the differences between the rights of Home’s shareholders and those of St. Martin’s shareholders, nor does it include a complete description of the specific rights of the respective shareholders discussed. The inclusion of differences in the rights of these shareholders in the table is not intended to indicate that all of such differences should necessarily be considered material by you or that other differences that you may consider equally important do not exist. Shareholders should read carefully the relevant provisions of the Louisiana Business Corporation Act and the respective articles of incorporation and bylaws of Home and St. Martin. This summary is qualified in its entirety by reference to the articles of incorporation and bylaws of Home and St. Martin, as currently in effect, and to the provisions of the Louisiana Business Corporation Act.
Authorized Capital Stock
The authorized capital stock of Home consists of 50,000,000 shares of stock, of which 10,000,000 shares shall be serial preferred stock, par value $.01 per share, and 40,000,000 shares of common stock, par value $.01 per share. Home’s articles of incorporation authorize the board of directors to issue the preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of each series of preferred stock.

No holder of Home capital stock has preemptive rights to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever of Home, or of treasury shares, or of securities convertible into stock of any class of Home.

Shares of Home’s common stock are freely tradeable without restriction.	The authorized capital stock of St. Martin consists of 2,000,000 shares of $1.00 par value per share common stock.

No holder of any class of St. Martin common stock has preemptive or other preferential rights to purchase any shares of any class of stock of St. Martin, whether now or hereafter authorized, or any obligations convertible into stock of St. Martin, nor any right of subscription to any or the foregoing, other than such right, if any, that the board of directors may from time to time establish.

As previously discussed, all shareholders of St. Martin have entered into the Shareholders’ Agreement. Under the terms of the Shareholders’ Agreement, no holder of shares of St. Martin common stock may transfer his or her shares of stock except to another shareholder or member of a “family group,” as defined in the Shareholders’ Agreement, or to certain “eligible shareholders,” as defined in the Shareholders’ Agreement and only after satisfying certain procedural requirements.

Number and Classes of Board of Directors
Home	St. Martin
The Home board of directors is divided into three classes, as nearly equal as possible, with directors serving staggered three-year terms, with one class elected annually. The board of directors shall consist of not less than five nor more than 15 directors. The number of directors may at any time be increased or decreased by a vote of a majority of the board of directors, provided no decrease shall have the effect of shortening the term of an incumbent director. Currently, the Home board of directors consists of nine directors.

On or prior to the effective date of the merger, the Home board of directors will cause the number of directors to increase by two members as of the effective time of the merger and to elect two of the current directors of St. Martin to fill such vacancies on the board of directors of Home.	The St. Martin board of directors is not divided into classes and all directors serve one-year terms. The St. Martin bylaws require the board of directors to have not less than three directors, with the exact size set by resolution of the board of directors. Currently, the St. Martin board of directors consists of nine members.
Voting Rights
Home	St. Martin
The holders of Home common stock have one vote for each share held on any matter presented for consideration by the holders of common stock at a shareholder meeting.	The holders of St. Martin common stock have one vote for each share held on any matter presented for consideration by the holders of common stock at a shareholder meeting.
Election of Directors
Home	St. Martin
Home directors are elected by a plurality of the votes cast by the shares entitled to vote on the election of directors at an annual meeting at which a quorum is present.

Holders of Home common stock are not entitled to cumulative voting in the election of directors.	St. Martin directors are elected by a plurality of the votes cast by the shares entitled to vote on the election of directors at an annual meeting at which a quorum is present.

Holders of St. Martin common stock are not entitled to cumulative voting in the election of directors.
Qualifications of Directors
Home	St. Martin
Directors of Home need not be residents of Louisiana. Directors are expected to acquire and maintain an investment in Home common stock in accordance with the policies of the board of directors as established from time-to-time. No person 72 years of age shall be eligible for election, reelection, appointment, or reappointment to the board of directors. No director shall serve as such beyond the annual meeting of shareholders immediately following the director becoming 72 years of age.	A person is not required to own shares of St. Martin stock to be qualified as a director of St. Martin.

Removal of Directors
Home	St. Martin
Home’s articles of incorporation provide that, subject to the rights of the holder of any class or series of stock having preference over the common stock, any director may be removed by shareholders without cause by the affirmative vote of at least 75% of all outstanding shares entitled to vote in the election of directors, and may be removed with cause only upon the vote of at least a majority of the total votes eligible to be cast by shareholders. Cause for removal will be deemed to exist only if the director in question: convicted of a felony or an offense punishable by imprisonment for a term of more than one year by a court of competent jurisdiction; or deemed liable by a court of competent jurisdiction for gross negligence or misconduct in the performance of duties to Home.	Pursuant to St. Martin’s bylaws, any director or the entire board of directors may be removed at any time, with or without cause, at any special or annual meeting of shareholders, by the affirmative vote of a majority of the total voting power of the corporation.
Vacancies on the Board of Directors
Home	St. Martin
Under Home’s articles of incorporation, subject to the rights of the holders of any class or series of stock having preference over the common stock, any vacancy occurring in the board of directors, including any vacancy created by reason of an increase in the number of directors, may be filled by a majority vote of the remaining directors, whether or not a quorum is present. Any director so chosen to fill a vacancy will hold office for the remainder of the term to which the director has been elected and until his or her successor is elected and qualified.	Under St. Martin’s bylaws, any vacancy occurring on the board of directors by reason of death, resignation, removal or otherwise, or newly created directorships resulting from an increase in the number of directors may be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the board of directors; provided however that the shareholders shall have the right, at any special meeting called from the purpose prior to such action by the board, to fill the vacancy.
Amendment of Articles of Incorporation
Home	St. Martin
Home’s articles of incorporation generally provide that any amendment of the articles of incorporation must be first approved by a majority of the board of directors and then by the holders of a majority of the shares entitled to vote in an election of directors, except that the approval of 75% of the shares entitled to vote in an election of directors is required for any amendment to Articles 6 (directors), 7 (preemptive rights), 8 (indemnification), 9 (meetings of shareholders and shareholder proposals), 10 (restrictions on acquisitions) and 11 (amendments).	The St. Martin articles of incorporation may be amended by a majority vote of the shareholders, except that, the affirmative vote of at least 80% of the total voting power of St. Martin shall be required to amend or repeal Article VI (limitation of liability), Article VII (indemnification) or Article VIII (repeal of Articles VI, VII and VIII), and any repeal or amendment of Article VI, Article VII or Article VIII by the shareholders shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of St. Martin arising from an act or omission occurring prior to the time of such repeal or amendment or the rights of any director or officer to indemnification pursuant to Article VII that may have arisen prior to such appeal or amendment.

Amendment of Bylaws
Home	St. Martin
Home’s bylaws may be amended by a majority of the board of directors or by the affirmative vote of a majority of the total shares entitled to vote in an election of directors, except that the affirmative vote of at least 75% of the total shares entitled to vote in an election of directors shall be required to amend, adopt, alter, change or repeal any provision inconsistent with certain specified provisions of the bylaws.	The St. Martin bylaws may be altered, amended or repealed or new bylaws may be adopted by the board of directors at any meeting of the board or by the shareholders at any meeting of the shareholders.
Shareholder Meetings
Home	St. Martin
Home’s bylaws provide that an annual meeting of shareholders to provide for the election of directors and for the transaction of such other business as may properly come before the meeting is to be held each year on the fourth Tuesday of April of each year at 1:00 p.m., or on such other date, time and at a place determined by the board of directors.

Home’s articles of incorporation provide that special meetings of shareholders may only be called by (i) the President, (ii) a majority of the board of directors, and (iii) by persons who beneficially own an aggregate of at least 50% of the outstanding voting shares, except as may otherwise be provided by law. The articles of incorporation also provide that any action permitted to be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, is given by the holders of all outstanding shares entitled to vote and filed with the secretary of the Home.	The St. Martin bylaws provide that an annual meeting of the shareholders shall be held on such date in each fiscal year, and at such time and place, as may be designated by the board of directors. At the annual meeting, the shareholders shall elect a board of directors and transact such other business as may properly come before the meeting.

Special meetings of the shareholders may be called by the President or a majority of the board of directors, and shall be called by the President or the Secretary at the written request of the holders of not less than one-third of all shares entitled to vote at the meeting. Special meetings of shareholders may be held at such place and at such time as shall be designated by the person or persons calling the special meeting. Business transacted at any special meeting shall be confined to the purposes stated in the notice thereof.

The St. Martin bylaws also provide that any action required to, or which may, be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consent or consents in writing, setting forth the action so taken, shall be signed by the holders of shares representing not less than the minimum number of votes that would have been necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

Notice of Shareholder Meetings
Home	St. Martin
Notice of the time and place of the annual meeting of shareholders shall be given by delivering personally or by mailing a written or printed notice of the same, at least 10 days and not more than 60 days prior to the meeting, to each shareholder of record entitled to vote at such meeting. When any shareholders’ meeting, either annual or special, is adjourned for 30 days or more, or if a new record date is fixed for an adjourned meeting of shareholders, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted thereat (unless a new record date is fixed therefor), other than an announcement at the meeting at which such adjournment is taken.

At least 15 days and not more than 60 days prior to the meeting, a written or printed notice of each special meeting of shareholders, stating the place, day and hour of such meeting, and the purpose or purposes for which the meeting is called, shall be either delivered personally or mailed to each shareholder of record entitled to vote at such meeting	Under St. Martin’s bylaws, written or printed notice of a meeting of shareholders stating the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than 60 days before the day of the meeting, by or at the direction of the President, the Secretary, or a designee of the President or Secretary, to each shareholder of record entitled to vote at such meeting.
Shareholders’ Rights to Examine Books and Records
Pursuant to the Louisiana Business Corporation Act, upon written notice of a demand to inspect corporate records, a person or group of persons who are and have been shareholders of record of at least 5% of the outstanding shares of any class for at least six months is entitled to inspect corporate records at any reasonable time, assuming such demand is in good faith and for any proper and reasonable purpose. If a company refuses to permit the inspection, the shareholder may file a civil action requesting a court order to permit inspection. The court will grant the order if it finds the shareholder qualified and is requesting the records in good faith and for a proper purpose.
Liability of Directors and Officers
The Louisiana Business Corporation Act governs the potential liability of directors and officers of Home, but not St. Martin, for actions taken, or the failure to take action, in their official capacities. Under the Louisiana Business Corporation Act, a director shall not be liable to the corporation or its shareholders for any decision to take or not to take action, or any failure take any action, as a director, unless the party asserting liability in a proceeding establishes both of the following: (1) no defense interposed by the director based on the section of the Louisiana Business Corporation Act providing for protection against monetary damages discussed below, a provision in the articles of incorporation authorized limiting liability authorized by the Louisiana Business Corporation Law, the protection afforded for actions taken in compliance with the directors conflicting interest transactions provisions of the Louisiana Business Corporations Act, and (2) the challenged conduct consisted or was the result of one of the following: (a) action not in good faith, (b) a decision that the director did not reasonably believe to be in the best interests of the corporation, or as to which the director was not informed to an extent the director reasonably believed appropriate in the circumstances, (c) a lack of objectivity due to the director’s familial, financial, or business relationship with, or a lack of independence due to the director’s domination or control by, another person having a material interest in the challenged conduct, which relationship or which domination or control could reasonably be expected to have affected the director’s judgment respecting the challenged conduct in a manner adverse to the corporation, and after a reasonable expectation to such effect has been established, the director shall not have established that the challenged conduct was reasonably believed by the director to be in the best interests of the corporation, (d) a sustained failure of the director to devote attention to ongoing oversight of the business and affairs of the· corporation, or a failure to devote timely attention, by making, or causing to be made, appropriate inquiry, when particular facts and circumstances of significant concern materialize that would alert a reasonably attentive director to the need therefore, or (e) receipt of a financial benefit to which the director was not entitled or any other breach of the director’s duties to deal fairly with the corporation and its shareholders that is actionable under applicable law.
The party seeking to hold the director liable for money damages, shall also have the burden of establishing both of the following: (a) harm to the corporation or its shareholders has been suffered, and (b) the harm suffered was proximately caused by the director’s challenged conduct. The party seeking to hold the director liable for other money payment under a legal remedy, such as compensation for the unauthorized use of corporate assets, shall also have whatever persuasion burden may be called for to establish that the payment sought is appropriate in the circumstances. The party seeking to hold the director liable for other money payment under an equitable remedy, such as profit recovery by or disgorgement to the corporation, shall also have whatever persuasion burden may be called for to establish that the equitable remedy sought is appropriate in the circumstances. The provisions of the Act shall not be construed to do any of the following: (1) in any instance where fairness is at issue, such as consideration of the fairness of a transaction to the corporation under the provisions of the Louisiana Business Corporation Act related to directors conflicting interest transactions, alter the burden of proving the fact or lack of fairness otherwise applicable, (2) alter the fact or lack of liability of a director under another provision of the chapter of the Louisiana Business Corporation Act, such as the provisions governing the consequences of an unlawful distribution or a transactional interest, or (3) affect any rights to which the corporation or a shareholder may be entitled under another statute of this state or the United States.
The Louisiana Business Corporation Act also provides that except to the extent that the articles of incorporation of the corporation limit or reject the protection against liability provided by the act, no director or officer shall be liable to the corporation or its shareholders for money damages for any action taken, or any failure to take action, as a director or officer, except for one of the following: (1) a breach of the director’s or officer’s duty of loyalty to the corporation or the shareholders, (2) an intentional infliction of harm on the corporation or the shareholders, (3) a violation of the provisions of the Louisiana Business Corporation Act for unlawful distributions, or (4) an intentional violation of criminal law.
The liability of a director or officer for conduct described above may not be limited or eliminated, but the corporation may purchase insurance against the liability. For purposes of these provisions, the duty of loyalty does not include any duty to act with any degree of care in the exercise of the director’s or officer’s responsibilities to the corporation or its shareholders. A provision in a corporation’s articles of incorporation that became effective before January 1, 2015, and that purports to protect a director or officer of the corporation against monetary liability to the corporation or its shareholders, shall not operate as a limitation of the protection against liability provided by the above described provision of the Louisiana Business Corporation Act regarding limitation of a director’s liability except to the extent that it provides less protection against liability than was permitted by the law in effect at the time the provision became effective.
The Louisiana Banking Code supersedes the above-described provisions of the Louisiana Business Corporation Act relating to the personal liability of directors and officers with respect to Louisiana chartered banks, such as St. Martin Bank, and their holding companies, such as St. Martin. The Louisiana Banking Code provides that a director or officer of a Louisiana bank or bank holding company shall not be held personally liable to the corporation or the shareholders thereof for monetary damages unless the director or officer acted in a grossly negligent manner or engaged in conduct which demonstrates a greater disregard of the duty of care than gross negligence, including intentional tortious conduct or intentional breach of his duty of loyalty.

Home	St. Martin
Home’s articles of incorporation provide that a director or officer will not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director or officer except to the extent that by law a director’s or officer’s liability for monetary damages may not be limited. This provision does not eliminate or limit the liability of directors and officers for (a) any breach of the director’s or officer’s duty of loyalty to Home or its shareholders, (b) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) any unlawful dividend, stock repurchase or other distribution, payment or return of assets to shareholders, or (d) any transaction from which the director or officer derived an improper personal benefit. This provision may preclude shareholder derivative actions and may be construed to preclude other third-party claims against the directors and officers	St. Martin’s articles of incorporation provide that a director or officer shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for breach of the director’s or officer’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 92(D) of the Louisiana Business Corporation Law, or (iv) for any transaction from which the director or officer derived an improper personal benefit. If the Louisiana Business Corporation Law is amended to authorize corporate action further limiting or eliminating the personal liability of directors or officers, then the liability of each director and officer of St. Martin shall be limited or eliminated to the full extent permitted by the Louisiana Business Corporation Law as so amended from time to time. Neither the amendment nor repeal of the provision of St. Martin’s articles of incorporation, nor the adoption of any provision of St. Martin’s articles of incorporation inconsistent with this provision, shall eliminate or reduce the effect of the provision, in respect of any matter occurring, or any cause of action, suit or claim that, but for the provision, would accrue or arise; prior to such amendment, repeal or adoption of an inconsistent provision.
Indemnification of Directors and Officers
Generally, under provisions of the Louisiana Business Corporation Act, a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and, with respect to actions in an official capacity, in a manner he reasonably believed to be in the best interests of the corporation, or, with respect to actions in an unofficial capacity, at least not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director or officer in any proceeding with respect to conduct for which the director or officer was adjudged liable on the basis of receiving a financial benefit to which he or she was not entitled, whether or not involving action in the director’s or officer’s official capacity.
In the case of an action brought by or in the right of a corporation, the Louisiana Business Corporation Act permits a corporation to indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) incurred by him in a proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. The Louisiana Business Corporation Act bars indemnification of directors and officers for settlement payments in a derivative suit, absent court approval.
The indemnification provisions of the Louisiana Business Corporation Act require indemnification of any present or former director or officer of a corporation for expenses incurred in connection with the proceeding if such person was wholly successful, on the merits or otherwise, in defense of any action, suit or proceeding, that he was a party to by virtue of the fact that he is or was a director or officer of the corporation. This limitation does not limit Home’s right to permissibly indemnify a director or officer with respect to expenses of a partially successful defense of any claim, issue or matter.
Home	St. Martin
Home’s articles of incorporation provide that Home shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of Home, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent, or is or was serving at Home’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification is furnished to the full extent provided by law against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding. The indemnification provisions also permit Home to pay reasonable expenses in advance of the final disposition of any action, suit or proceeding as authorized by Home’s board of directors, provided that the indemnified person undertakes to repay us if it is ultimately determined that such person was not entitled to indemnification.

The rights of indemnification provided in Home’s articles of incorporation are not exclusive of any other rights which may be available under Home’s bylaws, any insurance or other agreement, by vote of shareholders or directors (regardless of whether directors authorizing such indemnification are beneficiaries thereof) or otherwise. In addition, the articles of incorporation authorize Home to maintain insurance on behalf of any person who is or was a director, officer, employee or agent, whether or not Home would have the power to provide indemnification to such person. By action of the board of directors, Home may create and fund a trust fund or other fund or form of self-insurance arrangement of any nature, and may enter into agreements with its officers, directors, employees and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in the provisions in the articles of incorporation and bylaws regarding indemnification.	St. Martin’s articles of incorporation provide that St. Martin, to the fullest extent permitted by law, shall indemnify and hold harmless each person who was or is a director or executive officer of St. Martin and may indemnify any other person, including any person who was or is serving as a director, officer, fiduciary or other representative of another entity at the request of St. Martin, and each such person’s heirs and legal representatives, in connection with any actual or threatened action, suit, proceeding, claim, investigation or inquiry, whether civil, criminal, administrative or other, whether brought by or in the name of St. Martin or otherwise from and against any and all expenses (including attorneys’ fees and expenses), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, proceeding, investigation or inquiry provided, however, that St. Martin shall not indemnify any such officer, director or other person from or against expenses, liabilities. judgments, fines, penalties or other payments incurred (a) in an administrative proceeding or action instituted by an appropriate regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by such individual in the form of payments to St. Martin: or (b) if such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for willful or intentional misconduct in the performance of his duty to the corporation, unless, and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper, and provided, further, that a person otherwise entitled to indemnification under the articles of incorporation shall be entitled to indemnification

Home	St. Martin
for expenses incurred in connection with an action brought by such person against St. Martin only if (a) such action is a claim for indemnification under the article of incorporation and (b) such person prevails in the action for which expenses are claimed or indemnification of expenses is included in any settlement or is awarded by a court. Except as otherwise permitted or contemplated by the articles of incorporation, St. Martin’s bylaws or any agreement, expenses incurred by any person entitled to indemnification under the articles of incorporation in defending any action, suit, proceeding, investigation or inquiry shall be paid by St. Martin in advance of the final disposition thereof upon receipt of an undertaking or agreement, in form and substance satisfactory to the board of directors of St. Martin by or on behalf of such person to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by St. Martin as authorized in the articles of incorporation or otherwise. The indemnification shall continue as to any person who has ceased to have the status entitling such person to indemnification under the articles of incorporation, whether prior or subsequent to adoption of the provision of the articles of incorporation, and shall inure to the benefit of such person’s heirs and legal representatives. The board of directors of St. Martin may establish rules and procedures, not inconsistent with the provisions of the articles of incorporation, to implement the provisions of the articles of incorporation. The right to indemnification and advancement of expenses conferred in the articles of incorporation shall not be deemed exclusive of any other rights to which an indemnitee is or may become entitled under any statute, article of incorporation, bylaw, authorization, or shareholders’ or directors’ agreement or otherwise.
Notice of Shareholder Proposals and Director Nominations
Home	St. Martin
Home’s articles of incorporation provide that only such business as shall have been properly brought before an annual meeting of shareholders shall be conducted at the annual meeting. To be properly brought before an annual meeting, business must be specified in the notice of the meeting, or any supplement thereto, given by or at the direction of the board of directors, or otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a	Under St. Martin’s bylaws, at any annual meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the board of directors or (ii) by any shareholder entitled to vote at the meeting who complies with the procedures set forth below. For business properly to be brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to

Home	St. Martin
shareholder, the shareholder must have given timely notice thereof in writing to Home’s secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received at Home’s principal executive offices not later than 120 days prior to the anniversary date of the mailing of proxy materials by Home in connection with the immediately preceding annual meeting of shareholders. Home’s articles of incorporation also require that the notice must contain certain information in order to be considered. The board of directors may reject any shareholder proposal not made in accordance with the articles of incorporation. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with our articles of incorporation, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Home’s articles of incorporation provide that, subject to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, all nominations for election to the board of directors, other than those made by the board or a committee thereof, shall be made by a shareholder who has complied with the notice provisions. Written notice of a shareholder nomination must include certain specified information and must be communicated to the attention of the secretary and either delivered to, or mailed and received at, Home’s principal executive offices not later than 120 days prior to the anniversary date of the mailing of proxy materials by Home in connection with the immediately preceding annual meeting of shareholders.	the Secretary of St. Martin. To be timely, a shareholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of St. Martin not less than 60 days nor more than 270 days prior to the meeting; provided, however, that in the event less than 30 days’ notice or prior disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such disclosure was made. To be in proper written form, the shareholder’s notice to the Secretary shall set forth in writing as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) his or her name and address, as they appear on St. Martin’s books, (c) the class and number of shares of stock of St. Martin which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business.

Under St. Martin’s bylaws, all proposals of shareholders intended to be presented at an annual meeting of shareholders must be received by St. Martin at its principal offices no later than 70 days prior to the annual meeting in order to be considered for inclusion in the proxy statement and form of proxy for the next annual meeting.

Subject to the rights granted to a particular class or series of stock, nominations for the election of directors may be made (i) by or at the direction of the board of directors or (ii) by any shareholder entitled to vote for the election of directors who complies with the procedures set forth below. All nominations by shareholders hall be made pursuant to timely notice in proper written form to the Secretary of St. Martin. To be timely, a shareholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of St. Martin not less than 60 days nor more than 270 days prior to the meeting; provided, however, that in the event less than 30 days’ notice or prior disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on

Home	St. Martin
which such notice of the date of the meeting was mailed or such disclosure was made. To be in proper written form, the shareholder’s notice to the Secretary shall set forth in writing (a) the name and address of the shareholder who intends to make the nomination and of the person or persons intended to be nominated; (b) the class and number of shares of stock of St. Martin which are beneficially owned by such shareholder intending to make the nomination; (c) a representation that the shareholder is a holder of record of shares of St. Martin entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (e) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated by the board of directors (applied as if St. Martin were registered under Section 12(g) of the Securities Exchange Act of 1934); and (f) the consent of each nominee to serve as director of St. Martin if so elected.
Limitation of Voting Rights
Home	St. Martin
Home’s articles of incorporation provides that no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of (i) more than 10% of the issued and outstanding shares of any class of an equity security of Home, or (ii) any securities convertible into, or exercisable for, any equity securities of Home if, assuming conversion or exercise by such person of all securities of which such person is the beneficial owner which are convertible into, or exercisable for, such equity securities (but of no securities convertible into, or exercisable for, such equity securities of which such person is not the beneficial owner), such person would be the beneficial owner of more than 10% of any class of an equity security of Home. The term “person” is broadly defined to prevent circumvention of this restriction.

The foregoing restrictions do not apply to (i) any offer with a view toward public resale made exclusively to Home by underwriters or a selling group acting on its	Neither the articles of incorporation nor bylaws of St. Martin limit the voting rights of shareholders.

Home	St. Martin
behalf, (ii) any tax-qualified employee benefit plan or arrangement established by us and any trustee of such a plan or arrangement, and (iii) any other offer or acquisition approved in advance by the affirmative vote of two-thirds of Home’s entire board of directors. In the event that shares are acquired in violation of this provision, all shares beneficially owned by any person in excess of 10% shall be considered “excess shares” and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to shareholders for a vote, and the board of directors may cause such excess shares to be transferred to an independent trustee for sale on the open market or otherwise, with the expenses of such trustee to be paid out of the proceeds of sale.
Appraisal Rights
Under the Louisiana Business Corporation Act, the right of appraisal or dissent does not exist for holders of shares of any class or series of shares which is one of the following: (a) a covered security under Section 18(b)(1)(A) or (B) of the Securities Act of 1933, as amended, (b) traded in an organized market and has at least two thousand shareholders and a market value of at least twenty million dollars, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executive officers, and directors and by beneficial shareholders and voting trust beneficial owners owning more than ten percent of such shares, or (c) issued by an open end management investment company registered with the SEC under the Investment Company Act of 1940 and may be redeemed at the option of the holder at net asset value.
Home	St. Martin
Home’s common stock is listed on the NASDAQ Global Select Market. Therefore, unless one of the exceptions outlined above applies to a given transaction, shareholders of Home are not entitled to appraisal rights. Shareholders of Home are not entitled to appraisal rights in connection with the merger.	St. Martin’s common stock is not traded in an organized market or the other exceptions listed above. Thus, holders of St. Martin common stock have appraisal rights in the merger. See, “The Merger — Appraisal Rights.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT OF HOME
The following table sets forth as of October 17, 2017, certain information as to the common stock beneficially owned by (a) each person or entity, including any “group” as that term is used in Section 13(d)(3) of the Exchange Act, who or which was known to Home to be the beneficial owner of more than 5% of the issued and outstanding common stock of Home, (b) the directors of Home, (c) the other named executive officers of Home; and (d) all directors and executive officers of Home as a group.
Name of Beneficial Owner or Number of Persons in Group	Amount and Nature of Beneficial Ownership as of October 17, 2017(1)	Percent of Common Stock
Home Bancorp Employee Stock Ownership Plan Trust	654,623(2)	8.8%
503 Kaliste Saloom Road
Lafayette, Louisiana 70508
FJ Capital Management, LLC	645,262(3)	8.7
1313 Dolley Madison Blvd., Ste 306
McLean, VA 22101
EJF Capital, LLC	577,709(4)	7.8
2107 Wilson Blvd, Suite 410
Arlington, VA 22201
Directors:
Paul J. Blanchet, III	70,000(5)(7)(8)	*
Kathy J. Bobbs	4,270(6)	*
John W. Bordelon	263,435(7)(9)	3.5
Richard J. Bourgeois	144,610(7)(10)	1.9
John A. Hendry	164,524(7)(8)(11)	2.2
Marc W. Judice	163,996(7)(8)(12)	2.2
Michael P. Maraist	182,500(7)(8)(13)	2.5
Chris P. Rader	6,030	*
Donald W. Washington	2,829	*
Other Named Executive Officers:
Jason P. Freyou	6,445(7)(14)	*
Darren E. Guidry	65,158(7)(15)	*
Scott A. Ridley	16,191(7)(16)	*
Joseph B. Zanco	90,664(7)(17)	1.2
All directors and executive officers as a group (13 persons)	1,180,652(7)	15.4%

*
Represents less than 1.0%.

(1)
Based upon filings made pursuant to the Securities Exchange Act of 1934 and information furnished by the respective individuals. Under regulations promulgated pursuant to the Securities Exchange Act of 1934, shares of common stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares and none of the shares are pledged. Under applicable regulations, a person is deemed to have beneficial ownership of any shares of common stock which may be acquired within 60 days of the record date pursuant to the exercise of outstanding stock options or upon the vesting of restricted stock units (“RSUs”). Shares of common stock which are subject to stock options are deemed to be outstanding for the purpose of computing the percentage of outstanding common stock owned by such person or group but not deemed outstanding for the purpose of computing the percentage of common stock owned by any other person or group.
(2)
As of June 30, 2017, 235,060 shares held in the Home Bancorp Employee Stock Ownership Plan (“ESOP”) trust had been allocated to the accounts of participating employees. Under the terms of the ESOP, the plan trustee votes all allocated shares in accordance with the instructions of the participating employees. Any unallocated shares are generally required to be voted by the plan trustee in the same manner that the allocated shares have voted.

(3)
FJ Capital Management, LLC (“FJ Capital”) and its managing member, Martin S. Friedman, have shared voting power and shared dispositive power over 252,198 shares of Common Stock held by Financial Opportunity Fund LLC, of which FJ Capital is the managing member, and 66,596 shares owned by a managed account that FJ Capital manages. FJ Capital has shared voting power over 231,533 shares held by Bridge Equities III LLC, 41,276 shares held by Bridge Equities VIII LLC, 33,032 shares held by Bridge Equities IX and 20,627 shares held by Bridge Equities X as a result of FJ Capital’s position as sub-investment advisor. Andrew F. Jose, co-founder and managing partner of FJ Capital Management, LLC owns 186 shares of Common Stock individually. Martin Friedman owns 6,462 shares of Common Stock individually.

(4)
EJF Capital LLC (“EJF Capital”) and its managing member, Emanuel J. Friedman, have shared voting power and shared dispositive power over 577,709 shares of Common Stock held by EJF Financial Services Fund, LP, of which EJF Financial Services GP, LLC is the general partner of EJF Financial Services Fund, LP. EJF Capital is the sole member of EJF Financial Services GP, LLC.

(5)
12,000 shares are held jointly with spouse.

(6)
Shares are held jointly with spouse.

(7)
Includes stock options which have been granted to the director and officers under Home’s Equity Plans and which are exercisable within 60 days of the voting record date, restricted shares held in Home’s Recognition and Retention Plan Trust over which Home’s directors and executive officers may provide voting instructions and RSUs vesting within 60 days of the voting record date as follows:

Name	Stock Options	Restricted Shares
Paul J. Blanchet, III	10,980	—
Kathy J. Bobbs	—	—
John W. Bordelon	150,580	—
Richard J. Bourgeois	4,930	—
John A. Hendry	—	—
Marc W. Judice	—	—
Michael P. Maraist	—	—
Chris P. Rader	—	—
Donald W. Washington	—	—
Jason P. Freyou	740	—
Darren E. Guidry	26,880	—
Scott A. Ridley	6,100	—
Joseph B. Zanco	51,160	—
All directors and executive officer as a group (13 persons)	251,370	—

Each Beneficial owner’s percentage ownership is determined by assuming that options held by such person (but not those held by any other person) and that are exercisable within 60 days of the voting record date have been exercised.

(8)
Does not include unallocated shares or shares allocated to the accounts of others and held in Home’s 2009 Recognition and Retention Plan Trust, which shares are voted by the trustees, Messrs. Blanchet, Hendry, Judice and Maraist in their discretion.

(9)
Includes 10,000 shares held jointly with spouse, 49,287 shares held in the Home Bank’s Profit Sharing 401(k) Plan, 8,235 shares allocated to Mr. Bordelon’s account in the ESOP, over which Mr. Bordelon has voting power, and 1,000 shares held by Mr. Bordelon’s child. 36,500 shares directly owned by Mr. Bordelon are pledged to a loan with another financial institution.

(10)
Includes 25,000 shares held jointly with spouse, 14,345 shares owned by spouse, 10,655 shares held as custodian for spouse and 16,436 shares as custodian for reporting person.

(11)
Includes 26,524 shares held by spouse and 25,000 shares held jointly with spouse.

(12)
Includes 30,000 shares held by spouse and 6,499 shares held by Trust No. 2 Renee S. Judice, over which his spouse has voting power.

(13)
Includes 22,000 shares held as custodian for child under a UTMA account, 5,000 shares held jointly with spouse, 25,000 shares held by MPM Resources, LLC, 5,000 shares held by PSI of Louisiana, Inc., 10,000 shares held by Mesa Properties, LLC, and 25,000 shares held by LF Maraist Partnership, LLC.

(14)
Includes 2,813 shares held in the Home Bank Profit Sharing 401(k) Plan and 452 shares allocated to Mr. Freyou’s account in the ESOP, over which Mr. Freyou has voting power.

(15)
Includes 50 shares held as custodian for children under a UTMA account, 24,965 shares held in the Home Bank Profit Sharing 401(k) Plan and 6,381 shares allocated to Mr. Guidry’s account in the ESOP, over which Mr. Guidry has voting power.

(16)
Includes 1,471 shares allocated to Mr. Ridley’s account in the ESOP, over which Mr. Ridley has voting power.

(17)
Includes 12,470 shares held in the Home Bank Profit Sharing 401(k) Plan and 6,154 shares allocated to Mr. Zanco’s account in the ESOP, over which Mr. Zanco has voting power.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT OF ST. MARTIN
The following table sets forth information as to the St. Martin common stock beneficially owned, as of October 17, 2017, by (i) the only persons or entities, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), who or which was known to St. Martin to be the beneficial owner of more than 5% of the issued and outstanding St. Martin common stock, (ii) each director of St. Martin, (iii) certain executive officers of St. Martin, and (iv) all directors and executive officers of St. Martin as a group.
Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes shares over which a person exercises sole or shared voting and/or investment power. Shares of common stock subject to option currently exercisable or exercisable within 60 days are deemed outstanding for purpose of computing the percentage ownership of the person holding the options but are not deemed outstanding for purposes of computing the beneficial ownership of any other person. Except as identified in the footnotes below, St. Martin believes that the persons listed below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. The table below calculates the percentage of beneficial ownership based on 207,552 shares of common stock outstanding as of October 17, 2017
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Gayle E. Landry 129 N. Pinaud Street St. Martinville, LA 70582	11,726	5.65%
Directors and Certain Officers:
Emile J. Barras	24,698	11.90%
Mark M. Cole	2,000	*
Paul A. Durand	3,652	1.67%
Daniel G. Guidry	6,380	3.07%
Paul J. Hardy	3,517	1.69%
Matthew D. Jeffrey	2,115	1.02%
Guy Labbé	2,185	1.05%
L.C. Levert, III	8,883	4.28%
Daniel J. Menard	3,121	1.50%
Directors and executive officers of St. Martin as a group (9 persons)	56,551	27.25%

*
Amounts to less than 1.0% of the issued and outstanding St. Martin common stock.

(1)
Includes options to purchase 1,000 shares of St. Martin common stock.

LEGAL MATTERS
The validity of the shares of Home common stock to be issued in connection with the merger has been passed upon for Home by Silver, Freedman, Taff  & Tiernan LLP. Certain U.S. federal income tax consequences relating to the merger will be passed upon for Home by Silver, Freedman, Taff  & Tiernan LLP and for St. Martin by Fenimore, Kay, Harrison & Ford, LLP.
EXPERTS
The consolidated financial statements of Home as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016, have been incorporated in this joint proxy statement/prospectus by reference to Home’s Annual Report on Form 10-K for the year ended December 31, 2016 in reliance upon the reports of Porter Keadle Moore LLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated balance sheets of St. Martin as of December 31, 2016 and 2015, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows for each of the years ended December 31, 2016 and 2015, included herein have been audited by Broussard Poché, LLP, an independent public accounting firm, as set forth in its report thereon, included herein. Such consolidated financial statements are included herein in reliance upon such report given on the authority of said firm as experts in auditing and accounting.
2018 ANNUAL MEETINGS
Any proposal which a shareholder of Home wishes to have included in the proxy materials of Home relating to the next annual meeting of shareholders of Home must be received at the principal executive offices of Home Bancorp, Inc., 503 Kaliste Saloom Road, Lafayette, Louisiana, 70508, Attention: Richard J. Bourgeois, Corporate Secretary, no later than November 24, 2017. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of shareholders of Home. It is urged that any such proposals be sent certified mail, return receipt requested.
Shareholder proposals that are not submitted for inclusion in Home’s proxy materials pursuant to Rule 14a-8 may be brought before an annual meeting pursuant to Article 9.D. of Home’s articles of incorporation. Notice of the proposal must also be given in writing and delivered to, or mailed and received at, Home’s principal executive offices by November 24, 2017. The notice must include the information required by Article 9.D. of Home’s articles of incorporation.
Home’s articles of incorporation provide that, subject to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, all nominations for election to the Home board of directors, other than those made by Home’s board or the nominating committee thereof, shall be made by a shareholder who has complied with the notice provisions in the articles of incorporation of Home. Written notice of a shareholder nomination generally must be communicated to the attention of the Corporate Secretary and either delivered to, or mailed and received at, Home’s principal executive offices not later than, with respect to an annual meeting of shareholders, 120 days prior to the anniversary date of the release of proxy materials by us in connection with the immediately preceding annual meeting of shareholders. With respect to the Home annual meeting in 2018, this notice must be received by November 24, 2017. Each written notice of a shareholder nomination is required to set forth certain information specified in Article 6.F. of Home’s articles of incorporation.
St. Martin will hold a 2018 annual meeting of shareholders only if the merger is not completed. If determined to be necessary, the St. Martin board of directors will provide each St. Martin shareholder information relevant to St. Martin’s 2018 annual meeting of shareholders.

WHERE YOU CAN FIND MORE INFORMATION
Home has filed a registration statement with the SEC under the Securities Act that registers the issuance of the shares of Home common stock to be issued in the merger to St. Martin shareholders. This joint proxy statement/prospectus is a part of that registration statement and constitutes the prospectus of Home. The registration statement, including the joint proxy statement/prospectus and attached exhibits and schedules, contains additional relevant information about Home and its common stock, St. Martin and the combined company. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this joint proxy statement/prospectus.
In addition, Home files reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at l-800-SEC-0330. You may also obtain copies of this information by mail from the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services.
The SEC also maintains an Internet site that contains reports, joint proxy statements and other information about issuers, like Home, that file electronically with the SEC. The address of that site is http://www.sec.gov. Home’s internet address is http://www.home24bank.com. The information on Home’s internet site is not a part of this proxy statement/prospectus.
The SEC allows Home to incorporate by reference information in this joint proxy statement/prospectus. This means that Home can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information that is included directly in this joint proxy statement/prospectus.
This joint proxy statement/prospectus incorporates by reference the documents listed below that Home previously filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” with the SEC in a Current Report on Form 8-K). They contain important information about Home and its financial condition.
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (filed with the SEC on March 14, 2017);

•
Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2017 (filed with the SEC on May 8, 2017), and the fiscal quarter ended June 30, 2017 (filed with the SEC on August 8, 2017);

•
Definitive Proxy Statement on Schedule 14A for Home’s 2017 Annual Meeting filed with the SEC on March 24, 2017;

•
Current Reports on Form 8-K filed with the SEC on April 25, 2017, April 28, 2017, May 9, 2017, May 24, 2017, July 25, 2017, August 24, 2017 and September 6, 2017; and

•
The description of Home’s common stock contained in the Form 8-A filed with the SEC pursuant to Rule 12g-3(a) of the Securities Exchange Act of 1934 on September 30, 2008.

Except where the context otherwise indicates, Home has supplied all information contained in this joint proxy statement/prospectus relating to Home, and St. Martin has supplied all such information relating to St. Martin.
Neither Home nor St. Martin has authorized anyone to give any information or make any representation about the merger of Home or St. Martin that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials that Home has incorporated into this joint proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this joint proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this joint proxy statement/prospectus does not extend to you. The information contained in this joint proxy statement/prospectus speaks only as of the date of this joint proxy statement/prospectus unless the information specifically indicates that another date applies.

Notwithstanding the meanings attributed to them in any other section of this joint proxy statement/prospectus, capitalized terms in the St. Martin Consolidated Financial Statements and the Notes to Consolidated Financial Statements shall have the meanings set forth therein.

ST. MARTIN BANCSHARES, INC.

CONSOLIDATED BALANCE SHEETS (Unaudited)
June 30, 2017 and December 31, 2016
	June 30, 2017	December 31, 2016
ASSETS
Cash and due from banks	$60,126,384	$62,923,562
Federal funds sold	1,000,000	1,000,000
Total cash and cash equivalents	61,126,384	63,923,562
Interest-bearing time deposits with banks	1,475,000	495,000
Investment securities – available-for-sale – at fair value	54,509,033	48,673,835
Investment securities – held to maturity	3,047,044	3,114,075
Loans	455,456,066	442,992,530
Less: allowance for loan losses	(6,088,164)	(5,756,004)
Loans net of allowance for loan losses	449,367,902	437,236,526
Stock – Federal Home Loan Bank at cost, restricted	1,272,000	1,267,700
Bank premises and equipment, net	6,250,537	6,324,844
Accrued interest receivable	2,626,632	2,896,166
Core deposit intangibles, net	258,667	390,046
Goodwill	6,442,325	6,442,325
Non-marketable equity securities	1,273,346	1,267,180
Other assets	9,641,527	9,188,127
Total assets	$597,290,396	$581,219,386
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Deposits:
Demand – non-interest bearing	$168,925,223	$152,138,134
Demand – interest bearing	142,113,957	145,008,075
Savings	102,382,363	99,309,221
Time deposits	94,371,525	98,129,841
Total deposits	507,793,068	494,585,271
Accrued interest payable	167,313	175,066
Other borrowed funds	25,127,965	27,244,435
Advance payments by borrowers for taxes and insurance	905,585	666,267
Other liabilities	4,029,887	3,629,457
Total liabilities	538,023,818	526,300,496
STOCKHOLDERS’ EQUITY
Common stock; $1 par value; 2,000,000 shares authorized; 207,552 issued and outstanding for 2017 and 2016	207,552	207,552
Surplus	5,369,402	5,358,858
Accumulated other comprehensive loss	(842,204)	(1,665,441)
Retained earnings	54,531,828	51,017,921
Total stockholders’ equity	59,266,578	54,918,890
Total liabilities and stockholders’ equity	$597,290,396	$581,219,386

See Notes to Consolidated Financial Statements.

ST. MARTIN BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
Six Months Ended June 30, 2017 and 2016
	2017	2016
Interest income:
Interest and fees on loans	$13,105,708	$12,971,893
Interest and dividends on investment securities –
U.S. Government agencies	316,535	366,943
State and political subdivisions	184,684	146,297
Corporate stock	21,649	15,096
Interest on federal funds sold	4,633	4,997
Interest on bank deposits	249,098	96,108
Total interest income	13,882,307	13,601,334
Interest expense:
Interest on deposits –
Interest-bearing demand	395,750	402,961
Savings	210,198	201,633
Time	386,104	274,837
Interest on other borrowed funds	233,123	260,801
Total interest expense	1,225,175	1,140,232
Net interest income	12,657,132	12,461,102
Provision for possible loan losses	510,000	298,000
Net interest income after provision for possible loan losses	12,147,132	12,163,102
Non-interest income:
Net gain (losses) on other real estate	(514)	110
Service charges, fees, and commissions	1,882,935	1,728,461
Mortgage brokerage fees	42,653	69,045
Other	94,657	104,846
Total non-interest income	2,019,731	1,902,462
Non-interest expense:
Salaries	3,131,417	2,839,068
Officer and employee benefits	829,873	622,231
Net occupancy expense	1,028,841	889,285
Other operating expenses	2,860,871	2,534,617
Total non-interest expense	7,851,002	6,885,201
Net income	$6,315,861	$7,180,363
Earnings per share	$30.43	$34.60

See Notes to Consolidated Financial Statements.

ST. MARTIN BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)
Six Months Ended June 30, 2017 and 2016
	2017	2016
Net income	$6,315,861	$7,180,363
Other comprehensive income, net of tax:
Unrealized gains on securities –
Unrealized holding gains arising during period	597,016	556,463
Reclassification adjustment for losses included in net income	161,223	—
	758,239	556,463
Defined benefit pension plans:
Reclassification for amortization of prior service cost included in net periodic pension cost	64,998	50,333
Other comprehensive income	823,237	606,796
Comprehensive income	$7,139,098	$7,787,159

See Notes to Consolidated Financial Statements.

ST. MARTIN BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (Unaudited)
Six Months Ended June 30, 2017 and 2016
	Common Stock	Surplus	Accumulated Other Comprehensive Income (Loss)	Retained Earnings	Total
Balance, December 31, 2015	$207,552	$5,337,178	$(642,653)	$45,652,888	$50,554,965
Net income	—	—	—	7,180,363	7,180,363
Unrealized losses on securities, net of reclassification adjustments	—	—	556,463	—	556,463
Defined benefit pension plan:
Reclassification of prior service cost for amortization	—	—	50,333	—	50,333
Cash distributions	—	—	—	(2,905,718)	(2,905,718)
Balance, June 30, 2016	207,552	5,337,178	(35,857)	49,927,533	55,436,406
Balance, December 31, 2016	$207,552	$5,358,858	$(1,665,441)	$51,017,921	$54,918,890
Net income	—	—	—	6,315,861	6,315,861
Unrealized gains on securities, net of reclassification adjustments	—	—	758,239	—	758,239
Compensation expense from stock option transactions	—	10,544	—	—	10,544
Defined benefit pension plan:
Reclassification of prior service cost for amortization	—	—	64,998	—	64,998
Cash distributions	—	—	—	(2,801,954)	(2,801,954)
Balance, June 30, 2017	$207,552	$5,369,402	$(842,204)	$54,531,828	$59,266,578

See Notes to Consolidated Financial Statements.

ST. MARTIN BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
Six Months Ended June 30, 2017 and 2016
	2017	2016
OPERATING ACTIVITIES
Net income	$6,315,861	$7,180,363
Adjustments to reconcile net income to net cash provided by operating activities:
Stock dividend received	(4,300)	(122,200)
Provision for depreciation	368,164	353,667
Provision for bad debts	510,000	298,000
Amortization of intangible asset	131,380	131,380
Net accretion of investment security premiums and discounts	197,977	77,624
Stock-based compensation expense	10,544	—
Loss (gain) on sale of other real estate	514	(110)
Increase (decrease) in interest receivable	269,534	(126,491)
(Increase) decrease in other assets	(663,442)	(611,974)
Increase (decrease) in interest payable	(7,753)	26,855
Increase (decrease) in other liabilities	465,428	146,413
Net cash provided by operating activities	7,593,907	7,353,527
INVESTING ACTIVITIES
Proceeds from sales and maturities of available-for-sale securities	5,964,300	4,333,620
Purchase of available-for-sale securities	(11,239,777)	(10,781,932)
Proceeds from the sale of marketable equity securities	3,572	—
Proceeds from maturities of held to maturity securities	236,000	369,000
Purchase of held to maturity securities	(172,000)	—
Proceeds from the sale of marketable equity securities	—	148,396
Purchase of non-marketable equity securities	(6,166)	—
Purchase of premises and equipment	(293,857)	(334,034)
Proceeds from sales of other real estate	191,528	1,560
Net (increase) decrease in short-term investments	(980,000)	1,479,000
Net increase in loans	(12,623,376)	(19,356,479)
Net cash used in investing activities	(18,919,776)	(24,140,869)
FINANCING ACTIVITIES
Net increase in deposits	13,207,797	7,966,043
Cash distributions	(2,801,954)	(2,905,718)
Net increase in advance payments by borrowers for taxes and insurance	239,318	181,970
Proceeds from other borrowings	—	8,500,000
Principal payments on other borrowings	(2,116,470)	(5,627,813)
Net cash provided by financing activities	8,528,691	8,114,482
Decrease in cash and cash equivalents	(2,797,178)	(8,672,860)
Cash and cash equivalents at beginning of year	63,923,562	46,440,883
Cash and cash equivalents at end of period	$61,126,384	$37,768,023

See Selected Notes to Consolidated Financial Statements.

ST. MARTIN BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 1.
Business, Basis of Financial Statement Presentation, Significant Accounting Policies, Use of Estimates and Recent Accounting Updates

Business:
St. Martin Bancshares, Inc. (the “Company”) engages in the general banking business and activities closely related to banking and provides these services primarily to customers in Louisiana through its subsidiary bank. The Company is subject to the regulations of certain federal and state agencies and undergoes periodic examinations by those regulatory authorities.
Basis of consolidation:
The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, St. Martin Bank and Trust Company (the “Bank”). All significant intercompany accounts and transactions have been eliminated in consolidation.
The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.
Significant accounting policies:
Comprehensive income —
Comprehensive income includes net income and other comprehensive income which, in the case of the Bank, includes unrealized gains and losses on securities available-for-sale and gains and losses associated with the Bank’s defined benefit plan.
Cash and cash equivalents —
The consolidated statements of cash flows classify changes in cash and cash equivalents according to operating, investing or financing activities. The Company regards cash and due from banks as well as federal funds sold, as cash equivalents for purposes of the consolidated statements of cash flows.
Securities —
Management determines the appropriate classification of debt securities (trading, available-for-sale, or held to maturity) at the time of purchase and re-evaluates this classification periodically. Securities classified as trading account assets are held for sale in anticipation of short-term market movements. Debt securities are classified as held to maturity when the Bank has the positive intent and ability to hold the securities to maturity. Securities not classified as held to maturity or trading are classified as available-for-sale.
Securities classified as trading account assets are carried at market value and are included in investments. Gains and losses, both realized and unrealized, are reflected in earnings as other operating income. Securities classified as held to maturity are stated at amortized costs. Securities classified as available-for-sale are stated at fair value, with unrealized gains and losses, net of tax, reported in stockholders’ equity and included in other comprehensive income.
The amortized cost of debt securities classified as held to maturity or available-for-sale is adjusted for amortization of premiums and accretion of discounts to maturity or, in the case of mortgage-backed securities, over the estimated life of the security. Amortization, accretion and accruing interest are included in interest income on securities using the level-yield method. Realized gains and losses, and declines in value judged to be other than temporary, are included in net securities gains (losses). Gains and losses on the sale of securities are determined using the specific-identification method.
Restricted stock and other non-marketable equity securities consist of stock from the Federal Home Loan Bank of Dallas (“Federal Home Loan Bank”), First National Bankers Bank and Bankers’ Insurance Center, which are all restricted as to their marketability. Because no ready market exists for these

ST. MARTIN BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

investments and they have no quoted market value, the Bank’s investment in these securities are carried at cost. The Bank does not estimate the fair value of the cost method investments if there are no identified events or changes in circumstances that may have a significant adverse effect on the fair value.
Loans —
Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal balance adjusted for any charge-offs and the allowance for loan losses. Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment to yield over the life of the related loan.
Loans are placed in non-accrual status when the loan becomes over 90 days past due and, in management’s opinion, there is some concern regarding full collectability of both principal and interest. Interest payments received on non-accrual loans are applied to principal if there is doubt as to the collectability of the principal; otherwise, these receipts are recorded as interest income. A loan remains in non-accrual status until it is current as to principal and interest, and the borrower demonstrates its ability to fulfill the contractual obligation.
Allowance for possible loan losses —
The allowance for loan losses is established through a provision for possible loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectability of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectability of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans and current economic conditions that may affect the borrower’s ability to pay.
An impaired loan generally is one for which it is probable, based on current information, that the Bank will not collect all the amounts due under the contractual terms of the loan. Typically, those loans classified as substandard are evaluated for impairment. A specific allowance is recognized if a loan is considered impaired. Impairment is based on the difference between the net present value of the expected future cash flows discounted at the loan’s effective rate or at the difference of the collateral less costs to sell, if the loan is collateral dependent, to the carrying value of the loan if the loan.
For those loans not considered impaired, the Bank utilizes an internal asset classification system as a means of reporting and identifying potential problem loans. Loans are classified as either good, special mention or substandard. Loans classified as substandard represent balances which appear to be adequately secured, but which show significant credit weaknesses including loans with consistently poor payment histories; loans that are 90 or more days delinquent; and any loans which are adequately secured but are determined to have some other weaknesses or problems which may affect the risk of repayment in the future. The special mention classification is used for credits normally classified as good which suffer some extenuating circumstances outside of the borrower’s control which may adversely affect the borrower’s repayment ability in the future. The good classification is reserved for those loans which do not carry above average risk of repayment. The Bank evaluates and classifies loans on a quarterly basis.
The formula allowance component is used for estimating the loss on internally risk rated loans exclusive of those identified as impaired. The loans meeting the Bank’s internal criteria for classification, such as special mention or substandard as well as specifically identified impaired loans are segregated from performing loans within the portfolio. These internally classified loans are then grouped by risk class. Each classification is assigned an allowance factor based on management’s estimate of the associated risk, complexity and size of the individual loans within the classification. Classified loans are assigned a higher allowance factor than non-classified loans due to management’s concerns regarding collectability or management’s knowledge of particular elements surrounding the borrower. Allowance factors increase with the worsening of the internal risk rating.

ST. MARTIN BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The pooled formula component is used to estimate the losses inherent in the pools of non-classified loans. These loans are segregated by loan type and allowance factors are assigned by management based on delinquencies, loss history, trends in volume and terms of loans, effects of changes in lending policy, national and local economic trends, concentrations of credit, results of the loan review system and the effect of external factors (i.e. competition and regulatory requirements). The allowance factors assigned differ by loan type.
This evaluation is inherently subjective as it requires material estimates including the amounts and timing of future cash flows expected to be received on impaired loans that may be susceptible to significant change.
Bank premises and equipment —
Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed primarily by the straight-line method. Useful lives utilized for purposes of computing depreciation are as follows:
Buildings	30 – 40 years
Furniture and equipment	1 – 10 years
Maintenance and repair costs are expensed as incurred.
Other real estate owned —
Real estate properties acquired through or in lieu of loan foreclosure are initially recorded at the lower of the Bank’s carrying amount or fair value less estimated selling cost at the date of foreclosure. Any write-downs based on the asset’s fair value at the date of acquisition are charged to the allowance for loan losses. After foreclosure, these assets are carried at the lower of their new cost basis or fair value less cost to sell. Costs of significant property improvements are capitalized, whereas costs relating to holding property are expensed. Valuations are periodically performed by management, and any subsequent write-downs are recorded as a charge to operations, if necessary, to reduce the carrying value of a property to the lower of its cost or fair value less cost to sell.
Stockholders’ equity —
Corporations incorporated under Louisiana law became subject to the Louisiana Business Corporation Act, effective January 1, 2015. The Louisiana Business Corporation Act eliminated the concept of treasury stock and states that the shares are reacquired by the issuing corporation return to the status of unissued shares. As of December 31, 2015, the cost of shares repurchased by the Company has been allocated to common stock and retained earnings.
Interest income on loans —
Interest on loans is accrued and credited to income based on the principal amount outstanding. The accrual of interest on loans is discontinued when, in the opinion of management, there is an indication that the borrower may be unable to meet payments as they become due.
Income taxes —
The Company files a consolidated federal income tax return with its subsidiaries, including the Bank. Effective January 1, 2003, the Company elected to be taxed as Subchapter S corporation for federal income tax purposes. As an S corporation, the individual stockholders of the Company report all income and deductions of the Company on their individual tax returns. The Company’s evaluation on June 30, 2017 revealed no uncertain tax positions that would have a material impact on the financial statements. Generally the income tax returns for the preceding three tax years remain subject to examination by the IRS.

ST. MARTIN BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Net income per share of common stock —
Net income per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period.
Employee pension plan —
The Bank has a non-contributory defined benefit pension plan covering substantially all employees who qualify as to age and length of service. During 2008, the Bank converted this plan from a single employer plan to a multi-employer plan. In accordance with ASC 715-30/Statement No. 87, the Bank recognizes costs equal to contributions to the plan. During 2010, a soft freeze was enacted on this plan prohibiting employees hired on May 1, 2010 or thereafter from being eligible to participate in the plan. Effective January 1, 2012, the Bank has frozen the non-contributory defined benefit pension plan. As such, the Bank elected to cease benefit accruals under this plan. All current members of the plan shall continue to participate in the plan.
Deferred compensation agreements —
The Bank also assumed a deferred compensation agreement along with the related liability for a key officer of another bank which was purchased and merged into the Bank.
The Bank established, effective May 1, 2012, the St. Martin Bank & Trust Company Supplemental Executive Retirement Plan for certain of the Bank’s executives and officers for the purpose of providing supplemental retirement income benefits to participants.
The Company issued options to purchase 3,000 shares of common stock of the Company at a price of $193 per share effective January 1, 2012 to three key employees. During 2014, the Company issued options to purchase 1,000 shares of common stock of the Company at a price of  $193 per share effective January 1, 2014.
The Bank established effective March 12, 2012, a deferred bonus plan agreement for certain key employees for the purpose of providing a bonus award. Deferred bonus awards were granted in 2016.
Advertising —
The Company’s policy is to expense advertising costs as incurred.
Financial instruments —
Off-balance-sheet financial instruments: In the ordinary course of business, the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements, and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.
Intangible assets —
The Company’s intangible assets consist of goodwill and core deposit intangibles attributable to the purchases of other institutions. In conformity with accounting principles generally accepted in the United States of America, the Bank does not amortize goodwill but rather tests it annually for impairment. Any impairment would result in an adjustment to the carrying amount of goodwill with a charge against earnings in the current period. Core deposit intangibles are amortized over the estimate life of the asset currently ranging from 8 – 9.55 years.
Use of estimates —
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

ST. MARTIN BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. In connection with the determination of the estimated losses on loans, management obtains independent appraisals for significant collateral.
The Bank’s loans are generally secured by specific items of collateral including real property, consumer assets, and business assets. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors’ ability to honor their contracts is dependent on local economic conditions.
While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans. Such agencies may require the Bank to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.
Note 2.
Supplemental Disclosures — Cash Flow

Cash paid for interest and income taxes for the six months ended June 30, 2017 and 2016 were as follows:
	2017	2016
Interest paid	$1,232,928	$1,113,377

Non cash investing and financing transactions were as follows:
	2017	2016
Sale of other real estate financed by the Company	$18,000	$—

Note 3.
Investment Securities

The carrying amounts of investment securities as shown in the consolidated balance sheets of the Company and their appropriate market values at June 30 were as follows:
	Amortized Costs	Unrealized Gains	Unrealized Losses	Fair Value
June 30, 2017:
Securities available-for-sale:
U.S. Government agencies	$6,922,119	$32,816	$243	$6,954,692
State and political subdivisions	13,090,673	165,413	144,236	13,111,850
Equities – marketable	—	—	—	—
Mortgage-backed securities	34,271,512	228,274	57,295	34,442,491
Total	$54,284,304	$426,503	$201,774	$54,509,033
Securities held to maturity:
State and political subdivisions	$3,047,044	$—	$100,448	$2,946,596

ST. MARTIN BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Amortized Costs	Unrealized Gains	Unrealized Losses	Fair Value
December 31, 2016:
Securities available-for-sale:
U.S. Government agencies	$6,409,604	$18,932	$138	$6,428,398
State and political subdivisions	12,126,430	95,020	284,722	11,936,728
Equities – marketable	3,571	—	141	3,340
Mortgage-backed securities	30,667,740	83,876	446,337	30,305,279
Total	$49,207,345	$197,828	$731,338	$48,673,835
Securities held to maturity:
State and political subdivisions	$3,114,075	$—	$123,136	$2,990,939

Securities with gross unrealized losses at June 30, 2017: were as follows:
	Less Than Twelve Months		Over Twelve Months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
Securities available-for-sale:
U.S. Government agencies	$243	$1,999,730	$—	$—
State and political subdivisions	130,037	3,845,054	14,199	315,801
Equities – marketable Mortgage-backed securities	39,179	7,847,048	18,116	3,137,844
Securities held to maturity:
State and political subdivisions	1,007	473,647	99,441	1,598,560
Total	$170,466	$14,165,479	$131,756	$5,052,205

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. As management has the ability to hold debt securities until maturity, or for the foreseeable future if classified as available-for-sale, no declines are deemed to be other than temporary.
Securities with carrying values of  $6,174,458 and $5,440,699 were pledged to secure public deposits and other transactions at June 30, 2017 and December 31, 2016, respectively.
During the first six months of 2017, the Bank sold securities classified as available for sale for total proceeds of  $1,920,000 resulting in gross realized losses of  $1,229. During the first six months of 2016, the Bank did not have any sales of securities.

ST. MARTIN BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The maturities of investment securities at June 30, 2017 were as follows:
	Amortized Cost	Fair Value
Securities available-for-sale:
Due in one year or less	$6,945,263	$6,946,486
Due from one to five years	25,265,583	25,397,422
Due from six to ten years	14,828,732	14,915,453
Due after ten years	7,244,726	7,249,672
Total	$54,284,304	$54,509,033
Securities held to maturity:
Due in one year or less	$374,000	$371,771
Due from one to five years	1,418,654	1,388,967
Due from six to ten years	892,974	824,442
Due after ten years	361,416	361,416
Total	$3,047,044	$2,946,596

The maturities of investment securities above are based on contractual maturities. Borrowers may call or prepay these securities prior to contractual maturity. As such, it is possible that actual maturities will differ from those above.
Note 4.
Loans and Allowance for Possible Loan Losses

The Bank grants loans to customers principally throughout the Southern Louisiana area. A substantial portion of its debtors’ ability to honor their contracts is dependent upon the agriculture, oil and gas, wholesale and retail industry. The Bank strives to maintain a diversified loan portfolio but does have a credit concentration in real estate mortgage loans. The primary source of repayment on these loans typically is the underlying real estate project or operations. Additional collateral, personal guarantees and cash flows from other operations of the borrower may also be available as a source of repayment.

ST. MARTIN BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following is an analysis of the recorded investment in loans and the allowance for possible loan loss at June 30, 2017 and December 31, 2016:
	Loan Receivable			Allowance for Possible Loss
	Ending Balance 06/30/2017	Ending Balance Individually Evaluated for Impairment	Ending Balance Collectively Evaluated for Impairment	Ending Balance 06/30/2017	Ending Balance Individually Evaluated for Impairment	Ending Balance Collectively Evaluated for Impairment
June 30, 2017
Loans secured by real estate:
1-4 family residential construction	$10,235,628	$—	$10,235,628	$133,063	$—	$133,063
All other construction/land development	25,619,667	2,343,625	23,276,042	327,601	25,012	302,589
Farmland	12,918,414	—	12,918,414	135,643	—	135,643
1-4 family residential – 1st liens –
Owner occupied	97,253,581	3,264,226	93,989,355	1,043,588	28,143	1,015,445
Non-owner occupied	51,142,671	3,449,561	47,693,110	728,887	56,414	672,473
1-4 family residential – junior liens	5,830,500	506,152	5,324,348	60,606	4,700	55,906
5+ family residential	4,107,512	648,346	3,459,166	43,129	6,808	36,321
Non-farm, non-residential – owner occupied	83,573,774	14,901,449	68,672,325	902,503	128,790	773,713
Non-farm, non-residential – non-owner occupied –
Non-hotels/motels	54,613,584	3,544,698	51,068,886	554,941	18,718	536,223
Hotels/motels	22,171,580	3,505,646	18,665,934	403,101	20,560	382,541
Loans for farming purposes:
Rice, cattle, etc.	23,658,687	23,877	23,634,810	314,343	—	314,343
Sugarcane	3,076,240	—	3,076,240	32,301	—	32,301
Commercial/industrial loans (non-real estate)	35,333,404	3,872,315	31,461,089	734,580	95,920	638,660
Consumer loans:
Credit cards	2,588,062	78,974	2,509,088	72,675	1,265	71,410
Other consumer open-ended plans	136,896	—	136,896	1,437	—	1,437
All other, including installment loans	22,881,098	145,671	22,735,427	512,167	1,680	510,487
All other loans	303,293	—	303,293	4,428	—	4,428
Unallocated	—	—	—	83,171	—	83,171
	$455,456,066	$36,284,540	$419,160,051	$6,088,164	$388,010	$5,700,154

ST. MARTIN BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Loan Receivable			Allowance for Possible Loss
	Ending Balance 12/31/2016	Ending Balance Individually Evaluated for Impairment	Ending Balance Collectively Evaluated for Impairment	Ending Balance 12/31/2016	Ending Balance Individually Evaluated for Impairment	Ending Balance Collectively Evaluated for Impairment
December 31, 2016
Loans secured by real estate:
1-4 family residential construction	$9,393,028	$—	9,393,028	$122,019	$—	$122,109
All other construction/land development	41,782,263	708,661	41,073,602	537,500	3,543	533,957
Farmland	9,637,452	—	9,637,452	101,193	—	101,193
1-4 family residential – 1st liens –
Owner occupied	93,702,935	3,193,717	90,509,218	1,094,258	62,453	1,031,805
Non-owner occupied	47,788,109	2,265,678	45,522,431	605,861	14,069	591,792
1-4 family residential – junior liens	5,646,142	382,535	5,263,607	57,420	2,152	55,268
5+ family residential	4,306,388	—	4,306,388	45,217	—	45,217
Non-farm, non-residential – owner occupied	82,244,712	4,616,889	77,627,823	839,554	24,462	815,092
Non-farm, non-residential – non-owner occupied –
Non-hotels/motels	49,732,051	1,785,242	47,946,809	503,442	—	503,442
Hotels/motels	16,481,359	3,117,090	13,364,269	338,108	8,011	330,097
Loans for farming purposes:
Rice, cattle, etc.	19,325,861	25,641	19,300,220	252,833	—	252,833
Sugarcane	2,465,001	—	2,465,001	25,883	—	25,883
Commercial/industrial loans (non-real estate)	33,831,704	1,204,016	32,627,688	407,644	12,849	394,795
Consumer loans:
Credit cards	2,723,853	27,136	2,696,717	83,299	21,275	62,024
Other consumer open-ended plans	132,782	—	132,782	1,394	—	1,394
All other, including installment loans	23,426,254	125,566	23,300,688	493,319	17,984	475,335
All other loans	372,636	—	372,636	5,664	—	5,664
Unallocated	—	—	—	241,306	—	241,306
	$442,992,530	$17,452,171	$425,540,359	$5,756,004	$166,798	$5,589,206

ST. MARTIN BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The provision for possible loan losses charged against earnings is based upon management’s judgment of the adequacy of the loan loss provision and allowance for possible loan losses. The provision for possible loan losses has been made on the basis of internal loan review procedures and in view of economic conditions at the time. The following is an analysis of the allowance for possible loan losses for the six months ended June 30, 2017 and the year ended December 31, 2016:
	Beginning Balance 12/312016	Recoveries on Loans	Provisions and Transfers	Loans Charged Off	Ending Balance 6/30/17
June 30, 2017
Loans secured by real estate:
1-4 family residential construction	$122,109	$—	$10,954	$—	$133,063
All other construction/land development	537,500	—	(209,899)	—	327,601
Farmland	101,193	—	34,450	—	135,643
1-4 family residential – 1st liens –
Owner occupied	1,094,258	32	(50,702)	—	1,043,588
Non-owner occupied	605,861	—	123,026	—	728,887
1-4 family residential – junior liens	57,420	—	3,186	—	60,606
5+ family residential	45,217	—	(2,088)	—	43,129
Non-farm, non-residential – owner occupied	839,554	425	62,524	—	902,503
Non-farm, non-residential – non-owner occupied –
Non-hotels/motels	503,442	—	51,499	—	554,941
Hotels/motels	338,108	—	64,993	—	403,101
Loans for farming purposes:
Rice, cattle, etc.	252,833	—	61,510	—	314,343
Sugarcane	25,883	—	6,418	—	32,301
Commercial/industrial loans	407,644	21,031	346,902	(40,997)	734,580
Consumer loans:
Credit cards	83,299	50	11,050	(21,724)	72,675
Other consumer open-ended plans	1,394	—	456	(413)	1,437
All other	493,319	30,476	155,092	(166,720)	512,167
All other loans	5,664	—	(1,236)	—	4,428
Accrued interest	—	—	—	—	—
Unallocated	241,306	—	(158,135)	—	83,171
	$5,756,004	$52,014	$510,000	$(229,854)	$6,088,164

ST. MARTIN BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Beginning Balance 12/31/2015	Recoveries on Loans	Provisions and Transfers	Loans Charged Off	Ending Balance 12/31/2016
December 31, 2016
Loans secured by real estate:
1-4 family residential construction	$175,086	$—	$(52,977)	$—	$122,109
All other construction/land development	503,467	—	34,033	—	537,500
Farmland	57,269	—	43,924	—	101,193
1-4 family residential – 1st liens –
Owner occupied	859,871	135,238	106,366	(7,217)	1,094,258
Non-owner occupied	483,115	—	266,434	(143,688)	605,861
1-4 family residential – junior liens	38,130	25	19,265	—	57,420
5+ family residential	35,076	—	10,141	—	45,217
Non-farm, non-residential – owner occupied	588,908	—	367,208	(116,562)	839,554
Non-farm, non-residential – non-owner occupied –
Non-hotels/motels	344,345	—	159,097	—	503,442
Hotels/motels	396,126	—	(58,018)	—	338,108
Loans for farming purposes:
Rice, cattle, etc.	277,842	—	(13,468)	(11,541)	252,833
Sugarcane	13,588	—	12,295	—	25,883
Commercial/industrial loans	335,550	3,873	861,355	(793,134)	407,644
Consumer loans:
Credit cards	58,839	1,005	42,367	(18,912)	83,299
Other consumer open-ended plans	1,145	—	902	(653)	1,394
All other	417,507	97,144	265,494	(286,826)	493,319
All other loans	2,588	—	3,076	—	5,664
Unallocated	1,031,800	—	(790,494)	—	241,306
	$5,620,252	$237,285	$1,277,000	$(1,378,533)	$5,756,004

ST. MARTIN BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For those loans not considered impaired, the Bank utilizes an internal asset classification system as a means of reporting potential problem loans. Loans are classified as either good, special mention or substandard. Loans classified as substandard represent balances which appear to be adequately secured, but which show significant credit weaknesses, including loans with consistently poor payment histories; loans that are 90 or more days delinquent; and any loans which are adequately secured but are determined to have some other weaknesses or problems which may affect the risk of repayment in the future. The special mention classification is used for credits normally classified as good which suffer some extenuating circumstances outside of the borrower’s control which may adversely affect the borrower’s repayment ability in the future. The good classification is reserved for those loans which do not carry above average risk of repayment. Credit quality classifications were as follows at June 30, 2017 and December 31, 2016:
	Good	Special Mention	Substandard	Impaired	Total
June 30, 2017
Loans secured by real estate:
1-4 family residential construction	$10,235,628	$—	$—	$—	$10,235,628
All other construction/land development	23,276,042	1,924,010	—	419,615	25,619,667
Farmland	12,918,414	—	—	—	12,918,414
1-4 family residential – 1st liens –
Owner occupied	93,989,356	1,415,190	876,126	972,909	97,253,581
Non-owner occupied	47,693,110	1,734,529	732,965	982,067	51,142,671
1-4 family residential – junior liens	5,324,348	299,003	148,662	58,487	5,830,500
5+ family residential	3,459,166	648,346	—	—	4,107,512
Non-farm, non-residential – owner occupied	70,207,126	9,306,625	350,613	3,709,410	83,573,774
Non-farm, non-residential – non-owner occupied –
Non-hotels/motels	51,068,885	1,782,623	—	1,762,076	54,613,584
Hotels/motels	18,665,935	997,552	—	2,508,093	22,171,580
Loans for farming purposes:
Rice, cattle, etc.	23,634,809	—	—	23,878	23,658,687
Sugarcane	3,076,240	—	—	—	3,076,240
Commercial/industrial loans (non-real estate)	31,553,355	3,454,550	97,593	227,906	35,333,404
Consumer loans:
Credit cards	2,509,088	60,255	—	18,719	2,588,062
Other consumer open-ended plans	136,896	—	—	—	136,896
All other, including installment loans	22,735,427	51,422	26,347	67,902	22,881,098
All other loans	314,768	—	—	—	314,768
	$420,787,118	$21,674,105	$2,232,306	$10,751,062	$455,456,066

ST. MARTIN BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Good	Special Mention	Substandard	Impaired	Total
December 31, 2016
Loans secured by real estate:
1-4 family residential construction	$9,393,028	$—	$—	$—	$9,393,028
All other construction/land development	41,073,602	260,865	8,221	439,575	41,782,263
Farmland	9,637,452	—	—	—	9,637,452
1-4 family residential – 1st liens –
Owner occupied	90,509,218	1,111,264	885,356	1,197,097	93,702,935
Non-owner occupied	45,522,431	250,549	831,677	1,183,452	47,788,109
1-4 family residential – junior liens	5,263,607	—	204,985	177,550	5,646,142
5+ family residential	4,306,388	—	—	—	4,306,388
Non-farm, non-residential – owner occupied	77,747,777	1,178,433	1,031,666	2,287,169	82,244,712
Non-farm, non-residential – non-owner occupied –
Non-hotels/motels	47,946,809	—	—	1,785,242	49,732,051
Hotels/motels	13,364,269	324,331	—	2,792,759	16,481,359
Loans for farming purposes:
Rice, cattle, etc.	19,300,220	—	—	25,641	19,325,861
Sugarcane	2,465,001	—	—	—	2,465,001
Commercial/industrial loans (non-real estate)	32,729,273	754,531	20,270	327,630	33,831,704
Consumer loans:
Credit cards	2,696,717	5,999	—	21,137	2,723,853
Other consumer open-ended plans	132,782	—	—	—	132,782
All other, including installment loans	23,300,688	11,702	27,303	86,561	23,426,254
All other loans	372,636	—	—	—	372,636
	$425,761,565	$3,897,674	$3,009,478	$10,323,813	$442,992,530

ST. MARTIN BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Information on impaired loans for the six months ended June 30, 2017 and December 31, 2016 are as follows:
	Recorded Investment	Legal Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
June 30, 2017
Loans secured by real estate:
All other construction/land development	$419,615	$485,531	$—	$429,595	$7,820
1-4 family residential – 1st liens –
Owner occupied	972,909	1,054,522	19,158	1,085,003	3,609
Non-owner occupied	982,067	991,714	—	1,082,760	24,424
1-4 family residential – junior liens	58,487	75,426	—	118,019	—
Non-farm, non-residential – owner occupied	3,709,410	3,750,646	11,451	2,998,290	75,422
Non-farm, Non-Residential – non-owner occupied:
Non-hotel/motels	1,762,076	1,765,961	—	1,773,659	48,100
Hotels/motels	2,508,093	3,262,791	—	2,650,427	25,211
Loans from farming purposes:
Rice, cattle, etc.	23,878	29,914	—	24,759	—
Commercial/industrial loans (non-real estate)	227,906	315,180	—	227,769	—
Credit cards	18,719	18,719	18,719	19,928	927
All other, including installment loans	67,902	83,244	19,402	77,231	1,347
	$10,751,062	$11,833,648	$68,730	$10,487,440	$190,506
December 31, 2016
Loans secured by real estate:
All other construction/land development	$439,575	$496,691	$—	$219,787	$9,117
1-4 family residential – 1st liens –
Owner occupied	1,197,097	1,262,827	—	1,244,284	7,031
Non-owner occupied	1,183,452	1,333,798	—	591,726	39,998
1-4 family residential – junior liens	177,550	186,124	—	88,775	—
Non-farm, non-residential – owner occupied	2,287,170	2,288,127	—	2,336,252	107,523
Non-farm, Non-Residential – non-owner occupied:
Non-hotel/motels	1,785,242	1,790,476	—	892,621	98,863
Hotels/motels	2,792,759	3,489,819	—	2,285,390	46,095
Loans from farming purposes:
Rice, cattle, etc.	25,641	29,914	—	377,085	—
Commercial/industrial loans (non-real estate)	327,630	458,345	—	228,610	6,027
Consumer loans:
Credit cards	21,137	21,137	21,137	18,641	—
All other, including installment loans	86,560	101,543	17,188	45,278	3,093
	$10,323,813	$11,458,801	$38,325	$8,328,449	$317,747

ST. MARTIN BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following is an age analysis of past due financing receivables at June 30, 2017 and December 31, 2016:
	30 – 59 Days Past Due	60 – 89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans	Recorded Investment >90 Days and Accruing
June 30, 2017
Loans secured by real estate:
1-4 family residential construction	$—	$—	$—	$—	$10,235,628	$10,235,628	$—
All other construction/land development	23,548	24,671	248,651	296,870	25,322,797	25,619,667	109,905
Farmland	—	—	—	—	12,918,414	12,918,414	—
1-4 family residential – 1st liens –
Owner occupied	624,216	85,482	938,368	1,648,066	95,605,515	97,253,581	298,889
Non-owner occupied	466,004	75,930	187,641	729,575	50,413,096	51,142,671	—
1-4 family residential – junior liens	47,433	—	236,327	283,760	5,546,740	5,830,500	177,839
5+ family residential	—	—	—	—	4,107,512	4,107,512	—
Non-farm, non-residential –
Owner occupied	1,011,780	194,080	326,625	1,532,485	82,041,289	83,573,774	27,013
Non-farm, non-residential –
Non-owner occupied:
Non-hotels/motels	672,891	—	—	672,891	53,940,693	54,613,584	—
Hotels/motels	—	—	—	—	22,171,580	22,171,580	—
Loans for farming purposes:
Rice, cattle, etc.	13,140	—	23,878	37,018	23,621,669	23,658,687	—
Sugarcane	—	—	—	—	3,076,240	3,076,240	—
Commercial/industrial loans (non-real estate)	115,853	134,513	212,716	463,082	34,870,322	35,333,404	87,059
Consumer loans:
Credit cards	30,753	8,341	13,842	52,936	2,535,126	2,588,062	—
Other consumer open-ended plans	408	—	—	408	136,488	136,896	—
All other, including installment loans	334,278	35,294	122,832	492,404	22,388,694	22,881,098	106,641
All other loans	—	—	—	—	303,293	314,768	—
	$3,340,304	$558,311	$2,310,880	$6,209,495	$449,235,096	$455,456,066	$807,346

ST. MARTIN BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	30 – 59 Days Past Due	60 – 89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans	Recorded Investment > 90 Days and Accruing
December 31, 2016
Loans secured by real estate:
1-4 family residential construction	$1,239,831	$—	$—	$1,239,831	$8,153,197	$9,393,028	$—
All other construction/land development	2,144,717	1,215,097	150,608	3,510,422	38,271,841	41,782,263	6,492
Farmland	512,756	—	—	512,756	9,124,696	9,637,452	—
1-4 family residential – 1st liens –
Owner occupied	4,114,636	1,216,971	908,168	6,239,775	87,463,160	93,702,935	425,182
Non-owner occupied	1,351,777	—	207,968	1,559,745	46,228,364	47,788,109	—
1-4 family residential – junior liens	225,377	—	177,550	402,927	5,243,215	5,646,142	—
5+ family residential	—	—	—	—	4,306,388	4,306,388	—
Non-farm, non-residential – owner occupied	3,765,985	172,586	321,615	4,260,186	77,984,526	82,244,712	17,122
Non-farm, non-residential –
Non-owner occupied:
Non-hotels/motels	2,039,551	—	—	2,039,551	47,692,500	49,732,051	—
Hotels/motels	—	—	—	—	16,481,359	16,481,359	—
Loans for farming purposes:
Rice, cattle, etc.	33,201	—	—	33,201	19,292,660	19,325,861	—
Sugarcane	—	—	—	—	2,465,001	2,465,001	—
Commercial/industrial loans (non-real estate)	632,789	33,393	339,821	1,006,003	32,825,701	33,831,704	128,388
Consumer loans:
Credit cards	16,939	7,574	24,720	49,233	2,674,620	2,723,853	—
Other consumer open-ended plans	—	—	—	—	132,782	132,782	—
All other, including installment loans	380,804	213,358	141,798	735,960	22,690,294	23,426,254	112,426
All other loans	—	—	—	—	372,636	372,636	—
	$16,458,363	$2,858,979	$2,272,248	$21,589,590	$421,402,940	$442,992,530	$689,610

Total loans on nonaccrual status amounted to $3,770,400 and $3,834,549 at June 30, 2017 and December 31, 2016, respectively.

ST. MARTIN BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Net unamortized deferred loan fees amounted to $746,828 and $679,818 at June 30, 2017 and December 31, 2016, respectively. These amounts have been included in the applicable loan categories above.
Included in consumer loans are overdrafts of customer accounts totaling $303,293 and $372,656 at June 30, 2017 and December 31, 2016, respectively.
Information on troubled debt restructuring for the six months ended June 30, 2017 is as follows:
	Number of Loans	Pre-modification Outstanding Recorded Investment	Post-modification Outstanding Recorded Investment
June 30, 2017
Loans secured by real estate
1-4 family residential – junior liens
Non-farm, non-residential – owner occupied	1	$814,598	$814,598
The troubled debt restructured loan shown in the table was modified during the six months ended June 30, 2017 by combining loans and reducing payments thru a renewal.
There were no loans at June 30, 2016 that had been modified as troubled debt restructurings during 2016 and then subsequently defaulted in 2017.
As of June 30, 2017, there were no communications to lend additional funds to any borrower whose loan terms have been modified in a troubled debt restructuring.
In the ordinary course of business, the Bank has made loans to its employees, officers and directors. Such loans to directors were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. Loans to officers and employees contain the same collateral requirements as all other loans, but are made at a lower interest rate than that prevailing for regular customers. Loans to directors were approximately $2,976,928 and $3,413,296 at June 30, 2017 and December 31, 2016, respectively, while loans to officers and employees were approximately $2,844,115 at June 30, 2017 and $2,966,344 at December 31, 2016. Loans and the related activity of such borrowers for the periods indicated are summarized as follows:
Balance, December 31, 2015	$7,065,717
Payments	(3,692,444)
New loans	3,006,367
Balance, December 31, 2016	$6,379,640
Balance, December 31, 2016	$6,379,640
Payments	(3,458,238)
New loans	2,899,641
Balance, June 30, 2017	$5,821,043

Note 5.   Other Borrowings
The Bank has the ability to borrow up to $199,131,253 of which $86,153,287 was available at June 30, 2017 with the Federal Home Loan Bank and $90,500,000 was available under certain letters of credit securing public deposits. This line is secured by a blanket floating lien on a portion of the Bank’s mortgages and other loans. The borrowings under this line bear fixed interest rates of 0.862% to 4.66% and have maturities to 2026. The outstanding balance of  $22,477,965 and $24,177,768 at June 30, 2017 and December 31, 2016, respectively, is included in other borrowed funds on the consolidated balance sheets.

ST. MARTIN BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In addition, the Bank is required to maintain a certain level of stock ownership in Federal Home Loan Bank. At June 30, 2017, the required ownership was $1,153,800.
In order to facilitate the purchase of another bank in 2007, the Company borrowed funds from another financial institution. During 2009, the loan was refinanced with First National Bankers Bank. Significant terms of the note at June 30, 2017 and December 31, 2016 are as follows:
	June 30, 2017	December 31, 2016
Note payable – First National Bankers Bank, variable rate of interest equal to .50% below prime with a floor of 3.25% at June 30, 2017 and 2016, principal and interest payments beginning in March 2010 continuing until September 2020, principal payments equal to 47 installments of $208,333 each and one final principal and interest payment of $210,281, secured by 100% of stock in subsidiary bank	$2,650,000	$3,066,667
Notes payable – Federal Home Loan Bank (see above).	22,477,965	24,177,768
	$25,127,965	$27,244,435

The annual principal requirements to retire the balance of advances with Federal Home Loan Bank as well as the note to First National Bankers Bank at June 30, 2017 are as follows:
2017	$5,360,922
2018	6,761,488
2019	5,150,794
2020	2,009,901
2021	1,848,648
2022 – 2026	3,996,212
$25,127,965

Note 6.   Regulatory Matters
The Company (on a consolidated basis) and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s and the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.
Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets and of Tier 1 capital to average assets. Management believes, at June 30, 2017 and December 31, 2016, that the Company and the Bank met all capital adequacy requirements to which they are subject.
As of June 30, 2017, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain minimum total risk-based, Tier 1 risk-based

ST. MARTIN BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

and Tier 1 leverage ratios as set forth in the following tables. There are no conditions or events since the notification that management believes have changed the Company’s or Bank’s category. The Company’s and the Bank’s actual capital amounts and ratios at June 30, 2017 and December 31, 2016 are also presented in the table (dollars in thousands).
	Actual		Minimum Capital Requirement		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
June 30, 2017:
Common equity tier 1 capital to risk-weighted assets:
Consolidated	$54,659	10.81%	$22,744	4.50%	N/A	N/A
Bank	$55,292	10.94%	$22,744	4.50%	$32,852	6.50%
Tier 1 capital to risk-weighted assets:
Consolidated	$54,659	10.81%	$30,325	6.00%	N/A	N/A
Bank	$55,292	10.94%	$30,325	6.00%	$40,434	8.00%
Total capital to risk-weighted assets:
Consolidated	$60,748	12.02%	$40,434	8.00%	N/A	N/A
Bank	$61,380	12.14%	$40,434	8.00%	$50,542	10.00%
Tier 1 capital to average assets:
Consolidated	$54,659	9.25%	$23,625	4.00%	N/A	N/A
Bank	$55,292	9.36%	$23,625	4.00%	$29,532	5.00%
	Actual		Minimum Capital Requirement		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2016:
Common equity tier 1 capital to risk-weighted assets:
Consolidated	$49,908	9.89%	$22,704	4.50%	N/A	N/A
Bank	$52,149	10.34%	$22,704	4.50%	$32,795	6.50%
Tier 1 capital to risk-weighted assets:
Consolidated	$49,908	9.89%	$30,272	6.00%	N/A	N/A
Bank	$52,149	10.34%	$30,272	6.00%	$40,363	8.00%
Total capital to risk-weighted assets:
Consolidated	$55,664	11.03%	$40,363	8.00%	N/A	N/A
Bank	$57,905	11.48%	$40,363	8.00%	$50,454	10.00%
Tier 1 capital to average assets:
Consolidated	$49,908	8.68%	$22,993	4.00%	N/A	N/A
Bank	$52,149	9.07%	$22,993	4.00%	$28,741	5.00%

ST. MARTIN BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7.   Other Operating Expenses
The composition of other operating expenses for the six months ended June 30 is as follows:
	2017	2016
Federal and state assessments	$175,360	$204,728
Advertising	175,395	154,247
Other real estate	59,308	8,975
Donations and contributions	61,788	46,463
Office supplies and printing	293,770	249,097
Commissions	52,599	49,986
Correspondent bank fees	40,018	45,834
Training	25,161	11,868
Amortization	131,380	131,380
Director fees	157,200	144,600
Professional fees	117,997	90,459
Dues and subscriptions	64,240	53,939
ATM and debit card processing fees	252,057	206,989
Software maintenance	170,494	171,603
Bankcard and credit card expenses	116,735	140,770
Travel and seminars	124,295	131,415
Telephone and communications	142,499	122,259
Other	700,575	570,000
	$2,860,871	$2,534,617

Note 8.   Earnings per Share
The earnings per share computations are based on 207,552 weighted average numbers of shares outstanding for 2017 and 2016.
Note 9.   Contingent Liabilities and Commitments
The Company’s consolidated financial statements do not reflect various commitments and contingent liabilities that arise in the normal course of business and that involve elements of credit risk. These commitments and contingent liabilities are described below.
The Company and its subsidiary are parties to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims will not be material to the consolidated financial position.
The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, credit card arrangements, and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheets. The contract or notional amounts of those instruments reflect the extent of the Bank’s involvement in particular classes of financial instruments.
The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit, credit card arrangements, and standby letters of credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

ST. MARTIN BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Commitments to Extend Credit — Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank’s experience has been that most loan commitments are drawn upon by customers. The Bank evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if it is deemed necessary upon extension of credit, is based on management’s credit evaluation of the counter party. Collateral held varies but may include accounts receivable; inventory, property, plant, and equipment; and income-producing commercial properties.
Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.
The Bank has not incurred any losses on its commitments during the six months ended June 30, 2017 or the year ended December 31, 2016.
A summary of the Bank’s commitments and contingent liabilities at June 30, 2017 is as follows:
Notional Amount
Commitments to extend credit	$66,121,449
Credit card arrangements	$5,945,905
Standby letters of credit	$2,541,384
As of June 30, 2017, the Bank had three unfunded letters of credit totaling $90,500,000, expiring in 2017. The letters of credit were established to secure public fund deposits.
Note 10.   Financial Instruments and Assets Measured at Fair Value
Accounting principles generally accepted in the United States of America require disclosure of fair value information about financial instruments for which it is practicable to estimate fair value, whether or not the financial instruments are recognized in the consolidated financial statements. When quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The derived fair value estimates cannot be substantiated through comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Certain financial instruments and all non-financial instruments are excluded from these disclosure requirements. Further, the disclosures do not include estimated fair values for items which are not financial instruments but which represent significant value to the Company, among them, core deposit intangibles, loan servicing rights and other fee-generating businesses. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.
The carrying amount of cash and short-term investments and demand deposits approximates the estimated fair value of these financial instruments. The estimated fair value of securities is based on quoted market prices, dealer quotes and prices obtained from independent pricing services. The estimated fair value of loans and interest bearing deposits is based on present values using applicable risk-adjusted spreads to the appropriate yield curve to approximate current interest rates applicable to each category of these financial instruments.
Interest rates were not adjusted for changes in credit risk of performing commercial loans for which there are no known credit concerns. Management segregates loans into appropriate risk categories and believes the risk factor embedded in the interest rates results in a fair valuation of these loans on an entry-value basis.

ST. MARTIN BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Variances between the carrying amount and the estimated fair value of loans reflect both credit risk and interest rate risk. The Bank is protected against changes in credit risk by the allowance for possible loan losses of  $6,088,164 at June 30, 2017.
The fair value estimates presented are based on information available to management at June 30, 2017. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, these amounts have not been revalued for purposes of these financial statements since that date. Therefore, current estimates of fair value may differ significantly from the amounts presented. None of the assets or liabilities included in the table below are held for trading purposes.
	June 30, 2017
	Carrying Amount	Fair Value
	(In thousands)
ASSETS
Cash and short-term investments	$61,126	$61,126
Interest-bearing time deposits with banks	$1,475	$1,475
Securities held to maturity	$3,047	$2,947
Securities available-for-sale	$54,509	$54,509
Total loans	$455,445	$447,975
LIABILITIES
Total deposits	$507,782	$509,256
Other borrowed funds	$25,128	$24,187
In accordance with generally accepted accounting principles as codified in ASC 820-10, the Company defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.
In accordance with ASC 820-10, the Company groups assets and financial liabilities measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. These levels are:
Level 1 — Valuations for assets and liabilities traded in active exchange markets, such as the New York Stock Exchange. Level 1 also includes securities that are traded by dealers or brokers in active markets. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.
Level 2 — Valuations for assets and liabilities traded in less active dealer or broker markets. For example, municipal securities valuations are based on markets that are currently offering similar financial products. Valuations are obtained from third party pricing services for identical or comparable assets or liabilities.
Level 3 — Valuations for assets and liabilities that are derived from other valuation methodologies, including option pricing models, discounted cash flow models and similar techniques, and not based on market exchange, dealer or broker traded transactions. Level 3 valuations incorporate certain assumptions and projections in determining the fair value assigned to such assets or liabilities.

ST. MARTIN BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Below is a table that presents information about certain assets and liabilities measured at fair value on a recurring basis (in thousands):
	Fair Value	Quoted Prices In Active Markets for Identical Assets/Liabilities Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3
June 30, 2017
Securities available-for-sale	$54,509	$—	$54,509	$—
December 31, 2016
Securities available-for-sale	$48,674	$3	$48,671	$—

Note 11.   Concentrations of Credit
Most of the Bank’s loans, commitments and standby letters of credit have been granted to customers located within the state. The majority of such customers are depositors of the Bank. In addition, 43% of the Bank’s loan portfolio is secured by commercial real estate. Investments in state and municipal securities also involve governmental entities mainly within the Bank’s market area. Standby letters of credit were granted primarily to commercial borrowers. The Bank, as a matter of policy, does not extend credit to any single borrower or group of related borrowers in excess of  $5,000,000 secured and $1,200,000 unsecured.
Throughout the year, the Bank maintains on deposit with other financial institutions amounts in excess of Federal Deposit Insurance Corporation insurance limits per institution. The Bank does not anticipate any losses as a result of this at June 30, 2017.
Note 12.   Changes in Accumulated Other Comprehensive Income by Component
The following are the changes in accumulated other comprehensive income by component for the six months ending June 30, 2017 and 2016:
	Unrealized Gains and Losses on Available-for- Sale Securities	Defined Benefit Pension Items	Total
Balance, December, 31, 2016	$(533,510)	(1,131,930)	(1,665,441)
Other comprehensive income before reclassifications	597,016	—	597,016
Amounts reclassified from accumulated other comprehensive income	161,223	64,998	226,221
Net current period other comprehensive income	758,239	64,998	823,237
Balance, June 30, 2017	$224,726	$(1,066,930)	$(842,204)

ST. MARTIN BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Unrealized Gains and Losses on Available-for- Sale Securities	Defined Benefit Pension Items	Total
Balance, December, 31, 2015	$330,877	$(973,530)	$(642,653)
Other comprehensive income before reclassifications	556,463	—	556,463
comprehensive income	—	50,333	50,333
Net current period other comprehensive income	556,463	50,333	606,796
Balance, June 30, 2016	$887,340	$(923,197)	$(35,857)

Below are additional details regarding the reclassifications out of accumulated other comprehensive income for the six months ending June 30, 2017 and 2016:
	2017	2016	Affected Line Item in the Statements Where Net Income is Presented
Unrealized gains and losses on available-for-sale securities	$161,223	$—	Net gains (losses) on sale of available-for-sale securities
Amortization of defined benefit pension – prior service costs	64,998	50,333	Pension expense
Total reclassifications	$226,221	$50,333

INDEPENDENT AUDITORS’ REPORT
To the Board of Directors
St. Martin Bancshares, Inc.
St. Martinville, Louisiana
We have audited the accompanying consolidated financial statements of St. Martin Bancshares, Inc. and subsidiary which comprise the consolidated balance sheets as of December 31, 2016 and 2015, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows for the years then ended, and the related notes to consolidated financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of St. Martin Bancshares, Inc. and its subsidiary as of December 31, 2016 and 2015, and the results of their operations and their cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.
Emphasis of Matter
As discussed in Note 11 to the financial statements, the minimum capital requirement amounts, actual total capital amounts and actual capital ratios as of December 31, 2015 have been restated as of September 28, 2017. Our opinion is not modified with respect to this matter.
/s/ Broussard Poché, LLP
Lafayette, Louisiana
March 7, 2017, except for Note 11 as to
which the date is September 28, 2017.

ST. MARTIN BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
December 31, 2016 and 2015
	2016	2015
ASSETS
Cash and due from banks	$62,923,562	$45,440,883
Federal funds sold	1,000,000	1,000,000
Total cash and cash equivalents	63,923,562	46,440,883
Interest-bearing time deposits with banks	495,000	2,219,000
Investment securities – available for sale – at fair value	48,673,835	46,411,871
Investment securities – held to maturity	3,114,075	3,489,074
Loans	442,992,530	419,036,884
Less: allowance for loan losses	(5,756,004)	(5,620,252)
Loans net of allowance for loan losses	437,236,526	413,416,632
Stock – Federal Home Loan Bank at cost, restricted	1,267,700	1,021,800
Bank premises and equipment, net	6,324,844	6,532,918
Accrued interest receivable	2,896,166	2,442,165
Core deposit intangibles, net	390,046	652,806
Goodwill	6,442,325	6,442,325
Non-marketable equity securities	1,267,180	1,412,476
Other assets	9,188,127	8,865,892
Total assets	$581,219,386	$539,347,842
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Deposits:
Demand	$152,138,134	$147,896,172
Interest bearing demand	145,008,075	139,265,961
Savings	99,309,221	95,883,004
Time deposits	98,129,841	78,205,272
Total deposits	494,585,271	461,250,409
Accrued interest payable	175,066	130,770
Other borrowed funds	27,244,435	23,183,300
Advance payments by borrowers for taxes and insurance	666,267	603,499
Other liabilities	3,629,457	3,624,899
Total liabilities	526,300,496	488,792,877
STOCKHOLDERS’ EQUITY
Common stock; $1 par value; 2,000,000 shares authorized; 207,552 issued and outstanding for 2015 and 2016	207,552	207,552
Surplus	5,358,858	5,337,178
Accumulated other comprehensive loss	(1,665,441)	(642,653)
Retained earnings	51,017,921	45,652,888
Total stockholders’ equity	54,918,890	50,554,965
Total liabilities and stockholders’ equity	$581,219,386	$539,347,842

See Notes to Consolidated Financial Statements.

ST. MARTIN BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME
Years Ended December 31, 2016 and 2015
	2016	2015
Interest income:
Interest and fees on loans	$26,173,310	$25,313,930
Interest and dividends on investment securities –
U.S. Government and agencies	620,152	537,993
State and political subdivisions	316,046	315,681
Corporate stock	34,294	29,508
Interest on federal funds sold	5,039	5,225
Interest on bank deposits	203,298	99,156
Total interest income	27,352,139	26,301,493
Interest expenses:
Interest on deposits –
Interest bearing demand	795,402	784,569
Savings	410,527	373,331
Time	651,174	443,091
Interest on other borrowed funds	519,478	475,835
Total interest expense	2,376,581	2,076,826
Net interest income	24,975,558	24,224,667
Provision for possible loan losses	1,277,000	1,032,000
Net interest income after provision for possible loan losses	23,698,558	23,192,667
Non-interest income:
Net gains on sale of available for sale securities	180,517	—
Net gains (losses) on other real estate	(12,541)	48,455
Net gain on disposal of property and equipment	7,500	—
Service charges, fees, and commissions	3,652,979	3,535,894
Mortgage brokerage fees	157,533	162,309
Other	442,572	476,596
Total non-interest income	4,428,560	4,223,254
Non-interest expense:
Salaries	6,476,977	6,116,125
Officer and employee benefits	1,471,044	1,887,185
Net occupancy expense	2,235,939	1,967,473
Other operating expenses	5,054,365	4,830,226
Total non-interest expense	15,238,325	14,801,009
Net income	$12,888,793	$12,614,912
Earnings per share	$62.10	$60.78

See Notes to Consolidated Financial Statements.

ST. MARTIN BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Years Ended December 31, 2016 and 2015
	2016	2015
Net income	$12,888,793	$12,614,912
Other comprehensive income, net of tax:
Unrealized gains (losses) on securities –
Unrealized holding gains (losses) arising during period	(803,724)	65,316
Reclassification adjustment for (gains) losses included in net income	(60,666)	—
	(864,390)	65,316
Defined benefit pension plans:
Loss recognized in other comprehensive income	(259,063)	(198,429)
Removal of loss from other comprehensive income	3,139	1,646
Reclassification for amortization of prior service cost included in net periodic pension cost	97,526	97,526
	(158,398)	(99,257)
Other comprehensive loss	(1,022,788)	(33,941)
Comprehensive income	$11,866,005	$12,580,971

See Notes to Consolidated Financial Statements.

ST. MARTIN BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
Years Ended December 31, 2016 and 2015
	Common Stock	Surplus	Accumulated Other Comprehensive Income (Loss)	Retained Earnings	Treasury Stock	Total
Balance, December 31, 2014	$400,000	$5,303,922	$(608,712)	$50,416,799	$(9,788,071)	$45,723,938
Net income	—	—	—	12,614,912	—	12,614,912
Unrealized gains on securities, net of reclassification adjustments	—	—	65,316	—	—	65,316
Compensation expense from stock option transactions	—	33,256	—	—	—	33,256
Defined benefit pension plan:
Loss recognized in other comprehensive income	—	—	(198,429)	—	—	(198,429)
Removal of loss from other comprehensive income	—	—	1,646	—	—	1,646
Reclassification of prior service cost for amortization	—	—	97,526	—	—	97,526
Reclassification of treasury stock per Louisiana law	(192,448)	—	—	(9,595,623)	9,788,071	—
Cash distributions	—	—	—	(7,783,200)	—	(7,783,200)
Balance, December 31, 2015	207,552	5,337,178	(642,653)	45,652,888	—	50,554,965
Net income	—	—	—	12,888,793	—	12,888,793
Unrealized gains on securities, net of reclassification adjustments	—	—	(864,390)	—	—	(864,390)
Compensation expense from stock option transactions	—	21,680	—	—	—	21,680
Defined benefit pension plan:
Gain recognized in other comprehensive income	—	—	(259,063)	—	—	(259,063)
Removal of gain from other comprehensive income	—	—	3,139	—	—	3,139
Reclassification of prior service cost for amortization	—	—	97,526	—	—	97,526
Cash distributions	—	—	—	(7,523,760)	—	(7,523,760)
Balance, December 31, 2016	$207,552	$5,358,858	$(1,665,441)	$51,017,921	$—	$54,918,890

See Notes to Consolidated Financial Statements.

ST. MARTIN BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2016 and 2015
	2016	2015
OPERATING ACTIVITIES
Net income	$12,888,793	$12,614,912
Adjustments to reconcile net income to net cash provided by operating activities:
Stock dividend received	(245,900)	(185,700)
Provision for depreciation	723,200	672,737
Provision for bad debts	1,277,000	1,032,000
Amortization of intangible asset	262,760	262,759
Net accretion of investment security premiums and discounts	281,270	360,471
Stock-based compensation expense	21,680	33,256
(Gain) loss on sale of other real estate	12,541	(48,455)
Gain on sale of available for sale securities	(180,517)	—
Gain on sale of premises and equipment	(7,500)	—
(Increase) decrease in interest receivable	(454,001)	7,697
(Increase) decrease in other assets	(1,325,049)	(233,276)
Increase (decrease) in interest payable	44,296	1,826
Increase (decrease) in other liabilities	(153,840)	(1,744,398)
Net cash provided by operating activities	13,144,733	12,773,829
INVESTING ACTIVITIES
Proceeds from sales and maturities of available-for-sale securities	26,487,218	8,917,056
Purchase of available-for sale-securities	(29,708,326)	(5,609,951)
Proceeds from maturities of held to maturity securities	369,000	410,001
Purchase of held to maturity securities	—	(377,617)
Proceeds from sale of non-marketable equity securities	152,066	—
Purchase of non-marketable equity securities	(6,770)	(7,623)
Proceeds from sale of premises and equipment	7,500	—
Purchase of premises and equipment	(515,126)	(499,314)
Proceeds from sale of other real estate	164,871	113,513
Net decrease in short-term investments	1,724,000	2,523,801
Net increase in loans	(24,271,492)	(23,581,692)
Net cash used in investing activities	(25,597,059)	(18,111,826)
FINANCING ACTIVITIES
Net increase in deposits	33,334,862	6,225,830
Cash distributions	(7,523,760)	(7,783,200)
Net increase in advance payments by borrowers for taxes and insurance	62,768	61,509
Proceeds from other borrowings	8,500,000	7,500,000
Principal payments on other borrowings	(4,438,865)	(4,316,721)
Net cash provided by financing activities	29,935,005	1,687,418
Increase (decrease) in cash and cash equivalents	17,482,679	(3,650,579)
Cash and cash equivalents at beginning of year	46,440,883	50,091,462
Cash and cash equivalents at end of year	$63,923,562	$46,440,883

See Notes to Consolidated Financial Statements.

ST. MARTIN BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 1.
Business, Basis of Financial Statement Presentation, Significant Accounting Policies, Use of Estimates and Recent Accounting Updates

Business:
St. Martin Bancshares, Inc. (the “Company”) engages in the general banking business and activities closely related to banking and provides these services primarily to customers in Louisiana through its subsidiary bank. The Company is subject to the regulations of certain federal and state agencies and undergoes periodic examinations by those regulatory authorities.
Basis of consolidation:
The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, St. Martin Bank and Trust Company (the “Bank”). All significant intercompany accounts and transactions have been eliminated in consolidation.
The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.
Significant accounting policies:
Comprehensive income —
Comprehensive income includes net income and other comprehensive income which, in the case of the Bank, includes unrealized gains and losses on securities available-for-sale and gains and losses associated with the Bank’s defined benefit plan.
Cash and cash equivalents —
The consolidated statements of cash flows classify changes in cash and cash equivalents according to operating, investing or financing activities. The Bank regards cash and due from banks as well as federal funds sold, as cash equivalents for purposes of the consolidated statements of cash flows.
Securities —
Management determines the appropriate classification of debt securities (trading, available-for-sale, or held to maturity) at the time of purchase and re-evaluates this classification periodically. Securities classified as trading account assets are held for sale in anticipation of short-term market movements. Debt securities are classified as held to maturity when the Bank has the positive intent and ability to hold the securities to maturity. Securities not classified as held to maturity or trading are classified as available-for-sale.
Securities classified as trading account assets are carried at market value and are included in investments. Gains and losses, both realized and unrealized, are reflected in earnings as other operating income. Securities classified as held to maturity are stated at amortized costs. Securities classified as available-for-sale are stated at fair value, with unrealized gains and losses, net of tax, reported in stockholders’ equity and included in other comprehensive income.
The amortized cost of debt securities classified as held to maturity or available-for-sale is adjusted for amortization of premiums and accretion of discounts to maturity or, in the case of mortgage-backed securities, over the estimated life of the security. Amortization, accretion and accruing interest are included in interest income on securities using the level-yield method. Realized gains and losses, and declines in value judged to be other than temporary, are included in net securities gains (losses). Gains and losses on the sale of securities are determined using the specific-identification method.

ST. MARTIN BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Restricted stock and other non-marketable equity securities consist of stock from the Federal Home Loan Bank, First National Bankers Bank and Bankers’ Insurance Center, which are all restricted as to their marketability. Because no ready market exists for these investments and they have no quoted market value, the Bank’s investment in these securities are carried at cost. The Bank does not estimate the fair value of the cost method investments if there are no identified events or changes in circumstances that may have a significant adverse effect on the fair value.
Loans —
Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal balance adjusted for any charge-offs and the allowance for loan losses. Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment to yield over the life of the related loan.
Loans are placed in non-accrual status when the loan becomes over 90 days past due and, in management’s opinion, there is some concern regarding full collectability of both principal and interest. Interest payments received on non-accrual loans are applied to principal if there is doubt as to the collectability of the principal; otherwise, these receipts are recorded as interest income. A loan remains in non-accrual status until it is current as to principal and interest, and the borrower demonstrates its ability to fulfill the contractual obligation.
Allowance for possible loan losses —
The allowance for loan losses is established through a provision for possible loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectability of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectability of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans and current economic conditions that may affect the borrower’s ability to pay.
An impaired loan generally is one for which it is probable, based on current information, that the Bank will not collect all the amounts due under the contractual terms of the loan. Typically, those loans classified as substandard are evaluated for impairment. A specific allowance is recognized if a loan is considered impaired. Impairment is based on the difference between the net present value of the expected future cash flows discounted at the loan’s effective rate or at the difference of the collateral less costs to sell, if the loan is collateral dependent, to the carrying value of the loan if the loan.
For those loans not considered impaired, the Bank utilizes an internal asset classification system as a means of reporting and identifying potential problem loans. Loans are classified as either good, special mention or substandard. Loans classified as substandard represent balances which appear to be adequately secured, but which show significant credit weaknesses including loans with consistently poor payment histories; loans that are 90 or more days delinquent; and any loans which are adequately secured but are determined to have some other weaknesses or problems which may affect the risk of repayment in the future. The special mention classification is used for credits normally classified as good which suffer some extenuating circumstances outside of the borrower’s control which may adversely affect the borrower’s repayment ability in the future. The good classification is reserved for those loans which do not carry above average risk of repayment. The Bank evaluates and classifies loans on a quarterly basis.

ST. MARTIN BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The formula allowance component is used for estimating the loss on internally risk rated loans exclusive of those identified as impaired. The loans meeting the Company’s internal criteria for classification, such as special mention or substandard as well as specifically identified impaired loans are segregated from performing loans within the portfolio. These internally classified loans are then grouped by risk class. Each classification is assigned an allowance factor based on management’s estimate of the associated risk, complexity and size of the individual loans within the classification. Classified loans are assigned a higher allowance factor than non-classified loans due to management’s concerns regarding collectability or management’s knowledge of particular elements surrounding the borrower. Allowance factors increase with the worsening of the internal risk rating.
The pooled formula component is used to estimate the losses inherent in the pools of non-classified loans. These loans are segregated by loan type and allowance factors are assigned by management based on delinquencies, loss history, trends in volume and terms of loans, effects of changes in lending policy, national and local economic trends, concentrations of credit, results of the loan review system and the effect of external factors (i.e. competition and regulatory requirements). The allowance factors assigned differ by loan type.
This evaluation is inherently subjective as it requires material estimates including the amounts and timing of future cash flows expected to be received on impaired loans that may be susceptible to significant change.
Bank premises and equipment —
Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed primarily by the straight-line method. Useful lives utilized for purposes of computing depreciation are as follows:
Buildings	30 – 40 years
Furniture and equipment	1 – 10 years
Maintenance and repair costs are expensed as incurred.
Other real estate owned —
Real estate properties acquired through or in lieu of loan foreclosure are initially recorded at the lower of the Bank’s carrying amount or fair value less estimated selling cost at the date of foreclosure. Any write-downs based on the asset’s fair value at the date of acquisition are charged to the allowance for loan losses. After foreclosure, these assets are carried at the lower of their new cost basis or fair value less cost to sell. Costs of significant property improvements are capitalized, whereas costs relating to holding property are expensed. Valuations are periodically performed by management, and any subsequent write-downs are recorded as a charge to operations, if necessary, to reduce the carrying value of a property to the lower of its cost or fair value less cost to sell.
Stockholders’ Equity —
Companies incorporated under Louisiana law became subject to the Louisiana Business Corporation Act, effective January 1, 2015. The Louisiana Business Corporation Act eliminates the concept of treasury stock and states that shares are reacquired by the issuing corporation return to the status of unissued shares. As of December 31, 2015, the cost of shares repurchased by the Bank has been allocated to common stock and retained earnings.
Interest income on loans —
Interest on loans is accrued and credited to income based on the principal amount outstanding. The accrual of interest on loans is discontinued when, in the opinion of management, there is an indication that the borrower may be unable to meet payments as they become due.

ST. MARTIN BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Income taxes —
The Company files a consolidated federal income tax return with the subsidiary Bank. Effective January 1, 2003, the Company elected “S” Corporation status. Under the “S” Corporation status, the individual stockholders of the Company report all income and deductions of the Company on their individual tax returns. The Company’s evaluation on December 31, 2016 revealed no uncertain tax positions that would have a material impact on the financial statements. Generally the income tax returns for the preceding three tax years remain subject to examination by the IRS.
Net income per share of common stock —
Net income per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period.
Employee pension plan —
The Bank has a non-contributory defined benefit pension plan covering substantially all employees who qualify as to age and length of service. During 2008, the Bank converted this plan from a single employer plan to a multi-employer plan. In accordance with ASC 715-30/Statement No. 87, the Bank recognizes costs equal to contributions to the plan. During 2010, a soft freeze was enacted on this plan prohibiting employees hired on May 1, 2010 or thereafter from being eligible to participate in the plan. Effective January 1, 2012, the Bank has frozen the non-contributory defined benefit pension plan. As such, the Bank elected to cease benefit accruals under this plan. All current members of the plan shall continue to participate in the plan.
Deferred compensation agreements —
The Bank assumed a deferred compensation agreement along with the related liability for a key officer of another bank which was purchased and merged into the Bank.
The Bank established a stock appreciation rights plan in 2008 for certain Bank executives. At the end of 2015 SAR units in the amount of 2,463 at a grant price of  $193 per unit for awards made in 2011, remained outstanding. At the end of 2016, there were no outstanding SAR units.
The Bank established, effective May 1, 2012, the St. Martin Bank & Trust Company Supplemental Executive Retirement Plan (SERP) for certain of the Bank’s executives and officers for the purpose of providing supplemental retirement income benefits to participants.
The Bank established a Stock Options Agreement which awarded the option to purchase 3,000 shares of common stock of the bank holding company at a price of  $193 per share effective January 1, 2012 to three key employees. During 2014, the Bank awarded the option to purchase 1,000 shares of common stock of the bank holding company at a price of  $193 per share effective January 1, 2014 to one key employee.
The Bank established, effective March 12, 2012, a deferred bonus plan agreement for certain key employees for the purpose of providing a bonus award. Deferred bonus awards were granted in 2016 and 2015.
Advertising —
The Bank’s policy is to expense advertising costs as incurred.

ST. MARTIN BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Financial instruments —
Off-balance-sheet financial instruments: In the ordinary course of business, the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements, and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.
Intangible assets —
The Bank’s intangible assets consist of goodwill and core deposit intangibles attributable to the purchases of other institutions. In conformity with accounting principles generally accepted in the United States of America, the Bank does not amortize goodwill but rather tests it annually for impairment. Any impairment would result in an adjustment to the carrying amount of goodwill with a charge against earnings in the current period. Core deposit intangibles are amortized over the estimate life of the asset currently ranging from 8 – 9.55 years.
Use of estimates —
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.
The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. In connection with the determination of the estimated losses on loans, management obtains independent appraisals for significant collateral.
The Bank’s loans are generally secured by specific items of collateral including real property, consumer assets, and business assets. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors’ ability to honor their contracts is dependent on local economic conditions.
While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans. Such agencies may require the Bank to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.
Note 2.
Restrictions on Cash and Due From Bank Accounts

The Bank is required to maintain average reserve balances by the Federal Reserve Bank. The amount of the required reserves balances were $787,000 and $952,000 for the years ended December 31, 2016 and 2015, respectively.

ST. MARTIN BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3.
Supplemental Disclosures — Cash Flow

Cash paid for interest and income taxes for the years ended December 31, 2016 and 2015 were as follows:
	2016	2015
Interest paid	$2,332,285	$2,075,000

Non cash investing and financing transactions were as follows:
	2016	2015
Sales of other real estate financed by the Bank	$825,402	$76,862

Note 4.
Investment Securities

The carrying amounts of investment securities as shown in the consolidated balance sheets of the Company and their appropriate market values at December 31 were as follows:
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
December 31, 2016
Securities available-for-sale:
U.S. Government agencies	$6,409,604	$18,932	$138	$6,428,398
State and political subdivisions	12,126,430	95,020	284,722	11,936,728
Equities – marketable	3,571	—	141	3,430
Mortgage-backed securities	30,667,740	83,876	446,337	30,305,279
	$49,207,345	$197,828	$731,338	$48,673,835
Securities held to maturity:
State and political subdivisions	$3,114,075	$—	$123,136	$2,990,939

	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
December 31, 2015
Securities available-for-sale:
U.S. Government agencies	$15,749,105	$63,801	$50,122	$15,762,784
State and political subdivisions	8,589,094	196,388	19,631	8,765,851
Equities – marketable	3,571	—	483	3,088
Mortgage-backed securities	21,739,221	227,730	86,803	21,880,148
	$46,080,991	$487,919	$157,039	$46,411,871
Securities held to maturity:
State and political subdivisions	$3,489,074	$177	$141,876	$3,347,375

ST. MARTIN BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Securities with gross unrealized losses at December 31, 2016 were as follows:
	Less Than 12 Months		Over 12 Months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
Securities available-for-sale:
U.S. Government agencies	$138	$1,999,466	$—	$—
State and political subdivisions	268,071	4,786,450	16,651	321,348
Equities – marketable	—	—	141	3,430
Mortgage-backed securities	434,083	21,623,541	12,254	877,026
Securities held to maturity:
State and political subdivisions	6,755	470,834	116,381	1,817,619
	$709,047	$28,880,291	$145,427	$3,019,423

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. As management has the ability to hold debt securities until maturity, or for the foreseeable future if classified as available-for-sale, no declines are deemed to be other than temporary.
Securities with carrying values of  $5,440,699 and $8,679,225 were pledged to secure public deposits and other transactions at December 31, 2016 and 2015, respectively.
During 2016, the Bank sold securities available-for-sale for total proceeds of approximately $16,095,863 resulting in gross realized gains of  $193,562 and gross unrealized losses of  $13,045. During 2015, the Bank did not have any sales of equity securities classified as available for sale.
The maturities of investment securities at December 31, 2016 were as follows:
	Amortized Cost	Fair Value
Securities available-for-sale:
Due in one year or less	$4,982,961	$4,991,098
Due from one to five years	21,672,744	21,721,977
Due from six to ten years	12,558,560	12,316,033
Due after ten years	9,993,080	9,644,727
	$49,207,345	$48,673,835

	Amortized Cost	Fair Value
Securities held to maturity:
Due in one year or less	$236,000	$235,551
Due from one to five years	1,338,000	1,296,675
Due from six to ten years	837,589	756,227
Due after ten years	702,486	702,486
	$3,114,075	$2,990,939

ST. MARTIN BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The maturities of investment securities above are based on contractual maturities. Borrowers may call or prepay these securities prior to contractual maturity. As such, it is possible that actual maturities will differ from those above.
Note 5.
Bank Premises and Equipment

Bank premises and equipment consisted of the following as of December 31:
	2016	2015
Land	$1,306,348	$1,306,348
Building	8,096,690	7,947,109
Furniture and equipment	4,965,396	4,641,698
Projects in progress	17,559	40,907
	14,385,993	13,936,062
Less accumulated depreciation	(8,061,149)	(7,403,144)
Total	$6,324,844	$6,532,918

Depreciation charged to net occupancy expense was $723,200 in 2016 and $672,737 in 2015.
Note 6.
Loans and Allowance for Possible Loan Losses

The Bank grants loans to customers principally throughout the Southern Louisiana area. A substantial portion of its debtors’ ability to honor their contracts is dependent upon the agriculture, oil and gas, wholesale and retail industry. The Bank strives to maintain a diversified loan portfolio but does have a credit concentration in real estate mortgage loans.
The primary source of repayment on these loans typically is the underlying real estate project or operations. Additional collateral, personal guarantees and cash flows from other operations of the borrower may also be available as a source of repayment.

ST. MARTIN BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following is an analysis of the recorded investment in loans and the allowance for possible loan loss as of December 31:
	Loan Receivable			Allowance for Possible Loss
	Ending Balance 12/31/2016	Ending Balance Individually Evaluated for Impairment	Ending Balance Collectively Evaluated for Impairment	Ending Balance 12/31/2016	Ending Balance Individually Evaluated for Impairment	Ending Balance Collectively Evaluated for Impairment
December 31, 2016
Loans secured by real estate:
1-4 family residential construction	$9,393,028	$—	$9,393,028	$122,109	$—	$122,109
All other construction/land development	41,782,263	708,661	41,073,602	537,500	3,543	533,957
Farmland	9,637,452	—	9,637,452	101,193	—	101,193
1-4 family residential – 1st liens – Owner occupied	93,702,935	3,193,717	90,509,218	1,094,258	62,453	1,031,805
Non-owner occupied	47,788,109	2,265,678	45,522,431	605,861	14,069	591,792
1-4 family residential – junior liens	5,646,142	382,535	5,263,607	57,420	2,152	55,268
5+ family residential	4,306,388	—	4,306,388	45,217	—	45,217
Non-farm, non-residential – owner occupied	82,244,712	4,616,889	77,627,823	839,554	24,462	815,092
Non-farm, non-residential – non-owner occupied –
Non-hotels/motels	49,732,051	1,785,242	47,946,809	503,442	—	503,442
Hotels/motels	16,481,359	3,117,090	13,364,269	338,108	8,011	330,097
Loans for farming purposes:
Rice, cattle, etc.	19,325,861	25,641	19,300,220	252,833	—	252,833
Sugarcane	2,465,001	—	2,465,001	25,883	—	25,883
Commercial/industrial loans (non-real estate)	33,831,704	1,204,016	32,627,688	407,644	12,849	394,795
Consumer loans:
Credit cards	2,723,853	27,136	2,696,717	83,299	21,275	62,024
Other consumer open-ended plans	132,782	—	132,782	1,394	—	1,394
All other, including installment loans	23,426,254	125,566	23,300,688	493,319	17,984	475,335
All other loans	372,636	—	372,636	5,664	—	5,664
Unallocated	—	—	—	241,306	—	241,306
	$442,992,530	$17,452,171	$425,540,359	$5,756,004	$166,798	$5,589,206

ST. MARTIN BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Loan Receivable			Allowance for Possible Loss
	Ending Balance 12/31/2015	Ending Balance Individually Evaluated for Impairment	Ending Balance Collectively Evaluated for Impairment	Ending Balance 12/31/2015	Ending Balance Individually Evaluated for Impairment	Ending Balance Collectively Evaluated for Impairment
December 31, 2015
Loans secured by real estate:
1-4 family residential construction	$16,674,899	$—	$16,674,899	$175,086	$—	$175,086
All other construction/land development	46,951,810	1,465,615	45,486,195	503,467	16,765	486,702
Farmland	7,158,508	—	7,158,508	57,269	—	57,269
1-4 family residential – 1st liens –
Owner occupied	86,047,983	3,333,408	82,714,575	859,871	86,200	773,671
Non-owner occupied	44,778,609	2,126,739	42,651,870	483,115	35,271	447,844
1-4 family residential – junior liens	4,766,277	235,973	4,530,304	38,130	1,888	36,242
5+ family residential	4,384,510	—	4,384,510	35,076	—	35,076
Non-farm, non-residential – owner occupied	73,613,402	6,677,009	66,936,393	588,908	53,416	535,492
Non-farm, non-residential – non-owner occupied –
Non-hotels/motels	43,043,066	1,791,346	41,251,720	344,345	14,331	330,014
Hotels/motels	16,010,683	4,898,113	11,112,570	396,126	91,642	304,484
Loans for farming purposes:
Rice, cattle, etc.	16,520,220	728,529	15,791,691	277,842	—	277,842
Sugarcane	1,294,103	—	1,294,103	13,588	—	13,588
Commercial/industrial loans (non-real estate)	31,976,269	567,436	31,408,833	335,550	14,493	321,057
Consumer loans:
Credit cards	2,527,528	55,800	2,471,728	58,839	675	58,164
Other consumer open-ended plans	143,154	—	143,154	1,145	—	1,145
All other, including installment loans	22,943,952	35,778	22,908,174	417,507	578	416,929
All other loans	201,911	—	201,911	2,588	—	2,588
Unallocated	—	—	—	1,031,800	—	1,031,800
	$419,036,884	$21,915,746	$397,121,138	$5,620,252	$315,259	$5,304,993

The provision for possible loan losses charged against earnings is based upon management’s judgment of the adequacy of the loan loss provision and allowance for possible loan losses. The provision for possible loan losses has been made on the basis of internal loan review procedures and in view of economic conditions at the time.

ST. MARTIN BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following is an analysis of the allowance for possible loan losses as of December 31:
	Beginning Balance 12/31/2015	Recoveries on Loans	Provision and Transfers	Loans Charged Off	Ending Balance 12/31/2016
December 31, 2016
Loans secured by real estate:
1-4 family residential construction	$175,086	$—	$(52,977)	$—	$122,109
All other construction/land development	503,467	—	34,033	—	537,500
Farmland	57,269	—	43,924	—	101,193
1-4 family residential – 1st liens –
Owner occupied	859,871	135,238	106,366	(7,217)	1,094,258
Non-owner occupied	483,115	—	266,434	(143,688)	605,861
1-4 family residential – junior liens	38,130	25	19,265	—	57,420
5+ family residential	35,076	—	10,141	—	45,217
Non-farm, non-residential – owner occupied	588,908	—	367,208	(116,562)	839,554
Non-farm, non-residential – non-owner occupied –
Non-hotels/motels	344,345	—	159,097	—	503,442
Hotels/motels	396,126	—	(58,018)	—	338,108
Loans for farming purposes:
Rice, cattle, etc.	277,842	—	(13,468)	(11,541)	252,833
Sugarcane	13,588	—	12,295	—	25,883
Commercial/industrial loans	335,550	3,873	861,355	(793,134)	407,644
Consumer loans:
Credit cards	58,839	1,005	42,367	(18,912)	83,299
Other consumer open-ended plans	1,145	—	902	(653)	1,394
All other	417,507	97,144	265,494	(286,826)	493,319
All other loans	2,588	—	3,076	—	5,664
Unallocated	1,031,800	—	(790,494)	—	241,306
	$5,620,252	$237,285	$1,277,000	$(1,378,533)	$5,756,004

ST. MARTIN BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Beginning Balance 12/31/2014	Recoveries on Loans	Provision and Transfers	Loans Charged Off	Ending Balance 12/31/2015
December 31, 2015
Loans secured by real estate:
1-4 family residential construction	$135,461	$—	$39,625	$—	$175,086
All other construction/land development	471,217	250	32,000	—	503,467
Farmland	51,283	—	5,986	—	57,269
1-4 family residential – 1st liens –
Owner occupied	665,053	455	213,037	(18,674)	859,871
Non-owner occupied	447,511	297	35,307	—	483,115
1-4 family residential – junior liens	37,546	—	584	—	38,130
5+ family residential	55,575	—	(20,499)	—	35,076
Non-farm, non-residential – owner occupied	597,384	—	(8,476)	—	588,908
Non-farm, non-residential – non-owner occupied –
Non-hotels/motels	266,025	1,500	76,820	—	344,345
Hotels/motels	482,881	—	(86,755)	—	396,126
Loans for farming purposes:
Rice, cattle, etc.	261,731	6,503	15,744	(6,136)	277,842
Sugarcane	9,877	—	3,711	—	13,588
Commercial/industrial loans	236,436	4,946	210,329	(116,161)	335,550
Consumer loans:
Credit cards	33,607	2,962	57,481	(35,211)	58,839
Other consumer open-ended plans	910	—	235	—	1,145
All other	368,255	88,662	169,684	(209,094)	417,507
All other loans	2,769	—	(181)	—	2,588
Unallocated	744,432	—	287,368	—	1,031,800
	$4,867,953	$105,575	$1,032,000	$(385,276)	$5,620,252

ST. MARTIN BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For those loans not considered impaired, the Bank utilizes an internal asset classification system as a means of reporting potential problem loans. Loans are classified as either good, special mention or substandard. Loans classified as substandard represent balances which appear to be adequately secured, but which show significant credit weaknesses, including loans with consistently poor payment histories; loans that are 90 or more days delinquent; and any loans which are adequately secured but are determined to have some other weaknesses or problems which may affect the risk of repayment in the future. The special mention classification is used for credits normally classified as good which suffer some extenuating circumstances outside of the borrower’s control which may adversely affect the borrower’s repayment ability in the future. The good classification is reserved for those loans which do not carry above average risk of repayment. Credit quality classifications were as follows as of December 31:
	Good	Special Mention	Substandard	Impaired	Total
December 31, 2016
Loans secured by real estate:
1-4 family residential construction	$9,393,028	$—	$—	$—	$9,393,028
All other construction/land development	41,073,602	260,865	8,221	439,575	41,782,263
Farmland	9,637,452	—	—	—	9,637,452
1-4 family residential – 1st liens –
Owner occupied	90,509,218	1,111,264	885,356	1,197,097	93,702,935
Non-owner occupied	45,522,431	250,549	831,677	1,183,452	47,788,109
1-4 family residential – junior liens	5,263,607	—	204,985	177,550	5,646,142
5+ family residential	4,306,388	—	—	—	4,306,388
Non-farm, non-residential – owner occupied	77,747,444	1,178,433	1,031,666	2,287,169	82,244,712
Non-farm, non-residential – non-owner occupied –
Non-hotels/motels	47,946,809	—	—	1,785,242	49,732,051
Hotels/motels	13,364,269	324,331	—	2,792,759	16,481,359
Loans for farming purposes:
Rice, cattle, etc.	19,300,220	—	—	25,641	19,325,861
Sugarcane	2,465,001	—	—	—	2,465,001
Commercial/industrial loans (non-real estate)	32,729,273	754,531	20,270	327,630	33,831,704
Consumer loans:
Credit cards	2,696,717	5,999	—	21,137	2,723,853
Other consumer open-ended plans	132,782	—	—	—	132,782
All other, including installment loans	23,300,688	11,702	27,303	86,561	23,426,254
All other loans	372,636	—	—	—	372,636
	$425,761,565	$3,897,674	$3,009,478	$10,323,813	$442,992,530

ST. MARTIN BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Good	Special Mention	Substandard	Impaired	Total
December 31, 2015
Loans secured by real estate:
1-4 family residential construction	$16,674,899	$—	$—	$—	$16,674,899
All other construction/land development	45,887,215	864,065	200,530	—	46,951,810
Farmland	7,158,508	—	—	—	7,158,508
1-4 family residential – 1st liens –
Owner occupied	82,714,575	1,389,924	652,014	1,291,470	86,047,983
Non-owner occupied	42,651,870	589,084	1,537,655	—	44,778,609
1-4 family residential – junior liens	4,530,304	—	235,973	—	4,766,277
5+ family residential	4,384,510	—	—	—	4,384,510
Non-farm, non-residential – owner occupied	67,054,997	2,900,649	1,272,421	2,385,335	73,613,402
Non-farm, non-residential – non-owner occupied –
Non-hotels/motels	41,251,720	1,791,346	—	—	43,043,066
Hotels/motels	11,112,571	3,120,091	—	1,778,021	16,010,683
Loans for farming purposes:
Rice, cattle, etc.	15,791,691	—	—	728,529	16,520,220
Sugarcane	1,294,103	—	—	—	1,294,103
Commercial/industrial loans (non-real estate)	31,525,712	223,663	97,304	129,590	31,976,269
Consumer loans:
Credit cards	2,471,728	39,655	—	16,145	2,527,528
Other consumer open-ended plans	143,154	—	—	—	143,154
All other, including installment loans	22,908,174	15,065	16,717	3,996	22,943,952
All other loans	201,911	—	—	—	201,911
	$397,757,642	$10,933,542	$4,012,614	$6,333,086	$419,036,884

ST. MARTIN BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Information on impaired loans for the years ended December 31, 2016 and 2015 are as follows:
	Recorded Investment	Legal Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
December 31, 2016
Loans Secured by Real Estate
All other construction/land development	$439,575	$496,691	$—	$219,787	$9,117
1-4 family residential – 1st liens –
Owner occupied	1,197,097	1,262,827	—	1,244,284	7,031
Non-owner occupied	1,183,452	1,333,798	—	591,726	39,998
1-4 family residential – junior liens	177,550	186,124	—	88,775	—
Non-farm, Non-residential – Owner Occupied	2,287,170	2,288,127	—	2,336,252	107,523
Non-farm, Non-residential – Non-owner Occupied
Non-hotels/motels	1,785,242	1,790,476	—	892,621	98,863
Hotels/motels	2,792,759	3,489,819	—	2,285,390	46,095
Loans for farming purposes:
Rice, cattle, etc.	25,641	29,914	—	377,085	—
Commercial/Industrial Loans (Non-Real Estate)	327,630	458,345	—	228,610	6,027
Consumer Loans:
Credit cards	21,137	21,137	21,137	18,641	—
All other, including installment loans	86,560	101,543	17,188	45,278	3,093
	$10,323,813	$11,458,801	$38,325	$8,328,449	$317,747

	Recorded Investment	Legal Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
December 31, 2015
Loans Secured by Real Estate
1-4 Family Residential – 1st Liens
Owner occupied	$1,291,470	$1,319,921	$4,425	$694,981	$36,054
Non-farm, Non-residential – Owner Occupied	2,385,335	2,385,335	—	1,192,668	107,103
Non-farm, Non-residential – Non-owner Occupied
Hotels/motels	1,778,021	2,259,597	—	1,739,948	11,524
Loans for farming purposes:
Rice, cattle, etc.	728,529	748,620	72,550	403,309	—
Commercial/Industrial Loans (Non-Real Estate)	129,590	277,763	54,082	67,849	—
Consumer Loans:
Credit cards	16,145	16,145	16,145	8,073	—
Credit cards	3,996	4,027	—	1,998	—
	$6,333,086	$7,011,408	$147,202	$4,108,826	$154,681

ST. MARTIN BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following is an age analysis of past due financing receivables as of December 31:
	30 – 59 Days Past Due	60 – 89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans	Recorded Investment > 90 Days and Accruing
December 31, 2016
Loans secured by real estate:
1-4 family residential construction	$1,239,831	$—	$—	$1,239,831	$8,153,197	$9,393,028	$—
All other construction/land development	2,144,717	1,215,097	150,608	3,510,422	38,271,841	41,782,263	6,492
Farmland	512,756	—	—	512,756	9,124,696	9,637,452	—
1-4 family residential – 1st liens –
Owner occupied	4,114,636	1,216,971	908,168	6,239,775	87,463,160	93,702,935	425,182
Non-owner occupied	1,351,777	—	207,968	1,559,745	46,228,364	47,788,109	—
1-4 family residential – junior liens	225,377	—	177,550	402,927	5,243,215	5,646,142	—
5+ family residential	—	—	—	—	4,306,388	4,306,388	—
Non-farm, non-residential – owner occupied	3,765,985	172,586	321,615	4,260,186	77,984,526	82,244,712	17,122
Non-farm, non-residential – Non-owner occupied:
Non-hotels/motels	2,039,551	—	—	2,039,551	47,692,500	49,732,051	—
Hotels/motels	—	—	—	—	16,481,359	16,481,359	—
Loans for farming purposes:
Rice, cattle, etc.	33,201	—	—	33,201	19,292,660	19,325,861	—
Sugarcane	—	—	—	—	2,465,001	2,465,001	—
Commercial/industrial loans (non-real estate)	632,789	33,393	339,821	1,006,003	32,825,701	33,831,704	128,388
Consumer loans:
Credit cards	16,939	7,574	24,720	49,233	2,674,620	2,723,853	—
Other consumer open-ended plans	—	—	—	—	132,782	132,782	—
All other, including installment loans	380,804	213,358	141,798	735,960	22,690,294	23,426,254	112,426
All other loans	—	—	—	—	372,636	372,636	—
	$16,458,363	$2,858,979	$2,272,248	$21,589,590	$421,402,940	$442,992,530	$689,610

ST. MARTIN BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	30 – 59 Days Past Due	60 – 89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans	Recorded Investment > 90 Days and Accruing
December 31, 2015
Loans secured by real estate:
1-4 family residential construction	$408,997	$—	$—	$408,997	$16,265,902	$16,674,899	$—
All other construction/land development	2,245,757	73,308	187,614	2,506,679	44,445,131	46,951,810	—
Farmland	—	—	—	—	7,158,508	7,158,508	—
1-4 family residential – 1st liens –
Owner occupied	3,822,682	203,869	1,212,103	5,238,654	80,809,329	86,047,983	102,490
Non-owner occupied	1,705,871	69,056	312,795	2,087,722	42,690,887	44,778,609	—
1-4 family residential – junior liens	151,500	—	177,520	329,020	4,437,257	4,766,277	—
5+ family residential	—	—	—	—	4,384,510	4,384,510	—
Non-farm, non-residential – owner occupied	2,138,843	70,707	570,008	2,779,558	70,833,844	73,613,402	229,319
Non-farm, non-residential – Non-owner occupied:
Non-hotels/motels	167,897	—	—	167,897	42,875,169	43,043,066	—
Hotels/motels	339,672	—	—	339,672	15,671,011	16,010,683	—
Loans for farming purposes:
Rice, cattle, etc.	71,324	—	728,529	799,853	15,720,367	16,520,220	—
Sugarcane	—	—	—	—	1,294,103	1,294,103	—
Commercial/industrial loans (non-real estate)	1,475,024	54,741	240,484	1,770,249	30,206,020	31,976,269	110,894
Consumer loans:
Credit cards	20,305	954	29,980	51,239	2,476,289	2,527,528	29,979
Other consumer open-ended plans	—	330	37	367	142,787	143,154	37
All other, including installment loans	389,897	51,812	233,732	675,441	22,268,511	22,943,952	229,736
All other loans	—	—	—	—	201,911	201,911	—
	$12,937,769	$524,777	$3,692,802	$17,155,348	$401,881,536	$419,036,884	$702,455

Total loans on non-accrual status amounted to $3,834,549 and $4,663,772 as of December 31, 2016 and 2015, respectively.
Net unamortized deferred loan fees amounted to $679,818 and $638,203 as of December 31, 2016 and 2015, respectively. These amounts have been included in the applicable loan categories above.
Included in consumer loans are overdrafts of customer accounts totaling $372,656 and $202,063 as of December 31, 2016 and 2015, respectively.

ST. MARTIN BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Information on trouble debt restructurings for the year ended December 31, 2016 is as follows:
	Number of Loans	Pre-modification Oustanding Recorded Investment	Post-modification Outstanding Recorded Investment
December 31, 2016
Loans Secured by Real Estate
1-4 Family Residential – 1st Liens
Owner Occupied	3	$454,189	$454,189
Non-farm, Non-residential – Owner Occupied	2	460,844	460,844
Non-farm, Non-residential – Non-owner Occupied:
Non-hotels/motels	2	1,790,476	1,790,476
Hotels/motels	2	2,577,576	2,577,576
Commercial/industrial loans (non-real estate)	1	116,198	116,198
Consumer loans:
All other construction/land development	1	295,459	295,459
	11	$5,694,742	$5,694,742

The trouble debt restructured loans shown in the table were modified during 2016 with the following terms: 8 loans in the aggregate amount of  $2,986,497 have had rates decreased and maturities extended, 1 loan in the amount of  $1,066,633 has a temporary reduction in loan payments, 1 loan in the amount of $130,669 was converted to interest only payments, and 1 loan in the amount of  $1,510,943 was restructured as approved by Bankruptcy Plan.
There were no loans as of December 31, 2016, that had been modified as trouble debt restructurings during 2015 and then subsequently defaulted in 2016.
As of December 31, 2016, there were no communications to lend additional funds to any borrower whose loan terms have been modified in a trouble debt restructuring.
In the ordinary course of business, the Bank has made loans to its employees, officers and directors. Such loans to directors were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. Loans to officers and employees contain the same collateral requirements as all other loans, but are made at a lower interest rate than that prevailing for regular customers. Loans to directors and executives were approximately $3,413,296 and $3,177,684 at December 31, 2016 and 2015, respectively, while loans to officers and employees were approximately $2,966,344 and $3,888,033 at December 31, 2016 and 2015, respectively.
Loans and the related activity of such borrowers as of December 31 are summarized as follows:
	2016	2015
Balance, December 31, 2015	$7,065,717	$6,803,409
Loan payments	(3,692,444)	(2,677,119)
Loan advances	3,006,367	2,939,427
Balance, December 31, 2016	$6,379,640	$7,065,717

ST. MARTIN BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7.
Other Assets and Other Liabilities

The following are summaries of other assets and other liabilities:
	2016	2015
Other assets:
Prepaid expenses	$547,260	$482,715
Cash surrender values – life insurance	8,066,028	7,865,031
Other real estate	95,006	95,006
Accrued late fees	294,097	233,631
Other	185,736	189,509
Total other assets	$9,188,127	$8,865,892
Other liabilities:
Accrued liabilities	$940,924	$890,229
Deferred compensation plans	2,688,533	2,734,670
Total other liabilities	$3,629,457	$3,624,899

Note 8.
Deposits

At December 31, 2016, the scheduled maturities of time deposits are as follows:
2017	74,102,734
2018	21,478,401
2019	2,548,706
$98,129,841

The Bank held related party deposits of approximately $8,630,340 and $8,265,126 at December 31, 2016 and 2015, respectively.
As of December 31, 2016 and 2015, the amount of time deposits, each with a minimum denomination of  $250,000, totaled $17,792,236 and $14,663,626, respectively.
Note 9.
Other Borrowings

The Bank has the ability to borrow up to $175,616,854 of which $61,439,085 was available as of December 31, 2016 with the Federal Home Loan Bank. This line is secured by a blanket floating lien on a portion of the Bank’s mortgages and other loans. The borrowings under this line bear fixed interest rates of .86% to 5.399% and have maturities to 2026. Advances outstanding in the amount of  $24,177,768 and $19,283,299 as of December 31, 2016 and 2015, respectively, is included in other borrowed funds on the consolidated balance sheets. As of December 31, 2016, the Bank had two unfunded letters of credit totaling $90 million, expiring in 2017. The letters of credit were established to secure public funds deposit.
In addition, the Bank is required to maintain a certain level of stock ownership in Federal Home Loan Bank. At December 31, 2016, the required ownership was $1,206,700.

ST. MARTIN BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In order to facilitate the purchase of another bank in 2007, the Company borrowed funds from another financial institution. During 2009, the loan was refinanced with First National Bankers Bank. Significant terms of the note as of December 31, 2016 and 2015 are as follows:
	2016	2015
Note payable – First National Bankers Bank, variable rate of interest equal to .50% below prime with a floor of 3.25% at December 2016 and 2015, principal and interest payments beginning in March 2010 continuing until September 2020, principal payments equal to 47 installments of $208,333 each and one final principal and interest payment of $210,281, secured by 100% of stock in subsidiary bank	$3,066,667	$3,900,000
Notes payable – Federal Home Loan Bank (see above)	24,177,768	19,283,300
	$27,244,435	$23,183,300

The annual principal requirements to retire the balance of advances with Federal Home Loan Bank as well as the note to First National Bankers Bank at December 31, 2016 are as follows:
2017	$7,477,392
2018	6,761,488
2019	5,150,794
2020	2,009,901
2021	1,848,648
2022 – 2026	3,996,212
$27,244,435

Note 10.   Operating Lease
The Bank entered into a 10 year operating lease agreement for the rental of a branch and office space in 2014 and executed an amendment to the lease in 2015. The lease has two, five-year renewal options at rents to be determined at renewal. The total minimum rental commitment, including renewal periods, under these leases at December 31, 2016 is outlined below:
2017	$284,096
2018	284,096
2019	284,096
2020	284,096
2021	284,096
2022 – 2025	849,416
$2,269,896

Rent expense included in net occupancy expense amounted to $214,701 in 2016 and $156,267 in 2015.
Note 11.   Regulatory Matters
The Company (on a consolidated basis) and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s and the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of their

ST. MARTIN BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.
Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets and of Tier 1 capital to average assets. Management believes, as of December 31, 2016 and 2015, that the Company and the Bank meet all capital adequacy requirements to which they are subject.
As of December 31, 2016, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the following tables. There are no conditions or events since the notification that management believes have changed the Company’s or Bank’s category. The Company’s and the Bank’s actual capital amounts and ratios as of December 31, 2016 and 2015 are also presented in the table (dollars in thousands).
	Actual		Minimum Capital Requirement		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2016:
Common equity Tier 1 Capital to Risk Weighted Assets –
Consolidated	$49,908	9.89%	$22,704	4.50%	N/A	N/A
St. Martin Bank	$52,149	10.34%	$22,704	4.50%	$32,795	6.50%
Tier 1 Capital to Risk Weighted Assets –
Consolidated	$49,908	9.89%	$30,272	6.00%	N/A	N/A
St. Martin Bank	$52,149	10.34%	$30,272	6.00%	$40,363	8.00%
Total Capital to Risk Weighted Assets –
Consolidated	$55,664	11.03%	$40,363	8.00%	N/A	N/A
St. Martin Bank	$57,905	11.48%	$40,363	8.00%	$50,454	10.00%
Leverage Ratio – Tier 1 Capital to Average Assets –
Consolidated	$49,908	8.68%	$22,993	4.00%	N/A	N/A
St. Martin Bank	$52,149	9.07%	$22,993	4.00%	$28,741	5.00%

ST. MARTIN BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The minimum capital requirement amounts, actual total capital amounts and actual capital ratios as of December 31, 2015 have been restated as of September 28, 2017.
	Actual		Minimum Capital Requirement		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2015:
Common equity Tier 1 Capital to Risk Weighted Assets –
Consolidated	$44,494	9.24%	$21,659	4.50%	N/A	N/A
St. Martin Bank	$47,573	9.88%	$21,659	4.50%	$31,286	6.50%
Tier 1 Capital to Risk Weighted Assets –
Consolidated	$44,494	9.24%	$28,879	6.00%	N/A	N/A
St. Martin Bank	$47,573	9.88%	$28,879	6.00%	$38,506	8.00%
Total Capital to Risk Weighted Assets –
Consolidated	$50,114	10.41%	$38,506	8.00%	N/A	N/A
St. Martin Bank	$53,193	11.05%	$38,506	8.00%	$48,132	10.00%
Leverage Ratio – Tier 1 Capital to Average Assets –
Consolidated	$44,494	8.35%	$21,320	4.00%	N/A	N/A
St. Martin Bank	$47,573	8.93%	$21,320	4.00%	$26,649	5.00%
Note 12.   Employee Benefit Plan
The Bank has a 401(k) Plan. The Plan covers substantially all full-time employees of the Bank who meet the Plan’s eligibility requirements. The Plan provides for an employee elective contribution with a discretionary matching provision from the Bank. Participants become fully vested in the Plan in six years from acceptance in the Plan.
During 2016 and 2015, the Bank contributed 3% of gross salary in addition to the standard employer match of 50% of current year employee contributions up to 6%. Participant contributions cannot exceed the maximum amount allowed as determined by the Internal Revenue Code. Contributions made by the Bank to the Plan were $248,287 and $250,397 during the years ended December 31, 2016 and 2015, respectively.
Note 13.   Deferred Compensation Plans
The Bank assumed a supplemental executive retirement plan obligation from another bank which it purchased in 2007. The Bank is obligated under this plan to pay the sole participant an annual benefit of $25,000 per year for 20 years. The payment shall commence upon the attainment of normal retirement age of 65. Should the participant die prior to receiving all benefits, the Bank is obligated to pay a lump sum amount to the participant’s named beneficiary for the remaining scheduled payments. The Bank had an accrued liability recorded for future payments attributable to this plan of  $249,403 and $259,652 as of December 31, 2016 and 2015, respectively.

ST. MARTIN BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Bank established, effective March 12, 2012, a deferred bonus plan agreement for certain key employees for the purpose of providing a bonus award. Each bonus award that is granted vests in the hands of the participant on the fifth anniversary of the grant date. Deferred bonuses were awarded in 2016 and 2015. The Bank has an accrued liability recorded of  $103,739 and $80,505 for this plan as of December 31, 2016 and 2015, respectively.
Note 14.   Multi-Employer Pension Plan
The Bank participates in the Pentegra Defined Benefit Plan for Financial Institutions (EIN# 13-5645888 Plan #333), a multi-employer plan as defined under ASC 715-80-20. The risks of participating in multiemployer plans are different from single-employer plans in the following aspects:
a.
Assets contributed to the multiemployer plan by one employer may be used to provide benefits to employees of other participating employers.

b.
If a participating employer stops contributing to the plan, the unfunded obligations of the plan may be borne by the remaining participating employers.

c.
If the Bank chooses to stop participating in some of its multiemployer plans, the Bank may be required to pay the plan an amount based on the underfunded status of the plan, referred to as a withdrawal liability.

The assets of plan are part of a professionally managed $2.9 billion pension fund including investments in domestic and international equity securities, domestic and international fixed income securities, and real estate further diversified over large cap, small cap, value and growth disciplines.
In accordance with ASC 715-80-35-1, the Bank recognizes as net pension costs the required contribution for the year and a liability for any contributions due and unpaid. The Bank incurred current expense of  $90,003 and $87,300 for this pension plan in 2016 and 2015, respectively. As of June 30, 2016, the plan was considered fully funded. The Bank made cash contributions into the plan in the amount of $100,000 for each year ending December 31, 2016 and 2015.
Effective January 1, 2012, the Bank has frozen the non-contributory defined benefit pension plan. As such, the Bank elected to cease benefit accruals under this plan. All current members of the plan shall continue to participate in the plan.
Note 15.   Supplemental Executive Retirement Plan
The Bank established, effective May 1, 2012, a Supplemental Executive Retirement Plan (SERP) for certain of the Bank’s executives and officers for the purpose of providing supplemental retirement income benefits to selected participants. An annual retirement benefit will be paid for life for each participant who remains continually employed by the Bank until normal retirement age. The Bank considers this a non-qualified noncontributory defined benefit plan.
The Bank has certain life insurance policies that it considers as being held to pay retirement benefits. These investments, with cash surrender values totaling $8,066,028 and $7,865,031 as of December 31, 2016 and 2015, respectively, do not constitute plan assets under generally accepted accounting principles and are included in the accompanying consolidated balance sheets with the Bank’s other assets. Increases in cash surrender value on these policies are recognized in earnings within the Bank’s consolidated financial statements.
The total projected and accumulated benefit obligation under this plan as of December 31, 2016 and 2015 was $2,334,858 and $1,888,342, respectively, all of which was considered unfunded under generally accepted accounting principles.
Amounts recognized as liabilities within the consolidated financial statements as of December 31, 2016 and 2015 amounted to $2,334,858 and $1,888,342, respectively, in accrued pension costs. Amounts recognized in accumulated other comprehensive income were of  $1,131,928 and $973,532 as of

ST. MARTIN BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015, respectively. These amounts consisted of unrealized gains and losses associated with the plan as well as unamortized prior service costs.
Net periodic benefit cost and other amounts recognized in other comprehensive income during 2016 and 2015 are as follows:
	2016	2015
Net periodic pension costs:
Service costs	$113,295	$95,143
Interest costs	74,158	73,405
(Gain) loss recognized	3,139	1,646
Amortization of prior service costs	97,526	97,526
Total net periodic pension costs	288,118	267,720
Other changes in plan assets and benefit obligations recognized in other comprehensive income:
(Gain) loss at beginning of period	255,924	196,783
Amortization of prior service costs	(97,526)	(97,526)
Total recognized in other comprehensive income	158,398	99,257
Total recognized in net periodic benefit costs and other comprehensive income	$446,516	$366,977

The prior service cost for the plan that will be amortized from accumulated other comprehensive income into net periodic benefit cost next year is $97,526.
A 3.45% discount rate was assumed to determine benefit obligation and to determine net periodic pension costs as of December 31, 2016. A 4.27% discount rate was assumed to determine benefit obligation and to determine net periodic pension costs as of December 31, 2015.
Benefit expense to be paid in each of the next five years under this plan were as follows at December 31, 2016.
2017	$25,000
2018	50,000
2019	50,000
2020	50,000
2021	52,083
Note 16.   Stock Option Award Agreement
As of January 1, 2012, the Bank established a Stock Option Award Agreement. The compensation cost that has been charged against operations for this plan is $21,680 in 2016. The weighted average grant date fair value of these options was $39.18 at December 31, 2016. The Bank granted 4,000 common share options to its key employees. These option awards were granted with an exercise price of  $193 per share. The option awards vest based on seven years and five years of continuous service and has 10-year contractual terms. The option awards provide for accelerated vesting if there is a change in control, as defined in the Plan.
The Bank has elected to use the calculated value method to account for the options issued. A nonpublic entity that is unable to estimate the expected volatility of the price of its underlying share may measure awards based on a “calculated value,” which substitutes the volatility of an appropriate index for the volatility of the entity’s own share price. As such, the Bank had the option awards valued, taking into consideration several iterations of a Black-Scholes Option Pricing Model.

ST. MARTIN BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 17.   Stock Appreciation Rights Plan
During 2008, a Stock Appreciation Rights Plan was adopted by the Board of Directors of the Bank effective June 30, 2008. The Board authorized 100,000 stock appreciation rights to be awarded to eligible participants. Eligible participants may include employees of the Bank and its affiliates. The stock appreciation rights granted will become vested, settled and paid upon the occurrence of a settlement event (fifth anniversary of the date of grant, change in control, death, disability or retirement). The participants do not have rights or privileges of a stockholder of the Bank or its Parent and is not considered as a stockholder of the Bank or its Parent. During 2016 and 2015, no additional units were awarded. A total of 11,497 units have been awarded under this plan since inception of which all have been settled during 2016. The Bank recognized $0 and $323,214 in compensation expense associated with this plan in 2016 and 2015, respectively. In addition, the Bank had accrued benefits payable of  $0 and $496,174 at December 31, 2016 and 2015, respectively.
Compensation costs under this plan are computed as the difference between estimated final settlement of each year’s unit awards when vested and the grant price for that award recognized over the vesting period. In calculating the liability under this plan as of year-end 2015, the Bank estimated growth in the value of underlying stock equal to 10% over prior year end.
Note 18.   Restrictions on Retained Earnings
The Bank is subject to the dividend restrictions set forth by the Louisiana Commissioner of Financial Institutions. Under such restrictions, the Bank may not, without the prior approval of the Commissioner of Financial Institutions, declare dividends in excess of the sum of the current year and prior year earnings less dividends paid during these periods. The dividends, as of December 31, 2016, the Bank could declare without the approval of the Commissioner of Financial Institutions amounted to $8,544,170.
Note 19.   Earnings per Share
The earnings per share computation are based on 207,522 weighted average numbers of shares outstanding for 2016 and 2015.

ST. MARTIN BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 20.   Other Operating Expenses
The composition of other operating expenses for the years ended December 31 is as follows:
	2016	2015
Federal and state assessments	$376,027	$393,343
Advertising	364,192	315,056
Other real estate	21,012	43,606
Donations and contributions	79,509	78,420
Office supplies and printing	552,364	596,772
Commissions	107,154	124,297
Correspondent bank fees	87,995	72,330
Training	41,752	57,688
Amortization	262,760	262,759
Director fees	377,900	342,855
Professional fees	204,734	193,865
Dues and subscriptions	110,569	105,515
ATM and debit card processing fees	436,614	411,751
Software maintenance	334,032	300,701
Bankcard and credit card expenses	293,832	277,118
Travel and seminars	259,683	262,629
Telephone and communications	233,578	238,073
Other	910,658	753,448
	$5,054,365	$4,830,226

Note 21.   Contingent Liabilities and Commitments
The Company’s consolidated financial statements do not reflect various commitments and contingent liabilities that arise in the normal course of business and that involve elements of credit risk. These commitments and contingent liabilities are described below.
The Company and its subsidiary are parties to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims will not be material to the consolidated financial position.
The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, credit card arrangements, and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheets. The contract or notional amounts of those instruments reflect the extent of the Bank’s involvement in particular classes of financial instruments.
The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit, credit card arrangements, and standby letters of credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.
Commitments to Extend Credit — Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since

ST. MARTIN BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank’s experience has been that most loan commitments are drawn upon by customers. The Bank evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if it is deemed necessary upon extension of credit, is based on management’s credit evaluation of the counter party. Collateral held varies but may include accounts receivable; inventory, property, plant, and equipment; and income-producing commercial properties.
Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.
The Bank has not incurred any losses on its commitments in either 2016 or 2015.
A summary of the Bank’s commitments and contingent liabilities at December 31, 2016 is as follows:
Notional Amount
Commitments to extend credit	$63,934,714
Credit card arrangements	$5,909,947
Standby letters of credit	$2,565,439
As of December 31, 2016, the Bank had two unfunded letters of credit totaling $90 million, expiring in 2017. The letters of credit were established to secure public fund deposits.
Note 22.   Financial Instruments and Assets Measured at Fair Value
Accounting principles generally accepted in the United States of America require disclosure of fair value information about financial instruments for which it is practicable to estimate fair value, whether or not the financial instruments are recognized in the consolidated financial statements. When quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The derived fair value estimates cannot be substantiated through comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Certain financial instruments and all non-financial instruments are excluded from these disclosure requirements. Further, the disclosures do not include estimated fair values for items which are not financial instruments but which represent significant value to the Company, among them, core deposit intangibles, loan servicing rights and other fee-generating businesses. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.
The carrying amount of cash and short-term investments and demand deposits approximates the estimated fair value of these financial instruments. The estimated fair value of securities is based on quoted market prices, dealer quotes and prices obtained from independent pricing services. The estimated fair value of loans and interest bearing deposits is based on present values using applicable risk-adjusted spreads to the appropriate yield curve to approximate current interest rates applicable to each category of these financial instruments.
Interest rates were not adjusted for changes in credit risk of performing commercial loans for which there are no known credit concerns. Management segregates loans into appropriate risk categories and believes the risk factor embedded in the interest rates results in a fair valuation of these loans on an entry-value basis.

ST. MARTIN BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Variances between the carrying amount and the estimated fair value of loans reflect both credit risk and interest rate risk. The Bank is protected against changes in credit risk by the allowance for possible loan losses of  $5,756,004 at December 31, 2016.
The fair value estimates presented are based on information available to management as of December 31, 2016. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, these amounts have not been revalued for purposes of these financial statements since that date. Therefore, current estimates of fair value may differ significantly from the amounts presented. None of the assets or liabilities included in the table below are held for trading purposes.
	(In Thousands)
	Carrying Amount	Fair Value
ASSETS
Cash and short-term investments	$63,924	$63,924
Interest bearing time deposits with banks	$495	$496
Securities held to maturity	$3,114	$2,991
Securities available for sale	$48,674	$48,674
Total loans	$442,993	$433,886
LIABILITIES
Total deposits	$494,585	$495,778
Other borrowed funds	$27,244	$26,116
In accordance with generally accepted accounting principles as codified in ASC 820-10, the Company defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.
In accordance with ASC 820-10, the Company groups assets and financial liabilities measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. These levels are:
Level 1 — Valuations for assets and liabilities traded in active exchange markets, such as the New York Stock Exchange. Level 1 also includes securities that are traded by dealers or brokers in active markets. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.
Level 2 — Valuations for assets and liabilities traded in less active dealer or broker markets. For example, municipal securities valuations are based on markets that are currently offering similar financial products. Valuations are obtained from third party pricing services for identical or comparable assets or liabilities.
Level 3 — Valuations for assets and liabilities that are derived from other valuation methodologies, including option pricing models, discounted cash flow models and similar techniques, and not based on market exchange, dealer or broker traded transactions. Level 3 valuations incorporate certain assumptions and projections in determining the fair value assigned to such assets or liabilities.

ST. MARTIN BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Below is a table that presents information about certain assets and liabilities measured at fair value on a recurring basis (in thousands):
	Fair Value	Quoted Prices In Active Markets for Identical Assets/ Liabilities Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3
December 31, 2016
Securities available-for-sale	$48,674	$3	$48,671	$—
December 31, 2015
Securities available-for-sale	$46,412	$3	$46,409	$—

Note 23.   Intangible Assets
As of December 31, 2016 and 2015, the Company has the following amounts related to intangible assets:
	2016		2015
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Amortized intangible assets:
Core deposit intangible – American	$2,053,319	$1,946,189	$2,053,319	$1,731,930
Core deposit intangible – Church Point	388,000	105,084	388,000	56,583
Total amortized intangible assets	$2,441,319	$2,051,273	$2,441,319	$1,788,513
Unamortized intangible assets:
Goodwill – American	$5,242,439		$5,242,439
Goodwill – Church Point	1,199,886		1,199,886
Total unamortized intangible assets	$6,442,325		$6,442,325

Core deposit intangibles are being amortized over an estimated useful life ranging from 8 – 9.55 years.
Amortization relating to the intangibles totaled $262,759 and $262,759 for years ending December 31, 2016 and 2015, respectively.

ST. MARTIN BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

No significant residual value is estimated for these intangible assets. The following table represents the total estimated amortization of intangible assets for the succeeding years.
For the Year Ending December 31	Estimated Amortization Expense
2017	$155,630
2018	48,500
2019	48,500
2020	48,500
2021	48,500
2022	40,416
Note 24.   St. Martin Bancshares, Inc. (Parent Company)
The following financial statements of St. Martin Bancshares, Inc. (Parent Company) include St. Martin Bank and Trust Company under the equity method of accounting:
BALANCE SHEETS
December 31, 2016 and 2015
	2016	2015
ASSETS
Cash in subsidiary	$733,101	$738,195
Securities	265	265
Other asset	1,430	1,429
Goodwill	1,199,886	1,199,886
Investment in St. Martin Bank and Trust Company	55,951,858	52,433,524
Total assets	$57,886,540	$54,373,299
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accrued interest payable	$4,642	$303
Notes payable	3,066,667	3,900,000
Total liabilities	3,071,309	3,900,303
Common stock; $1 par value; 2,000,000 shares authorized; 207,552 issued and outstanding for 2015 and 2016	$207,552	207,552
Surplus	5,255,199	5,255,199
Retained earnings	51,017,921	45,652,898
Accumulated other comprehensive loss	(1,665,441)	(642,653)
Total stockholders’ equity	54,815,231	50,472,996
Total liabilities and stockholders’ equity	$57,886,540	$54,373,299

ST. MARTIN BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

STATEMENTS OF INCOME
Years Ended December 31, 2016 and 2015
	2016	2015
Income:
Dividends from subsidiary	$8,473,703	$8,760,201
Operating expenses	126,032	148,336
Earnings before equity in undistributed earnings of subsidiary	8,347,671	8,611,865
Equity in undistributed earnings of subsidiary	4,541,122	4,003,047
Net income	$12,888,793	$12,614,912

STATEMENTS OF CASH FLOWS
Years Ended December 31, 2016 and 2015
	2016	2015
OPERATING ACTIVITIES
Net income	$12,888,793	$12,614,912
Adjustments to reconcile net income to net cash provided by operating activities:
Increase (decrease) in liabilities	4,328	(2,266)
Non-cash adjustments for equity in subsidiaries undistributed net income	(4,541,122)	(4,003,047)
Net cash provided by operating activities	8,351,999	8,609,599
FINANCING ACTIVITIES
Principal payments on debt	(833,333)	(833,333)
Cash dividends	(7,523,760)	(7,783,200)
Net cash used in financing activities	(8,357,093)	(8,616,533)
Decrease in cash	(5,094)	(6,934)
Cash at beginning of year	738,195	745,129
Cash at end of year	$733,101	$738,195
Supplemental Disclosures
Cash paid for interest	$116,609	$143,668

Note 25.   Concentrations of Credit
Most of the Bank’s loans, commitments and standby letters of credit have been granted to customers located within the state. The majority of such customers are depositors of the Bank. In addition, 42% of the Bank’s loan portfolio is secured by commercial real estate. Investments in state and municipal securities also involve governmental entities mainly within the Bank’s market area. Standby letters of credit were granted primarily to commercial borrowers. The Bank, as a matter of policy, does not extend credit to any single borrower or group of related borrowers in excess of  $5,000,000 secured and $1,200,000 unsecured.
Throughout the year, the Bank maintains on deposit with other financial institutions amounts in excess of Federal Deposit Insurance Corporation insurance limits per institution. The Bank does not anticipate any losses as a result of this as of December 31, 2016.

ST. MARTIN BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 26.   Changes in Accumulated Other Comprehensive Income by Component
The following are the changes in accumulated other comprehensive income by component for the years ending December 31, 2016 and 2015:
	Unrealized Gains and Losses on Available for Sale Securities	Defined Benefit Pension Items	Total
Balance, December 31, 2014	$265,561	$(874,273)	$(608,712)
Other comprehensive income before reclassifications	65,316	(196,783)	(131,467)
Amounts reclassified from accumulated other comprehensive income	—	97,526	97,526
Net current period other comprehensive income	65,316	(99,257)	(33,941)
Balance, December 31, 2015	330,877	(973,530)	(642,653)
Other comprehensive income before reclassifications	(803,724)	(255,924)	(1,059,648)
Amounts reclassified from accumulated other comprehensive income	(60,666)	97,526	36,860
Net current period other comprehensive income	(864,390)	(158,398)	(1,022,788)
Balance, December 31, 2016	$(533,513)	$(1,131,928)	$(1,665,441)

Below are additional details regarding the reclassifications out of accumulated other comprehensive income for the years ending December 31, 2016 and 2015:
	2016	2015	Affected Line Item in the Statement Where Net Income is Presented
Unrealized gains and losses on available for sale securities	$(60,666)	$—	Net gains (losses) on sale of available for sale securities
Amortization of defined benefit pension – prior service costs	97,526	97,526	(a)
Total reclassifications	36,860	97,526

(a)
This accumulated other comprehensive income component is included in the computation of net periodic pension costs (see Note 15 for additional details).

Note 27.   Subsequent Events
The Bank evaluated the need for disclosures and/or adjustments resulting from subsequent events through March 7, 2017, the date of the consolidated financial statements were available to be issued. This evaluation did not result in any subsequent events that necessitated disclosures and/or adjustments under general accounting standards.
Note 28.   Reclassifications
Certain reclassifications have been made in the financial statements at December 31, 2015, in order to be consistent with reporting in the current year. These reclassifications had no effect on previously reported stockholders’ equity or net income.

Annex A
Execution Copy
AGREEMENT AND PLAN OF MERGER

BY AND BETWEEN

HOME BANCORP, INC.

AND

ST. MARTIN BANCSHARES, INC.

A-i

A-ii

A-iii

A-iv

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is dated as of August 23, 2017, by and between Home Bancorp, Inc., a Louisiana corporation (“Parent”), and St. Martin Bancshares, Inc., a Louisiana corporation (the “Company”).
WHEREAS, the Board of Directors of each of Parent and the Company (a) has determined that this Agreement and the business combination and related transactions contemplated hereby are in the best interests of their respective companies, (b) has determined that this Agreement and the transactions contemplated hereby are consistent with and in furtherance of their respective business strategies, and (c) has adopted a resolution approving this Agreement and the transactions contemplated hereby;
WHEREAS, in accordance with the terms of this Agreement, the Company will merge with and into Parent (the “Merger”) and immediately thereafter St. Martin Bank & Trust Company, a Louisiana chartered bank and wholly owned subsidiary of the Company (“Company Bank”), will merge with and into Home Bank, N.A., a national bank and wholly owned subsidiary of Parent (“Parent Bank”) (the “Bank Merger”), pursuant to the terms of the Agreement of Merger substantially in the form attached hereto as Exhibit A;
WHEREAS, as a condition to the willingness of Parent to enter into this Agreement, each of the directors of the Company has entered into a Voting and Support Agreement, substantially in the form of Exhibit B hereto, dated as of the date hereof, with Parent (the “Company Voting Agreements”), pursuant to which each such director has agreed, among other things, to vote all shares of common stock of the Company owned by such person in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in the Company Voting Agreements;
WHEREAS, the parties intend the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement be and is hereby adopted as a “plan of reorganization” within the meaning of Sections 354 and 361 of the Code; and
WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the business transactions described in this Agreement and to prescribe certain conditions thereto.
NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:
ARTICLE I
CERTAIN DEFINITIONS
1.1. Certain Definitions.
As used in this Agreement, the following terms have the following meanings (unless the context otherwise requires, references to Articles and Sections refer to Articles and Sections of this Agreement).
“ACA” shall have the meaning set forth in Section 4.12.2.
“Acquisition Proposal” shall have the meaning set forth in Section 6.10.1.
“Acquisition Transaction” shall have the meaning set forth in Section 6.10.1.
“Affiliate” shall mean, as to any Person, any other Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

“Agreement” shall mean this Agreement and Plan of Merger, together with any amendment(s) hereto.
“Applications” shall mean the applications and/or notices for regulatory approval and/or non-objection that are required by the transactions contemplated hereby.
“Articles of Merger” shall have the meaning set forth in Section 2.2.
“Bank Merger” shall have the meaning set forth in the recitals to this Agreement.
“Bank Regulator” shall mean any federal or state banking regulator, including but not limited to the OCC, the FRB, the FDIC and the OFI, which regulates Parent, the Company, or any of their respective holding companies or subsidiaries, as the case may be.
“BHCA” shall have the meaning set forth in Section 4.1.1.
“BSP” shall have the meaning set forth in Section 5.14.
“Business Day” shall mean any day other than (a) a Saturday or Sunday, or (b) a day on which banks in the State of Louisiana are authorized or obligated by law or executive order to be closed.
“Certificates” shall mean certificates evidencing shares of Company Common Stock.
“Claim” shall have the meaning set forth in Section 7.9.1.
“Closing” shall have the meaning set forth in Section 2.2.
“Closing Date” shall have the meaning set forth in Section 2.2.
“COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.
“Code” shall have the meaning assigned in the recitals of this Agreement.
“Company” shall have the meaning set forth in the recitals of this Agreement.
“Company 401(k) Plan” shall have the meaning set forth in Section 6.12.1.
“Company Appointees” shall have the meaning set forth in Section 7.13.
“Company Audit Committee” shall have the meaning set forth in Section 4.5.4.
“Company Bank” shall have the meaning set forth in the recitals of this Agreement.
“Company Common Stock” shall mean the common stock, $1.00 par value per share, of the Company.
“Company Compensation and Benefit Plans” shall mean all existing bonus, incentive, pension, retirement, supplemental retirement, profit-sharing, employee stock ownership, restricted stock, stock option, severance, deferred compensation, welfare benefit plans and agreements (including paid time off policies and other benefit policies and procedures), fringe benefit plans, employment, consulting, settlement and employment and change in control agreements and all other benefit practices, policies and arrangements maintained by the Company or any Company Subsidiary in which any employee or former employee, consultant or former consultant or director or former director of the Company or any Company Subsidiary participates or to which any such employee, consultant or director is a party or is otherwise entitled to receive benefits.
“Company Disclosure Schedules” shall mean one or more written disclosure schedules delivered by the Company to Parent specifically referring to the appropriate section of this Agreement.
“Company ERISA Affiliate” shall have the meaning set forth in Section 4.12.3.
“Company Financial Statements” shall mean (a) the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2016 and 2015 and the consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows (including related notes and schedules, if any) of the Company and the Company Subsidiaries for each of the two years ended December 31, 2016 and 2015, and (b) the unaudited interim consolidated financial statements of the Company and its Subsidiaries as of the end of each calendar quarter following December 31, 2016 and for the periods then ended.

“Company MAE Rep” shall mean each of the representations and warranties set forth in the following sections and subsections: 4.1.1 (other than the first sentence thereof), 4.1.2 (other than the first sentence thereof, 4.1.4, 4.2.3, 4.2.4, 4.3.2 (beginning at clause (c)(ii) thereof), 4.4, 4.6, 4.8, 4.9, 4.10, 4.11.1 (other than the first sentence thereof), 4.11.2, 4.12, 4.13, 4.14, 4.15, 4.17, 4.19, 4.20, 4.21, 4.23, 4.24 and 4.25.
“Company Real Property” shall mean a parcel of real estate owned or leased by the Company or any Company Subsidiary.
“Company Recommendation” shall have the meaning set forth in Section 8.1.
“Company Regulatory Agreement” shall have the meaning set forth in Section 4.11.3.
“Company Regulatory Reports” shall mean the Consolidated Reports of Condition and Income of the Company Bank and accompanying schedules, as filed with the FFIEC for each quarterly period ending on or after December 31, 2015 through the Closing Date.
“Company SERP” shall mean any supplemental retirement benefit arrangement maintained by the Company or any Company Subsidiary, each of which is listed and described on Company Disclosure Schedule 4.6.7.
“Company Shareholders’ Agreement” shall mean the Amended and Restated Shareholders’ Agreement, dated as of August 8, 2006, by and between the Company and those shareholders of the Company who are signatories thereto.
“Company Shareholders’ Meeting” shall have the meaning set forth in Section 8.1.
“Company Special Distribution” shall have the meaning set forth in Section 6.1.2(A).
“Company Stock Option” shall have the meaning set forth in Section 3.2.10.
“Company Subsequent Determination” shall have the meaning set forth in Section 6.10.5.
“Company Subsidiary” shall mean a Subsidiary of the Company.
“Company Voting Agreements” shall have the meaning set forth in the recitals of this Agreement.
“Continuing Employees” shall have the meaning set forth in Section 7.9.1.
“Data Conversion” shall have the meaning set forth in Section 6.2.2.
“Dissenting Shareholder” shall have the meaning set forth in Section 3.2.9.
“Dissenting Shares” shall have the meaning set forth in Section 3.2.9.
“Effective Time” shall mean the date and time specified pursuant to Section 2.2 hereof as the effective time of the Merger.
“Environmental Laws” shall mean any applicable federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Laws includes without limitation (a) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. § 9601, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901, et seq.; the Clean Air Act, as amended, 42 U.S.C. § 7401, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601, et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. § 11001, et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f, et seq.; and all comparable state and local laws, and (b) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Materials of Environmental Concern.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Exchange Agent” shall mean Computershare, Inc., or such other bank or trust company or other agent designated by Parent and reasonably acceptable to the Company.
“Exchange Fund” shall have the meaning set forth in Section 3.2.1.
“Exchange Ratio” shall have the meaning set forth in Section 3.1.3.
“FDIC” shall mean the Federal Deposit Insurance Corporation or any successor thereto.
“FFIEC” shall mean the Federal Financial Institutions Examination Council.
“FHLB” shall mean the Federal Home Loan Bank of Dallas.
“FRB” shall mean the Board of Governors of the Federal Reserve System.
“GAAP” shall mean accounting principles generally accepted in the United States of America, consistently applied with prior practice.
“Governmental Entity” shall mean any federal or state court, administrative agency or commission or other governmental authority or instrumentality.
“HIPAA” shall have the meaning set forth in Section 4.12.2.
“HOLA” shall mean the Home Owners’ Loan Act.
“Indemnified Parties” shall have the meaning set forth in Section 7.9.1.
“IRS” shall mean the United States Internal Revenue Service.
“Joint Proxy Statement-Prospectus” shall have the meaning set forth in Section 8.2.1.
“Knowledge” as used with respect to a Person (including references to such Person being aware of a particular matter), shall mean those facts that are known or should have been known after due inquiry by the executive officers (as defined in Rule 3b-7 under the Exchange Act) of such Person, and includes any facts, matters or circumstances set forth in any written notice from any Bank Regulator or any other written notice received by that Person.
“LBCA” shall mean the Louisiana Business Corporation Act.
“Material Adverse Effect” shall mean, with respect to the Parent or the Company, as the case may be, any effect that (a) is material and adverse to the financial condition, results of operations or business of Parent and the Parent Subsidiaries taken as a whole, or the Company and the Company Subsidiaries taken as a whole, as the case may be, or (b) materially impairs or would reasonably be expected to materially impair the ability of either the Parent, on the one hand, or the Company, on the other hand, to perform its obligations under this Agreement on a timely basis or otherwise materially threaten or materially impede the consummation of the transactions contemplated by this Agreement; provided, however, that “Material Adverse Effect” shall not be deemed to include the impact of  (i) changes in laws and regulations affecting banks or their holding companies generally, or interpretations thereof by courts or Governmental Entities, (ii) changes in GAAP or regulatory accounting principles generally applicable to financial institutions and their holding companies, (iii) actions and omissions of a party hereto (or any of its Subsidiaries) taken with the prior written consent of the other party or expressly required by this Agreement, (iv) the announcement of this Agreement and the transactions contemplated hereby, and compliance with this Agreement on the business, financial condition or results of operations of the parties and their respective subsidiaries, including the expenses incurred by the parties hereto in consummating the transactions contemplated by this Agreement, (v) changes in national or international political or social conditions including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (vi) economic, financial market, or geographic conditions in general, including changes in economic or financial markets or changes in interest rates; (vii) any legal action asserted or other actions initiated by any holder of shares of Company Common Stock or the holder of any shares of Parent Common Stock arising out of or related to this Agreement; or (viii) any failure, in and of itself, by such party to meet any internal projections, forecasts or revenue or earnings projections (it being understood that the facts giving rise or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, a Material Adverse Effect); except, with respect to clauses (i), (ii), (v) and (vi), to the extent that the effects of such changes or conditions disproportionately affect the Company and its Subsidiaries taken as a whole or Parent and its Subsidiaries taken as a whole, as the case may be, as compared to similarly situated community banks and their holding companies located in the United States.
“Material Contracts” shall have the meaning set forth in Section 4.8.3.
“Materials of Environmental Concern” shall mean pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, and any other hazardous or toxic materials regulated under Environmental Laws.
“Maximum Amount” shall have the meaning set forth in Section 7.9.3.
“Merger” shall have the meaning set forth in the recitals of this Agreement.
“Merger Consideration” shall mean the aggregate Per Share Merger Consideration to be paid pursuant to the provisions of Article III hereof, subject to adjustment as provided herein.
“Merger Registration Statement” shall mean the registration statement, together with all amendments, filed with the SEC under the Securities Act for the purpose of registering shares of Parent Common Stock to be offered to holders of Company Common Stock in connection with the Merger.
“Nasdaq” shall mean the NASDAQ Global Select Market of the NASDAQ Stock Market.
“OCC” shall mean the Office of the Comptroller of the Currency.
“OFI” shall mean the Louisiana Office of Financial Institutions.
“Option Consideration” shall have the meaning set forth in Section 3.2.10.
“Parent” shall have the meaning set forth in the recitals to this Agreement.
“Parent Audit Committee” shall have the meaning set forth in Section 5.5.3.
“Parent Bank” shall have the meaning set forth in the recitals of this Agreement.
“Parent Common Stock” shall mean the common stock, par value $0.01 per share, of Parent.
“Parent Compensation and Benefit Plans” shall mean all existing bonus, incentive, pension, retirement, profit-sharing, employee stock ownership, restricted stock, stock option, severance, welfare benefit plans (including paid time off policies and other benefit policies and procedures), fringe benefit plans, employment, consulting, settlement and employment and change in control agreements and all other benefit practices, policies and arrangements maintained by the Parent or any Parent Subsidiary in which any employee or former employee, consultant or former consultant or director or former director of the Parent or any Parent Subsidiary participates or to which any such employee, consultant or director is a party or is otherwise entitled to receive benefits.
“Parent Disclosure Schedules” shall mean one or more written disclosure schedules delivered by Parent to the Company specifically referring to the appropriate section of this Agreement.
“Parent Financial Statements” shall mean the (a) the audited consolidated statements of financial condition of the Parent and its Subsidiaries as of December 31, 2016 and 2015 and the consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows (including related notes and schedules, if any) of the Parent and the Parent Subsidiaries for each of the three years ended December 31, 2016, 2015 and 2014, as set forth in the Parent’s Annual Report for the year ended December 31, 2016, and (b) the unaudited interim consolidated financial statements of Parent and its Subsidiaries as of the end of each calendar quarter following December 31, 2016, and for the periods then ended, as filed by Parent in the Parent Securities Documents.

“Parent MAE Rep” shall mean each of the representations and warranties set forth in the following sections and subsections: 5.1.1 (other than the first sentence thereof), 5.1.2 (other than the first sentence thereof), 5.3.2 (beginning at clause (c)(ii) thereof), 5.4, 5.6, 5.8, 5.9, 5.10.1 (other than the first sentence thereof), 5.10.2, 5.10.4 and 5.11. 5.12, 5.13, 5.14, 5.17, 5.18, 5.21, 5.22, and 5.23.
“Parent Regulatory Agreement” shall have the meaning set forth in Section 5.10.3.
“Parent Securities Documents” shall mean all reports, prospectuses, proxy or information statements, registration statements and all other documents filed, or required to be filed, by Parent with the SEC pursuant to the Securities Laws.
“Parent Shareholders’ Meeting” shall have the meaning set forth in Section 8.1.2.
“Parent Stock Benefit Plans” shall mean the Parent’s Employee Stock Ownership Plan, 2009 Recognition and Retention Plan, 2009 Stock Option Plan, and 2014 Equity Incentive Plan.
“Parent Subsidiary” shall mean a Subsidiary of the Parent.
“Participation Facility” shall have the meaning set forth in Section 4.14.1.
“Pension Plan” shall have the meaning set forth in Section 4.12.2.
“Per Share Merger Consideration” shall mean such number of shares or fraction of a share, as the case may be, of Parent Common Stock as is equal to the Exchange Ratio, subject to adjustment as provided in Section 3.1.5.
“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, trust or “group” (as that term is defined under the Exchange Act).
“Plan Termination Date” shall have the meaning set forth in Section 6.12.1.
“Pre-Closing” shall have the meaning set forth in Section 10.1.
“Raymond James” shall have the meaning set forth in Section 4.13.
“Regulatory Approvals” shall mean the approval of any Bank Regulator that is necessary in connection with the consummation of the Merger, and the related transactions contemplated by this Agreement.
“REO” shall mean real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures.
“Representatives” shall have the meaning set forth in Section 6.10.1.
“Rights” shall mean warrants, options, rights, convertible securities, stock appreciation rights and other arrangements or commitments (including rights to earned dividends or dividend equivalents thereon) which obligate an entity to issue or dispose of any of its capital stock or other ownership interests or which provide for compensation based on the equity appreciation of its capital stock.
“SEC” shall mean the United States Securities and Exchange Commission or any successor thereto.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Securities Laws” shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Subsidiary” shall mean a corporation, limited liability company, partnership, trust, joint venture or other entity in which a Person owns, directly or indirectly, an equity interest representing 50% or more of any class of the capital stock thereof or other equity interests therein.
“Superior Proposal” shall have the meaning set forth in Section 6.10.2.
“Surviving Corporation” shall have the meaning set forth in Section 2.1 hereof.

“Tax” shall mean any tax, including any fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of  (or similar to) taxes, payable to any federal, state, provincial, local or foreign Taxing Authority, including: (a) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real, personal or intangible property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, estimated, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, recording, transfer and gains taxes; (b) interest, penalties, additional taxes and additions to tax imposed; and (c) any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for taxes of a predecessor entity.
“Tax Return” shall mean any return, declaration, report, claim for refund, estimates, elections, agreements, statements, declarations of estimated tax, information returns or other documents of any nature or kind, relating to, or required to be filed in connection with, any Taxes, including any schedule or attachment thereto and amendments thereof, and including any information returns or reports with respect to backup withholding and other payments to third parties.
“Taxing Authority” shall mean any Governmental Entity responsible for the imposition or collection of any Taxes, whether domestic or foreign.
“Termination Date” shall mean March 31, 2018.
“Termination Fee” shall have the meaning set forth in Section 11.2.2.
“Troubled Debt Restructurings” shall mean loans that are “troubled debt restructurings” as defined in Statement of Financial Accounting Standards No. 15, “Accounting by Debtors and Creditors for Troubled Debt Restructuring” (ASC 310-40), or any successor thereto.
Other terms used herein are defined in the recitals and elsewhere in this Agreement.
ARTICLE II
THE MERGER
2.1. Merger.
Subject to the terms and conditions of this Agreement, at the Effective Time: (a) the Company shall merge with and into Parent under the laws of the State of Louisiana, with Parent as the resulting or surviving corporation (the “Surviving Corporation”); and (b) the separate existence of the Company shall cease and all of the rights, privileges, powers, franchises, properties, assets, liabilities and obligations of the Company shall be vested in and assumed by Parent. As a result of the Merger, each share of Company Common Stock (other than Dissenting Shares) will be converted into the right to receive the Per Share Merger Consideration pursuant to the terms of Article III hereof.
2.2. Effective Time.
The closing (“Closing”) shall occur no later than the close of business on the twentieth calendar day following the satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth in Article IX (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by applicable law) waiver of those conditions), or such other date that may be agreed to by the parties.
The Merger shall be effected by the filing of articles of merger (the “Articles of Merger”) with the Secretary of State of the State of Louisiana on the date of Closing (the “Closing Date”), in accordance with the LBCA. The “Effective Time” shall mean the date and time upon which the Articles of Merger are filed with the Secretary of State of the State of Louisiana or, as the case may be, at such later date and time as may be specified in the Articles of Merger.
2.3. Articles of Incorporation and Bylaws.
The articles of incorporation and bylaws of Parent in effect immediately prior to the Effective Time shall be the articles of incorporation and bylaws of the Surviving Corporation, until altered, amended or repealed in accordance with their terms and applicable law.

2.4. Directors and Officers of Parent and the Surviving Corporation.
Subject to Section 7.13, the directors of Parent immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of Parent. The officers of Parent immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.
2.5. Effects of the Merger.
At and after the Effective Time, the Merger shall have the effects as set forth in the LBCA and this Agreement.
2.6. Tax Consequences.
It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a “plan of reorganization” as that term is used in Sections 354, 361 and 368 of the Code. From and after the date of this Agreement and until the Closing, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code. Parent and the Company each hereby agrees to deliver certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable counsel to deliver the legal opinions contemplated by Section 9.1.5, which certificates shall be effective as of the date of such opinion.
2.7. Possible Alternative Structures.
Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time Parent shall be entitled to revise the structure of the Merger, including, without limitation, by merging the Company into a newly created wholly-owned Subsidiary of Parent; provided that (a) any such Subsidiary shall become a party to, and shall agree to be bound by, the terms of this Agreement; (b) there are no adverse federal or state income tax or other adverse tax consequences to the Company’s shareholders as a result of the modification; (c) the consideration to be paid to the holders of Company Common Stock under this Agreement is not thereby changed in kind or value or reduced in amount; and (d) such modification will not materially delay or jeopardize the receipt of Regulatory Approvals or other consents and approvals relating to the consummation of the Merger, otherwise materially delay or jeopardize the satisfaction of any condition to Closing set forth in Article IX or otherwise adversely affect the Company or the holders of Company Common Stock. The parties hereto agree to appropriately amend this Agreement and any related documents in order to reflect any such revised structure.
2.8. Absence of Control.
Subject to any specific provisions of this Agreement, it is the intent of the parties hereto that Parent by reason of this Agreement shall not be deemed (until consummation of the transactions contemplated hereby) to control, directly or indirectly, the Company or Company Bank or to exercise, directly or indirectly, a controlling influence over the management or policies of the Company or Company Bank.
2.9. Bank Merger.
Parent and the Company shall use their reasonable best efforts to cause the Bank Merger to occur as soon as practicable after the Effective Time. In addition, following the execution and delivery of this Agreement, Parent will cause Parent Bank, and the Company will cause Company Bank to execute and deliver the Agreement of Merger substantially in the form attached to this Agreement as Exhibit A.

ARTICLE III
CONVERSION OF SHARES
3.1. Conversion of Company Common Stock; Merger Consideration.
At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company, or the holders of any of the shares of Company Common Stock, the Merger shall be effected in accordance with the following terms:
3.1.1. Parent Shares.   Each share of Parent Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding following the Effective Time and shall be unchanged by the Merger.
3.1.2. Canceled Company Shares.   Any shares of Company Common Stock held directly or indirectly by the Company and any share of Company Common Stock owned directly or indirectly by Parent immediately prior to the Effective Time (other than shares held in a fiduciary or agency capacity and that are beneficially owned by third parties or in connection with debts previously contracted) shall, at the Effective Time, cease to exist, and the Certificates for such shares shall be canceled as promptly as practicable thereafter, and no payment or distribution shall be made in consideration therefor.
3.1.3. Merger Consideration.   Except for Dissenting Shares and those shares of Company Common Stock cancelled in accordance with Section 3.1.2, each outstanding share of Company Common Stock shall be converted into the right to receive 9.2839 (the “Exchange Ratio”) shares of Parent Common Stock, subject to adjustment as provided in Section 3.1.5.
3.1.4. Rights of Company Shares Post-Effective Time.   After the Effective Time, shares of Company Common Stock shall be no longer outstanding and shall automatically be canceled and shall cease to exist and shall thereafter by operation of this section represent only the right to receive the Merger Consideration, other than Dissenting Shares, and any dividends or distributions with respect thereto or any dividends or distributions with a record date prior to the Effective Time that were declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement on or prior to the Effective Time and which remain unpaid at the Effective Time. Dissenting Shares shall have such rights as provided therefor under applicable law.
3.1.5. Stock Splits, Etc.   In the event Parent changes (or establishes a record date for changing) the number of, or provides for the exchange of, shares of Parent Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, or similar transaction with respect to the outstanding Parent Common Stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately and appropriately adjusted; provided that no such adjustment shall be made with regard to Parent Common Stock if Parent issues additional shares of Parent Common Stock and receives fair market value consideration for such shares.
3.1.6. No Fractional Shares.   Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender of Certificates for exchange, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Parent. In lieu of the issuance of any such fractional share, the Parent shall pay to each former shareholder of the Company who otherwise would be entitled to receive such fractional share, an amount in cash (rounded to the nearest cent), determined by multiplying (a) the fraction of a share (after taking into account all shares of the Company Common Stock held by such holder at the Effective Time and rounded to the nearest thousandth when expressed in decimal form) of Parent Common Stock to which such holder would otherwise have been entitled to receive pursuant to this Section 3.1, and (b) the average of the daily closing sales prices of a share of Parent Common Stock as reported on the Nasdaq for the ten consecutive trading days immediately preceding the fifth day prior to the Closing Date. For purposes of determining any fractional share interest, all shares of Company Common Stock owned by a Company shareholder shall be combined so as to calculate the maximum number of whole shares of Parent Common Stock issuable to such Company shareholder.

3.2. Procedures for Exchange of Company Common Stock.
3.2.1. Deposit of Merger Consideration.   At or prior to the Effective Time, the Parent shall deposit, or shall cause to be deposited, with the Exchange Agent certificates representing the number of shares of Parent Common Stock sufficient to deliver the aggregate Merger Consideration (the “Exchange Fund”), and Parent shall instruct the Exchange Agent to timely pay the aggregate Merger Consideration (including cash in lieu of fractional shares) in accordance with this Agreement.
3.2.2. Exchange of Certificates.   Parent shall cause the Exchange Agent, as soon as practicable but in no event more than five (5) Business Days after the Effective Time, to mail to each holder of a Certificate or Certificates who has not previously surrendered such Certificate or Certificates, a letter of transmittal for return to the Exchange Agent and instructions for use in effecting the surrender of the Certificates for the Merger Consideration (including cash in lieu of fractional shares, if any,) into which the Company Common Stock represented by such Certificates shall have been converted as a result of the Merger. The letter of transmittal shall be subject to the approval of the Company (which shall not be unreasonably withheld, conditioned or delayed) and specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with a properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor, the Merger Consideration into which such holder of Company Common Stock shall have become entitled pursuant to the provisions of this Article III and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash payable in lieu of fractional shares.
3.2.3. Rights of Certificate Holders after the Effective Time.   The holder of a Certificate that prior to the Merger represented issued and outstanding Company Common Stock shall have no rights after the Effective Time with respect to such Company Common Stock except to surrender the Certificate in exchange for the Merger Consideration as provided in this Agreement or to exercise his or her rights as a Dissenting Shareholder to the extent such rights are perfected. No dividends or other distributions with respect to Parent Common Stock shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, in each case until the surrender of such Certificate in accordance with this Article III. Subject to the effect of applicable abandoned property, escheat or similar laws, following surrender of any such Certificate in accordance with this Article III, the record holder thereof shall be entitled to receive, without interest, (a) the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to the whole shares of Parent Common Stock represented by such Certificate and not paid and/or (b) at the appropriate payment date, the amount of dividends or other distributions payable with respect to shares of Parent Common Stock represented by such Certificate with a record date after the Effective Time (but before such surrender date) and with a payment date subsequent to the issuance of the Parent Common Stock issuable with respect to such Certificate.
3.2.4. Surrender by Persons Other than Record Holders.   In the event of a transfer of ownership of a Certificate representing Company Common Stock that is not registered in the stock transfer records of the Company, the proper amount of cash and/or shares of Parent Common Stock shall be paid or issued in exchange therefor to a person other than the person in whose name the Certificate so surrendered is registered if the Certificate formerly representing such Company Common Stock shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment or issuance shall pay any transfer or other similar Taxes required by reason of the payment or issuance to a person other than the registered holder of the Certificate or establish to the satisfaction of Parent that the Tax has been paid or is not applicable.
3.2.5. Closing of Transfer Books.   From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time other than to settle transfers of Company Common Stock that occurred prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration (including cash in lieu of fractional shares) to be issued or paid in consideration therefor in accordance with the procedures set forth in this Section 3.2.

3.2.6. Return of Exchange Fund.   Any portion of the Exchange Fund that remains unclaimed by the shareholders of the Company as of the six month anniversary of the Effective Time may, to the extent permitted by applicable law, be returned to Parent. In such event, any former shareholders of the Company who have not theretofore complied with this Section 3.2 shall thereafter look only to Parent with respect to the Merger Consideration (including cash in lieu of any fractional shares) and any unpaid dividends and distributions on Parent Common Stock deliverable in respect of each share of Company Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Company, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.
3.2.7. Lost, Stolen or Destroyed Certificates.   In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Parent or the Exchange Agent, the posting by such person of a bond in such amount as Parent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Per Share Merger Consideration for each share of Company Common Stock represented by such Certificate deliverable in respect thereof pursuant to this Agreement.
3.2.8. Withholding Rights.   Parent or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the transactions contemplated hereby to any holder of Company Common Stock such amounts as Parent (or any Affiliate thereof) or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any applicable provision of U.S. federal, state, local or non-U.S. tax law. To the extent that such amounts are properly withheld by Parent or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock in respect of whom such deduction and withholding were made by Parent or the Exchange Agent.
3.2.9. Dissenters’ Rights.
(A) Each outstanding share of Company Common Stock, the holder of which has provided notice of his or her intent to dissent under and in accordance with applicable law and has not effectively withdrawn or lost such right as of the Effective Time (the “Dissenting Shares”), shall not be converted into or represent a right to receive the Merger Consideration hereunder, and the holder thereof shall be entitled only to such rights as are granted by applicable law. The Company shall give Parent prompt notice upon receipt by the Company of any such demands for payment of the fair value of such shares of Company Common Stock and of withdrawals of such notice and any other related communications served pursuant to the applicable provisions of applicable law (any shareholder duly making such demand being hereinafter called a “Dissenting Shareholder”), and Parent shall have the right to participate in all discussions, negotiations and proceedings with respect to any such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment, or waive any failure to timely deliver a written demand for appraisal or the taking of any other action by such Dissenting Shareholder as may be necessary to perfect appraisal rights under applicable law. Any payments made in respect of Dissenting Shares shall be made by Parent.
(B) If any holder of Dissenting Shares shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, each share of Company Common Stock of such holder shall be converted into and represent the right to receive the Per Share Merger Consideration.
3.2.10. Treatment of Company Stock Options.
(A) Company Disclosure Schedule 3.2.10 sets forth each option granted by the Company to purchase shares of Company Common Stock, whether vested or unvested, that is unexpired, unexercised and outstanding (a “Company Stock Option”) as of the date hereof. Company

Disclosure Schedule 3.2.10 includes, for each such Company Stock Option, the name of the individual grantee, the number of shares subject to the Company Stock Option, the date of grant, the exercise price, the vesting schedule, the expiration date, and any rights to earned dividends or dividend equivalents with respect to the underlying shares.
(B) As of and immediately prior to the Effective Time, each Company Stock Option, whether vested or unvested, that is unexercised and outstanding immediately prior to the Effective Time, shall fully vest and shall, on the terms and subject to the conditions set forth in this Agreement, be canceled by the Company in exchange for (i) a cash payment equal to the positive difference, if any, between $470.00, and the corresponding exercise price of such Company Stock Options, less any taxes required to be withheld therefrom or, (ii) at the election of the optionholder (with written notice of such election to be provided to Parent no later than 15 days prior to the Closing Date), a number of shares of Parent Common Stock equal to the amount such cash payment (less any tax required to be withheld therefrom) divided by $40.50, rounded to the nearest whole share (in either case, the “Option Consideration”). The Option Consideration will be paid as of the Effective Time. The cancellation of Company Stock Options in exchange for the Option Consideration described in this section shall be deemed a release of any and all rights the holder had or may have had in respect of such Company Stock Options. Prior to the Effective Time, the Board of Directors of the Company shall use its commercially reasonable best efforts to take or cause to be taken all actions that may be necessary to effectuate the actions set forth in this Section 3.2.10 and shall provide Parent with reasonable documentation thereof.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Subject to the disclosures set forth in the Company Disclosure Schedules delivered by the Company to Parent prior to the execution of this Agreement (which schedules set forth, among other things, facts, circumstances and events the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of the representations and warranties contained in this Article IV, or to one or more of the Company’s covenants contained in Article VI (and making specific reference to the Section of this Agreement to which they relate); provided, that (i) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in the Company Disclosure Schedules as an exception to a Company MAE Rep shall not be deemed an admission by the Company that such item represents a material exception or that such item is reasonably likely to result in a Material Adverse Effect and (iii) disclosure in any paragraph of the Company Disclosure Schedules shall apply only to the indicated Section of this Agreement except to the extent that it is reasonably clear on the face of such disclosure that it is relevant to another paragraph of the Company Disclosure Schedules or another Section of this Agreement), the Company represents and warrants to Parent as follows:
4.1. Organization.
4.1.1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”). The Company has the requisite corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States where its ownership or leasing of property or the conduct of its business requires such qualification.
4.1.2. The Company Bank is a Louisiana chartered bank duly organized and validly existing and in good standing under the laws of the State of Louisiana. The Company Bank has the requisite corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States where its ownership or leasing of property or the conduct of its business requires such qualification. The deposits of the Company Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid by the Company Bank when due. The Company Bank is a member in good standing of the FHLB and owns the requisite amount of stock therein.

4.1.3. Company Disclosure Schedule 4.1.3 sets forth each Company Subsidiary. Each Company Subsidiary is a corporation, limited liability company or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each Company Subsidiary has the requisite corporate or other entity power and authority to carry on its business as now conducted. Each Company Subsidiary is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company.
4.1.4. The respective minute books of the Company and each Company Subsidiary accurately record all material corporate or other entity actions of their respective shareholders and boards of directors, or their other entity equivalents (including committees).
4.1.5. Prior to the date of this Agreement, the Company has made available to Parent true and correct copies of the articles of incorporation, charter and bylaws, or their other entity equivalents, of the Company and the Company Subsidiaries, each as in effect as of the date hereof.
4.2. Capitalization.
4.2.1. The authorized capital stock of the Company consists of 2,000,000 shares of common stock, $1.00 par value per share, of which as of the date hereof, 207,552 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth on Company Disclosure Schedule 3.2.10, neither the Company nor any Company Subsidiary has or is bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of Company Common Stock, or any other security of the Company or a Company Subsidiary or any securities representing the right to vote, purchase or otherwise receive any shares of Company Common Stock or any other security of the Company or any Company Subsidiary, or pursuant to which the Company or any Company Subsidiary is or could be required to register shares of Company capital stock or other securities under the Securities Act.
4.2.2. Except for the Company Subsidiaries, the Company does not possess, directly or indirectly, any equity interest in any corporate entity, except for equity interests held in the investment portfolios of Company Subsidiaries, equity interests held by Company Subsidiaries in a fiduciary capacity, and equity interests held in connection with the lending activities of Company Subsidiaries, including stock in the FHLB. Except as disclosed in Company Disclosure Schedule 4.2.2, the Company, directly or indirectly, owns all of the outstanding shares of capital stock of or all equity interests in each Company Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature.
4.2.3. Except as set forth on Company Disclosure Schedule 4.2.3, to the Knowledge of the Company, no Person or “group” (as that term is used in Section 13(d)(3) of the Exchange Act), is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of Company Common Stock.
4.2.4. Company Disclosure Schedule 4.2.4 sets forth the Company’s and all Company Subsidiaries’ capital stock, equity interest or other direct or indirect ownership interest in any Person other than a Company Subsidiary, where such ownership interest is equal to or greater than five percent (5%) of the total ownership interest of such Person.
4.3. Authority; No Violation.
4.3.1. The Company has full corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Regulatory Approvals, the approval of this Agreement by the Company’s shareholders and approval by the Company’s shareholders of termination of the Company Shareholders’ Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including the Merger, have been duly and validly approved by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company, except for the approval and adoption of this Agreement by the Company’s shareholders by the requisite vote and approval by the Company’s shareholders of termination of the Company Shareholders’ Agreement, and the approval and adoption of the Bank Merger Agreement by the Company as the sole shareholder of the Company Bank, is necessary to consummate the transactions contemplated hereby, including the Merger. This Agreement has been duly and validly executed and delivered by the Company, and subject to due and valid execution and delivery of this Agreement by Parent, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity.
4.3.2. Subject to receipt of Regulatory Approvals and the Company’s and Parent’s compliance with any conditions contained therein, and to the receipt of the requisite approvals of the shareholders of the Company, (a) the execution and delivery of this Agreement by the Company, (b) the consummation of the transactions contemplated hereby, and (c) compliance by the Company with any of the terms or provisions hereof does not and will not (i) conflict with or result in a breach of any provision of the articles of incorporation, certificate of formation, limited liability company agreement, bylaws, or other similar organizational or governing document of the Company or any Company Subsidiary; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any Company Subsidiary or any of their respective properties or assets; (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of the Company or any Company Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, commitment or other instrument or obligation to which any of them is a party, or by which they or any of their respective properties or assets may be bound or affected; or (iv) contravene, conflict with or result in a violation or breach of any of the terms or requirements of, or give any Governmental Entity the right to revoke, withdraw, suspend, cancel, terminate or modify, any governmental authorization that is held by the Company or any Company Subsidiary.
4.3.3. The Company’s Board of Directors has determined that the Merger, on the terms and conditions set forth in this Agreement, is advisable and in the best interests of the Company and its shareholders, that it will recommend that the Company’s shareholders vote in favor of the Merger, subject to Section 6.10.5 of this Agreement, on the terms and conditions set forth in this Agreement, and, except for the approvals of this Agreement and the termination of the Company Shareholders’ Agreement by a vote of the holders of a majority of the outstanding shares of Company Common Stock, no other proceedings on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated hereby.
4.4. Consents.
Except for (a) filings with Bank Regulators, the receipt of the Regulatory Approvals, and compliance with any conditions contained therein, (b) the filing with the SEC of the Merger Registration Statement, and the declaration of effectiveness of the Merger Registration Statement by the SEC, (c) the filing with the SEC by Parent of a definitive Joint Proxy Statement-Prospectus, (d) the filing of the Articles of Merger with the Louisiana Secretary of State, (e) the approval by Nasdaq of the listing of the additional shares of Parent Common Stock to be issued in the Merger, and (f) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Parent Common Stock pursuant to this Agreement, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity are necessary, and, other than the receipt of the requisite approvals of the shareholders of each of Parent and the Company, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (x) the execution and delivery of this Agreement by the Company, and (y) the completion of the Merger by the Company and the other transactions contemplated by this Agreement. The Company has no Knowledge of any fact or circumstance pertaining to the Company that would cause it to reasonably believe that any Regulatory Approvals or other required consents or approvals will not be received.

4.5. Reports, Regulatory Matters, Financial Statements.
4.5.1. The Company Regulatory Reports have been prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements. The Company has previously made available to Parent the Company Regulatory Reports.
4.5.2. The Company has previously made available to Parent the Company Financial Statements. The Company Financial Statements have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present in each case in all material respects, the consolidated financial position, results of operations and cash flows of the Company and the Company Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the period involved, except as indicated in the notes thereto, or in the case of unaudited statements for periods subsequent to December 31, 2016.
4.5.3. At the date of each balance sheet included in the Company Financial Statements or the Company Regulatory Reports, the Company did not have any material liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Company Financial Statements or Company Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes. The Company Financial Statements reflect only actual transactions and all other books and records, including the Company Financial Statements, of the Company and the Company’s Subsidiaries have been, and are being, maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only actual transactions.
4.5.4. The records, systems, controls, data and information of the Company and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described below in this Section 4.5.4. The Company (a) has implemented and maintains a system of internal control over financial reporting that is designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of its financial statements for external purposes in accordance with GAAP, and (b) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Company’s Board of Directors (the “Company Audit Committee”) and as set forth in the Company Disclosure Schedule 4.5.4 (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. These disclosures (if any) were made in writing to the Company’s auditors and the Company Audit Committee and a copy has previously been made available to Parent.
4.5.5. Except as otherwise set forth in Company Disclosure Schedule 4.5.5, since December 31, 2015, (a) neither the Company nor any of its Subsidiaries nor any director or executive officer of the Company or any of its Subsidiaries has received or otherwise had or obtained Knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in illegal accounting or auditing practices, and (b) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors of the Company or any committee thereof or to any director or executive officer of the Company.

4.6. Taxes.
4.6.1. The Company and each Company Subsidiary are collectively a single pass-through entity for federal income tax purposes, with the Company at all times since January 1, 2003 being an “S” corporation under Section 1361 of the Code and with each Company Subsidiary at all times since January 1, 2003 during its ownership by the Company being a Qualified Subchapter S Subsidiary under the Code. No event has ever occurred that could prior to the Effective Time adversely affect the “S” corporation status of the Company or the Qualified Subchapter S Subsidiary status of any Company Subsidiary for federal income tax purposes. The Company and each Company Subsidiary has timely and duly filed all Tax Returns required to be filed by or with respect to the Company and every Company Subsidiary, either separately or as a member of a group of corporations, on or prior to the date hereof and will timely and duly file all Tax Returns required to be filed by or with respect to the Company and every Company Subsidiary, either separately or as a member of a group of corporations through the Closing Date, taking into account any extensions (all such Tax Returns being accurate and correct in all material respects and prepared in substantial compliance with all applicable laws and regulations) and has duly paid or made provisions that are adequate for the payment of all Taxes which have been incurred by or are due or claimed to be due from the Company and any Company Subsidiary by any Taxing Authority on or prior to the date hereof other than Taxes or other charges which (a) are not delinquent, (b) are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Company Financial Statements, or (c) have not yet been fully determined. Except as set forth in Company Disclosure Schedule 4.6.1, neither the Company nor any Company Subsidiary currently is the beneficiary of any extension of time within which to file any Tax Return. Except as set forth in Company Disclosure Schedule 4.6.1, as of the date of this Agreement, there is no audit examination, deficiency assessment, Tax investigation, administrative or judicial proceedings or refund litigation with respect to any Taxes of the Company or any Company Subsidiary, and no written claim has been made by any Taxing Authority in a jurisdiction where the Company or any Company Subsidiary does not file Tax Returns that the Company or any Company Subsidiary is subject to Tax in that jurisdiction. The Company and the Company Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect. The Company and each Company Subsidiary has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and the Company and each Company Subsidiary has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements. The United States federal and state income Tax Returns of the Company and each Company Subsidiary subject to such Taxes have been audited by the IRS or relevant state Tax Authorities or are closed by the applicable statute of limitations for all taxable years through December 31, 2012.
4.6.2. The unpaid Taxes of the Company and the Company Subsidiaries (a) do not exceed the reserve for Tax liability set forth on the balance sheet of the Company Financial Statements and (b) will not exceed the reserve as adjusted for the passage of time through the Closing Date in accordance with the past customs and practice of the Company in filing its Tax Returns.
4.6.3. No audit by the IRS has commenced or been completed pursuant to the Code regarding Subchapter S items of the Company, and no agreement, consent or waiver to extend the statute of limitations of Subchapter S items of the Company has been given. To the Knowledge of the Company, each Company shareholder’s treatment of Subchapter S items with respect to the Company is consistent with the manner in which the Company has filed its Tax Returns, and no audit by the IRS of any Company shareholder has occurred with respect to such shareholder’s treatment of Subchapter S items of the Company.
4.6.4. No dividend or other distribution declared or paid by the Company to its shareholders has exceeded the portion of the Company’s “accumulated adjustments account” (within the meaning of Treasury Regulation Section 1.1368-2) properly allocated to such dividend or distribution in accordance with that regulation, and no dividend or distribution declared or paid by the Company before the Effective Time will exceed the portion of the Company’s accumulated adjustments account properly allocated to such dividend or distribution in accordance with that regulation.

4.6.5. None of the Company, any Company Subsidiary or any director or executive officer (or employee responsible for Tax matters) of the Company or any Company Subsidiary expects any Taxing Authority to assess any additional Taxes for any period for which Tax Returns have been filed. Neither the Company nor any Company Subsidiary has received from any federal, state, local, or non-U.S. taxing authority (including jurisdictions where the Company or any Company Subsidiary have not filed Tax Returns) any (a) notice indicating an intent to open an audit or other review, (b) request for information related to Tax matters, or (c) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against the Company or any Company Subsidiary. Except as otherwise set forth in Company Disclosure Schedule 4.6.5, neither the Company nor any Company Subsidiary is a party to or bound by any Tax allocation or sharing agreement. Neither the Company nor any Company Subsidiary has been a member of an affiliated group filing a consolidated federal income Tax Return and neither the Company nor any Company Subsidiary has any liability for the Taxes of any Person (other than the Company or any Company Subsidiary) under Section 1.1502-6 of the income tax regulations promulgated under the Code (or any similar provision of state, local, or non-U.S. law), as a transferee or successor, by contract, or otherwise. There has not been an ownership change, as defined in Section 382(g) of the Code, of the Company or any Company Subsidiary that occurred during or after any taxable period in which the Company or such Company Subsidiary incurred an operating loss that carries over to any taxable period ending after the fiscal year of the Company or any Company Subsidiary immediately preceding the date of this Agreement.
4.6.6. Neither the Company nor any Company Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither the Company nor any Company Subsidiary has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code. Neither the Company nor any Company Subsidiary is or has been a party to any ‘‘reportable transaction,’’ as defined in Section 6707A(c)(1) of the Code and Section 1.6011-4(b) of the income tax regulations promulgated under the Code. Neither the Company nor any Company Subsidiary is a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes. Except as otherwise set forth in Company Disclosure Schedule 4.6.6, neither the Company nor any Company Subsidiary owns an interest in any (a) single member limited liability company or other entity that is treated as a disregarded entity, (b) controlled foreign corporation (as defined in Section 957 of the Code), (c) passive foreign investment company (as defined in Section 1297 of the Code) or (d) other entity the income of which is or could be required to be included in the income of the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary is or ever has been a “personal holding company” as defined in Section 542 of the Code.
4.6.7. Neither the Company nor any Company Subsidiary has disposed of property in a transaction presently being accounted for under the installment method under Section 453 of the Code. None of the assets of the Company or any Company Subsidiary is property which the Company or any Company Subsidiary is required to treat as being owned by any other Person pursuant to the so-called “safe harbor lease” provisions of former Section 168(f)(8) of the Code. None of the assets of the Company or any Company Subsidiary directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code. Neither the Company nor any Company Subsidiary presently hold assets for which an election under Section 108(b)(5) of the Code was made. None of the assets of the Company or any Company Subsidiary is “tax-exempt use property” within the meaning of Section 168(h) of the Code. No excess loss account exists with respect to any Company Subsidiary. The Company and each Company Subsidiary is not required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting and the Company has no Knowledge that the IRS has proposed such adjustment in accounting method. The acquisition of the Company Common Stock and the other transactions contemplated by this Agreement will not be a factor causing any payments to be made by the Company and each Company Subsidiary not to be deductible (in whole or in part) pursuant to Sections 280G, 404 or 162(m) of the Code (or any corresponding provisions of state, local, or non-U.S. Tax law). Company Disclosure

Schedule 4.6.7 sets forth, for each individual who is a participant in a Company SERP, the amount of benefits payable pursuant to a Company SERP as a result of the completion of the Merger, in each case assuming such officer’s employment is terminated as of the Effective Time. There are no rulings, requests for rulings, or closing agreements with any Taxing Authority specifically requested or entered into by the Company or a Company Subsidiary, which could affect their respective Taxes for any period after the Closing. All transactions that could give rise to an understatement of federal income Tax (within the meaning of Sections 6662 and 6662A of the Code) with respect to the Company and each Company Subsidiary were adequately disclosed on Tax Returns to the extent required under the Code. There are no liens for Taxes upon any property or assets of the Company and each Company Subsidiary except for liens for current Taxes, assessments, and other governmental charges not yet due, or which may thereafter be paid without penalty.
4.6.8. Each of the Company and the Company Subsidiaries operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Section 1.368-1(d) of the income tax regulations promulgated under the Code.
4.6.9. No portion of the Merger Consideration (or any other amount payable pursuant to the transactions contemplated by this Agreement) is payable on account of or attributable to accrued but unpaid dividends on any class of stock of the Company.
4.6.10. Neither the Company nor any Company Subsidiary has engaged (or will engage) in any transaction wherein the financial statement effects of the tax position related thereto are not recognized pursuant to Financial Accounting Standards Board Accounting Standards Codification 740 (FASB ASC 740) because, based on the technical merits, it is not more likely than not that the position will be sustained upon examination.
4.7. No Material Adverse Effect.
The Company has not suffered any Material Adverse Effect since December 31, 2016 and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on the Company.
4.8. Material Contracts; Leases; Defaults.
4.8.1. Except as set forth in Company Disclosure Schedule 4.8.1, neither the Company nor any Company Subsidiary is a party to or subject to: (a) any employment, consulting or severance contract, “change in control” or termination contract or arrangement with any past or present officer, director, employee or independent contractor of the Company or any Company Subsidiary, including those which would provide such individual with employment or a contractual relationship for any specified period or with a payment upon the occurrence of an event (such as termination or change in control) except for “at will” arrangements; (b) any agreement containing provisions relating to non-competition, employee non-solicitation, customer or client non-solicitation or no-piracy, confidentiality or any other such restrictive covenants applicable to the Company or any past or present Company director or employee; (c) any plan, arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar arrangements for or with any past or present officers, directors, employees or independent contractors of the Company or any Company Subsidiary; (d) any collective bargaining agreement with any labor union relating to employees of the Company or any Company Subsidiary; (e) any agreement which by its terms limits the payment of dividends by the Company or any Company Subsidiary; (f) any instrument evidencing or related to indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which the Company or any Company Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, FHLB advances, bankers’ acceptances, and “treasury tax and loan” accounts and transactions in “federal funds” in each case established in the ordinary course of business consistent with past practice, or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to the Parent or any Parent Subsidiary; (g) any other agreement, written or oral, that obligates the Company or any Company Subsidiary for the payment of more than $50,000 over its remaining term, which is not terminable without cause on 60 days’ or less notice without penalty or payment (other than agreements for commercially available “off-the-shelf” software), (h) any agreement (other than this Agreement), contract, arrangement, commitment or understanding (whether written or oral) that restricts or limits the conduct of business by the Company or any Company Subsidiary; (i) any contract, plan or arrangement which provides for payments or benefits in certain circumstances which, together with other payments or benefits payable to any participant therein or party thereto, would reasonably be likely to render any portion of any such payments or benefits subject to disallowance of deduction therefor as a result of the application of Section 280G of the Code; (j) any lease for real property; (k) any contract or arrangement with any broker-dealer or investment adviser; (l) any investment advisory contract with any investment company registered under the Investment Company Act of 1940; (m) any contract or arrangement with, or membership in, any local clearing house or self-regulatory organization; or (n) any other contract which is material to the business, operations or financial condition of the Company or a Company Subsidiary.
4.8.2. Each real estate lease that requires the consent of the lessor or its agent as a result of the Merger by virtue of the terms of any such lease, is listed in Company Disclosure Schedule 4.8.2 identifying the section of the lease that contains such prohibition or restriction. Subject to any consents that may be required as a result of the transactions contemplated by this Agreement, neither the Company nor any Company Subsidiary is in default in any respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default, except where default would not, individually or in the aggregate, have a Material Adverse Effect on the Company.
4.8.3. True and correct copies of the agreements, contracts, arrangements and instruments referred to in Sections 4.8.1 and 4.8.2 (“Material Contracts”) have been made available to Parent on or before the date hereof, and are valid, binding and in full force and effect on the date hereof and neither the Company nor any Company Subsidiary (nor, to the Knowledge of the Company, any other party to any such contract, arrangement or instrument) has breached any provision of, or is in default in any respect under any term of, any Material Contract, and no event or condition exists that constitutes or, after notice or lapse of time or both, will constitute, a breach or default on the part of the Company or any of the Company Subsidiaries under any Material Contract. Except as listed on Company Disclosure Schedule 4.8.3, no party to any Material Contract will have the right to terminate any or all of the provisions of any such Material Contract as a result of the execution of, and the consummation of the transactions contemplated by, this Agreement.
4.8.4. Except as listed on Company Disclosure Schedule 4.8.4, since December 31, 2016, through and including the date of this Agreement, neither the Company nor any Company Subsidiary has (a) except for (i) normal increases for employees made in the ordinary course of business consistent with past practice, or (ii) as required by applicable law, increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 2016, granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus other than the customary year-end bonuses in amounts consistent with past practice, (b) granted any options to purchase shares of Company Common Stock, or any right to acquire any shares of its capital stock to any executive officer, director or employee other than grants to directors or employees made in the ordinary course of business consistent with past practice under the Company Stock Options, (c) increased or established any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, (d) made any election for federal or state income tax purposes, (e) made any change in the credit policies or procedures of the Company or any of the Company Subsidiaries, the effect of which was or is to make any such policy or procedure less restrictive, (f) made any material acquisition or disposition of any assets or properties, or any contract for any such acquisition or disposition entered into other than loans and loan commitments, (g) entered into any lease of real or personal property requiring annual payments in excess of  $50,000, (h) except as required by GAAP or a Governmental Entity, changed any accounting methods, principles or practices of the Company or of the Company Subsidiaries affecting its assets, liabilities or businesses, including any reserving, renewal or residual method, practice or policy or (i) suffered any strike, work stoppage, slow-down, or other labor disturbance.
4.9. Ownership of Property; Insurance Coverage.
4.9.1. The Company and each Company Subsidiary has good and, as to real property, marketable title to all assets and properties owned by the Company or each Company Subsidiary in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Company Regulatory Reports and in the Company Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except (a) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB, inter-bank credit facilities, or any transaction by a Company Subsidiary acting in a fiduciary capacity, (b) statutory liens for amounts not yet delinquent or which are being contested in good faith, (c) non-monetary liens affecting real property which do not adversely affect the value or use of such real property, and (d) those described and reflected in the Company Financial Statements. The Company and the Company Subsidiaries, as lessee, have the right under valid and enforceable leases of real and personal properties used by the Company and the Company Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. The Company is not a party to any agreement pursuant to which it has securitized any of its assets.
4.9.2. With respect to all agreements pursuant to which the Company or any Company Subsidiary has purchased securities subject to an agreement to resell, if any, the Company or such Company Subsidiary, as the case may be, has a valid, perfected, first priority lien or security interest in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.
4.9.3. The Company and each Company Subsidiary currently maintain insurance considered by each of them to be reasonable for their respective operations. Neither the Company nor any Company Subsidiary, except as disclosed in Company Disclosure Schedule 4.9.3, has received notice from any insurance carrier during the past five years that (a) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (b) premium costs (other than with respect to health or disability insurance) with respect to such policies of insurance will be substantially increased. Except as set forth on Company Disclosure Schedule 4.9.3, there are presently no claims pending under such policies of insurance and no notices have been given by the Company or any Company Subsidiary under such policies (other than with respect to health or disability insurance). The Company and all Company Subsidiaries maintain such fidelity bonds and errors and omissions insurance as may be customary or required under applicable laws or regulations. All such insurance is valid and enforceable and in full force and effect, and within the last three years the Company and each Company Subsidiary has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any claims submitted under any of its insurance policies. Company Disclosure Schedule 4.9.3 identifies all policies of insurance maintained by the Company and each Company Subsidiary.
4.9.4. All real property owned by the Company or a Company Subsidiary is in material compliance with all applicable zoning laws and building codes, and the buildings and improvements located on such real property are in good operating condition and in a state of good working order, ordinary wear and tear and casualty excepted. There are no pending or, to the Knowledge of the Company, threatened condemnation proceedings against such real property. The Company and the applicable Company Subsidiaries are in material compliance with all applicable health and safety related requirements for the owned real property, including those under the Americans with Disabilities Act of 1990 and the Occupational Safety and Health Act of 1970. Insurance is currently maintained on all property, including all owned real property, in amounts, scope and coverage reasonably necessary for its operations. Neither the Company nor any Company Subsidiary has received any written notice of termination, nonrenewal or premium adjustment for such policies.
4.10. Legal Proceedings.
Except as set forth on Company Disclosure Schedule 4.10, neither the Company nor any Company Subsidiary is a party to any, and there are no pending or, to the Company’s Knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (a) against the Company or any Company Subsidiary, (b) to which the Company or any Company Subsidiary’s assets are or may be subject, (c) challenging the validity or propriety of any of the transactions contemplated by this Agreement, (d) which could adversely affect the ability of the Company to perform under this Agreement, or (e) which would be reasonably likely to materially impair the Company’s or any Company Subsidiary’s ability to operate its business as currently conducted or proposed to be conducted post-Merger.
4.11. Compliance With Applicable Law.
4.11.1. Each of the Company and each Company Subsidiary is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the LBCA, the Louisiana Banking Law, the BHCA, the Federal Deposit Insurance Act, the USA PATRIOT Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977 (“CRA”), the Home Mortgage Disclosure Act, the Bank Secrecy Act, and all other applicable fair lending laws and other laws relating to discriminatory business practices and neither the Company nor any Company Subsidiary has received any written notice to the contrary.
4.11.2. Each of the Company and each Company Subsidiary has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities and Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, no suspension or cancellation of any such permit, license, certificate, order or approval is, to the Knowledge of the Company, threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the Regulatory Approvals.
4.11.3. Other than those listed on Company Disclosure Schedule 4.11.3, for the period beginning January 1, 2015, neither the Company nor any Company Subsidiary has received any written notification or other communication from any Bank Regulator (a) asserting that the Company or any Company Subsidiary is not in compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (b) threatening to revoke any license, franchise, permit or governmental authorization; (c) requiring, or threatening to require, the Company or any Company Subsidiary, or indicating that the Company or any Company Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit the operations of the Company or any Company Subsidiary, including without limitation any restriction on the payment of dividends; or (d) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of the Company or any Company Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a “Company Regulatory Agreement”). Except as disclosed on Company Disclosure Schedule 4.11.3, neither the Company nor any Company Subsidiary is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any Bank Regulator or any federal or state governmental agency or authority charged with the supervision or regulation of issuers of securities or the supervision or regulation of it. The most recent regulatory rating given to the Company as to compliance with the CRA is “satisfactory” or better. To the Knowledge of the Company, there are no unresolved violations, criticisms, or exceptions by any Regulatory Authority with respect to any Company Regulatory Agreement. There is no injunction, order, judgment or decree imposed upon the Company or any Company Subsidiary or the assets of the Company or any Company Subsidiary.
4.11.4. Company Disclosure Schedule 4.11.4 sets forth, as of the date hereof, a schedule of all executive officers and directors of the Company who have outstanding loans from the Company. There has been no default on, or forgiveness or waiver of, in whole or in part, any such loan during the two years immediately preceding the date hereof.
4.11.5. To the Company’s Knowledge, none of the Company’s or any Company Subsidiary’s officers, directors, managers, members, employees, or partners has at any time made or received any bribe, kickback or other illegal payment or engaged in any other illegal or improper conduct that has led to any fine, penalty, sanction or liability. The Company has no Knowledge of any actual, possible or proposed disciplinary action by any Governmental Entity against any of the Company’s or any Company Subsidiary’s officers, directors, managers, members, partners or employees.
4.12. Employee Benefit Plans.
4.12.1. Company Disclosure Schedule 4.12.1 includes a list of all Company Compensation and Benefit Plans. Neither the Company nor any Company Subsidiary has any commitment to create any additional Company Compensation and Benefit Plan or to modify, change or renew any existing Company Compensation and Benefit Plan, except as required to maintain the qualified status thereof or as set forth herein. The Company has made available to the Company true and correct copies of the agreements or other documents establishing and evidencing the Company Compensation and Benefit Plans.
4.12.2. Except as disclosed in Company Disclosure Schedule 4.12.2, each Company Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act of 1967, COBRA, the Health Insurance Portability and Accountability Act (“HIPAA”), the Affordable Care Act (“ACA”) and any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA, HIPAA, ACA and any other applicable law have been timely made or any interest, fines, penalties or other impositions for late filings have been paid in full. Except as disclosed in Company Disclosure Schedule 4.12.2, each Company Compensation and Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “Pension Plan”) and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, or is in the form of a prototype or volume submitter plan that is the subject of a favorable opinion letter from the IRS on which the Company is entitled to rely, and the Company is not aware of any circumstances which are reasonably likely to result in revocation of any such favorable determination letter or opinion letter. There is no pending or, to the Knowledge of the Company, threatened action, suit or claim relating to any of the Company Compensation and Benefit Plans (other than routine claims for benefits). Neither the Company nor any Company Subsidiary has engaged in a transaction, or omitted to take any action, with respect to any Company Compensation and Benefit Plan that would reasonably be expected to subject the Company or any Company Subsidiary to an unpaid tax or penalty imposed by either Sections 4975, 4980B or 5000 of the Code or Section 502 of ERISA.
4.12.3. Neither the Company nor any entity with which it is or was ever considered one employer under Section 4001(b)(1) of ERISA or Section 414 of the Code (a “Company ERISA Affiliate”) maintains a plan subject to Title IV of ERISA or contributes to or is obligated to contribute to a “multiemployer plan,” as defined in Section 3(37) of ERISA. Neither the Company, nor any Company ERISA Affiliate, nor any Company Compensation and Benefit Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which the

Company, any Company ERISA Affiliate, and any Company Compensation and Benefit Plan, or any such trust or any trustee or administrator thereof, could reasonably be expected to be subject to either a civil liability or penalty pursuant to Section 409, 502(i) or 502(l) of ERISA or a tax imposed pursuant to Chapter 43 of the Code.
4.12.4. All contributions required to be made under the terms of any Company Compensation and Benefit Plan have been timely made, and all anticipated contributions and funding obligations are or will be accrued on the Company’s consolidated financial statements to the extent required by GAAP. The Company and each Company Subsidiary has expensed and accrued as a liability the present value of future benefits under each applicable Company Compensation and Benefit Plan for financial reporting purposes as required by GAAP.
4.12.5. Neither the Company nor any Company Subsidiary has any obligations to provide retiree health, life insurance, death benefits, or disability insurance, except as set forth in Company Disclosure Schedule 4.12.5, under any Company Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code. There has been no communication to employees by the Company or any Company Subsidiary that would reasonably be expected to promise or guarantee such employees retiree health, life insurance, or disability insurance, or any retiree death benefits.
4.12.6. The Company and its Subsidiaries do not maintain any Company Compensation and Benefit Plans covering employees who are not United States residents.
4.12.7. With respect to each Company Compensation and Benefit Plan, if applicable, the Company has provided or made available to Parent copies of the: (a) trust instruments and insurance contracts; (b) three most recent Forms 5500 filed with the IRS, including all schedules and attachments thereto; (c) three most recent financial statements; (d) most recent summary plan description; (e) most recent determination letter issued by the IRS; (f) any Form 5310 or Form 5330 filed with the IRS within the last three years; and (g) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).
4.12.8. Except as provided in Company Disclosure Schedule 4.12.8, the consummation of the Merger will not, directly or indirectly (including, without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time) (a) entitle any employee, consultant or director to any payment or benefit (including severance pay, change in control benefit, or similar compensation) or any increase in compensation, (b) result in any increase in benefits payable under any Company Compensation and Benefit Plan, or (c) entitle any current or former employee, director or independent contractor of the Company or any Company Subsidiary to any actual or deemed payment (or benefit) which could constitute a “parachute payment” (as such term is defined in Section 280G of the Code).
4.12.9. Neither the Company nor any Company Subsidiary maintains any compensation plans, programs or arrangements under which any payment is reasonably likely to become non-deductible, in whole or in part, for tax reporting purposes as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.
4.12.10. Except as disclosed in Company Disclosure Schedule 4.12.10, all deferred compensation plans, programs or arrangements are in compliance, both in form and operation, with Section 409A of the Code and all guidance issued thereunder.
4.12.11. Except as set forth in Company Disclosure Schedule 4.12.11, (i) the benefits payable under each Company Compensation and Benefit Plan which is either a nonqualified deferred compensation plan or a supplemental retirement plan are accrued each period only for current or prior service rendered to the Company, and (ii) the Company has previously recognized compensation expense and accrued a liability for the benefit payments under each Company Compensation and Benefit Plan which is either a nonqualified deferred compensation plan or a supplemental retirement plan according to GAAP.
4.12.12. Company Disclosure Schedule 4.12.12 sets forth the following with respect to each Company SERP and each participant in the Company’s Deferred Bonus Plan: (i) the name of each participant in the plan, including former directors, officers or employers who are still entitled to benefits under such plan, (ii) the account balance and/or accrued benefit of each participant as of July 31, 2017, (iii) for each participant currently receiving benefits under such plan, the name of such participant, the dollar amount being paid, the frequency of the payment and the time period for which such payments are owed and (iv) with respect to each participant in a Company SERP, the lump sum amounts payable to each such participant, assuming a separation of service (as defined under Section 409A of the Code) as of the Closing Date and describing all other material assumptions utilized in connection therewith.
4.13. Brokers, Finders and Financial Advisors.
Neither the Company nor any Company Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement except for the retention of Raymond James & Associates, Inc. (“Raymond James”) by the Company and the fee payable pursuant thereto. A true and correct copy of the engagement agreement with Raymond James, setting forth the fee payable to Raymond James for its services rendered to the Company in connection with the Merger and transactions contemplated by this Agreement has been provided to Parent.
4.14. Environmental Matters.
Except as may be set forth in Company Disclosure Schedule 4.14, with respect to the Company and each Company Subsidiary:
(A) To the Company’s Knowledge, neither the conduct nor operation of its business nor any condition of any property currently or previously owned or operated by it during the period of such ownership or operation by the Company or any Company Subsidiary, or to the Company’s Knowledge at any other time, (including Participation Facilities, as hereinafter defined) including, without limitation, in a fiduciary or agency capacity, or, to the Company’s Knowledge, any property on which it holds a lien, results or resulted in a violation of or gives rise to any potential liability under, any Environmental Laws that is reasonably likely to impose a liability (including a remediation obligation) upon the Company or any Company Subsidiary. To the Knowledge of the Company, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in any liability to the Company or any Company Subsidiary by reason of any Environmental Laws. Neither the Company nor any Company Subsidiary during the past five years has received any written notice from any Person or Governmental Entity that the Company or any Company Subsidiary or the operation or condition of any property ever owned, operated (including Participation Facilities), or held as collateral or in a fiduciary capacity by any of them, is currently in violation of or otherwise is alleged to have liability under any Environmental Laws or relating to Materials of Environmental Concern (including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Materials of Environmental Concern at, on, beneath, or originating from any such property) for which a material liability is reasonably likely to be imposed upon the Company or any Company Subsidiary;
(B) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the Company’s Knowledge, threatened, before any court, governmental agency or other forum against the Company or any Company Subsidiary (a) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (b) relating to the presence of or release into the environment of any Materials of Environmental Concern, whether or not occurring at or on a site owned, leased or operated by the Company or any Company Subsidiary;
(C) To the Company’s Knowledge, there are no underground storage tanks on, in or under any properties owned or operated by the Company or any of the Company Subsidiaries, and to the Company’s Knowledge no underground storage tanks have been closed or removed from any properties owned or operated by the Company or any of the Company Subsidiaries or any Participation Facility except in compliance with Environmental Laws; and

(D) “Participation Facility” shall mean any facility in which the Company or any of the Company Subsidiaries participates in the management, whether as a fiduciary, lender in control of the facility, owner or operator.
4.15. Loan Portfolio.
4.15.1. The allowance for loan losses reflected in the Company’s audited consolidated balance sheet at December 31, 2016 and June 30, 2017, respectively, was, and the allowance for loan losses shown on the balance sheets in the Company’s Financial Statements for periods ending after June 30, 2017 will be, adequate, as of the dates thereof, under GAAP.
4.15.2. Company Disclosure Schedule 4.15.2 sets forth a listing, as of June 30, 2017, by name and account, of: (a) all loans (including loan participations) of the Company or any Company Subsidiary that have had their respective terms to maturity accelerated during the past twelve months; (b) all loan commitments or lines of credit of the Company or any Company Subsidiary which have been terminated by the Company or any Company Subsidiary during the past twelve months by reason of a default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower; (c) each borrower, customer or other party which has notified the Company or any Company Subsidiary during the past twelve months of, or has asserted against the Company or any Company Subsidiary, in each case in writing, any “lender liability” or similar claim, and each borrower, customer or other party which has given the Company or any Company Subsidiary any oral notification of, or orally asserted to or against the Company or any Company Subsidiary, any such claim; (d) all loans, (i) that are contractually past due 60 days or more in the payment of principal and/or interest, (ii) that are on non-accrual status, (iii) that as of the date of this Agreement are classified as “Other Loans Specially Mentioned”, “Special Mention”, “Substandard”, “Doubtful”, “Loss”, “Classified”, “Criticized”, “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such loan and the identity of the obligor thereunder, (iv) where, during the past three years, the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower’s ability to pay in accordance with such initial terms, or (v) that qualify as Troubled Debt Restructurings, (vi) where a specific reserve allocation exists in connection therewith, and (e) all assets classified by the Company or any Company Subsidiary as REO, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure.
4.15.3. All loans receivable (including discounts) and accrued interest entered on the books of Company and the Company Subsidiaries arose out of bona fide arm’s-length transactions, were made for good and valuable consideration in the ordinary course of the Company’s or the appropriate Company Subsidiary’s respective business, and the notes or other evidences of indebtedness with respect to such loans (including discounts), and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto, are valid, true and genuine and are what they purport to be. To the Company’s Knowledge, the loans, discounts and the accrued interest reflected on the books of the Company and the Company Subsidiaries are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by general principles of equity. All such loans are being transferred with good and marketable title, free and clear of any and all encumbrances, liens, pledges, equities, claims, charges, rights of first refusal or similar rights or security interests of any nature encumbering such loan and are evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct, and to the extent secured, are secured by valid liens and security interests that are legal, valid and binding obligations of the maker thereof, enforceable in accordance with the respective terms thereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws or equitable principles affecting the enforcement of creditors’ rights, which have been perfected.
4.16. Related Party Transactions.
Except as set forth in Company Disclosure Schedule 4.16, neither the Company nor any Company Subsidiary is a party to any transaction (including any loan or other credit accommodation) with any

Affiliate of the Company or any Company Affiliate. All such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve substantially more than the normal risk of collectability or present other unfavorable features (as such terms are used under Regulation O of the FRB). No loan or credit accommodation to any Affiliate of the Company or any Company Subsidiary is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Neither the Company nor any Company Subsidiary has been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by the Company is inappropriate.
4.17. Deposits.
Except as set forth in Company Disclosure Schedule 4.17, as of the date of this Agreement, none of the deposits of the Company Bank is a “brokered deposit” as defined in 12 C.F.R. Section 337.6(a)(2).
4.18. Required Vote.
The affirmative vote by the holders of a majority of the outstanding shares of Company Common Stock at the Company Special Meeting is required to approve and adopt this Agreement and the Merger under the Company’s articles of incorporation and applicable law.
4.19. Risk Management Instruments.
All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for the Company’s own account, or for the account of one or more of the Company’s Subsidiaries or their customers (all of which are set forth in Company Disclosure Schedule 4.19), were entered into in the ordinary course of business consistent with past practice and in compliance with all applicable laws, rules, regulations and regulatory policies, and with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisors) and to bear the risks of such transactions; and each of them constitutes the valid and legally binding obligation of the Company or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles), and is in full force and effect. Neither the Company nor any Company Subsidiary, nor to the Knowledge of the Company any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any respect and there are no allegations or assertions of such by any party thereunder.
4.20. Intellectual Property.
The Company and each Company Subsidiary (a) owns or possesses valid and binding licenses and other rights (subject to expirations in accordance with their respective terms) to use any and all patents, copyrights, trade secrets, trade names, service marks and trademarks, and (b) is a party to valid and binding licenses for any software, which are required for the Company and each Company Subsidiary to conduct their respective businesses as currently conducted. Neither the Company nor any Company Subsidiary has received any notice or has any Knowledge of any actual or threatened conflict with respect to any patents, copyrights, trade secrets, trade names, service marks, trademarks, or licensed software used by the Company or any Company Subsidiary in their respective businesses as currently conducted. The Company and each Company Subsidiary has performed all of the obligations required to be performed as of the date of this Agreement, and is not in default in any material respect, under any license, contract, agreement, arrangement or commitment relating to any of the foregoing. Neither the Company nor any Company Subsidiary has received any charge, complaint, claim, demand or notice alleging that it has infringed upon, diluted, misappropriated or otherwise violated any intellectual property owned or controlled by any third party, and no third party has infringed, diluted, misappropriated or otherwise violated any intellectual property rights of the Company or any Company Subsidiary. The Company and each Company Subsidiary (a) owns or possesses confidential information, including, but not limited to, customer lists and customer data, (b) has taken reasonable steps to protect such confidential information from unintended disclosure, and (c) represents and warrants that, to its Knowledge, such confidential information has not been disclosed to any third parties other than their Affiliates, third parties with which they have contractual nondisclosure agreements or Parent and its Affiliates.
4.21. Labor Matters.
There are no labor or collective bargaining agreements to which the Company or any Company Subsidiary is a party. There is no union organizing effort pending or to the Knowledge of the Company, threatened against the Company or any Company Subsidiary. There is no labor strike, labor dispute (other than routine employee grievances that are not related to union employees), work slowdown, stoppage or lockout pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary. There is no unfair labor practice or labor arbitration proceeding pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary (other than routine employee grievances that are not related to union employees). The Company and each Company Subsidiary is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including but not limited to the Fair Labor Standards Act, the Family and Medical Leave Act, Title VII of the Civil Rights Act, the Immigration and Nationality Act, and the National Labor Relations Act, and are not engaged in any unfair labor practice. The Company and each Company Subsidiary represents that they have not made any commitments to others inconsistent with or in derogation of any of the foregoing. There are no pending or, to the Knowledge of the Company, threatened claims or suits against the Company or any Company Subsidiary, or for which any of them might be legally responsible, under any labor or employment law or brought or made by a current or former employee or applicant. Neither the Company nor any Company Subsidiary is delinquent in any material respect in payments to any of its current or former officers, directors, managers, members, partners, employees or independent contractors for any wages, salaries, commissions, bonuses, benefits, expenses, or other compensation for any services performed or amounts required to be reimbursed, or has, to its Knowledge, any liability, whether actual or contingent, with respect to any misclassification of any person as an independent contractor rather than as an employee, or with respect to any employee leased from another employer.
4.22. Company Information Supplied.
4.22.1. The information relating to the Company and any Company Subsidiary to be contained in the Merger Registration Statement, or in any other document filed with any Bank Regulator or other Governmental Entity in connection herewith will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.
4.22.2. The information supplied by the Company and any Company Subsidiary for inclusion in the Applications will, at the time each such document is filed with any Bank Regulator and up to and including the dates of any required regulatory approvals or consents, as such Applications may be amended by subsequent filings, be accurate in all material respects.
4.23. Investment Securities and Commodities
4.23.1. The Company and all Company Subsidiaries have good title to all securities and commodities owned by them (except those sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any liens and encumbrances, except to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of the Company or Company Subsidiaries. Such securities and commodities are valued on the books of the Company in accordance with GAAP.
4.23.2. The Company and all Company Subsidiaries and their respective businesses employ, and have acted in compliance in all material respects with, investment, securities, commodities, risk management and other policies, practices and procedures that the Company believes are prudent and reasonable in the context of such businesses. The Company has previously made available to Parent in writing its material policies, practices and procedures.

4.24. Trust Accounts.
The Company and each of its Subsidiaries has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations. None of the Company, any Company Subsidiary, or any of their respective directors, officers or employees, has committed any breach of trust with respect to any such fiduciary account and the records for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.
4.25. Registration Obligations.
Neither the Company nor any Company Subsidiary is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any transaction involving any of its securities under the Securities Act.
4.26. Fairness Opinion.
The board of directors of the Company has received an opinion from Raymond James to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date hereof, the Merger Consideration to be received by the shareholders of the Company pursuant to this Agreement, when considered together with the Company Special Distribution, is fair to such shareholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.
4.27. No Other Representations or Warranties.
4.27.1. Except for the representations and warranties made by the Company in this Article IV and for the disclosures contained in Company Disclosure Schedules, neither the Company nor any other person makes any express or implied representation or warranty with respect to the Company, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and the Company hereby disclaims any such other representations or warranties.
4.27.2. The Company acknowledges and agrees that neither Parent nor any other person has made or is making any express or implied representation or warranty other than those contained in Article V and in the Parent Disclosure Schedules.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT
Subject to the disclosures set forth in Parent Disclosure Schedules delivered by Parent to the Company prior to the execution of this Agreement (which schedule sets forth, among other things, facts, circumstances and events the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of the representations and warranties contained in this Article V, or to one or more of Parent’s covenants contained in Article VII (and making specific reference to the Section of this Agreement to which they relate); provided, that (i) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in Parent Disclosure Schedules as an exception to a Parent MAE Rep shall not be deemed an admission by Parent that such item represents a material exception or that such item is reasonably likely to result in a Material Adverse Effect and (iii) disclosure in any paragraph of Parent Disclosure Schedules shall apply only to the indicated Section of this Agreement except to the extent that it is reasonably clear on the face of such disclosure that it is relevant to another paragraph of Parent Disclosure Schedules or another Section of this Agreement), Parent represents and warrants to the Company as follows:
5.1. Organization.
5.1.1. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana, and is duly registered as a bank holding company under the BHCA. Parent has the requisite corporate power and authority to carry on its business as now conducted. Parent is duly licensed or qualified to do business in the states of the United States where its ownership or leasing of property or the conduct of its business requires such qualification.

5.1.2. Parent Bank is a national bank duly organized and validly existing and in good standing under the laws of the United States. Parent Bank and each other Parent Subsidiary has the requisite corporate power and authority to carry on its business as now conducted. Parent Bank and each other Parent Subsidiary is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification. The deposits of Parent Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. Parent Bank is a member in good standing of the FHLB and owns the requisite amount of stock therein.
5.2. Capitalization.
5.2.1. The authorized capital stock of Parent consists of 40,000,000 shares of common stock, $0.01 par value per share, of which as of the date hereof, 7,402,376 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, and 10,000,000 shares of preferred stock, $0.01 par value per share, of which no shares are outstanding. Except as provided under the Parent Stock Benefit Plans, neither Parent nor any Parent Subsidiary has or is bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of Parent Common Stock, or any other security of Parent or any securities representing the right to vote, purchase or otherwise receive any shares of Parent Common Stock or any other security of Parent or any Parent Subsidiary, or pursuant to which Parent or any Parent Subsidiary is or could be required to register shares of Parent capital stock or other securities under the Securities Act.
5.2.2. Parent owns all of the capital stock of Parent Bank free and clear of any liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature. Except for Parent Subsidiaries, Parent does not possess, directly or indirectly, any equity interest in any corporate entity, except for equity interests held in the investment portfolios of Parent Subsidiaries, equity interests held by Parent Subsidiaries in a fiduciary capacity, stock held in the Federal Reserve Bank of Atlanta and equity interests held in connection with the lending activities of Parent Subsidiaries, including stock in the FHLB. Except as set forth in Parent’s Securities Documents, either Parent or Parent Bank, directly or indirectly, owns all of the outstanding shares of capital stock of or all equity interests in each Parent Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature.
5.3. Authority; No Violation.
5.3.1. Parent has full corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Regulatory Approvals and the approval of this Agreement and the issuance of shares of Parent Common Stock in the Merger by the requisite vote of Parent’s shareholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby, including the Merger, have been duly and validly approved by the Board of Directors of Parent, and except for the approval by Parent’s shareholders of the adoption of this Agreement and the issuance shares of Parent Common Stock in the Merger by the requisite vote of Parent’s shareholders and the approval and adoption of the Bank Merger Agreement by Parent as the sole shareholder of Parent Bank, no other corporate proceedings on the part of Parent are necessary to consummate the transactions contemplated hereby, including the Merger. This Agreement has been duly and validly executed and delivered by Parent, and subject to due and valid execution and delivery of this Agreement by the Company, constitutes the valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity.
5.3.2. Subject to receipt of Regulatory Approvals and the Company’s and Parent’s compliance with any conditions contained therein and the receipt of the requisite approval of the shareholders of Parent, (a) the execution and delivery of this Agreement by Parent, (b) the consummation of the transactions contemplated hereby, and (c) compliance by Parent with any of the terms or provisions hereof does not and will not (i) conflict with or result in a breach of any provision of the articles of incorporation, certificate of formation, limited liability company agreement, bylaws or other similar organizational or governing document of Parent or any Parent Subsidiary; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent or any Parent Subsidiary or any of their respective properties or assets; (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Parent or any Parent Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, commitment or other instrument or obligation to which any of them is a party, or by which they or any of their respective properties or assets may be bound or affected; or (iv) contravene, conflict with or result in a violation or breach of any of the terms or requirements of, or give any Governmental Entity the right to revoke, withdraw, suspend, cancel, terminate or modify, any governmental authorization that is held by Parent or any Parent Subsidiary.
5.3.3. The Parent’s Board of Directors has determined that the Merger, on the terms and conditions set forth in this Agreement, is advisable and in the best interests of Parent and its shareholders and except for the approval of this Agreement and the issuance of additional shares of Parent Common Stock in the Merger by the vote of a majority of the outstanding shares of Parent Common Stock at a meeting of Parent’s shareholders, no other proceedings on the part of Parent are necessary to consummate the transactions contemplated hereby.
5.4. Consents.
Except for (a) filings with Bank Regulators, the receipt of the Regulatory Approvals, and compliance with any conditions contained therein, (b) the filing with the SEC of  (i) the Merger Registration Statement, and (ii) such reports under Sections 13(a), 13(d), 13(g) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (iii) the filing with the SEC by Parent of a definitive Joint Proxy Statement — Prospectus and (iv) the declaration of effectiveness of the Merger Registration Statement by the SEC, (c) the filing of the Articles of Merger with the Louisiana Secretary of State, (d) the approval by Nasdaq of the listing of the additional shares of Parent Common Stock to be issued in the Merger, and (e) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Parent Common Stock pursuant to this Agreement, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity are necessary, and, other than the receipt of the requisite approvals of the shareholders of each of Parent and the Company, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (i) the execution and delivery of this Agreement by Parent, and (ii) the completion of the Merger by Parent and the other transactions contemplated by this Agreement. Parent has no Knowledge of any fact or circumstance pertaining to Parent that would cause it to reasonably believe that any Regulatory Approvals or other required consents or approvals will not be received.
5.5. Financial Statements.
5.5.1. Parent has previously made available to the Company the Parent Financial Statements. The Parent Financial Statements have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present in each case in all material respects the consolidated financial position, results of operations and cash flows of Parent and the Parent Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in conformity with GAAP during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.
5.5.2. At the date of each balance sheet included in the Parent Financial Statements, Parent did not have any material liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Parent Financial Statements or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes. The Parent Financial Statements reflect only actual transactions and all other books and records of Parent and the Parent Subsidiaries have been, and are being, maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only actual transactions.
5.5.3. The records, systems, controls, data and information of Parent and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Parent or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described below in this Section 5.5.3. Parent (a) has implemented and maintains a system of internal control over financial reporting (as required by Rule 13a-15(a) of the Exchange Act) that is designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of its financial statements for external purposes in accordance with GAAP, (b) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to Parent, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of Parent by others within those entities, and (c) has disclosed, based on its most recent evaluation prior to the date hereof, to the Parent’s outside auditors and the audit committee of Parent’s Board of Directors (the “Parent Audit Committee”) (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal control over financial reporting. These disclosures (if any) were made in writing to Parent’s auditors and the Parent Audit Committee and a copy has previously been made available to the Company. As of the date hereof, to the Knowledge of the Parent’s chief executive officer and chief financial officer, each of them will be able to give the certifications required pursuant to the rules and regulations adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, without qualification, when next due.
5.5.4. The allowance for loan losses reflected in the Parent’s audited consolidated balance sheet at December 31, 2016 and June 30, 2017, respectively, was, and the allowance for loan losses shown on the balance sheets in the Parent’s Securities Documents for periods ending after June 30, 2017 will be, adequate, as of the dates thereof, under GAAP.
5.5.5. Since December 31, 2015, (a) neither Parent nor any of its Subsidiaries nor any director, officer, employee, auditor, accountant or representative of Parent or any of its Subsidiaries has received or otherwise had or obtained Knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Parent or any of its Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that Parent or any of its Subsidiaries has engaged in illegal accounting or auditing practices, and (b) no attorney representing Parent or any of its Subsidiaries, whether or not employed by Parent or any of its Subsidiaries, has reported evidence of a violation of Securities Laws, breach of fiduciary duty or similar violation by Parent or any of its officers, directors, employees or agents to the Board of Directors of Parent or any committee thereof or to any director or officer of Parent.
5.6. Taxes.
5.6.1. Parent and the Parent Subsidiaries are members of the same affiliated group within the meaning of Code Section 1504(a). Parent and each Parent Subsidiary has timely and duly filed all Tax Returns required to be filed by or with respect to Parent and each Parent Subsidiary, either separately or as a member of a group of corporations, on or prior to the date hereof and will timely and duly file all Tax Returns required to be filed by or with respect to Parent and each Parent Subsidiary, either separately or as a member of a group of corporations, on or prior to the Closing Date, taking into account any extensions (all such Tax Returns being accurate and correct in all material respects) and has duly paid or made provisions that are adequate for the payment of all Taxes which have been incurred by or are due or claimed to be due from Parent and any Parent Subsidiary by any Taxing Authority or pursuant to any written Tax sharing agreement on or prior to the date hereof other than Taxes or other charges which (a) are not delinquent, (b) are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Parent Financial Statements, or (c) have not yet been fully determined. As of the date of this Agreement, Parent has received no written notice of, and there is no audit examination, deficiency assessment, Tax investigation or refund litigation with respect to any Taxes of Parent or any Parent Subsidiary, and no written claim has been made by any Taxing Authority in a jurisdiction where Parent or any Parent Subsidiary does not file Tax Returns that Parent or any Parent Subsidiary is subject to Tax in that jurisdiction. Parent and the Parent Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect. Parent and each Parent Subsidiary has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and Parent and each Parent Subsidiary has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements. The United States federal and state income Tax Returns of the Parent and each Parent Subsidiary subject to such Taxes have been audited by the IRS or relevant state Tax Authorities or are closed by the applicable statute of limitations for all taxable years through December 31, 2012.
5.6.2. The unpaid Taxes of Parent and the Parent Subsidiaries (a) do not exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the balance sheet of the Parent Financial Statements and (b) will not exceed the reserve as adjusted for the passage of time through the Closing Date in accordance with the past customs and practice of the Parent in filing its Tax Returns.
5.6.3. Parent and each Parent Subsidiary has not disposed of property in a transaction presently being accounted for under the installment method under Section 453 of the Code. No excess loss account exists with respect to any Parent Subsidiary. Parent and each Parent Subsidiary is not required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting and Parent has no Knowledge that the IRS has proposed such adjustment in accounting method. There are no rulings, requests for rulings, or closing agreements with any Taxing Authority specifically requested or entered into by Parent or a Parent Subsidiary, which could affect their respective Taxes for any period after the Closing. All transactions that could give rise to an understatement of federal income Tax (within the meaning of Sections 6662 and 6662A of the Code) with respect to Parent and each Parent Subsidiary were adequately disclosed on Tax Returns to the extent required under the Code. There are no liens for Taxes upon any property or assets of Parent and each Parent Subsidiary except for liens for current Taxes, assessments, and other governmental charges not yet due, or which may thereafter be paid without penalty.
5.7. No Material Adverse Effect.
Parent has not suffered any Material Adverse Effect since December 31, 2016 and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on the Parent.
5.8. Ownership of Property; Insurance Coverage.
5.8.1. Parent and each Parent Subsidiary has good and, as to real property, marketable title to all assets and properties owned by Parent or each Parent Subsidiary in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Parent Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except (a) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB, inter-bank credit facilities, or any transaction by a Parent Subsidiary acting in a fiduciary capacity, (b) statutory liens for amounts not yet delinquent or which are being contested in good faith, (c) non-monetary liens affecting real property which do not adversely affect the value or use of such real property, and (d) those described and reflected in the Parent Financial Statements. Parent and the Parent Subsidiaries, as lessee, have the right under valid and enforceable leases of real and personal properties used by Parent and its Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Neither Parent nor any Parent Subsidiary is in default under any lease for any real or personal property to which either Parent or any Parent Subsidiary is a party, and there has not occurred any event that, with lapse of time or the giving of notice or both, would constitute such a default.
5.8.2. Parent and each Parent Subsidiary currently maintain insurance considered by each of them to be reasonable for their respective operations. Parent and all Parent Subsidiaries maintain such fidelity bonds and errors and omissions insurance as may be customary or required under applicable laws or regulations. All such insurance is valid and enforceable and in full force and effect, and within the last three years Parent and each Parent Subsidiary has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any claims submitted under any of its insurance policies.
5.8.3. All real property owned by Parent or a Parent Subsidiary is in material compliance with all applicable zoning laws and building codes, and the buildings and improvements located on such real property are in good operating condition and in a state of good working order, ordinary wear and tear and casualty excepted. There are no pending or, to the Knowledge of Parent, threatened condemnation proceedings against such real property. Parent and the applicable Parent Subsidiaries are in material compliance with all applicable health and safety related requirements for the owned real property, including those under the Americans with Disabilities Act of 1990 and the Occupational Safety and Health Act of 1970.
5.9. Legal Proceedings.
Neither Parent nor any Parent Subsidiary is a party to any, and there are no pending or, to the Knowledge of Parent, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (a) against Parent or any Parent Subsidiary that could reasonably be expected to have a Material Adverse Effect, (b) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (c) which could adversely affect the ability of Parent to perform under this Agreement.
5.10. Compliance With Applicable Law.
5.10.1. Each of Parent and each Parent Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the LBCA, the BHCA, the National Bank Act, the Federal Deposit Insurance Act, the USA PATRIOT Act, the Equal Credit Opportunity Act, the Fair Housing Act, the CRA, the Home Mortgage Disclosure Act, the Bank Secrecy Act, and all other applicable fair lending laws and other laws relating to discriminatory business practices, and neither Parent nor any Parent Subsidiary has received any written notice to the contrary. The Board of Directors of Parent Bank has adopted and Parent Bank has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective by any Governmental Entity and that meets the requirements of Sections 352 and 326 of the USA PATRIOT Act and the regulations thereunder.
5.10.2. Each of Parent and each Parent Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities and Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and no suspension or cancellation of any such permit, license, certificate, order or approval is, to the Knowledge of Parent, threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the Regulatory Approvals.

5.10.3. Since January 1, 2015, neither Parent nor any Parent Subsidiary has received any written notification or any other communication from any Bank Regulator (a) asserting that Parent or any Parent Subsidiary is not in compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (b) threatening to revoke any license, franchise, permit or governmental authorization; (c) requiring or threatening to require Parent or any Parent Subsidiary, or indicating that Parent or any Parent Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit the operations of Parent or any Parent Subsidiary, including without limitation any restriction on the payment of dividends; or (d) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Parent or any Parent Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a “Parent Regulatory Agreement”). Neither Parent nor any Parent Subsidiary is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any Bank Regulator or any federal or state governmental agency or authority charged with the supervision or regulation of issuers of securities or the supervision or regulation of it. The most recent regulatory rating given to Parent Bank as to compliance with the CRA is satisfactory or better. There are no unresolved violations, criticisms or exceptions by any Regulatory Authority with respect to any Parent Regulatory Agreement. There is no injunction, order, judgment or decree imposed upon Parent or any Parent Subsidiary or the assets of Parent or any Parent Subsidiary.
5.10.4. To Parent’s Knowledge, none of Parent’s or any Parent Subsidiary’s officers, directors, managers, members, employees, or partners has at any time made or received any bribe, kickback or other illegal payment or engaged in any other illegal or improper conduct that has led to any fine, penalty, sanction or liability. Parent has no Knowledge of any actual, possible or proposed disciplinary action by any Governmental Entity against any of Parent’s or any Parent Subsidiary’s officers, directors, managers, members, partners or employees.
5.10.5. Since the enactment of the Sarbanes-Oxley Act, Parent has been and is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act.
5.11. Employee Benefit Plans.
5.11.1. Neither Parent nor any Parent Subsidiary has any commitment to create any additional Parent Compensation and Benefit Plan or to modify, change or renew any existing Parent Compensation and Benefit Plan, except as required to maintain the qualified status thereof. Parent has made available to the Company, in its Securities Documents or otherwise, true and correct copies of the agreements or other documents establishing and evidencing the Parent Compensation and Benefit Plans.
5.11.2. Each Parent Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA, HIPAA, the ACA and any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA, HIPAA, ACA and any other applicable law have been timely made or any interest, fines, penalties or other impositions for late filings have been paid in full. Each Parent Compensation and Benefit Plan which is a Pension Plan and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, or is in the form of a prototype or volume submitter plan that is the subject of a favorable opinion letter from the IRS on which Parent is entitled to rely, and Parent is not aware of any circumstances which are reasonably likely to result in revocation of any such favorable determination letter or opinion letter. There is no pending or, to the Knowledge of Parent, threatened action, suit or claim relating to any of the Parent Compensation and Benefit Plans (other than routine claims for benefits). Neither

Parent nor any Parent Subsidiary has engaged in a transaction, or omitted to take any action, with respect to any Parent Compensation and Benefit Plan that would reasonably be expected to subject Parent or any Parent Subsidiary to a material unpaid tax or penalty imposed by either Sections 4975, 4980B or 5000 of the Code or Section 502 of ERISA.
5.11.3. Neither Parent nor any entity with which it is or was ever considered one employer under Section 4001(b)(1) of ERISA or Section 414 of the Code (a “Parent ERISA Affiliate”) maintains a plan subject to Title IV of ERISA, or contributes to or is obligated to contribute to a “multiemployer plan,” as defined in Section 3(37) of ERISA. Neither Parent, nor any Parent ERISA Affiliate, nor any Parent Compensation and Benefit Plan, including any Parent Pension Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which Parent, any Parent ERISA Affiliate, and any Parent Compensation and Benefit Plan, including any Parent Pension Plan or any such trust or any trustee or administrator thereof, could reasonably be expected to be subject to either a civil liability or penalty pursuant to Section 409, 502(i) or 502(l) of ERISA or a tax imposed pursuant to Chapter 43 of the Code.
5.11.4. All contributions required to be accrued under the terms of any Parent Compensation and Benefit Plan have been timely accrued, and all anticipated contributions and funding obligations are accrued on Parent’s consolidated financial statements to the extent required by GAAP. Parent and each Parent Subsidiary has expensed and accrued as a liability the present value of future benefits under each applicable Parent Compensation and Benefit Plan for financial reporting purposes as required by GAAP.
5.11.5. Neither Parent nor any Parent Subsidiary has any obligations to provide retiree health, life insurance, death benefits, or disability insurance, under any Parent Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code. There has been no communication to employees by Parent or any Parent Subsidiary that would reasonably be expected to promise or guarantee such employees retiree health, life insurance, or disability insurance, or any retiree death benefits.
5.11.6. Parent and its Subsidiaries do not maintain any Parent Compensation and Benefit Plans covering employees who are not United States residents.
5.11.7. With respect to each Parent Compensation and Benefit Plan, if applicable, Parent has provided or made available to the Company copies of the: (a) trust instruments and insurance contracts; (b) most recent Forms 5500 filed with the IRS, including all schedules and attachments thereto; (c) most recent actuarial reports and financial statements; (d) most recent summary plan description; (e) most recent determination letter issued by the IRS; (f) any Form 5310 or Form 5330 filed with the IRS within the last year; and (g) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests.
5.11.8. Neither Parent nor any Parent Subsidiary maintains any compensation plans, programs or arrangements under which any payment is reasonably likely to become non-deductible, in whole or in part, for tax reporting purposes as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.
5.11.9. All deferred compensation plans, programs or arrangements of Parent and any Parent Subsidiary are in compliance, both in form and operation, with Section 409A of the Code and all guidance issued thereunder.
5.12. Environmental Matters.
With respect to Parent and each Parent Subsidiary:
(A) To Parent’s Knowledge, neither the conduct nor operation of its business nor any condition of any property currently or previously owned or operated by it (including, without limitation, in a fiduciary or agency capacity), or on which it holds a lien, results or resulted in a violation of or gives rise to any potential material liability under, any Environmental Laws that is reasonably likely to impose a material liability (including a remediation obligation) upon Parent or any Parent Subsidiary. No condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in any material liability to Parent or any Parent Subsidiary by reason of any Environmental Laws. Neither Parent nor any Parent Subsidiary during the past five years has received any written notice from any Person or Governmental Entity that Parent or any Parent Subsidiary or the operation or condition of any property ever owned, operated, or held as collateral or in a fiduciary capacity by any of them are currently in violation of or otherwise are alleged to have liability under any Environmental Laws or relating to Materials of Environmental Concern (including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Materials of Environmental Concern at, on, beneath, or originating from any such property) for which a material liability may be reasonably likely to be imposed upon Parent or any Parent Subsidiary.
(B) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to Parent’s Knowledge, threatened, before any court, governmental agency or other forum against Parent or any Parent Subsidiary (a) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (b) relating to the presence of or release (defined herein) into the environment of any Materials of Environmental Concern (as defined herein), whether or not occurring at or on a site owned, leased or operated by Parent or any Parent Subsidiary.
5.13. Securities Documents
Parent has made available to the Company copies of its (a) annual reports on Form 10-K for the years ended December 31, 2016, 2015 and 2014, and (b) proxy materials used or for use in connection with its meetings of shareholders held or to be held in 2017 and 2016. Such reports and such proxy materials complied, at the time filed with the SEC, in all material respects, with the Securities Laws.
5.14. Brokers, Finders and Financial Advisors.
Neither Parent nor any Parent Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement except for the retention of BSP Securities, Inc. (“BSP”) and the fee payable pursuant thereto.
5.15. Parent Common Stock.
The shares of Parent Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and subject to no preemptive rights.
5.16. Parent Information Supplied.
5.16.1. The information relating to Parent and any Parent Subsidiary to be contained in the Merger Registration Statement, or in any other document filed with any Bank Regulator or other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.
5.16.2. The Merger Registration Statement will comply with the provisions of the Exchange Act and the rules and regulations thereunder and the provisions of the Securities Act and the rules and regulations thereunder, except that no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Merger Registration Statement.
5.16.3. The information supplied by Parent and any Parent Subsidiary for inclusion in the Applications will, at the time each such document is filed with any Bank Regulator and up to and including the dates of any required regulatory approvals or consents, as such Applications may be amended by subsequent filings, be accurate in all material respects.

5.17. Loan Portfolio.
All loans receivable (including discounts) and accrued interest entered on the books of Parent and the Parent Subsidiaries arose out of bona fide arm’s-length transactions, were made for good and valuable consideration in the ordinary course of Parent’s or the appropriate Parent Subsidiary’s respective business, and the notes or other evidences of indebtedness with respect to such loans (including discounts), and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto, are valid, true and genuine and are what they purport to be. To Parent’s Knowledge, the loans, discounts and the accrued interest reflected on the books of Parent and the Parent Subsidiaries are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by general principles of equity. With respect to all such loans, Parent or a Parent Subsidiary has good and marketable title, free and clear of any and all encumbrances, liens, pledges, equities, claims, charges, rights of first refusal or similar rights or security interests of any nature encumbering such loan and are evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct, and to the extent secured, are secured by valid liens and security interests that are legal, valid and binding obligations of the maker thereof, enforceable in accordance with the respective terms thereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws or equitable principles affecting the enforcement of creditors’ rights, which have been perfected.
5.18. Investment Securities and Commodities.
5.18.1. Parent and all Parent Subsidiaries have good title to all securities and commodities owned by them (except those sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any liens and encumbrances, except to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of Parent or Parent Subsidiaries. Such securities and commodities are valued on the books of Parent in accordance with GAAP.
5.18.2. Parent and all Parent Subsidiaries and their respective businesses employ, and have acted in compliance in all material respects with, investment, securities, commodities, risk management and other policies, practices and procedures that Parent believes are prudent and reasonable in the context of such businesses. Before the date hereof, Parent has made available to the Company in writing its material policies, practices and procedures.
5.19. Related Party Transactions.
All transactions (including any loan or other credit accommodation) between Parent or any Parent Subsidiary and any Affiliate of Parent or any Parent Affiliate: (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve substantially more than the normal risk of collectability or present other unfavorable features (as such terms are used under Regulation O of the FRB). No loan or credit accommodation to any Affiliate of Parent or any Parent Subsidiary is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Neither Parent nor any Parent Subsidiary has been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by Parent is inappropriate.
5.20. Required Vote.
The affirmative vote by the holders of a majority of the outstanding shares of Parent Common Stock at the Parent Shareholders’ Meeting is required to approve this Agreement and the issuance of additional shares of Parent Common Stock in the Merger under the Parent’s articles of incorporation and applicable law.
5.21. Risk Management Instruments.
All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Parent’s own account, or for the account of one or more of Parent’s Subsidiaries or their customers, were entered into in the ordinary course of business consistent with past practice and in compliance with all applicable laws, rules, regulations and regulatory policies, and with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisors) and to bear the risks of such transactions; and each of them constitutes the valid and legally binding obligation of Parent or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles), and is in full force and effect. Neither Parent nor any Parent Subsidiary, nor to the Knowledge of Parent any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any respect and there are no allegations or assertions of such by any party thereunder.
5.22. Intellectual Property.
Parent and each Parent Subsidiary (a) owns or possesses valid and binding licenses and other rights (subject to expirations in accordance with their respective terms) to use any and all patents, copyrights, trade secrets, trade names, service marks and trademarks, and (b) is a party to valid and binding licenses for any software, which are required for Parent and each Parent Subsidiary to conduct their respective businesses as currently conducted. Neither Parent nor any Parent Subsidiary has received any notice or has any Knowledge of any actual or threatened conflict with respect to any patents, copyrights, trade secrets, trade names, service marks, trademarks, or licensed software used by Parent or any Parent Subsidiary in their respective businesses as currently conducted. Parent and each Parent Subsidiary has performed all of the obligations required to be performed as of the date of this Agreement, and is not in default in any material respect, under any license, contract, agreement, arrangement or commitment relating to any of the foregoing. Neither Parent nor any Parent Subsidiary has received any charge, complaint, claim, demand or notice alleging that it has infringed upon, diluted, misappropriated or otherwise violated any intellectual property owned or controlled by any third party, and no third party has infringed, diluted, misappropriated or otherwise violated any intellectual property rights of Parent or any Parent Subsidiary. Parent and each Parent Subsidiary (a) owns or possesses confidential information, including, but not limited to, customer lists and customer data, (b) has taken reasonable steps to protect such confidential information from unintended disclosure, and (c) represents and warrants that, to its Knowledge, such confidential information has not been disclosed to any third parties other than their Affiliates, third parties with which they have contractual nondisclosure agreements or the Company and its Affiliates.
5.23. Labor Matters.
There are no labor or collective bargaining agreements to which Parent or any Parent Subsidiary is a party. There is no union organizing effort pending or to the Knowledge of Parent, threatened against Parent or any Parent Subsidiary. There is no labor strike, labor dispute (other than routine employee grievances that are not related to union employees), work slowdown, stoppage or lockout pending or, to the Knowledge of Parent, threatened against Parent or any Parent Subsidiary. There is no unfair labor practice or labor arbitration proceeding pending or, to the Knowledge of Parent, threatened against Parent or any Parent Subsidiary (other than routine employee grievances that are not related to union employees). Parent and each Parent Subsidiary is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including but not limited to the Fair Labor Standards Act, the Family and Medical Leave Act, Title VII of the Civil Rights Act, the Immigration and Nationality Act, and the National Labor Relations Act, and are not engaged in any unfair labor practice. Parent and each Parent Subsidiary represents that they have not made any commitments to others inconsistent with or in derogation of any of the foregoing. There are no pending or, to the Knowledge of Parent, threatened claims or suits against Parent or any Parent Subsidiary, or for which any of them might be legally responsible, under any labor or employment law or brought or made by a current or former employee or applicant. Neither Parent nor any Parent Subsidiary is delinquent in any material respect in payments to any of its current or former officers, directors, managers, members, partners, employees or independent contractors for any wages, salaries, commissions, bonuses, benefits, expenses, or other compensation for any services performed or amounts required to be reimbursed, or has, to its Knowledge, any liability, whether actual or contingent, with respect to any misclassification of any person as an independent contractor rather than as an employee, or with respect to any employee leased from another employer.

5.24. Fairness Opinion.
The board of directors of Parent has received an oral opinion from BSP to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date hereof, the Merger Consideration to be paid by Parent in the Merger, when considered together with the Company Special Distribution, is fair to Parent, from a financial point of view, which opinion will be confirmed in writing dated as of the date of this Agreement. Such opinion has not been amended or rescinded as of the date of this Agreement.
5.25. No Other Representations or Warranties.
5.25.1. Except for the representations and warranties made by Parent in this Article V and for the disclosures contained in the Parent Disclosure Schedules, neither Parent nor any other person makes any express or implied representation or warranty with respect to Parent, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Parent hereby disclaims any such other representations or warranties.
5.25.2. Parent acknowledges and agrees that neither the Company nor any other person has made or is making any express or implied representation or warranty other than those contained in Article IV and in the Company Disclosure Schedules.
ARTICLE VI
COVENANTS OF THE COMPANY
6.1. Conduct of Business.
6.1.1. Affirmative Covenants.   During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement, required by law or as consented to in writing by Parent, which consent will not be unreasonably withheld, conditioned or delayed, the Company will, and it will cause each Company Subsidiary to: operate its business, only in the usual, regular and ordinary course of business; use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises; and voluntarily take no action which would, or would be reasonably likely to, (a) adversely affect the ability of the parties to obtain any Regulatory Approvals or other approvals of Governmental Entities required for the transactions contemplated hereby or increase the period of time necessary to obtain such approvals, or (b) adversely affect its ability to perform its covenants and agreements under this Agreement. The Company agrees that from the date of this Agreement until the Effective Time, it will promptly accrue and pay all expenses reasonably necessary in order to consummate the transactions contemplated by this Agreement in accordance with the terms and conditions hereof.
6.1.2. Negative Covenants.   The Company agrees that from the date of this Agreement to the Effective Time, except as otherwise specifically permitted or required by this Agreement, set forth in Company Disclosure Schedule 6.1.2, required by law or regulation or any Governmental Entity or consented to by Parent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), it will not, and it will cause each Company Subsidiary not to:
(A) declare or pay any dividends on, or make other distributions in respect of, any of its capital stock except for (i) dividends or distributions paid by any Subsidiary of the Company or Company Bank to the Company or Company Bank, (ii) dividends or distributions paid by the Company to its shareholders in an amount not to exceed 43.4% of the Company’s taxable income (as reasonably documented in advance to Parent’s satisfaction after reflecting all Merger related costs known by the Company or which are reasonably estimable including all fees and expenses payable to Raymond James upon consummation of the Merger, Data Conversion costs and expenses, legal fees and expenses and accounting fees and expenses) from January 1, 2017 through the date which is five days prior to the Closing Date, (iii) dividends or distributions payable by the Company to its shareholders in addition to those set forth in clauses (ii) and (iv) in an amount not to exceed $9.50 per share of Company Common Stock per calendar year from January 1, 2017 through the Closing Date (appropriately prorated through the date which is five days prior to the Closing Date for any partial year in which the Closing occurs), and (iv) a special one-time distribution in addition to those set forth in clauses (ii) and (iii) payable by the Company to shareholders of record of the Company immediately prior to the Effective Time in the amount of $94.00 per share of Company Common Stock (“Company Special Distribution”);
(B) (i) repurchase, redeem or otherwise acquire (except for the acquisition of shares in a fiduciary or agency capacity or in connection with debts previously contracted) any shares of the capital stock of the Company or the Company Bank, or any securities convertible into or exercisable for any shares of the capital stock of the Company or any Subsidiary of the Company, (ii) split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, or enter into any agreement with respect to any of the foregoing, except, in the case of clause (iii), for the issuance of Company Common Stock upon the exercise of Company Stock Options outstanding as of the date hereof and reflected on Company Disclosure Schedule 3.2.10;
(C) amend its articles of incorporation, bylaws or other similar governing documents;
(D) make any capital expenditures other than those which are made in the ordinary course of business or are necessary to maintain existing assets in good repair and are not in excess of $50,000 in the aggregate;
(E) enter into any new line of business;
(F) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, which would be material, individually or in the aggregate, to the Company, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with past practices;
(G) take any action or enter into any agreement that would reasonably be expected to jeopardize or materially delay the receipt of any Regulatory Approval required under Section 9.1.3 hereof or take any action that may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Merger set forth in Article IX not being satisfied, except, in every case, as may be required by applicable law;
(H) change its methods of accounting in effect at December 31, 2016, except as required by changes in GAAP or regulatory accounting principles as concurred with by the Company’s independent public accounting firm, or make any Tax election or enter into any agreement or arrangement with respect to Taxes, or settle or pay any Taxes that are, on the date of this Agreement, in dispute (except to the extent such dispute is finally resolved prior to the Effective Time and, as a result, such disputed Taxes become payable);
(I) except as required by applicable laws or as required to maintain qualification pursuant to the Code, adopt, amend, renew or terminate any employee benefit plan including any agreement, arrangement, plan or policy between the Company or any Company Subsidiary and one or more of its current or former directors, officers or employees (including without limitation any retention, stay bonus, severance, salary continuation or change-in-control agreement, arrangement, plan or policy), or (ii) except as required by applicable laws, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any Company Compensation and Benefit Plan or agreement as in effect as of the date hereof  (including the payment of any bonuses, any voluntary contribution to the Company 401(k) Plan, granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares);

(J) other than activities in the ordinary course of business consistent with past practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its assets, properties or other rights or agreements;
(K) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, engage in any repurchase transactions or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person or any other corporation or other entity;
(L) change its existing deposit policy other than changes made in the ordinary course of business consistent with past practice with respect to interest rates paid on deposits; incur deposit liabilities, other than deposit liabilities incurred in the ordinary course of business consistent with past practice; or accept any brokered deposits, other than reciprocal CDARS® relating to existing customers of Company Bank;
(M) sell, purchase, enter into a lease, relocate, open or close any banking or other office, or file any application pertaining to such action with any Bank Regulator;
(N) except as may be required by applicable law, change any of its loan policies, including credit underwriting criteria, or make any material exceptions thereto;
(O) purchase any mortgage loan servicing rights;
(P) create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any material contract, agreement or lease for property or services to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective properties is bound, other than a renewal of an existing material contract, agreement or lease that extends for a period of not more than 45 days following the Effective Time;
(Q) adopt a plan of liquidation or dissolution or otherwise fail to maintain in good standing its corporate existence;
(R) hire or appoint any new executive officer or director;
(S) settle or pay any uninsured claim, action, litigation, arbitration or other proceeding against it in an amount exceeding $25,000;
(T) fail to conduct a Phase 1 environmental study prior to foreclosing on any parcel of commercial real property;
(U) acquire, invest in or create any non-agency mortgage-backed or related securities;
(V) fail to take any action required of it by any Bank Regulator;
(W) make any new loan or other credit facility commitment in an amount in excess of $1.0 million except for (i) commitments issued prior to the date of this Agreement which have not yet expired and which have been disclosed in Company Disclosure Schedule 6.1.2, (ii) the renewal of existing lines of credit, (iii) the origination of new single-family residential mortgage loans originated for sale into the secondary market which meet applicable secondary market requirements and which do not exceed $1.2 million for any loan, (iv) any new commercial real estate loan (or the renewal of such loan) which has a variable rate of interest and which is in an amount not in excess of  $1.5 million and (v) the extension of the maturity date of a performing loan or other credit facility not to exceed 60 days beyond the scheduled maturity date;
(X) other than in the ordinary course of business consistent with past practice, and in an aggregate principal volume of not more than $5.0 million, originate for portfolio any new fixed-rate single-family residential mortgage loans with a term to maturity in excess of five years or any adjustable rate single-family residential mortgage loan with an initial interest rate adjustment date greater than five years; or
(Y) agree to do any of the foregoing.

6.2. Current Information and Cooperation.
6.2.1. Subject to compliance with applicable law, regulation and policy, during the period from the date of this Agreement to the Effective Time, the Company will cause one or more of its representatives to confer with representatives of Parent and report the general status of its ongoing operations at such times as Parent may reasonably request. The Company will promptly notify Parent of any material change in the normal course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving the Company or any Company Subsidiary. Without limiting the foregoing, senior officers of Parent and the Company shall meet on a reasonably regular basis (expected to be at least monthly) to review the financial, credit and operational affairs, and the like, of the Company and its Subsidiaries, subject to relevant provisions of applicable law.
6.2.2. Parent intends to convert some or all of the Company’s information and data onto Parent’s information technology systems (the “Data Conversion”). Parent and the Company agree to use all commercially reasonable efforts to promptly commence preparations for implementation of the Data Conversion with the goal of effecting the Data Conversion at or as soon as reasonably practicable after the Effective Time. The Company agrees to cooperate with Parent in preparing for the Data Conversion within the time frame reasonably requested by Parent, including providing reasonable access to data, information systems, and personnel having expertise with Company’s and the Company’s Subsidiaries’ information and data systems; provided, however, that Company shall not be required to terminate any third-party service provider arrangements prior to the Effective Time. In the event that Company takes, at the request of Parent, any action relative to third parties to facilitate the Data Conversion that results in the imposition of any termination fees or other charges or expenses, Parent shall indemnify Company for all such fees, charges and expenses, and the costs of reversing the Data Conversion process, if the Merger is not consummated for any reason other than a termination of this Agreement by Parent pursuant to Sections 11.1.2, 11.1.3 or 11.1.7 or a termination of this Agreement by the Company pursuant to Section 11.1.8.
6.2.3. The Company and the Company Bank shall reasonably cooperate with Parent and Parent Bank in connection with planning for the efficient and orderly combination of the parties and the operation of Parent Bank (including the then former operations of the Company Bank) after the Bank Merger, and in preparing for the consolidation of appropriate operating functions to be effective at the Effective Time or such later date as Parent may decide. Notwithstanding any other provision contained in this Agreement, (i) neither Parent nor Parent Bank shall under any circumstances be permitted to exercise control of the Company or any of its Subsidiaries prior to the Effective Time, (ii) neither the Company nor any of its Subsidiaries shall be under any obligation to act in a manner that could reasonably be deemed to constitute anti-competitive behavior under federal or state antitrust laws or be inconsistent with principles of safety and soundness, and (iii) neither the Company nor any of its Subsidiaries shall be required to agree to any material obligation that is not contingent upon the consummation of the Merger.
6.2.4. On a monthly basis, using its customary reports, the Company shall provide Parent with information updated as of the end of such month that includes the following: (a) a written list of nonperforming assets (the term “nonperforming assets,” for purposes of this subsection, means loans that are Troubled Debt Restructurings, loans on nonaccrual or non-performing status, REO, all loans thirty (30) days or more past due as to principal or interest and still accruing, and impaired loans); (b) a schedule of all loan approvals of  $250,000 or greater indicating the loan amount, loan type and other material features of the loan; and (c) to the extent such information is not already covered by the reports mentioned previously in this section, the following reports: (i) watch list report, (ii) classified asset report, (iii) net charge-offs, (iv) loan loss reserve analysis, (v) individual asset quality write ups of nonperforming assets of  $500,000 or more, and (vi) a pipeline report of pending loan approvals of $250,000 or more.
6.3. Access to Properties and Records.
Subject to Section 12.1 hereof, the Company shall permit Parent reasonable access during normal business hours upon reasonable written notice to its properties and those of the Company Subsidiaries, and shall disclose and make available to Parent during normal business hours all of its books, papers and records relating to the assets, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors’ (other than minutes that discuss any of the transactions contemplated by this Agreement or any other subject matter the Company determines based on the advice of legal counsel should be treated as confidential) and shareholders’ meetings, organizational documents, bylaws, contracts and agreements, filings with any Regulatory Authority, plans affecting employees, and any other business activities or prospects in which Parent may have a reasonable interest; provided, however, that the Company shall not be required to take any action that would provide access to or to disclose information where such access or disclosure would violate or prejudice the rights or business interests or confidences of any customer or other person or would result in the waiver by it of the privilege protecting communications between it and any of its counsel or that is otherwise prohibited by law or contractual agreement. Parent shall use commercially reasonable efforts to minimize any interference with the Company’s regular business operations during any such access to the Company’s property, books and records.
6.4. Financial and Other Statements.
6.4.1. Promptly upon receipt thereof, the Company will furnish to Parent copies of each annual, interim or special audit of the books of the Company and the Company Subsidiaries made by its independent auditors and copies of all internal control reports submitted to the Company by such auditors in connection with each annual, interim or special audit of the books of the Company and the Company Subsidiaries made by such auditors.
6.4.2. As soon as reasonably available, the Company will furnish to Parent copies of all documents, statements and reports that it or any Company Subsidiary shall send to its shareholders or, to the extent legally permitted to do so, any Bank Regulator. As soon as reasonably available after the end of each month, the Company will deliver to Parent a consolidated balance sheet and a consolidated statement of income, without related notes, for such month prepared in accordance with GAAP.
6.4.3. To the extent legally permitted to so, the Company will advise Parent promptly of the receipt of any written communication of any Bank Regulator with respect to the condition or activities of the Company or any of the Company Subsidiaries.
6.4.4. With reasonable promptness, the Company will furnish to Parent such additional financial data that the Company possesses and as Parent may reasonably request, including without limitation, detailed monthly financial statements (including the general ledger) and loan reports.
6.5. Maintenance of Insurance.
The Company shall maintain, and cause each Company Subsidiary to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of their properties and the nature of their business, but in no event shall such coverage be less than coverage by the policies in place as of the date of this Agreement.
6.6. Disclosure Supplements.
From time to time as necessary, but in any event, as of a date within three Business Days prior to the Effective Time, the Company will supplement or amend the Company Disclosure Schedule delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Company Disclosure Schedule or which is necessary to correct any information in such Company Disclosure Schedule which has been rendered inaccurate thereby. Notwithstanding the foregoing, the Company shall promptly notify Parent if any representation or warranty of the Company becomes materially inaccurate but in no event more than five (5) Business Days after the Company has Knowledge of such material inaccuracy. No supplement or amendment to such Company Disclosure Schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX.

6.7. Consents and Approvals of Third Parties.
The Company shall use all commercially reasonable efforts to obtain as soon as practicable all consents and approvals of third parties necessary or desirable for the consummation of the transactions contemplated by this Agreement prior to the Effective Time.
6.8. Failure to Fulfill Conditions.
In the event that the Company determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify Parent.
6.9. Reasonable Best Efforts.
Subject to the terms and conditions herein provided, the Company agrees to use all commercially reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.
6.10. No Solicitation.
6.10.1. From the date of this Agreement until the earlier to occur of the Closing or the termination of this Agreement in accordance with its terms, the Company shall not, and shall cause its Subsidiaries and its and their respective officers, directors, employees, investment bankers, financial advisors, attorneys, accountants, consultants, affiliates and other agents (collectively, the “Representatives”) not to, directly or indirectly, (a) initiate, solicit or knowingly encourage, or take any other action to knowingly facilitate the making of any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; (b) participate in any discussions or negotiations regarding any Acquisition Proposal or furnish, or otherwise afford access, to any Person (other than Parent) any information or data with respect to the Company or any of its Subsidiaries or otherwise relating to an Acquisition Proposal; (c) release any Person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which the Company is a party; or (d) enter into any agreement, agreement in principle or letter of intent with respect to any Acquisition Proposal or approve or resolve to approve any Acquisition Proposal or any agreement, agreement in principle or letter of intent relating to an Acquisition Proposal. Any violation of the foregoing restrictions by the Company or any Representative, whether or not such Representative is so authorized and whether or not such Representative is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this Agreement by the Company. The Company and its Subsidiaries shall, and shall cause each of Company Representatives to, immediately cease and cause to be terminated any and all existing discussions, negotiations, and communications with any Persons with respect to any existing or potential Acquisition Proposal.
For purposes of this Agreement, “Acquisition Proposal” shall mean any inquiry, offer or proposal (other than an inquiry, offer or proposal from Parent), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, an Acquisition Transaction. For purposes of this Agreement, “Acquisition Transaction” shall mean (a) any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries; (b) any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, any assets of the Company or any of its Subsidiaries representing, in the aggregate, twenty-five percent (25%) or more of the assets of the Company and its Subsidiaries on a consolidated basis; (c) any issuance, sale or other disposition of  (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing twenty-five percent (25%) or more of the votes attached to the outstanding securities of the Company or any of its Subsidiaries; (d) any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning twenty-five percent (25%) or more of any class of equity securities of the Company or any of its Subsidiaries; or (e) any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.

6.10.2. Notwithstanding Section 6.10.1, the Company may take any of the actions described in clause (b) of the first paragraph of Section 6.10.1 if, but only if, (a) the Company has received a bona fide unsolicited written Acquisition Proposal that did not result from a breach of this Section 6.10; (b) the Board of Directors of the Company determines in good faith, after consultation with and having considered the advice of its outside legal counsel and its independent financial advisor, that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal; (c) prior to furnishing or affording access to any information or data with respect to the Company or any of its Subsidiaries or otherwise relating to an Acquisition Proposal, the Company receives from such Person a confidentiality agreement with terms no less favorable to the Company than those contained in the letter agreement, dated as of April 13, 2017, by and between Parent and Raymond James, for itself an on behalf of the Company, and (d) the Board of Directors of the Company determines in good faith, after consultation with and having considered the advice of its outside legal counsel, that the failure to take any such actions would be reasonably likely to violate its fiduciary duties under applicable laws. The Company shall promptly provide to Parent any non-public information regarding the Company or its subsidiaries provided to any other Person that was not previously provided to Parent, such additional information to be provided no later than the date of provision of such information to such other party.
For purposes of this Agreement, “Superior Proposal” shall mean any unsolicited bona fide written proposal (on its most recently amended or modified terms, if amended or modified) made by a third party to enter into an Acquisition Transaction on terms that the Board of Directors of the Company reasonably determines in its good faith judgment, after consultation with and having considered the advice of outside legal counsel and its financial advisor, (a) would, if consummated, result in the acquisition of all, but not less than all, of the issued and outstanding shares of Company Common Stock or all, or substantially all, of the assets of the Company and its Subsidiaries on a consolidated basis; (b) would result in a transaction that (i) involves consideration to the holders of the shares of Company Common Stock that is more favorable than the aggregate of the Merger Consideration together with the Company Special Distribution to be paid to the Company’s shareholders pursuant to this Agreement, considering, among other things, the nature of the consideration being offered, any regulatory approvals or other risks associated with the timing and consummation of the proposed transaction beyond, or in addition to, those specifically contemplated hereby, and which proposal is not conditioned upon obtaining additional financing and (ii) is, in light of the other terms of such proposal, more favorable to the Company than the Merger and the transactions contemplated by this Agreement; and (c) is reasonably likely to be completed on the terms proposed, in each case taking into account all legal, financial, regulatory and other aspects of the proposal.
6.10.3. The Company shall promptly (and in any event within forty-eight (48) hours) notify Parent in writing if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, the Company or any Company Representatives, in each case in connection with any Acquisition Proposal, and such notice shall indicate the name of the Person initiating such discussions or negotiations or making such proposal, offer or information request and the material terms and conditions of any proposals or offers (and, in the case of written materials relating to such proposal, offer, information request, negotiations or discussion, providing copies of such materials (including e-mails or other electronic communications)) unless (a) such materials constitute confidential information of the party making such offer or proposal under an effective confidentiality agreement, (b) disclosure of such materials jeopardizes the attorney-client privilege or (c) disclosure of such materials contravenes any law, rule, regulation, order, judgment or decree. The Company agrees that it shall keep Parent informed, on a current basis, of the status and terms of any such proposal, offer, information request, negotiations or discussions (including any amendments or modifications to such proposal, offer or request).
6.10.4. Neither the Board of Directors of the Company nor any committee thereof shall (a) withdraw, qualify or modify, or propose to withdraw, qualify or modify, in a manner adverse to Parent in connection with the transactions contemplated by this Agreement (including the Merger), the Company Recommendation (as defined in Section 8.1), or make any statement, filing or release, in connection with the Company Shareholders’ Meeting or otherwise, inconsistent with the Company Recommendation (it being understood that taking a neutral position or no position with respect to an

Acquisition Proposal shall be considered an adverse modification of the Company Recommendation); or (b) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal.
6.10.5. Notwithstanding Section 6.10.4, prior to the date of Company Shareholders’ Meeting, the Board of Directors of the Company may approve or recommend to the shareholders of the Company a Superior Proposal and withdraw, qualify or modify the Company Recommendation in connection therewith (a “Company Subsequent Determination”) after the third (3rd) Business Day following Parent’s receipt of a notice from the Company advising Parent that the Board of Directors of the Company, after receiving the advice of its outside legal counsel and, with respect to financial matters, its financial advisors, determines in good faith that it would be reasonably likely to result in a violation of its fiduciary duties under applicable law to continue to recommend this Agreement, then in submitting this Agreement to its shareholders, such Board of Directors may submit this Agreement to its shareholders without recommendation (although the resolutions approving this Agreement as of the date hereof may not be rescinded or amended), in which event the Board of Directors may communicate the basis for its lack of a recommendation to its shareholders in the Joint Proxy Statement-Prospectus or an appropriate amendment or supplement thereto to the extent required by law; provided, that the Board of Directors may not take any actions under this sentence unless (i) it gives Parent at least three (3) Business Days’ prior written notice of its intention to take such action and a reasonable description of the event or circumstances giving rise to its determination to take such action (including, in the event such action is taken by the Board of Directors of the Company in response to an Acquisition Proposal, the latest material terms and conditions of, and the identity of the third party making, any such Acquisition Proposal, or any amendment or modification thereof, or describe in reasonable detail such other event or circumstances) and (ii) at the end of such notice period, the Board of Directors takes into account any amendment or modification to this Agreement proposed by Parent (provided, however, that Parent shall not be obligated to propose any such adjustments, modifications to the terms and condition of this Agreement) and after receiving the advice of its outside legal counsel and, with respect to financial matters, its financial advisors, determines in good faith that it would nevertheless be reasonably likely to result in a violation of its fiduciary duties under applicable law to continue to recommend this Agreement. Any material amendment to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of this Section 6.10.5 and will require a new notice period as referred to in this Section 6.10.5. Notwithstanding the foregoing, the changing, qualifying or modifying of the Company Recommendation or the making of a Company Subsequent Determination by the Board of Directors of the Company shall not change the approval of the Board of Directors of the Company for purposes of causing any applicable federal or state anti-takeover laws or regulations to be inapplicable to this Agreement and the transactions contemplated hereby, including the Merger.
6.10.6. Nothing contained in Section 6.10 shall prohibit the Company or the Board of Directors of the Company from complying with the Company’s obligations under Rules 14d-9 and 14e-2(a) (as if such rules were applicable to the Company) promulgated under the Exchange Act; provided, however, that any such disclosure relating to an Acquisition Proposal shall be deemed a change in the Company Recommendation unless the Board of Directors of the Company reaffirms the Company’s Recommendation in such disclosure.
6.11. Merger-Related Costs.
The Company agrees to consult with Parent with respect to its loan, litigation and real estate valuation policies and practices (including loan classifications); provided, however, that neither Parent nor Parent Bank shall under any circumstance be permitted to exercise control of the Company, the Company Bank or any other Company Subsidiaries prior to the Effective Time. Parent and the Company shall also consult with respect to the character, amount and timing of restructuring charges to be taken by each of them in connection with the transactions contemplated hereby and shall take such charges as Parent shall reasonably request and which are not inconsistent with GAAP; provided that no such actions shall be effected (i) until Parent shall have irrevocably certified to the Company that all conditions set forth in Article IX to the obligation of Parent to consummate the transactions contemplated hereby have been satisfied or, where legally permissible, waived and (ii) more than five (5) Business Days prior to the Closing Date.

6.12. 401(k) Plan; Other Benefit Plans.
6.12.1. The Company shall take all necessary action to cause the Company Bank to terminate its participation in the Pentegra Defined Contribution Plan for Financial Institutions (the “Company 401(k) Plan”) and to withdraw from such plan effective no later than the day immediately prior to the Effective Time (the “Plan Withdrawal Date”). The accounts of all participants and beneficiaries in the Company 401(k) Plan shall become fully vested as of the Plan Withdrawal Date. As soon as practicable after the Plan Withdrawal Date, the account balances in the Company 401(k) Plan shall be distributed as a participant or beneficiary may direct, consistent with applicable laws and regulations. Any Continuing Employee who elects to participate in the Parent’s 401(k) Plan and who remains employed by Parent or any Parent Subsidiary at the time his or her account balance in the Company 401(k) Plan is distributed may elect to have such account balance rolled over into Parent’s 401(k) Plan, provided that no outstanding loans under the Company 401(k) Plan may be rolled over into Parent’s 401(k) Plan. The Company shall, or shall direct the fiduciaries of the Company 401(k) Plan to (to the extent permitted by law), provide Parent and its counsel with a draft of each resolution, amendment, participant communication or other document relating to the termination of the Company 401(k) Plan at least five (5) Business Days before such document is adopted or distributed, and no such document shall be adopted or distributed without Parent’s approval (not to be unreasonably withheld, conditioned or delayed). Prior to the Closing Date, the Company shall provide Parent with the final documentation evidencing that the actions contemplated herein have been effectuated.
6.12.2. The Company shall take all necessary corporate action to cause the Company Bank (i) to terminate its participation in the Pentegra Defined Benefit Plan for Financial Institutions and to notify Pentegra of its withdrawal from such plan effective no later than the day immediately prior to the Effective Time, and (ii) fund the estimated withdrawal liability under the Pentegra Defined Benefit Plan based on the most recently prepared estimated withdrawal analysis prepared by the plan administrator and assuming that there is no qualified successor plan.
6.12.3. To the extent requested by Parent prior to the Closing Date, the Company shall cause Company Bank to take all necessary action to amend all Company SERPs effective no later than the day immediately prior to the Effective Time in order to include language permitting the Company SERPs to be terminated in accordance with Treasury Regulation §1.409A-3(j)(4)(ix)(B). The Company shall provide Parent and its counsel with a draft of each resolution, amendment, participant communication or other document relating to the termination of the Company SERPs at least five (5) Business Days before such document is adopted or distributed, and no such document shall be adopted or distributed without Parent’s approval (not to be unreasonably withheld, conditioned or delayed). Prior to the Closing Date, the Company shall provide Parent with the final documentation evidencing that the actions contemplated herein have been effectuated.
6.12.4. The Company shall cause the Company Bank to amend its vacation policy, effective January 1, 2018, so that vacation days are awarded pro rata throughout the calendar year.
6.12.5. To the extent requested by Parent prior to the Closing Date, the Company and the Company Subsidiaries shall cooperate in good faith with Parent to amend, freeze, terminate or modify any Company Compensation and Benefit Plan not covered elsewhere in this Section 6.12 in accordance with the terms of such plan or agreement, to be effective as of or immediately prior to the Effective Time (or at such different time mutually agreed to by the parties), except that the winding up of any such plan or agreement may be completed following the Effective Time. The Company shall provide Parent and its counsel with a draft of each resolution, amendment, participant communication or other document relating to the foregoing at least five (5) Business Days before such document is adopted or distributed, and no such document shall be adopted or distributed without Parent’s approval (not to be unreasonably withheld, conditioned or delayed). Prior to the Closing Date, the Company shall provide Parent with the final documentation evidencing that the actions contemplated herein have been effectuated.
6.13. Anti-takeover Provisions.
The Company and the Company Subsidiaries shall take all steps required by any relevant federal or state law or regulation or under any relevant agreement or other document to exempt or continue to exempt the Company, the Merger, the Agreement and the transactions contemplated hereby from any provisions of an anti-takeover nature contained in the Company’s or its Subsidiaries’ organizational documents, and the provisions of any applicable federal or state anti-takeover laws and regulations.
6.14. Shareholder Litigation.
The Company shall give Parent the opportunity to participate in the defense or settlement of any shareholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement (subject to any considerations regarding attorney-client privilege), and no settlement shall be agreed to without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).
6.15. Subsidiaries.
The Company shall take all actions reasonably necessary to dissolve its Subsidiaries, other than the Company Bank, prior to the Closing Date.
6.16. Trust Accounts.
On or prior to the Closing Date, the Company shall transfer all of its managed assets held in trust accounts to another qualified institution on such terms and conditions which are deemed mutually acceptable to Parent and the Company.
ARTICLE VII
COVENANTS OF PARENT
7.1. Conduct of Business.
During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement, required by law or as consented to in writing by the Company, which consent will not be unreasonably withheld, conditioned or delayed, Parent will, and it will cause each Parent Subsidiary to use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises; and voluntarily take no action that would, or would be reasonably likely to: (a) adversely affect the ability of the parties to obtain the Regulatory Approvals or other approvals of Governmental Entities required for the transaction contemplated hereby, or increase the period of time necessary to obtain such approvals; (b) adversely affect its ability to perform its covenants and agreements under this Agreement; or (c) result in the representations and warranties contained in Article V of this Agreement not being true and correct on the date of this Agreement or at any future date on or prior to the Closing Date or in any of the conditions set forth in Article IX hereof not being satisfied.
7.2. Current Information.
During the period from the date of this Agreement to the Effective Time as necessary, Parent will cause one or more of its representatives to confer with representatives of the Company and report the general status of its financial condition, operations and business and matters relating to the completion of the transactions contemplated hereby, at such times as the Company may reasonably request. Parent will promptly notify the Company, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), which might adversely affect the ability of the parties to obtain the Regulatory Approvals or increase the period of time necessary to obtain such approvals; or the institution of material litigation involving Parent and any Parent Subsidiary.
7.3. Financial and Other Statements.
Parent will make available to the Company the Securities Documents filed by it with the SEC under the Securities Laws. Parent will furnish to the Company copies of all documents, statements and reports that it or Parent Bank intends to file with any Bank Regulator with respect to the Merger. Parent will furnish to the Company copies of all documents, statements and reports that it sends to the shareholders of Parent. As soon as reasonably available after the end of each month, Parent will deliver to the Company a consolidated balance sheet and a consolidated statement of income, without related notes, for such month prepared in accordance with GAAP. To the extent legally permitted to do so, Parent will advise the Company promptly of the receipt of any written communication of any Bank Regulator with respect to the condition or activities of Parent or any of the Parent Subsidiaries.
7.4. Disclosure Supplements.
From time to time prior to the Effective Time as necessary, Parent will supplement or amend the Parent Disclosure Schedules delivered in connection herewith with respect to any material matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Parent Disclosure Schedule or which is necessary to correct any information in such Parent Disclosure Schedule which has been rendered inaccurate thereby. Notwithstanding the foregoing, Parent shall promptly notify the Company if any representation or warranty of Parent becomes materially inaccurate but in no event more than five (5) Business Days after Parent has Knowledge of such material inaccuracy. No supplement or amendment to such Parent Disclosure Schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX.
7.5. Consents and Approvals of Third Parties.
Parent shall use all commercially reasonable efforts to obtain as soon as practicable all consents and approvals of third parties, necessary or desirable for the consummation of the transactions contemplated by this Agreement.
7.6. Reasonable Best Efforts.
Subject to the terms and conditions herein provided, Parent agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.
7.7. Failure to Fulfill Conditions.
In the event that Parent determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify the Company.
7.8. Employee Benefits.
7.8.1. Prior to the Effective Time, Parent shall take all reasonable action so that employees of the Company and its Subsidiaries who become employees of Parent or a Parent Subsidiary (“Continuing Employees”) shall be entitled to participate, effective as soon as administratively practicable following the Effective Time, in each of the Parent Compensation and Benefit Plans to the same extent as similarly-situated employees of Parent and its Subsidiaries (it being understood that inclusion of the employees of the Company and its Subsidiaries in the Parent Compensation and Benefit Plans may occur at different times with respect to different plans and that any grants to any Continuing Employee under any Parent Stock Benefit Plan shall be at the discretion of Parent). Notwithstanding the foregoing, Parent may determine to continue any of the employee benefit plans, programs or arrangements of the Company or any of its Subsidiaries for Continuing Employees in lieu of offering participation in the Parent Compensation and Benefit Plans providing similar benefits (e.g., medical and hospitalization benefits), to terminate any of such benefit plans, or to merge any such benefit plans with the corresponding Parent Compensation and Benefit Plans, provided the result is the provision of benefits to Continuing Employees that are substantially similar to the benefits provided to the employees of Parent and its Subsidiaries generally. Should Parent notify the Company in advance of the Effective Time that it wishes the Company or any Company Subsidiary to terminate any Company Compensation and Benefit Plan prior to the Effective Time, the Company shall take all steps necessary to comply with such request prior to the Effective Time; provided that the Company shall have no obligation to terminate any such plan unless and until Parent shall have provided notice to the Company that all conditions set forth in Article IX to the obligation of Parent to consummate the transactions contemplated hereby have been satisfied or, where legally permissible, waived. Parent shall cause each Parent Compensation and Benefit Plan in which Continuing Employees are eligible to participate to recognize, for purposes of determining eligibility to participate in, the vesting of benefits and for all other purposes (but not for the accrual of benefits, except as specifically set forth herein)

under the Parent Compensation and Benefit Plans, the service of such Continuing Employees with the Company and its Subsidiaries or any predecessor thereto prior to the Effective Time; provided, however, that (i) credit for benefit accrual purposes shall be given for purposes of Parent vacation and other leave policies or programs; (ii) as of and during the six-month period following the Effective Time, the severance rights of Continuing Employees shall be governed solely by Section 7.8.5 below; and (iii) such prior service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Continuing Employees shall retain their vacation and sick leave accrual under the Company Compensation and Benefit Plans as of the Effective Time, subject to the Company’s current carryover limitations from one calendar year to the next. This Agreement shall not be construed to limit the ability of Parent or Parent Bank to terminate the employment of any employee or to review employee benefits programs from time to time and to make such changes (including terminating any program) as they deem appropriate.
7.8.2. Parent shall honor the terms of all Company Compensation and Benefit Plans set forth in Company Disclosure Schedule 4.12.1 and specifically identified on such schedule as being subject to honor by Parent.
7.8.3. In the event of any termination of any medical, dental, health or disability plan (collectively, “health plans”) of the Company and its Subsidiaries or the consolidation of any such health plans with a corresponding health plan of Parent and its Subsidiaries, Parent shall make available to Continuing Employees and their dependents employer-provided coverage under the corresponding health plans of Parent and its Subsidiaries on the same basis as it provides coverage to employees of Parent and its Subsidiaries, provided that Parent shall cause each such plan to (a) waive any pre-existing condition restrictions or limitations to the extent such conditions are covered under the applicable health plans of the Company and its Subsidiaries, (b) honor under such plans any deductible, co-payment and out-of-pocket expenses incurred by the employees and their dependents under the health plans of the Company and its Subsidiaries during the portion of the plan year prior to participation in the corresponding health plan of Parent and its Subsidiaries, and (c) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to the Continuing Employees and their dependents on or after the Effective Time, in each case to the extent such employee or dependent had satisfied any similar limitation or requirement under an analogous health plan of the Company or its Subsidiaries prior to the Effective Time. Unless a Continuing Employee affirmatively terminates coverage under a health plan of the Company and its Subsidiaries prior to the time that such Continuing Employee becomes eligible to participate in the corresponding health plan of Parent and its Subsidiaries, no coverage of any of the Continuing Employees or their dependents shall terminate under any health plan of the Company and its Subsidiaries prior to the time such Continuing Employees and their dependents become eligible to participate in the health plans, programs and benefits common to all employees of Parent and its Subsidiaries and their dependents. In the event of a termination or consolidation of any health plan of the Company and its Subsidiaries, terminated employees of the Company and its Subsidiaries and qualified beneficiaries will have the right to continued coverage under group health plans of Parent and its Subsidiaries in accordance with COBRA.
7.8.4. Parent and the Company have agreed that it is advisable to pay retention bonuses to selected employees of the Company who become Continuing Employees and remain employees through a specified date. Such retention bonuses will be payable to such persons and in such amounts as may be determined by Parent after consultation with the Company.
7.8.5. Any Continuing Employee who is not a party to a Company SERP or an employment, consulting, change in control or severance agreement or contract providing for severance payments and whose employment is terminated by Parent or any Parent Subsidiary (other than for cause) during the six (6) month period following the Effective Time, shall be entitled to receive severance pay in an amount equal to two weeks of such employee’s base salary for each year of credited service, subject to the minimum payment hereunder to be equal to two weeks’ of base salary and the maximum payment hereunder being limited to a payment of twenty-six (26) weeks of base salary; provided however, that such terminated employee enters into a release of claims against Parent, the Surviving Corporation, the Company and their Subsidiaries and affiliates substantially in the form of Parent Disclosure

Schedule 7.8.5. Subject to the execution, return and non-revocation of the release, the severance shall be paid in a lump sum payment in the later of  (a) the regularly scheduled payroll cycle that immediately follows the regular payroll cycle in which the termination of employment occurred, or (b) the regularly scheduled payroll period in which the right to revoke the release expires without the employee having revoked the release. For purposes of this Section 7.8.5, “cause” shall mean termination because of the employee’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or willful violation of any law, rule, or regulation (other than traffic violations or similar violations not material in nature), “base salary” shall mean an employee’s annual salary or annual compensation computed on an hourly basis, excluding bonuses, commissions, perquisites, benefits or similar payments, and “year of credited service” shall mean each full 12-month period of service from the date of hire.
7.8.6. Concurrently herewith, (i) Parent Bank and Messrs. Paul Durand, Matthew Jeffrey and Ronald Petree have executed new employment agreements in the forms included in Parent Disclosure Schedule 7.8.6., effective as of the Effective Time and providing the terms and conditions of their continuing employment with Parent Bank following the Effective Time.
7.9. Directors and Officers Indemnification and Insurance.
7.9.1. From and after the Effective Time, Parent shall indemnify, defend and hold harmless each person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time, an officer, director or employee of the Company or a Company Subsidiary (the “Indemnified Parties”) against all losses, claims, damages, costs, expenses (including attorney’s fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of Parent, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each a “Claim”), in which an Indemnified Party is, or is threatened to be made, a party or witness in whole or in part or arising in whole or in part out of the fact that such person is or was a director, officer or employee of the Company or a Company Subsidiary or served at the request of such party as a director, officer, employee, trustee, manager or partner of another corporation, partnership, trust, joint venture, employee benefit plan or other entity if such Claim pertains to any matter of fact arising, existing or occurring at or before the Effective Time (including, without limitation, the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or after, the Effective Time, to the fullest extent as would have been permitted by the Company under the LBCA and under the Company’s articles of incorporation and bylaws or equivalent governing documents of any Company Subsidiary, as applicable, in each case as in effect on the date hereof. Parent shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent as would have been permitted by the Company under the LBCA and under the Company’s articles of incorporation and bylaws upon receipt of an undertaking to repay such advance payments if such Indemnified Party shall be adjudicated or determined to be not entitled to indemnification in the manner set forth below. Any Indemnified Party wishing to claim indemnification under this Section 7.9.1 upon learning of any Claim, shall notify Parent (but the failure so to notify Parent shall not relieve it from any liability which it may have under this Section 7.9.1, except to the extent such failure materially prejudices Parent) and shall deliver to Parent the undertaking referred to in the previous sentence. Without limiting the foregoing, in any case in which approval by Parent, one of its Subsidiaries or the board of directors thereof is required to effect any indemnification, at the election of the Indemnified Party, the determination of any such approval shall be made by a majority of the independent directors then in office or, if no such directors are then in office, by independent counsel mutually agreed upon between Parent and the Indemnified Party. Nothing contained in Section 7.9 or any other provision of this Agreement shall limit any right to indemnification which any current or former director, officer, employee or agent of the Company may have under applicable law or regulation or Company’s articles of incorporation, bylaws or the equivalent documents of any Subsidiary of the Company, as applicable, in each case as in effect on the date hereof, which Parent agrees to honor in accordance with their terms.
7.9.2. In the event that either Parent or any of its successors or assigns (a) consolidates with or merges into any other person and shall not be the continuing or surviving bank or entity of such consolidation or merger or (b) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this Section 7.9.
7.9.3. Parent shall maintain, or shall cause Parent Bank to maintain, in effect for three (3) years following the Effective Time, the current directors’ and officers’ liability insurance policies covering the officers and directors of the Company (provided, that Parent may substitute therefore policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring at or prior to the Effective Time; provided, however, that in no event shall Parent be required to expend per year pursuant to this Section 7.9.3 more than one hundred percent (100%) of the annual cost currently expended by the Company with respect to such insurance (the “Maximum Amount”); provided, further, that if the amount of the annual premium necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Parent shall use its reasonable best efforts to maintain the most advantageous policies of directors’ and officers’ insurance obtainable for a premium equal to the Maximum Amount or alternatively Parent may either (i) request the Company obtain an extended reporting period endorsement under the Company’s existing directors’ and officers’ liability insurance policy or (ii) substitute therefor “tail” policies the material terms of which, including coverage and amount, are no less favorable in any material respect than the Company’s existing insurance policies as of the date hereof, in each case if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed two hundred fifty percent (250%) of the annual cost currently expended by the Company with respect to such insurance. In connection with the foregoing, the Company agrees in order for Parent to fulfill its agreement to provide directors and officers liability insurance policies for three (3) years to provide such insurer or substitute insurer with such reasonable and customary representations as such insurer may request with respect to the reporting of any prior claims.
7.9.4. The obligations of Parent provided under this Section 7.9 are intended to be enforceable against Parent directly by the Indemnified Parties and their respective heirs and representatives and shall be binding on all respective successors and permitted assigns of Parent.
7.10. Stock Listing.
Prior to the Effective Time, Parent will take all steps necessary to list on the Nasdaq (or such other national securities exchange on which the shares of the Parent Common Stock shall be listed as of the date of consummation of the Merger), subject to official notice of issuance, the shares of Parent Common Stock to be issued in the Merger.
7.11. Stock Reserve.
Parent agrees at all times from the date of this Agreement until the Merger Consideration has been paid in full to reserve a sufficient number of shares of its common stock to fulfill its obligations under this Agreement.
7.12. Adverse Actions.
Neither Parent nor any Parent Subsidiary shall: (a) take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code; or (b) take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article 9 not being satisfied, (iii) a material violation of any provision of this Agreement, or (iv) a material delay in the consummation of the Merger except, in each case, as may be required by applicable law or regulation.
7.13. Parent and Parent Bank Board of Directors.
Each of Parent and Parent Bank shall take all action necessary to cause each of their boards of directors to be increased by two members, effective as of the Effective Time, and to elect two of the Company’s current directors (as selected by Parent and subject to Parent’s normal policies and procedures for director nominations) (the “Company Appointees”) to the Board of Directors of each of Parent and Parent Bank, effective as of the Effective Time. The Company Appointees shall serve not less than one full three-year term, unless such person earlier resigns, dies or is removed for cause in accordance with the articles of incorporation, charter or bylaws of Parent or Parent Bank. Prior to commencing service as a director, each of the Company Appointees shall execute a non-competition and non-solicitation agreement in the form included in Parent Disclosure Schedule 7.13.
7.14. Access to Properties and Records.
Subject to Section 12.1 hereof, for the purposes of verifying the representations and warranties of Parent and Parent Subsidiaries under this Agreement and compliance with their respective covenants and obligations hereunder, Parent shall permit the Company reasonable access during normal business hours upon reasonable written notice to its properties and those of the Parent Subsidiaries, and shall disclose and make available to the Company during normal business hours all of its books, papers and records relating to the assets, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors’ (other than minutes that discuss any of the transactions contemplated by this Agreement or any other subject matter Parent determines based on the advice of legal counsel should be treated as confidential) and shareholders’ meetings, organizational documents, bylaws, contracts and agreements, filings with any Regulatory Authority, plans affecting employees, and any other business activities or prospects in which the Company may have a reasonable interest; provided, however, that the Parent shall not be required to take any action that would provide access to or to disclose information where such access or disclosure would violate or prejudice the rights or business interests or confidences of any customer or other person, would result in the waiver by it of the privilege protecting communications between it and any of its counsel, or is otherwise prohibited by law or contractual agreement. The Company shall use commercially reasonable efforts to minimize any interference with the Parent’s regular business operations during any such access to the Parent’s property, books and records.
ARTICLE VIII
REGULATORY AND OTHER MATTERS
8.1. Shareholder Meetings.
8.1.1. The Company will (a) as promptly as practicable after the Merger Registration Statement is declared effective by the SEC, take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the “Company Shareholders’ Meeting”), for the purpose of considering this Agreement and the Merger, to approve termination of the Company Shareholders’ Agreement as of the Effective Time, and for such other purposes as may be, in the Company’s reasonable judgment, necessary or desirable, and (b) subject to Section 6.10, have its Board of Directors recommend approval of this Agreement to the Company shareholders (the “Company Recommendation”). Subject to Section 6.10.5, the Board of Directors of the Company shall use its commercially reasonable best efforts to obtain from the shareholders of the Company the required vote to approve the Merger, including by communicating to its shareholders its recommendation (and including such recommendation in the Joint Proxy Statement-Prospectus) that they adopt and approve this Agreement and the transactions contemplated hereby.
8.1.2. Parent will (a) as promptly as practicable after the Merger Registration Statement is declared effective by the SEC, take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the “Parent Shareholders’ Meeting”), for the purpose of considering this Agreement and the issuance of additional shares of Parent Common Stock in the Merger, and for such other purposes as may be, in Parent’s reasonable judgment, necessary or desirable, and (b) have its Board of Directors recommend approval to the Parent’s shareholders of this Agreement and the issuance of additional shares of Parent Common Stock in the Merger.
8.1.3. Parent or the Company shall adjourn or postpone the Parent Shareholders’ Meeting or Company Shareholders’ Meeting, as applicable, if, as of the time for which such meeting is originally scheduled there are insufficient shares of such entity’s capital stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, or if on the date of such meeting Parent or the Company, as applicable, has not received proxies representing a sufficient number of shares necessary to obtain the vote required to approve this Agreement and the transactions contemplated hereby; provided, however that no more than one adjournment for a period of not more than 30 days shall be required hereby. Notwithstanding anything to the contrary herein, unless this Agreement has been terminated in accordance with its terms, the Company Shareholders’ Meeting and Parent Shareholders’ Meeting shall be convened for the purposes set forth in this Section 8.1, and nothing contained herein shall be deemed to relieve the Company or Parent of such obligation.
8.2. Joint Proxy Statement-Prospectus.
8.2.1. For the purposes (x) of registering Parent Common Stock to be offered to holders of Company Common Stock in connection with the Merger with the SEC under the Securities Act and (y) of holding the Company Shareholders’ Meeting and the Parent Shareholders’ Meeting, Parent shall draft and prepare, and the Company shall cooperate in the preparation of, the Merger Registration Statement, including a joint proxy statement of the Company and Parent, and a prospectus of Parent satisfying all applicable requirements of applicable state securities and banking laws, and of the Securities Act and the Exchange Act, and the rules and regulations thereunder (such proxy statement/prospectus in the form mailed to the Company shareholders, together with any and all amendments or supplements thereto, being herein referred to as the “Joint Proxy Statement-Prospectus”. Parent shall file the Merger Registration Statement, including the Joint Proxy Statement-Prospectus, with the SEC. Each of Parent and the Company shall use their commercially reasonable efforts to have the Merger Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and each of Parent and the Company shall thereafter promptly mail the Joint Proxy Statement-Prospectus to their respective shareholders. Parent shall also use its commercially reasonable efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action.
8.2.2. The Company shall provide Parent with any information concerning itself that Parent may reasonably request in connection with the drafting and preparation of the Joint Proxy Statement-Prospectus, and Parent shall notify the Company promptly of the receipt of any comments of the SEC with respect to the Joint Proxy Statement-Prospectus and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to the Company promptly copies of all correspondence between Parent or any of their representatives and the SEC. Parent shall give the Company and its counsel reasonable opportunity to review and comment on the Joint Proxy Statement-Prospectus prior to its being filed with the SEC and shall give the Company and its counsel the reasonable opportunity to review and comment on all amendments and supplements to the Joint Proxy Statement-Prospectus and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of Parent and the Company agrees to use commercially reasonable efforts, after consultation with the other party hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Joint Proxy Statement-Prospectus and all required amendments and supplements thereto to be mailed to the holders of each of Parent Common Stock and Company Common Stock entitled to vote at their respective shareholders’ meetings at the earliest practicable time.
8.2.3. Parent and the Company shall promptly notify the other party if at any time it becomes aware that the Joint Proxy Statement-Prospectus or the Merger Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, the Company shall cooperate with Parent in the preparation of a supplement or amendment to such Joint Proxy Statement-Prospectus that corrects such misstatement or omission, and Parent shall file an amended Merger Registration Statement with the SEC, and each party shall mail an amended Joint Proxy Statement-Prospectus to its respective shareholders.
8.3. Regulatory Approvals.
Each of Parent and the Company will cooperate with the other and use all reasonable efforts to promptly prepare and file all necessary documentation and all necessary filings and to obtain all necessary permits, consents, waivers, approvals and authorizations of the SEC, the Bank Regulators (with all applicable filings to Bank Regulators to be made within 20 Business Days of the date of this Agreement) and any other third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement. Parent and the Company will furnish each other and each other’s counsel with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be necessary or advisable in connection with the Joint Proxy Statement-Prospectus and any application, petition or any other statement or application made by or on behalf of Parent or the Company to any Bank Regulatory or governmental body in connection with the Merger, and the other transactions contemplated by this Agreement. Each party shall have the right to review and approve in advance all characterizations of the information relating to such party and any of its Subsidiaries, which appear in any filing made in connection with the transactions contemplated by this Agreement with any governmental body.
ARTICLE IX
CLOSING CONDITIONS
9.1. Conditions to Each Party’s Obligations under this Agreement.
The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, none of which may be waived:
9.1.1. Shareholder Approvals.   This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of each of the Company and Parent, and the Company’s shareholders shall have approved the termination of the Company Shareholders’ Agreement (effective as of the Effective Time) by the requisite vote.
9.1.2. Orders and Prohibitions.   None of Parent, the Company or any of their respective Subsidiaries shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the transactions contemplated by this Agreement and no statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any Governmental Entity or Bank Regulator, that enjoins or prohibits the consummation of the transactions contemplated by this Agreement.
9.1.3. Regulatory Approvals.   All Regulatory Approvals, and other necessary approvals, authorizations and consents of any Governmental Entities required to consummate the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect and all waiting periods relating to such approvals, authorizations or consents shall have expired; and no such approval, authorization or consent shall include any condition or requirement, excluding standard conditions that are normally imposed by the Regulatory Authorities in bank merger transactions, that would, in the good faith reasonable judgment of the Board of Directors of Parent, materially and adversely affect the business, operations, financial condition, property or assets of the combined enterprise of Parent and the Company or materially impair the value of the Company to Parent.
9.1.4. Effectiveness of Merger Registration Statement.   The Merger Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Merger Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or threatened by the SEC and, if the offer and sale of Parent Common Stock in the Merger is subject to the “Blue Sky” laws of any state, shall not be subject to a stop order of any state securities commissioner.
9.1.5. Tax Opinions.   On the basis of facts, representations and assumptions which shall be consistent with the state of facts existing at the Closing Date, Parent shall have received an opinion of Silver, Freedman, Taff  & Tiernan LLP, and the Company shall have received an opinion of Fenimore, Kay, Harrison & Ford, LLP, each reasonably acceptable in form and substance to Parent and the Company, dated as of the Closing Date, substantially to the effect that for federal income tax purposes, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering the tax opinions described in this Section 9.1.5, the law firms may require and rely upon customary representations contained in certificates of officers of Parent and the Company and their respective Subsidiaries.

9.1.6. Nasdaq Listing.   The shares of Parent Common Stock to be issued in the Merger shall have been authorized for listing on the Nasdaq, subject to official notice of issuance.
9.2. Conditions to the Obligations of Parent under this Agreement.
The obligations of Parent under this Agreement shall be further subject to the satisfaction of the conditions set forth in this Section 9.2 at or prior to the Closing Date:
9.2.1. Representations and Warranties.   Each of the representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of a specified date); provided, however, that the representations and warranties in Sections 4.11.4 and 4.16 shall be true and correct in all material respects and provided, further, none of the Company’s MAE Reps shall be deemed untrue or incorrect for purposes of this Section 9.2.1, and the Company shall not be deemed to have breached any Company MAE Rep, in any case, as a consequence of the existence of any fact, event or circumstance except to the extent such fact, circumstance or event, individually or in the aggregate with all other facts, events or circumstances inconsistent with any representation or warranty set forth herein, has had or would be reasonably likely to have a Material Adverse Effect (without giving effect to any materiality or Material Adverse Effect qualifier in such representation or warranty). The Company shall have delivered to Parent a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of the Company as of the Effective Time.
9.2.2. Agreements and Covenants.   The Company shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by it at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company to such effect dated as of the Closing Date.
9.2.3. Dissenters’ Rights.   Holders of no more than ten percent (10.0%) of the issued and outstanding shares of the Company shall have exercised their statutory appraisal or dissenters’ rights pursuant to Section 3.2.9 hereof prior to the Closing Date.
9.2.4. No Change Resulting in Material Adverse Effect.   From the date hereof through the Closing Date, there shall not have occurred, on a consolidated basis, any change that individually or in the aggregate has a Material Adverse Effect with respect to the Company or the Company Bank.
The Company will furnish Parent with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 9.2 as Parent may reasonably request.
9.3. Conditions to the Obligations of the Company under this Agreement.
The obligations of the Company under this Agreement shall be further subject to the satisfaction of the conditions set forth in this Section 9.3 at or prior to the Closing Date:
9.3.1. Representations and Warranties.   Each of the representations and warranties of Parent set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of a specified date); provided, however, that none of Parent MAE Reps shall be deemed untrue or incorrect for purposes of this Section 9.3.1, and Parent shall not be deemed to have breached any Parent MAE Rep, in any case, as a consequence of the existence of any fact, event or circumstance except to the extent such fact, circumstance or event, individually or in the aggregate with all other facts, events or circumstances inconsistent with any representation or warranty set forth herein, has had or would be reasonably likely to have a Material Adverse Effect (without giving effect to any materiality or Material Adverse Effect qualifier in such representation or warranty). Parent shall have delivered to the Company a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of Parent as of the Effective Time.

9.3.2. Agreements and Covenants.   Parent shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by it at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and Chief Financial Officer to such effect dated as of the Closing Date.
9.3.3. Payment of Merger Consideration.   Parent shall have delivered the Exchange Fund to the Exchange Agent on or before the Closing Date.
9.3.4. No Change Resulting in Material Adverse Effect.   From the date hereof through the Closing Date, there shall not have occurred, on a consolidated basis, any change that individually or in the aggregate has a Material Adverse Effect with respect to Parent or Parent Bank.
Parent will furnish the Company with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 9.3 as the Company may reasonably request.
ARTICLE X
THE CLOSING
10.1. Time and Place.
Subject to the provisions of Articles IX and XI hereof, the Closing of the transactions contemplated hereby shall take place at the offices of Silver, Freedman, Taff  & Tiernan LLP, 3299 K Street, NW, Suite 100, Washington, DC at 10:00 a.m. on the Closing Date, or at such other place or time upon which Parent and the Company mutually agree. A pre-closing of the transactions contemplated hereby (the “Pre-Closing”) shall take place at the offices of Silver, Freedman, Taff  & Tiernan LLP, 3299 K Street, NW, Suite 100, Washington, DC at 1:00 p.m. on the Business Day prior to the Closing Date.
10.2. Deliveries at the Pre-Closing and the Closing.
At the Pre-Closing there shall be delivered to Parent and the Company the opinions, certificates, and other documents and instruments required to be delivered under Article IX hereof. At or prior to the Closing, Parent shall have delivered the Merger Consideration as set forth under Section 9.3.3 hereof.
ARTICLE XI
TERMINATION, AMENDMENT AND WAIVER
11.1. Termination.
This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the shareholders of Parent or the Company:
11.1.1. At any time by the mutual written agreement of Parent and the Company;
11.1.2. By the Board of Directors of either party (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach by its nature cannot be cured prior to the Termination Date or shall not have been cured within 30 days after written notice of such breach by the terminating party to the other party; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 11.1.2 unless the breach of representation or warranty, together with all other such breaches, would entitle the terminating party not to consummate the transactions contemplated hereby under Section 9.2.1 (in the case of a breach of a representation or warranty by the Company) or Section 9.3.1 (in the case of a breach of a representation or warranty by Parent);
11.1.3. By the Board of Directors of either party (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a failure to perform or comply with any of the covenants or agreements set forth in this Agreement on the part of the other party, which failure by its nature cannot be cured prior to the Termination Date or shall not have been cured within 30 days after written notice of such failure by the terminating party to the other party; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 11.1.3 unless the breach of covenant or agreement, together with all other such breaches, would entitle the terminating party not to consummate the transactions contemplated hereby under Section 9.2.2 (in the case of a breach of covenant by the Company) or Section 9.3.2 (in the case of a breach of covenant by Parent);
11.1.4. At the election of the Board of Directors of either party if the Closing shall not have occurred by the Termination Date, or such later date as shall have been agreed to in writing by Parent and the Company; provided that no party may terminate this Agreement pursuant to this Section 11.1.4 in the event that any action or failure to act by such party has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;
11.1.5. By the Board of Directors of either party if  (a) the shareholders of the Company shall have voted at the Company Shareholders’ Meeting on the transactions contemplated by this Agreement and such vote shall not have been sufficient to approve such transactions, or (b) the shareholders of Parent shall have voted at the Parent Shareholders’ Meeting as contemplated by this Agreement and such vote shall not have been sufficient to approve this Agreement and the issuance of additional shares of Parent Common Stock in the Merger;
11.1.6. By the Board of Directors of either party if  (a) final action has been taken by a Bank Regulator whose approval is required in connection with this Agreement and the transactions contemplated hereby, which final action (i) has become unappealable and (ii) does not approve this Agreement or the transactions contemplated hereby, or (b) any court of competent jurisdiction or other governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;
11.1.7. By the Board of Directors of Parent if the Company has received a Superior Proposal and the Board of Directors of the Company has entered into an acquisition agreement with respect to the Superior Proposal, terminated this Agreement, or withdrawn the Company Recommendation, failed to make the Company Recommendation or modified or qualified the Company Recommendation in a manner adverse to the Company;
11.1.8. By the Board of Directors of the Company if the Company has received a Superior Proposal and the Board of Directors of the Company has made a determination to accept such Superior Proposal.
11.2. Effect of Termination.
11.2.1. In the event of termination of this Agreement pursuant to any provision of Section 11.1, this Agreement shall forthwith become void and have no further force, except that the provisions of Sections 11.2, 12.1, 12.2, 12.5, 12.6, 12.9, 12.10, and any other Section which, by its terms, relates to post-termination rights or obligations, shall survive such termination of this Agreement and remain in full force and effect.
11.2.2. If this Agreement is terminated, expenses and damages of the parties hereto shall be determined as follows:
(A) Except as otherwise expressly provided in this Agreement, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.
(B) In the event of a termination of this Agreement because of a willful breach of any representation, warranty, covenant or agreement contained in this Agreement, the breaching party shall remain liable for any and all damages, costs and expenses, including all reasonable attorneys’ fees, sustained or incurred by the non-breaching party as a result thereof or in connection therewith or with respect to the enforcement of its rights hereunder.

(C) As a condition of Parent’s willingness, and in order to induce Parent, to enter into this Agreement, and to reimburse Parent for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, the Company hereby agrees to pay Parent, and Parent shall be entitled to payment of an amount equal to $3,500,000 (the “Termination Fee”). The Termination Fee shall be paid within three (3) Business Days after written demand for payment is made by Parent, following the occurrence of any of the events set forth below:
(i) The Company terminates this Agreement pursuant to Section 11.1.8 or Parent terminates this Agreement pursuant to Section 11.1.7; or
(ii) The entering into a definitive agreement by the Company relating to an Acquisition Proposal or the consummation of an Acquisition Proposal involving the Company within twelve (12) months after the occurrence of any of the following: (a) the termination of the Agreement by Parent pursuant to Section 11.1.2 or 11.1.3 because of, in either case, a willful breach by the Company; or (b) the failure of the shareholders of the Company to approve this Agreement after the public disclosure of an Acquisition Proposal (which has not been withdrawn) that has been made known to senior management of the Company or has been made directly to its shareholders generally.
(D) The right to receive the Termination Fee under Section 11.2.2(C) will constitute the sole and exclusive remedy of Parent against the Company and its Subsidiaries and their respective officers and directors with respect to a termination under such Section 11.2.2(C) above. The Company acknowledges that the agreements contained in Section 11.2.2(C) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement. Accordingly, if the Company fails to pay in a timely manner the amounts due under Section 11.2.2(C), and, in order to obtain such payment, Parent makes a claim that results in a judgment against the Company for the amounts set forth in Section 11.2.2(C), the Company shall pay to Parent the reasonable costs and expenses of Parent (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amounts set forth in Section 11.2.2(C) at the prime rate published by The Wall Street Journal (Eastern Edition) and in effect on the date such payment was required to be made.
11.3. Amendment, Extension and Waiver.
Subject to applicable law, at any time prior to the Effective Time (whether before or after approval thereof by the shareholders of Parent and the Company), the parties hereto by action of their respective boards of directors, may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of this Agreement and the transactions contemplated hereby by the shareholders of the Company or the issuance of additional shares of Parent Common Stock in the Merger by the shareholders of Parent, no amendment to this Agreement may be made which under applicable law or the applicable listing and corporate governance rules and regulations of the Nasdaq further approval by the shareholders of the Company or Parent is required, unless such further shareholder approval is so obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE XII
MISCELLANEOUS
12.1. Confidentiality.
Each party shall, and shall cause its representatives, advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other party concerning its and its Subsidiaries’ businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other party.
12.2. Public Announcements.
Parent and the Company shall cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement, and except as may be otherwise required by law or the applicable listing and corporate governance rules and regulations of Nasdaq, neither Parent nor the Company shall issue any news release, or other public announcement or communication with respect to this Agreement unless such news release, public announcement or communication has been approved by the other party (which approval shall not be unreasonably withheld, conditioned or delayed).
12.3. Survival.
All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on and be terminated and extinguished at the Effective Time, except for those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time.
12.4. Notices.
All notices or other communications hereunder shall be in writing and shall be deemed given if delivered by receipted hand delivery, mailed by prepaid United States registered or certified mail, return receipt requested, sent by a nationally recognized overnight courier or given by email, addressed as follows:
If to Parent, to:	President and Chief Executive Officer Home Bancorp, Inc. 503 Kaliste Saloom Road Lafayette, Louisiana 70508 Fax: (337) 264-9280
With required copies (which shall not constitute notice) to:	Hugh T. Wilkinson, Esquire Silver, Freedman, Taff & Tiernan LLP 3299 K Street, NW, Suite 100 Washington, DC 20007 Fax: (202) 337-5502
If to the Company, to:	Guy M. Labbé Chief Executive Officer St. Martin Bancshares, Inc. 301 South Main Street St. Martinville, Louisiana 70582 Fax: (337) 394-7831
With required copies (which shall not constitute notice) to:	Geoffrey S. Kay, Esquire Fenimore, Kay, Harrison & Ford, LLP 812 San Antonio Street, Suite 600 Austin, Texas 78701 Fax: (512) 583-5940

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given: (a) as of the date delivered by hand or facsimile (if delivered prior to 4:00 p.m. Central Standard Time on such date or the next succeeding Business Day, if delivered thereafter); (b) three (3) Business Days after being delivered to the U.S. mail, postage prepaid; or (c) one (1) Business Day after being delivered to the overnight courier if next Business Day delivery is requested by the sender.
12.5. Parties in Interest.
This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party. Except for the provisions of Article III and Section 7.9, following the Effective Time, nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
12.6. Complete Agreement.
This Agreement, including the Exhibits, Parent Disclosure Schedule and Company Disclosure Schedule hereto and the documents and other writings referred to herein or therein or delivered pursuant hereto contains the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties, both written and oral, with respect to its subject matter.
12.7. Counterparts.
This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original. A facsimile copy or electronic transmission of a signature page shall be deemed to be an original signature page.
12.8. Severability.
In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.
12.9. Governing Law.
This Agreement shall be governed by the laws of the State of Louisiana, without giving effect to its principles of conflicts of laws.
12.10. Interpretation.
When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. The recitals hereto constitute an integral part of this Agreement. References to Sections include subsections, which are part of the related Section (e.g., a section numbered “Section 5.5.1” would be part of  “Section 5.5” and references to “Section 5.5” would also refer to material contained in the subsection described as “Section 5.5.1”). The table of contents, index and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The phrases “the date of this Agreement”, “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Recitals to this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. All documents and information set forth in the

Parent’s Securities Documents shall be deemed to have been “made available” or “provided” to the Company. All documents and information included in the virtual data room of a party prior to the date hereof shall be deemed to have been “made available” or “provided” to the other party.
12.11. Specific Performance; Jurisdiction.
12.11.1. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof in the United States District Court for the Western District of Louisiana or in any state court located in the State of Louisiana, this being in addition to any other remedy to which they are entitled at law or in equity. The parties hereby waive any defense that a remedy at law would be adequate and any requirement under any applicable law to post a bond or other security as a prerequisite to obtaining specific performance relief. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the United States District Court for the Western District of Louisiana or of any state court located in the State of Louisiana in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the United States District Court for the Western District of Louisiana or any state court located in the State of Louisiana.
12.11.2. Each party hereto acknowledges and agrees that any controversy that may arise under this agreement is likely to involve complicated and difficult issues and, therefore, it irrevocably and unconditionally waives any right it may have to a trial jury in respect of any claim directly or indirectly arising out of or relating to this agreement or the transactions contemplated hereby. Each party hereto certifies and acknowledges that: (i) no representative, agent, or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of any proceeding, seek to enforce either of such waivers; (ii) it understands and has considered the implications of such waivers; (iii) it makes such waivers voluntarily; and (iv) it has been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this Section 12.11.2.
[Signature page follows]

IN WITNESS WHEREOF, Parent and the Company have caused this Agreement to be executed by their duly authorized officers as of the date first set forth above.
Home Bancorp, Inc.

By:
/s/ John W. Bordelon

Name: John W. Bordelon
Title:   President and Chief Executive Officer
St. Martin Bancshares, Inc.

By:
/s/ Guy M. Labbé

Name: Guy M. Labbé
Title:   Chief Executive Officer

EXHIBIT A
AGREEMENT OF MERGER
This Agreement of Merger (this “Agreement of Merger”), dated as of            , 2017, is made by and between Home Bank, National Association, a national bank (“Parent Bank”), and St. Martin Bank & Trust Company, a Louisiana chartered bank (“Company Bank”).
WITNESSETH:
WHEREAS, Parent Bank is a wholly owned subsidiary of Home Bancorp, Inc., a Louisiana corporation (“Parent”);
WHEREAS, Company Bank is a wholly owned subsidiary of St. Martin Bancshares, Inc., a Louisiana corporation (the “Company”);
WHEREAS, Parent and the Company have entered into an Agreement and Plan of Merger, dated as of August 23, 2017 (the “Parent Merger Agreement”), which sets forth the terms and conditions under which the Company will merge with and into Parent (the “Parent Merger”);
WHEREAS, Parent Bank and Company Bank (collectively, the “Merging Institutions”) desire to merge on the terms and conditions set forth herein immediately subsequent to the effective time of the Parent Merger (the “Bank Merger”); and
WHEREAS, this Agreement of Merger has been approved by the unanimous written consent of each of Parent and the Company as the sole shareholders of Parent Bank and Company Bank, respectively.
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:
1. The Bank Merger.   Subject to the terms and conditions of this Agreement of Merger, at the Effective Time, as defined in Section 2 hereof, Company Bank shall be merged with and into Parent Bank in accordance with 12 U.S.C. Section 215a and Section 18(c) of the Federal Deposit Insurance Act (12 U.S.C. Section 1828(c)). Parent Bank shall be the surviving institution (the “Surviving Bank”) in the Bank Merger and shall continue to be governed by the laws of the United States of America and the regulations of the Office of the Comptroller of the Currency (“OCC”).
2. Effective Time.   The Bank Merger shall become effective on            , 2017 at   :     .m., subject to (i) the satisfaction or, to the extent permitted by applicable law, the waiver of the closing conditions set forth in Article IX of the Parent Merger Agreement, and (ii) receipt of all necessary approvals or non-objections from the OCC and all other necessary Regulatory Approvals from any Bank Regulator. The time that the Bank Merger shall become effective is hereinafter referred to as the “Effective Time.”
3. Articles of Association and Bylaws.   The Articles of Association and Bylaws of Parent Bank shall be the Articles of Association and Bylaws of the Surviving Bank, until altered, amended or repealed in accordance with their terms and applicable law.
4. Name; Offices.   The name of the Surviving Bank shall be “Home Bank, National Association.” The home office of the Surviving Bank shall be the home office of Parent Bank immediately prior to the Effective Time. The home office of Company Bank and all branch offices of Parent Bank and Company Bank which are in lawful operation as of the Effective Time shall be the branch offices of the Surviving Bank upon consummation of the Bank Merger, subject to the opening or closing of any offices of Parent Bank or Company Bank which may be authorized by the OCC or the Louisiana Office of Financial Institutions (“OFI”), respectively, after the date hereof.
5. Directors and Executive Officers.   Upon consummation of the Bank Merger, the persons serving as directors of Parent Bank immediately prior to the Effective Time together with the Company Appointees elected pursuant to Section 7.13 of the Parent Merger Agreement shall be the directors of the Surviving

Bank. The executive officers of Parent Bank immediately prior to the Effective Time shall be the executive officers of the Surviving Bank. Directors and officers of the Surviving Bank shall serve for such terms as are specified in the Articles of Association and Bylaws of the Surviving Bank.
6. Representations and Warranties.   Each of Parent Bank and Company Bank represents and warrants that this Agreement of Merger has been duly authorized, executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with the terms hereof.
7. Effects of the Bank Merger.
Upon consummation of the Bank Merger, and in addition to the effects under applicable law, all assets of the Merging Institutions as they exist at the Effective Time shall pass to and vest in the Surviving Bank without any conveyance or other transfer. The Surviving Bank shall be responsible for all of the liabilities of every kind and description of the Merging Institutions existing as of the Effective Time. The Surviving Bank without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the assets, rights, privileges, powers, properties, franchises and interests, including, without limitation, appointments, powers, designations, nominations and all other rights, interests and powers as agent or fiduciary, in the same manner and to the extent as such rights, interests and powers as agent or fiduciary, in the same manner and to the extent as such rights, interests and powers were held or enjoyed by Parent Bank and the Company Bank, respectively. The Surviving Bank shall be responsible for all of the liabilities, restrictions and duties of every kind and description of both Parent Bank and the Company Bank immediately prior to the Bank Merger, including, without limitation, liabilities for all deposits, debts, obligations and contracts of Parent Bank and the Company Bank, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books of account or records of either Parent Bank and the Company Bank. Deposit accounts shall be deemed issued in the name of the Surviving Bank in accordance with applicable OCC and FDIC regulations. All rights of creditors and other obligees and all liens on property of either Parent Bank or the Company Bank shall be preserved, shall be assumed by the Surviving Bank and shall not be released or impaired. Parent, as the sole shareholder of the Surviving Bank, shall possess all the voting rights with respect to the shares of stock of the Surviving Bank.
8. Effect on Shares of Stock.
(a) The authorized capital stock at the Parent Bank currently is, and upon the Effective Time the authorized capital stock of the Surviving Bank will be, 1,000 shares of common stock, par value $0.01 per share, of which 100 shares are issued and outstanding as of the date hereof. Each share of Parent Bank common stock issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding.
(b) At the Effective Time, each share of Company Bank common stock issued and outstanding immediately prior thereto shall, by virtue of the Bank Merger and without any action on the part of Parent Bank, or the holder thereof, be cancelled. No shares of capital stock of Parent Bank, or any other consideration shall be issuable or exchangeable with respect to shares of Company Bank common stock.
9. Additional Actions.   If, at any time after the Effective Time, the Surviving Bank shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Bank its rights, title or interest in, to or under any of the rights, properties or assets of Company Bank acquired or to be acquired by the Surviving Bank as a result of, or in connection with, the Bank Merger, or (ii) otherwise carry out the purposes of this Agreement of Merger, Company Bank and its proper officers and directors shall be deemed to have granted to the Surviving Bank an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Bank and otherwise to carry out the purposes of this Agreement of Merger; and the proper officers and directors of the Surviving Bank are fully authorized in the name of Company Bank or otherwise to take any and all such action.
10. Counterparts.   This Agreement of Merger may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one agreement.

11. Governing Law.   This Agreement of Merger shall be governed in all respects, including, but not limited to, validity, interpretation, effect and performance, by the laws of the State of Louisiana, except as otherwise provided by the laws of the United States.
12. Amendment.   This Agreement of Merger may be amended, modified or supplemented only by written agreement of Parent Bank and Company Bank at any time prior to the Effective Time.
13. Waiver.   Subject to applicable law, any of the terms or conditions of this Agreement of Merger may be waived at any time by whichever of the parties hereto is, or the shareholders of which are, entitled to the benefit thereof by action taken by the Board of Directors of each such party.
14. Successors and Assigns.   This Agreement of Merger may not be assigned by any party hereto without the prior written consent of the other party. Subject to the foregoing, this Agreement of Merger shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
15. Termination.   This Agreement of Merger shall terminate upon the termination of the Parent Merger Agreement in accordance with its terms. This Agreement of Merger also may be terminated at any time prior to the Effective Time by mutual consent of Parent Bank and Company Bank in a written instrument, if and to the extent authorized by the respective Boards of Directors of Parent Bank and Company Bank. In the event of the termination of this Agreement of Merger as provided in this Section 15, this Agreement of Merger shall forthwith become null and void and of no further force or effect and there shall be no liability or obligation under this Agreement of Merger on the part of any of the parties hereto or any of their respective directors, officers or affiliates, except that no party shall be relieved or released from any damages or liabilities arising out of any willful breach of this Agreement of Merger.
16. Conditions Precedent.   The obligations of the parties under this Agreement of Merger to consummate the Bank Merger shall be subject to: (i) the approval of this Agreement of Merger by the affirmative vote of the sole shareholder of each of Parent Bank and Company Bank at meetings of shareholders duly called and held (or by consent or consents in lieu thereof); (ii) receipt of approval of the Bank Merger from all governmental and banking authorities whose approval is required, including, but not limited to, the consents, approvals and authorizations of the OCC; (iii) the absence of any temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Bank Merger and (iv) consummation of the Parent Merger in accordance with the terms and conditions of the Parent Merger Agreement.
[Signature page follows]

IN WITNESS WHEREOF, each of Parent Bank and Company Bank has caused this Agreement of Merger to be executed on its behalf by its duly authorized officers as of the date first above written.
HOME BANK, NATIONAL ASSOCIATION
Attest:
By:
Name: Richard J. Bourgeois	Name: John W. Bordelon
Title: Secretary	Title: President and Chief Executive Officer
ST. MARTIN BANK & TRUST COMPANY
Attest:
By:
Name:	Name: Guy M. Labbe
Title:	Title: Chief Executive Officer

EXHIBIT B
VOTING AND SUPPORT AGREEMENT
VOTING AND SUPPORT AGREEMENT (the “Agreement”), dated as of August 23, 2017, by and between       , a shareholder (“Shareholder”) of St. Martin Bancshares, Inc., a Louisiana corporation (the “Company”), and Home Bancorp, Inc., a Louisiana corporation (the “Parent”). All terms used herein and not defined herein shall have the meanings assigned thereto in the Merger Agreement (as defined below).
WHEREAS, the Company and Parent are simultaneously entering into an Agreement and Plan of Merger, dated as of the date hereof  (as may be amended from time to time pursuant to its terms, the “Merger Agreement”), pursuant to which the Company will merge with and into Parent (the “Merger”); and
WHEREAS, Annex I hereto sets forth all shares of common stock, par value $1.00 per share, of the Company (“Company Common Stock”) over which the Shareholder has beneficial ownership (as determined pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (such shares, together with all shares of Company Common Stock subsequently acquired by Shareholder during the term of this Agreement, including upon any exercise of outstanding options to acquire shares of Company Common Stock, being referred to as the “Shares”); and
WHEREAS, in order to induce the Parent to enter into the Merger Agreement, Shareholder, solely in such Shareholder’s capacity as a shareholder of the Company and not in any other capacity, has agreed to enter into and perform this Agreement;
NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
1. Agreement to Vote Shares.   Shareholder agrees that at any meeting of the shareholders of the Company, or in connection with any written consent of the shareholders of the Company at which a proposal of the type set forth in clause (ii) below is presented for consideration by the shareholders of the Company, Shareholder shall:
(i) appear at each such meeting in person or by proxy or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and
(ii) vote (or cause to be voted), in person or by proxy, all the Shares, (x) in favor of adoption and approval of the Merger Agreement and in favor of any resolution to take any action which is reasonably necessary to consummate the Merger; (y) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company, contained in the Merger Agreement or of Shareholder contained in this Agreement; and (z) against any action, agreement or transaction that is intended, or would reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the Merger or this Agreement. Except as set forth in this clause (ii), Shareholder shall not be restricted from voting in favor of, against or abstaining with respect to any other matter presented to the shareholders of the Company.
2. No Transfers.   After the date hereof and prior to the meeting of the Company’s shareholders held to consider and vote upon approval of the Merger Agreement, Shareholder agrees not to, directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Shares if such sale, transfer, pledge, assignment or disposition could occur prior to such meeting, except the following transfers shall be permitted: (i) transfers by will or operation of law, in which case this Agreement shall bind the transferee, subject to applicable law, (ii) transfers pursuant to any pledge agreement, subject to the pledgee agreeing in writing to be bound by the terms of this Agreement, (iii) transfers in connection with estate and tax planning purposes, including transfers to relatives, trusts and charitable organizations, subject to the transferee agreeing in writing to be bound by the terms of this Agreement, (iv) transfers to any other shareholder of the Company who has executed a copy of this Agreement on the date hereof with respect to some or all of the Shares held by such Shareholder, and (v) such transfers as Parent may otherwise permit in its sole discretion. Any transfer or other disposition in violation of the terms of this Section 2 shall be null and void. Shareholder agrees that the Company shall not be bound by any attempted sale of Shares, and the Company’s transfer agent shall be given appropriate stop transfer instructions and shall not register any such attempted sale, unless the sale has been effected in compliance with the terms of this Agreement.
3. Non-Solicitation; Nondisparagement.
A. Shareholder hereby covenants and agrees that, for a period commencing on the Closing Date and terminating on the second anniversary of the Closing Date (the “Restricted Period”), he shall not within the following parishes in the State of Louisiana: Lafayette; St. Martin; Acadia; Jefferson Davis; Vermillion; Calcasieu; and Iberia, directly or indirectly, as employee, agent, consultant, director, equity holder, member, manager, partner or in any other capacity, without Parent’s prior written consent (other than for the benefit of Parent or its Affiliates), solicit, call upon, communicate with or attempt to communicate (whether by mail, telephone, electronic mail, personal meeting or any other means, excluding general solicitations of the public that are not based in whole or in part on any list of customers of the Company or any of its Affiliates) with any Person that is or was a customer of the Company during the one-year period preceding the Closing Date for the purpose of engaging in opportunities related to the commercial, retail or community banking business or interfere with or damage (or attempt to interfere with or damage) any relationship between the Surviving Corporation or its Affiliates and any such customers.
B. Shareholder covenants and agrees that during the Restricted Period, he shall not directly or indirectly, as employee, agent, consultant, director, equity holder, member, manager, partner or in any other capacity, without the prior written consent of Parent, solicit or induce, or cause others to solicit or induce, for employment or engagement, any employee of the Surviving Corporation or its Affiliates (excluding general solicitations of the public that are not based on any list of, or directed at, employees of the Surviving Corporation or its Affiliates).
C. During the Restricted Period, Shareholder covenants and agrees not to make, publish or communicate at any time to any person or entity, including, but not limited to, customers, clients and investors of the Surviving Corporation or any of its Affiliates, any Disparaging (defined below) remarks, comments or statements concerning the Surviving Corporation or any of its Affiliates, or any of their respective present and former members, partners, directors, officers, employees or agents. For the purposes of this provision, “Disparaging” remarks, comments or statements are those that impugn the character, honesty, integrity, morality, business acumen or abilities of the individual or entity being disparaged. Notwithstanding the foregoing, this paragraph does not apply to (i) any truthful testimony, pleading, or sworn statements in any legal proceeding; or (ii) attorney-client communications.
D. Nothing contained in this Agreement limits the Shareholder’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Office of Financial Institutions of the State of Louisiana, the Board of Governors of the Federal Reserve System or any other federal, state or local governmental agency or commission that has jurisdiction over the Parent, the Company or any of their respective subsidiaries (the “Government Agencies”). The Shareholder further understands that this Agreement does not limit his ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to Parent, the Company or any of their respective subsidiaries. This Agreement does not limit the Shareholder’s right to receive an award for information provided to any Government Agency.
E. The Shareholder acknowledges and agrees that the business conducted by Parent, the Company and their respective Subsidiaries is highly competitive and that the covenants made by the Shareholder in this Section 3 are made as a necessary inducement for Parent to enter into the Merger Agreement and to consummate the transactions contemplated thereby. It is the desire and intent of the parties to this Agreement that the provisions of this Section 3 shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought. It is expressly understood and agreed that although the Shareholder and Parent each consider the restrictions contained in this Section 3 to be reasonable, if a final determination is made by a court of competent jurisdiction or an arbitrator that the time or territory or any other restriction contained in this Section 3 is unenforceable against any party, the provisions of this Section 3 shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable.
4. Representations and Warranties of Shareholder.   Shareholder represents and warrants to and agrees with Parent as follows:
A. Capacity.   Shareholder has all requisite capacity and authority to enter into and perform his, her or its obligations under this Agreement.
B. Binding Agreement.   This Agreement constitutes the valid and legally binding obligation of Shareholder, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
C. Non-Contravention.   The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his or her obligations hereunder and the consummation by Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Shareholder is a party or by which Shareholder is bound, or any statute, rule or regulation to which Shareholder is subject or, in the event that Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of Shareholder.
D. Ownership of Shares.   Shareholder (or an affiliate of Shareholder) is the beneficial owner (as determined pursuant to Rule 13d-3 under the Exchange Act) of the Shares as of the date hereof, and, except as set forth on Annex I hereto and arising hereunder, the Shares are so owned free and clear of any liens, security interests, charges or other encumbrances.
5. Specific Performance and Remedies.   Shareholder acknowledges that it will be impossible to measure in money the damage to Parent if Shareholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, Parent will not have an adequate remedy at law or in equity. Accordingly, Shareholder agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that Parent has an adequate remedy at law. Shareholder agrees that Shareholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Parent’s seeking or obtaining such equitable relief. In addition, after discussing the matter with Shareholder, Parent shall have the right to inform any third party that Parent reasonably believes to be, or to be contemplating, participating with Shareholder or receiving from Shareholder assistance in violation of this Agreement, of the terms of this Agreement and of the rights of Parent hereunder, and that participation by any such persons with Shareholder in activities in violation of Shareholder’s agreement with Parent set forth in this Agreement may give rise to claims by Parent against such third party.
6. Term of Agreement; Termination.
A. The term of this Agreement shall commence on the date hereof.
B. This Agreement shall terminate at the Effective Time of the Merger or the earlier of  (i) the written consent of the parties hereto and (ii) termination of the Merger Agreement in accordance with its terms; provided, however, that if the Closing of the Merger occurs, the provisions of Section 3 of this Agreement shall survive until the end of the Restricted Period. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, such termination shall not relieve any party from liability for any willful breach of this Agreement prior to such termination.
7. Entire Agreement.   This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party. No party hereto may assign any rights or obligations hereunder to any other person, except as required by Section 2 or upon the prior written consent of each other party. Nothing in this Agreement, expressed or implied, is intended to or shall confer upon any other person or entity, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
8. Notices.   Notices may be provided to Parent and the Shareholder in the manner specified in the Merger Agreement, with all notices to the Shareholder being provided to him or her at the address set forth in Annex I hereto.
9. Miscellaneous.
A. Severability.   If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.
B. Capacity.   The covenants contained herein shall apply to Shareholder solely in his or her capacity as a beneficial owner of shares, and, notwithstanding anything to the contrary in this Agreement, no covenant contained herein shall apply to Shareholder acting in his or her capacity as a director, officer or employee of the Company or in any other fiduciary capacity, including, for the avoidance of doubt and without limitation, any participation by Shareholder acting in his capacity as a director of the Company when considering any Superior Proposal and making any determinations or recommendations with respect to Sections 6.10 or 11.1.8 of the Merger Agreement. Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of the Shareholder to comply with his or her fiduciary duties as a director of the Company.
C. Counterparts.   This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. Signatures delivered by facsimile or electronic means (including by “pdf”) shall be deemed effective for all purposes.
D. Headings.   All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.
E. Choice of Law.   This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Louisiana, without reference to its conflicts of law principles.
IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.
HOME BANCORP, INC.

By:

Name: John W. Bordelon
Title:   President and Chief Executive Officer
SHAREHOLDER

Name:

ANNEX I
SHAREHOLDER AGREEMENT
Name and Address of Shareholder	Shares of St. Martin Bancshares, Inc. Common Stock Beneficially Owned (exclusive of unexercised options)

Annex B
August 22, 2017
Board of Directors
Home Bancorp, Inc.
503 Kaliste Saloom Road
Lafayette, LA 70508
Members of the Board:
BSP Securities, LLC (“BSP”), a wholly owned broker/dealer subsidiary of Banks Street Partners, LLC, understands that Home Bancorp, Inc. (“HBCP”) and Saint Martin Bancshares, Inc. (“SMB”) have proposed to enter into an Agreement and Plan of Merger, dated as of August 23, 2017 (the “Agreement”), pursuant to which HBCP will acquire SMB through the merger of SMB with and into HBCP, and immediately thereafter St. Martin Bank & Trust Company, a Louisiana chartered bank and wholly owned subsidiary of SMB, will merge with an into Home Bank, N.A., a national bank and wholly owned subsidiary of HBCP (the “Merger”).
In accordance with the terms of the Agreement, each share of SMB Common Stock outstanding prior to the Effective Date, (excluding shares held by any HBCP Company, other than in a fiduciary capacity or as a result of debts previously contracted) shall cease to be outstanding and shall be converted into and exchanged for the right to receive Merger Consideration as described herein. Each share of SMB Common Stock issued and outstanding at the Effective Time shall (i) be converted into and exchanged for the right to receive 9.2839 shares of HBCP Common Stock (the “Stock Consideration”) and (ii) receive a special one-time distribution payable by SMB to shareholders of record of SMB immediately prior to the Effective date in the amount of  $94.00 per share of SMB Common Stock (“SMB Special Distribution”).
Each issued and outstanding SMB Option will be converted into the right to receive a cash payment equal to the positive difference, if any, between $470.00, and the corresponding exercise price of such SMB Stock Options (the “Cash-Out Consideration”), less any taxes required to be withheld therefrom, or, at the election of the option holder, shares of HBCP Common Stock with a value equivalent to the Cash-Out Consideration. The Cash-Out Consideration will be paid as of the Effective Time. The Stock Consideration, the SMB Special Distribution and the Cash-Out Consideration are referred to collectively herein as the Merger Consideration.
HBCP has requested that BSP render its opinion (the “Opinion”) to HBCP’s Board of Directors, as to the fairness, from a financial point of view, of the Merger Consideration to be paid under the terms of the Agreement. BSP, as part of its investment banking business, is regularly engaged in the valuation of banks, bank holding companies, and various other financial services companies, in connection with mergers and acquisitions, initial and secondary offerings of securities, private placements of securities, and valuations for corporate and other purposes. In rendering this fairness opinion, we have acted on behalf of the Board of Directors of HBCP and will receive a fee for this Opinion. BSP will also receive compensation for other advisory services related to the Merger, a portion of which is contingent upon the consummation of the Merger. HBCP has also agreed to reimburse BSP for our reasonable out-of-pocket expenses and has agreed to indemnify us for certain liabilities arising out of our engagement by HBCP in connection with the Merger. During the past year, BSP has provided advisory services to HBCP, for which it has received compensation, but has not provided advisory services to SMB, nor has BSP received compensation from SMB during the past year.
3290 Northside Parkway NW, Suite 800 / Atlanta, GA 30327 / (404) 848-1571 (phone)

For purposes of this Opinion and in connection with our review of the proposed Merger, we have, among other things:
1.
Reviewed the terms of the Agreement;

2.
Participated in discussions with SMB’s management and representatives concerning SMB’s financial condition, asset quality and regulatory standing, capital position, historical and current earnings, management succession and SMB’s and HBCP’s future financial performance;

3.
Reviewed SMB’s audited financial statements for the years ended December 31, 2014, 2015 and 2016, and unaudited financial statements for the quarters ended March 31, 2017 and June 30, 2017;

4.
Reviewed HBCP’s audited financial statements for the years ended December 31, 2014, 2015 and 2016, and unaudited financial statements for the quarters ended March 31, 2017 and June 30, 2017;

5.
Reviewed certain financial forecasts and projections of SMB, prepared by its management, as well as the estimated cost savings and related transaction expenses expected to result from the Merger;

6.
Analyzed certain aspects of SMB’s financial performance and condition and compared such financial performance with similar data of publicly traded companies we deemed similar to the SMB;

7.
Reviewed historical trading activity of HBCP and management’s projections for future financial performance;

8.
Compared the proposed financial terms of the Merger with the financial terms of certain other recent merger and acquisition transactions, involving acquired companies that we deemed to be relevant to SMB; and

9.
Performed such other analyses and considered such other information, financial studies, and investigations and financial, economic and market criteria as we deemed relevant.

In giving our Opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all of the financial and other information that has been provided to us by SMB, and its representatives, and of the publicly available information for SMB and HBCP that we reviewed. We are not experts in the evaluation of allowances for loan losses and have not independently verified such allowances, and have relied on and assumed that the aggregate allowances for loan losses set forth in the balance sheet of the SMB at June 30, 2017 are adequate to cover such losses and complied fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statements. We are not retained to, nor did we conduct a physical inspection of any of the properties or facilities of SMB, did not make any independent evaluation or appraisal of the assets, liabilities or prospects of SMB, were not furnished with any such evaluation or appraisal, and did not review any individual credit files. Our Opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We express no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the Merger, as set forth in the Agreement, to be consummated. No opinion is expressed as to whether any alternative transaction might be more favorable to HBCP than the Merger.
With respect to the financial projections for SMB used by BSP in its analyses, management of SMB confirmed to us that those projections reflected the best currently available estimates and judgments of the future financial performance of SMB. We assumed that the financial performance reflected in all projections and estimates used by us in our analyses would be achieved. We express no opinion as to such
3290 Northside Parkway NW, Suite 800 / Atlanta, GA 30327 / (404) 848-1571 (phone)

financial projections or estimates or the assumptions on which they are based. We have also assumed that there has been no material change in the assets, financial condition, results of operations, business or prospects of SMB or HBCP since the date of the most recent financial statements made available to us, other than those changes which may have been provided by senior management of SMB and HBCP. We have assumed in all respects material to our analyses that the SMB and HBCP will remain as going concerns for all periods relevant to our analyses, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to the agreements will perform all of the covenants required to be performed by such party under the agreements and that the conditions precedent in the agreements are not waived. Finally, with your consent, we have relied upon the advice HBCP received from its legal, accounting and tax advisors as to all legal, accounting, regulatory and tax matters relating to the Merger and the other transactions contemplated by the Agreement.
BSP’s Opinion as expressed herein is limited to the fairness, from a financial point of view, of the Merger Consideration to be paid to holders of SMB Common Stock in the Merger and does not address HBCP’s underlying business decision to proceed with the Merger. We have been retained on behalf of the Board of Directors of HBCP, and our opinion does not constitute a recommendation to any director of HBCP as to how such director should vote with respect to the Agreement. In rendering the opinion, we express no opinions in respect to the amount or nature of any compensation to any officers, directors, or employees of SMB, or any class of such persons relative to the Merger Consideration to be received by the holders of SMB Common Stock in the Merger or with respect to the fairness of any such compensation.
Except as hereinafter provided, this Opinion may not be disclosed, communicated, reproduced, disseminated, quoted or referred to at any time, to any third party or in any manner or for any purpose whatsoever without our prior written consent. The consent of any such public reference shall be satisfactory to us as set forth in the financial advisory agreement dated May 18, 2017. This letter is addressed and directed to the Board of Directors of HBCP in its consideration of the Merger and is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote with respect to the Merger. This Opinion was approved by the Fairness Opinion Committee of BSP.
Based upon and subject to the foregoing, it is our opinion that as of the date hereof, the Merger Consideration is fair to HBCP, from a financial point of view.
Sincerely,
BSP Securities, LLC
3290 Northside Parkway NW, Suite 800 / Atlanta, GA 30327 / (404) 848-1571 (phone)

Annex C
August 23, 2017
Board of Directors
St. Martin Bancshares, Inc.
301 South Main Street
St. Martinville, LA 70582
Members of the Board of Directors:
We understand that St. Martin Bancshares, Inc. (the “Company”) proposes to enter into the Agreement (defined below) with Home Bancorp, Inc. (“Parent”) pursuant to which, among other things, the Company will be merged with and into the Parent (the “Transaction”) and that, in connection with the Transaction, each outstanding share of common stock, par value $1.00 per share, of the Company excluding shares held by Parent or by the Company and shares that properly exercise dissenters rights (the “Common Shares”) will be converted into the right to receive 9.2839 shares of Parent common stock (the “Share Consideration”) and will be entitled to receive a $94.00 special pre-closing cash distribution (the “Special Distribution”, and collectively with the Share Consideration the “Common Share Transaction Consideration”). The Board of Directors of the Company (the “Board”) has requested that Raymond James & Associates, Inc. (“Raymond James”) provide an opinion (the “Opinion”) to the Board as to whether, as of the date hereof, the Common Share Transaction Consideration to be received by the holders of the Common Shares in the Transaction pursuant to the Agreement is fair from a financial point of view to such holders. For purposes of this Opinion, and with your consent, we have assumed that the Common Share Transaction Consideration is $457.44.
In connection with our review of the proposed Transaction and the preparation of this Opinion, we have, among other things:
1.
reviewed the financial terms and conditions as stated in the draft of the Agreement and Plan of Merger by and between Home Bancorp, Inc. and St. Martin Bancshares, Inc. as of August 23, 2017 (the “Agreement”);

2.
reviewed certain information related to the historical, current and future operations, financial condition and prospects of the Company made available to us by the Company, including, but not limited to, financial projections prepared by the management of the Company relating to the Company for the periods ending December 31, 2017 through December 31, 2022, as approved for our use (the “Company Projections”) ;

3.
reviewed the Company’s recent public filings and certain other publicly available information regarding the Company;

4.
reviewed financial, operating and other information regarding the Company and the industry in which it operates;

5.
reviewed the financial and operating performance of the Company and those of other selected public companies that we deemed to be relevant;

6.
considered the publicly available financial terms of certain transactions we deemed to be relevant;

7.
reviewed the current and historical market prices and trading volume for the Common Shares, and the current market prices of the publicly traded securities of certain other companies that we deemed to be relevant;

8.
conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate;

Board of Directors
St. Martin Bancshares, Inc.
August 23, 2017

9.
reviewed a certificate addressed to Raymond James from a member of senior management of the Company, regarding, among other things, the accuracy of the information, data and other materials (financial and otherwise) provided to, or otherwise discussed with, Raymond James by or on behalf of the Company; and

10.
discussed with members of the senior management of the Company certain information relating to the aforementioned and any other matters which we have deemed relevant to our inquiry.

With your consent, we have assumed and relied upon the accuracy and completeness of all information supplied by or on behalf of the Company or otherwise reviewed by or discussed with us, and we have undertaken no duty or responsibility to, nor did we, independently verify any of such information. We have not made or obtained an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company. We are not experts in generally accepted accounting principles (GAAP) in general and also specifically regarding the evaluation of loan portfolios for purposes of assessing the adequacy of the allowances for loan losses or any other reserves; accordingly, we have assumed that such allowances and reserves are in the aggregate adequate to cover such losses. With respect to the Company Projections and any other information and data provided to or otherwise reviewed by or discussed with us, we have, with your consent, assumed that the Company Projections and such other information and data have been reasonably prepared in good faith on assumptions reflecting the best currently available estimates and judgments of management of the Company, and we have relied upon the assurances of the Company to advise us promptly if any information previously provided became inaccurate, misleading or was required to be updated during the period of our review. We express no opinion with respect to the Company Projections or the assumptions on which they are based. We have assumed that the final form of the Agreement will be substantially similar to the draft reviewed by us, and that the Transaction will be consummated in accordance with the terms of the Agreement without waiver or amendment of any conditions thereto. Furthermore, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct as of the dates indicated, that each such party will perform all of the covenants and agreements required to be performed by it under the Agreement, and that the conditions precedent in the Agreement will not be waived. We have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable international, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Transaction or the Company that would be material to our analyses or this Opinion.
We have relied upon, without independent verification, the assessment of the Company’s management and its legal, tax, accounting and regulatory advisors that the Transaction will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.
Our opinion is based upon market, economic, financial and other circumstances and conditions existing and disclosed to us as of August 22, 2017 and any material change in such circumstances and conditions would require a reevaluation of this Opinion, which we are under no obligation to undertake. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading in any material respect.

Board of Directors
St. Martin Bancshares, Inc.
August 23, 2017

We express no opinion as to the underlying business decision to effect the Transaction, the structure or tax consequences of the Transaction or the availability or advisability of any alternatives to the Transaction. We provided advice to the Company with respect to the proposed Transaction. We did not, however, recommend any specific amount of consideration or that any specific consideration constituted the only appropriate consideration for the Transaction. We did not advise the Company with respect to its strategic alternatives. This letter does not express any opinion as to the likely trading range of Parent common stock following the Transaction, which may vary depending on numerous factors that generally impact the price of securities or on the financial condition of Parent at that time. Our opinion is limited to the fairness, from a financial point of view, of the Common Share Transaction Consideration to be received by the holders of the Common Shares.
We express no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the Board to approve or consummate the Transaction. Furthermore, no opinion, counsel or interpretation is intended by Raymond James on matters that require legal, accounting or tax advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Board, on the fact that the Company has been assisted by legal, accounting and tax advisors and we have, with the consent of the Board, relied upon and assumed the accuracy and completeness of the assessments by the Company and its advisors as to all legal, accounting and tax matters with respect to the Company and the Transaction, including, without limitation, that the Company’s financial statements have been prepared in accordance with GAAP.
In formulating our opinion, we have considered only what we understand to be the consideration to be received by the holders of Common Shares as is described above and we did not consider and we express no opinion on the fairness of the amount or nature of any compensation to be paid or payable to any of the Company’s officers, directors or employees, or class of such persons, whether relative to the compensation to be received by the holders of the Common Shares or otherwise. We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (1) the fairness of the Transaction to the holders of any class of securities, creditors, or other constituencies of the Company, or to any other party, except and only to the extent expressly set forth in the last sentence of this Opinion or (2) the fairness of the Transaction to any one class or group of the Company’s or any other party’s security holders or other constituencies vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration to be received in the Transaction amongst or within such classes or groups of security holders or other constituents). We are not expressing any opinion as to the impact of the Transaction on the solvency or viability of the Company or Parent or the ability of the Company or Parent to pay its respective obligations when they come due.
The delivery of this Opinion was approved by an opinion committee of Raymond James.
Raymond James will receive a fee upon the delivery of this Opinion, which is not contingent upon the successful completion of the Transaction or on the conclusion reached herein. In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us against certain liabilities arising out of our engagement.
In the ordinary course of our business, Raymond James may trade in the securities of the Parent for our own account or for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. Furthermore, Raymond James may provide investment banking, financial advisory and other financial services to the Company and/or Parent or other participants in the Transaction in the future, for which Raymond James may receive compensation.

Board of Directors
St. Martin Bancshares, Inc.
August 23, 2017

It is understood that this Opinion is for the information of the Board (solely in each director’s capacity as such) in evaluating the proposed Transaction and does not constitute a recommendation to the Board in connection with the Transaction or a recommendation to any shareholder of the Company regarding how said shareholder should vote on the proposed Transaction, nor does this Opinion constitute a recommendation to any shareholder considering the execution of a shareholder voting agreement. Furthermore, our engagement in the rendering of this Opinion does not create any fiduciary duty on the part of Raymond James to any such party. This Opinion may not be reproduced or used for any other purpose without our prior written consent except that this Opinion may be disclosed in and filed with a proxy statement used in connection with the Transaction that is required to be filed with the Securities and Exchange Commission, provided that this Opinion is quoted in full in such proxy statement.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Common Share Transaction Consideration to be received by the holders of the Common Shares in the Transaction pursuant to the Agreement is fair, from a financial point of view, to such holders.
Very truly yours,
RAYMOND JAMES & ASSOCIATES, INC.

Annex D
LOUISIANA BUSINESS CORPORATION ACT

PART 13. APPRAISAL RIGHTS

Subpart A. Right to Appraisal and Payment and Shares
§1-1301. Definitions
In this Part, the following meanings shall apply:
(1) “Affiliate” means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive thereof. For purposes of R.S. 12:1-1302(B)(4), an entity is deemed to be an affiliate of its senior executives.
(2) “Beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares; except that a member of a national securities exchange is not deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because the member is the record holder of the securities if the member is precluded by the rules of the exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby is deemed to have acquired beneficial ownership, as of the date of the agreement, of all voting shares of the corporation beneficially owned by any member of the group.
(3) “Corporation” means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in R.S. 12:1-1322 through 1-1331, includes the surviving entity in a merger.
(3.1) “Excluded shares” means shares acquired pursuant to an offer for all shares having voting power if the offer was made within one year prior to the corporate action for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action.
(4) “Fair value” means the value of the corporation’s shares determined immediately before the effectuation of the corporate action to which the shareholder objects, using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal, and without discounting for lack of marketability or minority status except, if appropriate, for amendments to the articles pursuant to R.S. 12:1-1302(A)(5).
(5) “Interest” means interest from the effective date of the corporate action until the date of payment, at the rate of judicial interest.
(5.1) “Interested person” means a person, or an affiliate of a person, who at any time during the one-year period immediately preceding approval by the board of directors of the corporate action, satisfies one of the following criteria:
(a) Was the beneficial owner of twenty percent or more of the voting power of the corporation, other than as owner of excluded shares.
(b) Had the power, contractually or otherwise, other than as owner of excluded shares, to cause the appointment or election of twenty-five percent or more of the directors to the board of directors of the corporation.
(c) Was a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than any of the following:
(i) Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action.

(ii) Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in R.S. 12:1-862.
(iii) In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.
(5.2) “Interested transaction” means a corporate action described in R.S. 12:1-1302(A) involving an interested person in which any of the shares or assets of the corporation are being acquired or converted.
(6) “Preferred shares” means a class or series of shares whose holders have preference over any other class or series with respect to distributions.
(7) [Reserved.]
(8) “Senior executive” means the chief executive officer, chief operating officer, chief financial officer, and anyone in charge of a principal business unit or function.
(9) “Shareholder” means a record shareholder, a beneficial shareholder, and a voting trust beneficial owner.
§1-1302. Right to appraisal
A. A shareholder is entitled to appraisal rights and to obtain payment of the fair value of that shareholder’s shares, in the event of any of the following corporate actions:
(1) Consummation of a merger to which the corporation is a party if either of the following apply:
(a) Shareholder approval is required for the merger by R.S. 12:1-1104, except that appraisal rights shall not be available to any shareholder of the corporation with respect to shares of any class or series that remain outstanding after consummation of the merger.
(b) The corporation is a subsidiary and the merger is governed by R.S. 12:1-1105.
(2) Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged.
(3) Consummation of a disposition of assets pursuant to R.S. 12:1-1202, except that appraisal rights shall not be available to any shareholder of the corporation with respect to shares of any class or series if, under the terms of the corporate action approved by the shareholders, there is to be distributed to shareholders in cash its net assets in excess of a reasonable amount reserved to meet claims of the type described in R.S. 12:1-1406 and 1-1407, within one year after the shareholders’ approval of the action and in accordance with their respective interests determined at the time of distribution, and the disposition of assets is not an interested transaction.
(4) An amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created.
(5) Any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors.
(6) Consummation of a domestication if the shareholder does not receive shares in the foreign corporation resulting from the domestication that have terms as favorable to the shareholder in all material respects, and represent at least the same percentage interest of the total voting rights of the outstanding shares of the corporation, as the shares held by the shareholder before the domestication.

(7) Consummation of a conversion of the corporation to nonprofit status pursuant to Subpart 9C of this Part.
(8) Consummation of a conversion of the corporation to an unincorporated entity pursuant to Subpart 9E of of this Part.
B. Notwithstanding Subsection A of this Section, the availability of appraisal rights under Paragraphs (A)(1), (2), (3), (4), (6), and (8) of this Section shall be limited in accordance with the following provisions:
(1) Appraisal rights shall not be available for the holders of shares of any class or series of shares which is one of the following:
(a) A covered security under Section 18(b)(1)(A) or (B) of the Securities Act of 1933, as amended.
(b) Traded in an organized market and has at least two thousand shareholders and a market value of at least twenty million dollars, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, and directors and by beneficial shareholders and voting trust beneficial owners owning more than ten percent of such shares.
(c) Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and may be redeemed at the option of the holder at net asset value.
(2) The applicability of Paragraph (B)(1) of this Section shall be determined as of either of the following:
(a) The record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to act upon the corporate action requiring appraisal rights.
(b) The day before the effective date of such corporate action if there is no meeting of shareholders.
(3) Paragraph (B)(1) of this Section shall not be applicable and appraisal rights shall be available pursuant to Subsection A of this Section for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in Paragraph (B)(1) of this Section at the time the corporate action becomes effective or, in the case of the consummation of a disposition of assets pursuant to R.S. 12:1-1202, unless such cash, shares, or proprietary interests are, under the terms of the corporate action approved by the shareholders, to be distributed to the shareholders as part of a distribution to shareholders of the net assets of the corporation in excess of a reasonable amount to meet claims of the type described in R.S. 12:1-1406 and 1-1407, within one year after the shareholders’ approval of the action and in accordance with their respective interests determined at the time of the distribution.
(4) Paragraph (B)(1) of this Section shall not be applicable and appraisal rights shall be available pursuant to Subsection A of this Section for the holders of any class or series of shares where the corporate action is an interested transaction.
C. Notwithstanding any other provision of this Section, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, except for both of the following:
(1) No such limitation or elimination shall be effective if the class or series does not have the right to vote separately as a voting group, alone or as part of a group, on the action or if the action is a nonprofit conversion under Subpart C of Part 9 of this Chapter or a conversion to an unincorporated entity under Subpart E of Part 9 of this Chapter or a merger having a similar effect.

(2) Any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment, or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within one year of that date if such action would otherwise afford appraisal rights.
§1-1303. Assertion of rights by nominees and beneficial shareholders
A. A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder or a voting trust beneficial owner only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder or the voting trust beneficial owner and notifies the corporation in writing of the name and address of each beneficial shareholder or voting trust beneficial owner on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this Subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.
B. A beneficial shareholder and voting trust beneficial owner may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in R.S. 12:1-1322(B)(2)(b), and does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder or voting trust beneficial owner.
Subpart B. Procedure for Exercise of Appraisal Rights
§1-1320. Notice of appraisal rights
A. Where any corporate action specified in R.S. 12:1-1302(A) is to be submitted to a vote at a shareholders’ meeting, the meeting notice must state that the corporation has concluded that the shareholders are, are not, or may be entitled to assert appraisal rights under this Part. If the corporation concludes that appraisal rights are or may be available, one of the following statements shall be included in the meeting notice sent to those record shareholders entitled to exercise appraisal rights:
(1) If the corporation wishes for shareholders to be subject to the requirements of R.S. 12:1-1321(A)(1):
“Appraisal rights allow a shareholder to avoid the effects of the proposed corporate action described in this notice by selling the shareholder’s shares to the corporation at their fair value, paid in cash. To retain the right to assert appraisal rights, a shareholder is required by law: (1) to deliver to the corporation, before the vote is taken on the action described in this notice, a written notice of the shareholder’s intent to demand appraisal if the corporate action proposed in this notice takes effect, and (2) not to vote, or cause or permit to be voted, in favor of the proposed corporate action any shares of the class or series for which the shareholder intends to assert appraisal rights. If a shareholder complies with those requirements, and the action proposed in this notice takes effect, the law requires the corporation to send to the shareholder an appraisal form that the shareholder must complete and return, and a copy of Part 13 of the Business Corporation Act, governing appraisal rights.”
(2) If the corporation is waiving the requirements of R.S. 12:1-1321(A)(1):
“Appraisal rights allow a shareholder to avoid the effects of the proposed corporate action described in this notice by selling the shareholder’s shares to the corporation at their fair value, paid in cash. To retain the right to assert appraisal rights, a shareholder is required by law not to vote, or cause or permit to be voted, in favor of the proposed corporation action any shares of the class or series for which the shareholder intends to assert appraisal rights. If a shareholder complies with the requirement, and the action proposed in this notice take effect, the law requires the corporation to send to the shareholder an appraisal form that the shareholder must complete and return, a copy of Part 13 of the Business Corporation Act, governing appraisal rights.”
B. In a merger pursuant to R.S. 12:1-1105, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice must be sent within ten days after the corporate action became effective and include the materials described in R.S. 12:1-1322.
C. Where any corporate action specified in R.S. 12:1-1302(A) is to be approved by written consent of the shareholders pursuant to R.S. 12:1-704.
(1) Written notice that appraisal rights are, are not, or may be available must be sent to each record shareholder from whom a consent is solicited at the time consent of such shareholder is first solicited and, if the corporation has concluded that appraisal rights are or may be available, the following statement must be included in the notice:
“Appraisal rights allow a shareholder to avoid the effects of the proposed corporate action described in this notice by selling the shareholder’s shares to the corporation at their fair value, paid in cash. To retain the right to assert appraisal rights, a shareholder is required by law not to sign any consent in favor of the proposed corporate action with respect to any shares of the class or series for which the shareholder intends to assert appraisal rights. If a shareholder complies with this requirement, and the corporate action proposed in this notice takes effect, the law requires the corporation to send to the shareholder an appraisal form that the shareholder must complete and return, and a copy of Part 13 of the Business Corporation Act, governing appraisal rights.”
(2) Written notice that appraisal rights are, are not, or may be available must be delivered together with the notice to nonconsenting and nonvoting shareholders required by R.S. 12:1-704(E) and (F), may include the materials described in R.S. 12:1-1322 and, if the corporation has concluded that appraisal rights are or may be available, must be accompanied by a copy of this Part and the following statement:
“Appraisal rights allow a shareholder to avoid the effects of the corporate action described in this notice by selling the shareholder’s shares to the corporation at their fair value, paid in cash. A shareholder may obtain appraisal rights only by completing and returning an appraisal form that the law requires the corporation to send to the shareholder, and by complying with all other requirements of Part 13 of the Business Corporation Act, a copy of which is enclosed.”
D. Where corporate action described in R.S. 12:1-1302(A) is proposed, or a merger pursuant to R.S. 12:1-1105 is effected, the notice referred to in Subsection A or C of this Section, if the corporation concludes that appraisal rights are or may be available, and in Subsection B of this Section shall be accompanied by both of the following:
(1) The annual financial statements specified in R.S. 12:1-1620(B) of the corporation that issued the shares that may be subject to appraisal, which shall be as of a date ending not more than sixteen months before the date of the notice and shall comply with R.S. 12: 1-1620(B); provided that, if such annual financial statements are not reasonably available, the corporation shall provide reasonably equivalent financial information.
(2) The latest available quarterly financial statements of such corporation, if any.
E. The right to receive the information described in Subsection D of this Section may be waived in writing by a shareholder before or after the corporate action. If the information described in Subsection D of this Section is not publicly available, the shareholder who receives it owes a duty to the corporation to use and disclose the information only for purposes of deciding whether to exercise appraisal rights and for other proper purposes.

§1-1321. Notice of intent to demand appraisal and consequences of voting or consenting
A. If a corporate action specified in R.S. 12:1-1302(A) is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares must do both of the following:
(1) Deliver to the corporation, before the vote is taken, written notice of the shareholder’s intent to demand appraisal if the proposed action is effectuated.
(2) Not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.
B. If a corporate action specified in R.S. 12:1-1302(A) is to be approved by written consent, a shareholder may assert appraisal rights with respect to a class or series of shares only if the shareholder does not sign a consent in favor of the proposed action with respect to that class or series of shares.
C. A shareholder who fails to satisfy the requirements of Subsection A or B of this Section is not entitled to appraisal under this Part.
§1-1322. Appraisal notice and form
A. If a corporate action requiring appraisal rights under R.S. 12:1-1302(A) becomes effective, the corporation must send a written appraisal notice and the form required by Paragraph (B)(1) of this Section to all shareholders who satisfy the requirements of R.S. 12:1-1321(A) or R.S. 12:1-1321(B). In the case of a merger under R.S. 12:1-1105, the parent must deliver an appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.
B. The appraisal notice must be delivered no earlier than the date the corporate action specified in R.S. 12:1-1302(A) became effective, and no later than ten days after such date, and must do all of the following:
(1) Supply a form that requires the shareholder asserting appraisal rights to certify that such shareholder did not vote for or consent to the transaction.
(2) State all of the following:
(a) Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under Subparagraph (B)(2)(b) of this Section.
(b) A date by which the corporation must receive the form, which date may not be fewer than forty nor more than sixty days after the date the appraisal notice is sent pursuant to Subsection A of this Section, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date.
(c) The corporation’s estimate of the fair value of the shares.
(d) That, if requested in writing, the corporation will provide, to the shareholder so requesting, within ten days after the date specified in Subparagraph (B)(2)(b) of this Section the number of shareholders who return the forms by the specified date and the total number of shares owned by them.
(e) The date by which the notice to withdraw under R.S. 12:1-1323 must be received, which date must be at least twenty days after the date specified in Subparagraph (B)(2)(b) of this Section.
(3) Be accompanied by a copy of this Part.

C. A corporation may elect to withhold payment as permitted by R.S. 12:1-1325 only if the form required by Subsection B of this Section does both of the following:
(1) Specifies the first date of any announcement to shareholders made prior to the date the corporate action became effective of the principal terms of the proposed corporate action.
(2) If such announcement was made, requires the shareholder asserting appraisal rights to certify whether beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date.
§1-1323. Perfection of rights and right to withdraw
A. A shareholder who receives notice pursuant to R.S. 12:1-1322 and who wishes to exercise appraisal rights must sign and return the form sent by the corporation and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to R.S. 12:1-1322(B)(2)(b). In addition, if applicable, the shareholder must certify on the form whether the beneficial owner of such shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to R.S. 12:1-1322(B)(1). If a shareholder fails to make this certification, the corporation may elect to treat the shareholder’s shares as after-acquired shares under R.S. 12:1-1325. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the signed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to Subsection B of this Section.
B. A shareholder who has complied with Subsection A of this Section may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to R.S. 12:1-1322(B)(2)(e). A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.
C. A shareholder who does not sign and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates where required, each by the date set forth in the notice described in R.S. 12:1-1322(B), shall not be entitled to payment under this Part.
§1-1324. Payment
A. Except as provided in R.S. 12:1-1325, within thirty days after the form required by R.S. 12:1-1322(B)(2)(b) is due, the corporation shall pay in cash to those shareholders who complied with R.S. 12:1-1323(A) the amount the corporation estimates to be the fair value of their shares, plus interest.
B. Except as provided in Subsection C of this Section, the payment to each shareholder pursuant to Subsection A of this Section must be accompanied by all of the following:
(1)(a) The annual financial statements specified in R.S. 12:1-1620(B) of the corporation that issued the shares to be appraised, which shall be of a date ending not more than sixteen months before the date of payment and shall comply with R.S. 12:1-1620(B); provided that, if such annual financial statements are not reasonably available, the corporation shall provide reasonably equivalent financial information.
(b) The latest available quarterly financial statements of such corporation, if any.
(2) A statement of the corporation’s estimate of the fair value of the shares, which estimate must equal or exceed the corporation’s estimate given pursuant to R.S. 12:1-1322(B)(2)(c).
(3) A statement that shareholders described in Subsection A of this Section have the right to demand further payment under R.S. 12:1-1326 and that if any such shareholder does not do so within the time period specified therein, such shareholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under this Part.
C. The financial information described in Paragraph (B)(1) of this Section need not accompany the corporation’s payment under Subsection A of this Section if the corporation has earlier delivered to the shareholder financial information that meets the requirements of Paragraph (B)(1) of this Section as of the time of the payment.

§1-1325. After-acquired shares
A. A corporation may elect to withhold payment required by R.S. 12:1-1324 from any shareholder who was required to, but did not, certify that beneficial ownership of all of the shareholder’s shares for which appraisal rights are asserted was acquired before the date specified in the appraisal notice sent in accordance with R.S. 12:1-1322(B)(1) and R.S. 12:1-1322(C).
B. If the corporation elects to withhold payment under Subsection A of this Section, it must, within thirty days after the form required by R.S. 12:1-1322(B)(2)(b) is due, notify all shareholders who are described in Subsection A of this Section of all of the following:
(1) The information required by R.S. 12:1-1324(B)(1).
(2) The corporation’s estimate of fair value pursuant to R.S. 12:1-1324(B)(2).
(3) That they may accept the corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under R.S. 12:1-1326.
(4) That those shareholders who wish to accept such offer must so notify the corporation of their acceptance of the corporation’s offer within thirty days after receiving the offer.
(5) That those shareholders who do not satisfy the requirements for demanding appraisal under R.S. 12:1-1326 shall be deemed to have accepted the corporation’s offer.
C. Within ten days after receiving the shareholder’s acceptance pursuant to Subsection B of this Section, the corporation must pay in cash the amount it offered under Paragraph (B)(2) of this Section to each shareholder who agreed to accept the corporation’s offer in full satisfaction of the shareholder’s demand.
D. Within forty days after sending the notice described in Subsection B of this Section, the corporation must pay in cash the amount it offered to pay under Paragraph (B)(2) of this Section to each shareholder described in Paragraph (B)(5) of this Section.
§1-1326. Procedure if shareholder dissatisfied with payment or offer
A. A shareholder paid pursuant to R.S. 12:1-1324 who is dissatisfied with the amount of the payment must notify the corporation in writing of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest, less any payment under R.S. 12:1-1324. A shareholder offered payment under R.S. 12:1-1325 who is dissatisfied with that offer must reject the offer and demand payment of the shareholder’s stated estimate of the fair value of the shares plus interest.
B. A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under Subsection A of this Section within thirty days after receiving the corporation’s payment or offer of payment under R.S. 12:1-1324 or 1-1325, respectively, waives the right to demand payment under this Section and shall be entitled only to the payment made or offered pursuant to those respective Sections.
Subpart C. Judicial Appraisal of Shares
§1-1330. Court action
A. If a shareholder makes demand for payment under R.S. 12:1-1326 which remains unsettled, the corporation shall commence a summary proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay in cash to each shareholder the amount the shareholder demanded pursuant to R.S. 12:1-1326, plus interest, within ten days after the expiration of the sixty-day period.
B. The corporation shall commence the proceeding in the district court of the parish where the corporation’s principal office or, if none, its registered office in this state is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the parish in this state where the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.

C. The corporation shall make all shareholders, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, and all parties must be served with a copy of the petition. Nonresidents may be served as provided by law.
D. The jurisdiction of the court in which the proceeding is commenced under Subsection B of this Section is exclusive. The court may appoint an appraiser to file a written report with the court on the question of fair value. The appraiser shall have the powers described in the appointing order, or in any amendment to it. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. If the court appoints an appraiser, the appraiser’s written report shall be treated as the report of an expert witness, and the corporation and shareholders demanding appraisal shall be entitled to depose and to examine and cross-examine the appraiser as an expert witness.
E. Each shareholder made a party to the proceeding is entitled to judgment for either of the following:
(1) The amount, if any, by which the court finds the fair value of the shareholder’s shares, plus interest, exceeds the amount paid by the corporation to the shareholder for such shares.
(2) The fair value, plus interest, of the shareholder’s shares for which the corporation elected to withhold payment under R.S. 12:1-1325.
§1-1331. Court costs and expenses
A. The court in an appraisal proceeding commenced under R.S. 12:1-1330 shall determine all court costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the court costs against the corporation, except that the court may assess court costs against all or some of the shareholders demanding appraisal, in amounts which the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Part.
B. The court in an appraisal proceeding may also assess the expenses of the respective parties in amounts the court finds equitable against either of the following:
(1) The corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of R.S. 12:1-1320, 1-1322, 1-1324, or 1-1325.
(2) Either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds the party against whom expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Part.
C. If the court in an appraisal proceeding finds that the expenses incurred by any shareholder were of substantial benefit to other shareholders similarly situated and that such expenses should not be assessed against the corporation, the court may direct that such expenses be paid out of the amounts awarded the shareholders who were benefitted.
D. To the extent the corporation fails to make a required payment pursuant to R.S. 12:1-1324, 1-1325, 1-1326, or 1-1330(A), the shareholder may sue directly for the amount owed, and to the extent successful, shall be entitled to recover from the corporation all expenses of the suit. The shareholder’s right to enforce the corporation’s payment obligation under this Subsection is preempted five years after the date that the payment by the corporation becomes due under the relevant provision.

Subpart D. Other Remedies
§1-1340. Other remedies limited
A. The legality of a proposed or completed corporate action described in R.S. 12:1-1302(A) may not be contested, nor may the corporate action be enjoined, set aside or rescinded, in any proceeding commenced by a shareholder after the shareholders have approved the corporate action.
B. The appraisal rights provided by this Part are the exclusive remedy of a shareholder in connection with a corporate action for which R.S. 12:1-1302 makes appraisal rights available if either of the following conditions is satisfied:
(1) The shareholder is not subject to the requirements of R.S. 12:1-1321(A)(1) concerning the delivery of a written notice of the shareholder’s intent to assert appraisal rights.
(2) The corporation waives the requirements of R.S. 12:1-1321(A)(1).
C. If Subsection B of this Section makes appraisal rights the exclusive remedy of a shareholder, then the shareholder shall not have any other cause of action for damages or for any other form of relief against the corporation, or any director, officer, employee, agent, or controlling person of the corporation, in connection with the corporate action for which R.S. 12:1-1302 makes appraisal rights available.
D. If the corporation waives the requirements of R.S. 12:1-1321(A)(1), a shareholder may assert appraisal rights without complying with those requirements. A corporation waives the requirements of R.S. 12:1-1321(A)(1) by sending shareholders the notice specified in R.S. 12:1-1320(A)(2).
E. Subsections A, B, and C of this Section do not apply to a corporate action that is any of the following:
(1) Not authorized and approved in accordance with the applicable provisions of any of the following:
(a) Part 9, 10, 11, or 12 of this Chapter.
(b) The articles of incorporation or bylaws.
(c) The resolution of the board of directors authorizing the corporate action.
(2) [Reserved.]
(3) [Reserved.]
(4) Approved by less than unanimous consent of the voting shareholders pursuant to R.S. 12:1-704 if both of the following requirements are met:
(a) The challenge to the corporate action is brought by a shareholder who did not consent and as to whom notice of the approval of the corporate action was not effective at least ten days before the corporate action was effected.
(b) The proceeding challenging the corporate action is commenced within ten days after notice of the approval of the corporate action is effective as to the shareholder bringing the proceeding.
F. Subsections B and C of this Section do not affect any right of a shareholder that is provided by the terms of the corporate action itself if the shareholder does not assert, or loses the right to enforce, appraisal rights under this Part.